     As filed with the Securities and Exchange Commission on June 13, 2001
                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               ----------------
                            NEXSTAR FINANCE, L.L.C.

           Delaware                         4833                  23-3063155
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                             NEXSTAR FINANCE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-3063152
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                               ----------------
                     200 Abington Executive Park, Suite 201
                       Clarks Summit, Pennsylvania 18411
                                 (570) 586-5400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
                                 Perry A. Sook
                     200 Abington Executive Park, Suite 201
                       Clarks Summit, Pennsylvania 18411
                                 (570) 586-5400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
    Copies of all communications, including communications sent to agent for service, should be sent to:
                             Joshua N. Korff, Esq.
                                Kirkland & Ellis
                     Citigroup Center 153 East 53rd Street
                         New York, New York 10022-4675

                               ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                     Proposed       Proposed
                                                     Maximum        Maximum       Amount of
     Title of Each Class of         Amount to be  Offering Price   Aggregate     Registration
   Securities to be Registered       Registered     Per Unit(1)  Offering Price      Fee
---------------------------------------------------------------------------------------------
12% Senior Subordinated Exchange
 notes due 2008.................    $160,000,000      $1,000      $160,000,000     $40,000
---------------------------------------------------------------------------------------------
Guarantees(/2/).................        N/A            N/A            N/A            N/A
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2) No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

                               ----------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                        ENTERTAINMENT REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  25-1112826
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                        NEXSTAR BROADCASTING GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-3083129
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                    NEXSTAR BROADCASTING OF ABILENE, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-2999702
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

              NEXSTAR BROADCASTING OF BEAUMONT/PORT ARTHUR, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  52-2282164
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                   NEXSTAR BROADCASTING OF CHAMPAIGN, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-3008450
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                      NEXSTAR BROADCASTING OF ERIE, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  25-1876662
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                     NEXSTAR BROADCASTING OF JOPLIN, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  52-2282189
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                   NEXSTAR BROADCASTING OF LOUISIANA, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-3047400
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                 NEXSTAR BROADCASTING OF MIDLAND-ODESSA, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  25-1861025
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

           NEXSTAR BROADCASTING OF NORTHEASTERN PENNSYLVANIA, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-3063168
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                     NEXSTAR BROADCASTING OF PEORIA, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-3008454
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                   NEXSTAR BROADCASTING OF ROCHESTER, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  23-2994493
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                   NEXSTAR BROADCASTING OF THE MIDWEST, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  16-1048363
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                 NEXSTAR BROADCASTING OF WICHITA FALLS, L.L.C.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  52-2282193
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                  MISSION BROADCASTING OF WICHITA FALLS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  51-0388022
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

                           BASTET BROADCASTING, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         4833                  31-1537569
 (State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)  Identification No.)

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+    The information in this prospectus is not complete and may be changed     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to completion, dated June 13, 2001

                                   PROSPECTUS

                                       , 2001

                            NEXSTAR FINANCE, L.L.C.
                             NEXSTAR FINANCE, INC.

  Offer for all outstanding 12% Senior Subordinated Notes due 2008 in aggregate principal amount of $160,000,000 in exchange for up to $160,000,000 aggregate principal amount 12% Series B Senior Subordinated Notes due 2008.

Terms of the Exchange Offer


 . Expires 5:00 p.m., New     . We will not receive any
  York City time,              proceeds from the
    , 2001, unless             exchange offer.
  extended.


 . Not subject to any         . The exchange of notes
  condition other than         will not be a taxable
  that the exchange offer      exchange for U.S.
  not violate applicable       federal income tax
  law or any                   purposes.
  interpretation of the
  staff of the Securities
  and Exchange
  Commission.

 . Nexstar can amend or       . You may withdraw
  terminate the exchange       tendered outstanding
  offer.                       12% Senior Subordinated
                               Notes due 2008 any time
                               before the expiration
                               of the exchange offer.

 . Nexstar will exchange
  all 12% Senior
  Subordinated Notes due
  2008 that are validly
  tendered and not
  validly withdrawn.

Terms of the Exchange Notes

 . The exchange notes and     . Nexstar may redeem the
  the guarantees are           exchange notes at any
  senior subordinated          time on or after April
  unsecured debt. The          1, 2005.
  exchange notes rank
  behind all of Nexstar's    . Prior to April 1, 2004,
  and the guarantors'          Nexstar may redeem up
  existing and future          to 35% of the exchange
  senior debt and equally      notes with the proceeds
  with all of Nexstar's        of the offering of
  and the guarantors'          equity interests of
  existing and future          Nexstar's indirect
  unsecured senior             parent company.
  subordinated
  obligations.

 . The exchange notes         . If we sell all or
  mature on April 1,           substantially all of
  2008, and pay interest       our assets or
  at a fixed annual rate       experience specific
  of 12% on April 1 and        kinds of changes of
  October 1 of each year.      control, we may be
                               required to offer to
 . The terms of the             repurchase the exchange
  exchange notes are           notes.
  identical to our
  outstanding 12% Senior
  Subordinated Notes due
  2008 except for
  transfer restrictions
  and registration
  rights.

  For a discussion of specific risks that you should consider before tendering your outstanding 12% Senior Subordinated Notes due in the exchange offer, see "Risk Factors" beginning on page 10.

  There is no public market for our outstanding 12% Senior Subordinated Notes due 2008 or the exchange notes. However, you may trade our outstanding 12% Senior Subordinated Notes due 2008 and the exchange notes in the Private Offerings Resale and Trading through Automatic Linkages, or PORTAL(TM), market.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

Certain Definitions and Market and Industry Data..........................  ii
Prospectus Summary........................................................   1
Risk Factors..............................................................  10
The Exchange Offer........................................................  19
Use of Proceeds...........................................................  26
Capitalization............................................................  27
Nexstar Finance, L.L.C. Unaudited Pro Forma Condensed Consolidated
 Financial Statements.....................................................  28
Nexstar Finance, L.L.C. Unaudited Pro Forma Condensed Consolidated
 Statement of Operations--Three Months Ended March 31, 2001...............  29
Nexstar Finance, L.L.C. Unaudited Pro Forma Condensed Consolidated
 Statement of Operations--Year Ended December 31, 2000....................  31

Selected Historical Consolidated Financial Data...........................   34
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   36
Business..................................................................   45
Management................................................................   70
Principal Equityholders...................................................   73
Certain Relationships and Related Transactions............................   74
Description of Senior Credit Facilities...................................   76
Description of the Exchange Notes.........................................   78
United States Federal Income Tax Considerations...........................  122
Plan of Distribution......................................................  123
Legal Matters.............................................................  124
Experts...................................................................  124
Available Information.....................................................  125

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

   As used in this prospectus, unless the context indicates otherwise, (1) "Nexstar" refers to Nexstar Finance, L.L.C. and its consolidated subsidiaries including Nexstar Finance, Inc.; (2) "Nexstar Holdings" refers to Nexstar Finance Holdings, L.L.C. and its consolidated subsidiaries including Nexstar Finance Holdings, Inc.; (3) "Nexstar Broadcasting Group" refers to Nexstar Broadcasting Group, L.L.C. but not its direct or indirect subsidiaries (4) "Nexstar Broadcasting" refers to Nexstar Broadcasting Group, L.L.C., and all of Nexstar Broadcasting Group, L.L.C.'s direct and indirect subsidiaries, including Nexstar Finance, L.L.C., (5) "Bastet Group" refers to Bastet Broadcasting, Inc., Mission Broadcasting of Wichita Falls, Inc. and all of their respective subsidiaries, and (6) all references to "we," "our," "ours," and "us" refer, collectively, to Nexstar Broadcasting and the Bastet Group. For a description of the relationship between Nexstar Broadcasting and the Bastet Group, see "Certain Relationships and Related Transactions."

   In the context of describing ownership of television stations in a particular market, the term "duopoly" refers to owning or deriving the economic benefit, through joint sales agreements, time brokerage agreements and shared services agreements, from two or more stations in a particular market. For more information on how we derive economic benefit from a duopoly, see "Business" and "Certain Relationships and Related Transactions."

   There are 210 generally recognized television markets, known as Designated Market Areas, or DMAs, in the United States. DMAs are ranked in size according to various factors based upon actual or potential audience. DMA rankings contained in this prospectus are from the Nielsen Station Index dated November 2000 as estimated by the A.C. Nielsen Company as published in BIA Financial Network-Media Access Pro Television Analysis Database.

   Unless the context indicates otherwise: (1) data relating to market rank, market revenue, estimated advertising revenue growth and audience share are from BIA Financial Network-Media Access Pro Television Analysis Database; (2) television household data are from the Nielsen Station Index for November of the corresponding year; (3) audience rankings have been derived from Nielsen estimates for November of the corresponding year; (4) general market economic data is from BIA Financial Network-Media Access Pro Television Analysis Database and the chambers of commerce in each station's market; (5) the term "station" or "commercial station" means a television broadcast station and does not include non-commercial television stations, cable program services or networks (for example, CNN, MTV and ESPN) or stations that do not meet the minimum Nielsen reporting standards (for example, weekly cumulative audience share of at least 2.5% for Sunday to Saturday, 7:00 a.m. to 1:00 a.m.); and (6) the term "independent" describes a commercial television station that is not affiliated with the ABC, CBS, NBC, FOX, WB, PAX or UPN television networks.

   Reference is made in this prospectus to the following trademarks/tradenames which are owned by the third parties referenced in parenthesis: Dharma & Greg, King of the Hill, The Simpsons (20th Century Fox Film Corporation); Seinfeld (Columbia Tristar Television Distribution, a unit of Sony Pictures); Judge Judy, Entertainment Tonight, Spin City, Montel, Frasier (Paramount Distribution); The Rosie O'Donnell Show, Extra, Friends (Warner Brothers Domestic Television Distribution, a division of Time Warner Entertainment Co.
LP); The Maury Povich Show, Sally (Studios USA Television Distribution LLC); That 70's Show, Third Rock From The Sun (Carsey Werner Distribution LLC); Home Improvement (Buena Vista Television, Inc.); Everybody Loves Raymond (Eyemark Entertainment), and The Oprah Winfrey Show, Wheel of Fortune, Jeopardy, Hollywood Squares (King World Productions, Inc.).

              Cautionary Note Regarding Forward-Looking Statements

   This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of our plans, strategies and objectives for our future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect" or "anticipate" and other similar words. Such forward-looking statements may be contained in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," among other places in this prospectus.

   Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement.

                               PROSPECTUS SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus contains specific terms of this exchange offer and of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus and the documents we have referred you to.

                             The Old Note Offering

Old Notes...................
                              We sold our 12% Senior Subordinated Notes due 2008 to Banc of America Securities LLC, Barclays Capital, CIBC World Markets and First Union Securities, Inc. on March 16, 2001 in accordance with the terms of a purchase agreement. These initial purchasers subsequently resold the old notes to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933.

Registration Rights           We and the initial purchasers entered into a
Agreement...................  registration rights agreement on March 16, 2001, which granted the initial purchasers and any subsequent holders of the old notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

                               The Exchange Offer

Securities Offered..........
                              Up to $160,000,000 of 12% Series B Senior
                              Subordinated Notes due 2008. The terms of the exchange notes and the old notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the old notes.

The Exchange Offer..........  We are offering to exchange the old notes for a like principal amount of exchange notes. The exchange notes will have guarantees that are identical in all material respects to the guarantees on the old notes. Old notes may be exchanged only in integral principal multiples of $1000.

Expiration Date; Withdrawal
of Tender...................  Our exchange offer will expire 5:00 p.m. New York
                              City time, on      , 2001, or a later time if we
                              choose to extend this exchange offer. You may withdraw your tender of old notes at any time prior to the expiration date. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged. Any old notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales.....................  We believe that you can offer for resale, resell and otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                              . you acquire the exchange notes in the ordinary
                                course of business;

                              . you are not participating, do not intend to
                                participate, and have no arrangement or
                                understanding with any person to participate, in the distribution of the exchange notes; and

                              . you are not an "affiliate" of ours, as defined
                                in Rule 405 of the Securities Act.

                              If any of these conditions is not satisfied and you transfer any exchange notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                              Each broker-dealer acquiring exchange notes issued for its own account in exchange for old notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any exchange notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the exchange notes issued in the exchange offer.

Conditions to the Exchange    Our obligation to accept for exchange, or to
Offer.......................  issue the exchange notes in exchange for, any old notes is subject to certain customary conditions relating to compliance with any applicable law, or any applicable interpretation by any staff of the Securities and Exchange Commission, or any order of any governmental agency or court of law.
                              We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Conditions to the Exchange Offer."

Procedures for Tendering
Notes Held in the Form of     Most of the old notes were issued as global
Book-Entry Interests........  securities and were deposited upon issuance with the United States Trust Company of New York. The
                              United States Trust Company of New York issued certificateless depositary interests in those outstanding old notes, which represent a 100% interest in those old notes, to The Depository
                              Trust Company. Beneficial interests in the outstanding old notes, which are held by direct or indirect participants in the Depository Trust
                              Company through the certificateless depository interest, are shown on, and transfers of the old notes can only be made through, records maintained in book-entry form by The Depository
                              Trust Company.

                              You may tender your outstanding old notes:

                              . through a computer-generated message
                                transmitted by The Depository Trust Company's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

                              . by sending a properly completed and signed
                                letter of transmittal, which accompanies this prospectus, and other documents required by the letter of transmittal, or a facsimile of the letter of transmittal and other required documents, to the exchange agent at the address on the cover page of the letter of transmittal;

                              And either:

                              . a timely confirmation of book-entry transfer of
                                your outstanding old notes into the exchange agent's account at The Depository Trust Company, under the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer--Book Entry Transfers" must be received by the exchange agent on or before the expiration date; or

                              . the documents necessary for compliance with the
                                guaranteed delivery described in "The Exchange Offer--Guaranteed Delivery Procedures" must be received by the exchange agent.

Procedures for Tendering
Notes held in the Form of     If you hold registered old notes, you must tender
Registered Notes............  your registered old notes by sending a properly completed and signed letter of transmittal, together with other documents required by it, and your certificates, to the exchange agent, in accordance with the procedures described in this prospectus under the heading "The Exchange
                              Offer--Procedures for Tendering Old Notes."

United Series Federal
Income Tax Considerations...  The exchange offer should not result in any income, gain or loss to the holders of old notes or to us for United States Federal Income Tax Purposes. See "United States Federal Income Tax Considerations."

Use of Proceeds.............  We will not receive any proceeds from the issuance of the exchange notes in the exchange offer.

                              The proceeds from the offering of the old notes were used to refinance Nexstar's existing indebtedness and to pay a dividend to Nexstar's parent company to repay its indebtedness.

Exchange Agent..............  The United States Trust Company of New York is
                              serving as the exchange agent for the exchange offer.

Shelf Registration            In limited circumstances, holders of old notes
Statement...................  may require us to register their old notes under a shelf registration statement.

                               The Exchange Notes

Co-Issuers..................  Nexstar Finance, L.L.C.
                              Nexstar Finance, Inc.

Securities Offered..........  Up to $160.0 million principal amount of 12%
                              Senior Subordinated Notes due 2008.

Maturity....................  April 1, 2008.

Interest....................  Annual rate: 12%.
                              Payment frequency: every six months on April 1 and October 1.
                              First payment: October 1, 2001.

Ranking.....................  The exchange notes and the guarantees are senior subordinated obligations. Accordingly, they will rank:

                              . behind all of Nexstar's and the guarantors'
                                existing and future senior debt;

                              . equally with all of Nexstar's and the
                                guarantors' existing and future unsecured senior subordinated obligations that do not expressly provide that they are subordinated to the exchange notes; and

                              . ahead of any of Nexstar's and the guarantors'
                                future debt that expressly provides that it is subordinated to the exchange notes.

                              At March 31, 2001, the old notes and the guarantees are subordinated to approximately $161.2 million of senior debt, excluding Nexstar's guarantee of a $2.0 million loan for a related party. See "Certain Relationships and Related Transactions." At March 31, 2001 there are $63.9 million of unused commitments under our senior credit facilities. No debt of ours having an equal or subordinate ranking with the exchange notes and the guarantees would have been outstanding on March 31, 2001.

Guarantees..................  The exchange notes will be unconditionally guaranteed on a senior subordinated basis by each of Nexstar's existing and future domestic subsidiaries and by the Bastet Group. If the co-issuers cannot make payments on the exchange notes when they are due, the guarantors must make them instead.

Optional Redemption.........  On or after April 1, 2005, Nexstar may redeem some or all of the exchange notes at any time at the redemption prices listed under "Description of the Exchange Notes--Optional Redemption."

                              Prior to April 1, 2004, Nexstar may redeem up to 35% of the Notes with the proceeds of certain offerings of our equity at the redemption price listed under "Description of The Exchange Notes-- Optional Redemption."

Mandatory Offer to            If we sell certain assets or experience specific
Repurchase..................  kinds of changes of control, we must offer to repurchase the exchange notes at the prices listed under "Description of the Exchange Notes--
                              Repurchase at the Option of Holders."

Certain Covenants...........
                              The Indenture governing the exchange notes will, among other things, restrict our ability and the ability of our subsidiaries to:

                              . incur or guarantee additional indebtedness;

                              . pay dividends or distributions on, or redeem or
                                repurchase, capital stock; make investments;

                              . engage in transactions with affiliates;

                              . transfer or sell assets;

                              . incur liens or enter into any sale/leaseback
                                transactions; and

                              . consolidate, merge or transfer all or
                                substantially all of our assets.

                              For more details, see "Description of the Exchange Notes."

   You should refer to the section "Risk Factors" for an explanation of certain risks of investing in the Notes.

                   SUMMARY HISTORICAL AND PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL DATA

   The summary consolidated financial data set forth below is only a summary. You should read it together with "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes appearing elsewhere in this prospectus.

   The unaudited pro forma statement of operations data (a) give effect to Nexstar's recent acquisitions and related financing transactions described under "Prospectus Summary--Recent Developments," as if they had occurred on January 1, 2000 and (b) do not purport to represent what our results of operations or financial position actually would have been if Nexstar's recent acquisitions and related financing transactions had occurred as of the date indicated or what our results of operations or financial position will be for future periods. See "Use of Proceeds."

                                           Historical                                 Pro forma
                         --------------------------------------------------  ----------------------------
                                                        Three Months Ended    Year Ended   Three Months
                           Year Ended December 31,          March 31,        December 31, Ended March 31,
                         -----------------------------  -------------------  ------------ ---------------
                           1998       1999      2000      2000      2001         2000          2001
                         ---------  --------  --------  --------  ---------  ------------ ---------------
                                                   (dollars in thousands)
Statement of Operations
 Data:
Net broadcast
 revenue(/1/)........... $  56,005  $ 78,490  $107,085  $ 21,729  $  23,080    $115,781      $ 23,080
Trade and barter
 revenue................     6,606     8,470    10,382     2,191      2,525      11,527         2,525
                         ---------  --------  --------  --------  ---------    --------      --------
Total net revenue.......    62,611    86,960   117,467    23,920     25,605     127,308        25,605
Operating costs and
 expenses:
 Station operating
  expenses..............    16,960    23,760    29,269     7,290      7,819      31,545         7,819
 Selling, general and
  administrative........    15,514    23,645    28,790     6,510      7,124      30,471         7,124
 Depreciation and
  amortization(/2/).....    30,226    34,047    40,838     9,719     12,439      52,248        12,439
                         ---------  --------  --------  --------  ---------    --------      --------
Income (loss) from
 operations.............       (89)    5,508    18,570       401     (1,777)     13,044        (1,777)
Interest expense, net...    11,452    16,020    19,736     5,463      6,816      34,773         8,727
Other expense (income),
 net....................       125       249       259        10         (3)        259            (3)
                         ---------  --------  --------  --------  ---------    --------      --------
Loss before provision
 for income taxes and
 extraordinary item.....   (11,666)  (10,761)   (1,425)   (5,072)    (8,590)    (21,988)      (10,501)
(Provision) benefit for
 income taxes...........       (98)     (658)   (1,098)       47        223      (1,101)          298
                         ---------  --------  --------  --------  ---------    --------      --------
Loss before
 extraordinary
 item(/3/).............. $ (11,764) $(11,419) $ (2,523) $ (5,025) $  (8,367)   $(23,089)     $(10,203)
                         =========  ========  ========  ========  =========    ========      ========
Balance Sheet Data (end
 of period):
Cash, cash equivalents
 and restricted cash.... $   1,964  $  2,989  $  2,750  $  4,989  $  13,589
Total assets............   209,610   287,229   318,275   279,532    443,477
Total debt(/4/).........   140,545   203,531   253,556   238,083    314,850
Total member's
 interest...............    45,470    34,187    31,524    (7,629)    95,685
Other Financial Data:
Net cash provided by
 (used in):
 Operating activities...     6,188     9,707    16,555     1,606       (904)
 Investing activities...  (167,565)  (88,999)  (52,088)   (2,195)  (110,446)
 Financing activities...   161,112    80,318    35,294     2,590    111,689
Broadcast cash
 flow(/5/)..............    23,285    30,244    47,592     7,510      7,532      49,666         7,532
Broadcast cash flow
 margin(/6/)............      41.6%     38.5%     44.4%     34.6%      32.6%       42.9%         32.6%
EBITDA(/7/)............. $  21,334  $ 27,583  $ 44,501  $  6,876  $   6,745    $ 46,575      $  6,745
Adjusted EBITDA(/7/)....                                                         48,034         6,842
Adjusted EBITDA
 margin(/8/)............                                                           41.5%         29.6%

--------
(1) Net broadcast revenue is defined as revenues net of agency commissions and excluding trade and barter revenue.
(2) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets.
(3) For the year ended December 31, 1999, the extraordinary item, net of income tax benefit, was a charge of $2.8 million, as a result of the write-off of certain debt financing costs. For the three month period ended March 31, 2001, the extraordinary item, net of income tax benefit, was a charge of $0.3 million as a result of the write-off of certain debt financing costs.
(4) Total debt excludes Nexstar's guarantee of a $2.0 million loan for a related party.
(5) Broadcast cash flow is defined as net income before interest expense, income taxes, depreciation and amortization, other income/(expense), corporate overhead, non-cash trade and barter expenses and non-recurring expenses (including time brokerage agreement fees), less payments on program obligations and non-cash trade and barter revenue. Broadcast cash flow is not a measure of performance calculated in accordance with GAAP, should not be considered in isolation or as a substitute for net income, operating income or cash flow as reflected in our consolidated financial statements and is not intended to represent a measure of funds available for debt service, dividends, reinvestment or other discretionary uses. In addition, this definition of broadcast cash flow may not be comparable to similarly titled measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the calculation of broadcast cash flow.
(6) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.
(7) EBITDA is defined as broadcast cash flow less corporate expenses. Adjusted EBITDA is defined as EBITDA adjusted to eliminate the impact of certain non-recurring charges and to reflect the estimated impact of operational and organizational changes to the businesses we have acquired based on estimates and assumptions made and we believe to be reasonable. We consider both EBITDA and Adjusted EBITDA to be important indicators of the operational strength and performance of our business. The Indenture refers to Adjusted EBITDA as "Consolidated Cash Flow" and specifically excludes these expenses in determining compliance with the debt incurrence covenant in the Indenture. See "Description of the Notes--Certain Definitions." EBITDA and Adjusted EBITDA should not be considered alternatives to operating or net income as indicators of Nexstar's performance, or as alternatives to cash flows from operating activities as measures of liquidity, in each case determined in accordance with GAAP. In addition, these definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

                                                         Pro Forma
                                            ------------------------------------
                                               Year Ended     Three Months Ended
                                            December 31, 2000   March 31, 2001
                                            ----------------- ------------------
                                                       (in thousands)
     Adjusted EBITDA is determined as
      follows:
      EBITDA..............................       $46,575            $6,745
                                                 -------            ------
      Adjustments:
      Buy-outs of certain program
       contracts..........................           372                97
      Reductions of corporate overhead....           122               --
      Net reduction in operating
       headcount and compensation
       adjustments, including severance...           557               --
      Stay bonus incurred prior to
       acquisition........................           100               --
      Defined pension plan termination
       curtailment costs..................           308               --
                                                 -------            ------
        Total adjustments.................         1,459                97
                                                 -------            ------
      Adjusted EBITDA.....................       $48,034            $6,842
                                                 =======            ======

(8) Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net broadcast revenue.

                             Nexstar Finance, L.L.C
                             Nexstar Finance, Inc.

Overview

   We are a leading operator of television stations in small to medium-sized television markets in the United States. We currently own and operate 17 stations in 13 markets. Our stations are clustered in three regions: the Northeast, consisting of five stations in Pennsylvania and New York; the Midwest, consisting of five stations in Illinois, Indiana and Missouri; and the Southwest, consisting of seven stations in Texas and Louisiana. In three of the markets in which we operate, we have duopolies. Our television station portfolio is diverse in network affiliations with six stations affiliated with NBC, five with CBS, three with ABC, two with FOX and one with UPN. On a pro forma basis for the year ended December 31, 2000, no single station contributed more than 16.6% of broadcast cash flow, with the majority of the stations contributing no more than 6.4% of broadcast cash flow. On a pro forma basis for the three months ended March 31, 2001, no single station contributed more than 15.0% of broadcast cash flow, with the majority of stations contributing no more than 6.8% of broadcast cash flow.

   We believe there are significant advantages in focusing on small to medium-sized markets, most of which result from a lower level of local competition compared to larger markets. First, many of the broadcast television competitors in our markets are generally less professionally managed and less well capitalized than we are, and are often family owned and operated. Second, by providing equity incentives to our station general managers, we are able to attract management with experience in larger markets who employ marketing and sales techniques that are not typically utilized in our markets. Lastly, in negotiating with programming vendors, we are able to exercise leverage because there are typically more programs available than outlets. In most of our markets, there are only two or three other competing commercial local television stations.

   We seek to maximize revenue and broadcast cash flow growth through our operating strategies, which include developing leading local franchises, emphasizing local sales, maintaining strict cost controls and pursuing additional duopoly opportunities. By executing these strategies, we have been able to generate significant growth in revenue and broadcast cash flow while increasing our margins. The eight stations operated by us from January 1998 to December 2000 achieved a compound annual growth rate in net revenues of 8.2% and a compound annual growth rate in broadcast cash flow of 17.0%. We increased the broadcast cash flow margin at these stations from 40.3% to 46.4% during this period. On a pro forma basis for the year ended December 31, 2000, our total net revenue was $127.3 million, our broadcast cash flow was $49.7 million and our Adjusted EBITDA was $48.0 million. On a pro forma basis for the three months ended March 31, 2001, our total net revenue was $25.6 million, our broadcast cash flow was $7.5 million and our Adjusted EBITDA was $6.8 million.

   Nexstar's predecessor was formed in 1996 by Perry A. Sook, Nexstar Broadcasting's President and Chief Executive Officer, and ABRY Partners, LLC. Mr. Sook has over 23 years of experience in the broadcasting industry including ownership, management, sales and on-air experience. ABRY is one of the largest private equity firms specializing in media and broadcasting investments.

Recent Developments

   KMID and KTAL Acquisitions. In September 2000, Nexstar acquired the assets of KMID, the ABC affiliate in Midland-Odessa, Texas, the 151st-largest DMA in the United States, for approximately $10.0 million. Since closing the acquisition, we have introduced our sales training and inventory management techniques to this station and improved its news product and production capability. In November 2000, Nexstar acquired the assets of KTAL, the NBC affiliate in Shreveport, Louisiana, the 76th-largest DMA in the United States, for approximately $35.3 million. Since acquiring this station from the family that previously owned it, we have overhauled its key management positions, implemented significant cost reductions and are in the process of investing approximately $1.0 million to improve the on-air look, technical capabilities and the quality of its news programs in order to enhance revenue growth at this station. Nexstar financed both the KMID and KTAL acquisitions with borrowings under our senior credit facilities.

   WCIA/WCFN and WMBD Acquisitions. In January 2001, Nexstar acquired the assets of WCIA/WCFN and WMBD for approximately $108.0 million. WCIA is the CBS affiliate in Champaign-Springfield-Decatur, Illinois, the 83rd-largest DMA in the United States, and WMBD is the CBS affiliate in the Peoria-Bloomington, Illinois market, the 112th-largest DMA in the United States. Nexstar has had effective operational control of WCIA/WCFN and WMBD since July 1999, when Nexstar entered into a time brokerage agreement to program and sell advertising for the stations. Since then, we have been able to eliminate approximately $3.4 million of expenses at these stations. As part of the WCIA purchase, we acquired WCFN, another full-power station in the Champaign-Springfield-Decatur market, which is currently used to simulcast the WCIA signal in the Springfield area. Among other alternatives for WCFN, Nexstar is contemplating entering into an affiliate agreement with UPN to create an additional broadcasting outlet in this market. While these discussions may not be successful, launching WCFN as a stand-alone station would allow us to benefit from additional inventory to sell in the market and provide substantial operational efficiencies.

   We financed the purchase of WCIA/WCFN and WMBD and refinanced our existing credit facilities with the proceeds of (1) our new $275.0 million senior credit facilities, (2) a $40.0 million unsecured interim loan to Nexstar Holdings, the proceeds of which were contributed to Nexstar, and (3) $65.0 million of equity from ABRY and Mr. Sook.

   Nexstar's principal executive offices are located at 200 Abington Executive Park, Suite 201, Clarks Summit, Pennsylvania 18411, and its telephone number is
(570) 586-5400.

                                  RISK FACTORS

   You should consider carefully all of the information in this prospectus, including the following risk factors and warnings, before deciding whether to exchange your old notes for the exchange notes to be issued in this exchange offer. Except for the first three risk factors described below, these risk factors apply to both the old notes and the exchange notes.

                         Risks Related To The Offering

You may have difficulty selling the old notes which you do not exchange, since outstanding old notes will continue to have restrictions on transfer and cannot be sold without registration under securities laws or exemptions from registration.

   If a large number of outstanding old notes are exchanged for exchange notes issued in the exchange offer, it may be difficult for holders of outstanding old notes that are not exchanged in the exchange offer to sell their old notes, since those old notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of old notes outstanding, there may not be a very liquid market in those old notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. See "The Exchange Offer--You May Suffer Adverse Consequences if You Fail to Exchange Outstanding Notes."

   In addition, if you do not tender your outstanding old notes or if we do not accept some outstanding old notes, those old notes will continue to be subject to the transfer and exchange provisions of the indenture and the existing transfer restrictions of the old notes that are described in the legend on the old notes and in the prospectus relating to the old notes.

If you do not exchange your outstanding old notes in the exchange offer, you will no longer be entitled to an increase in interest payments on outstanding old notes that the indenture governing the old notes provides for if we fail to complete the exchange offer.

   Once the exchange offer has been completed, holders of old notes will not be entitled to any increase in the interest rate on their notes, which the indenture governing the old notes provides for if we fail to complete the exchange offer. Holders of outstanding old notes will not have any further rights to have their outstanding notes registered, except in limited circumstances, once the exchange offer is completed.

Resale Restrictions--If you exchange your old notes, you may not be able to resell the exchange notes you receive in the exchange offer without registering them and delivering a prospectus.

   You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

  1. holders who are not "affiliates" of Nexstar within the meaning of Rule 405 of the Securities Act;

  2. holders who acquire their exchange notes in the ordinary course of business; and

  3. holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities
     Act) of the exchange notes;

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

   Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the Commission in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell the exchange notes they acquire in the exchange offer in order not to be deemed an underwriter.

   You should review the more detailed discussion in "The Exchange Offer-- Procedures for Tendering Old Notes and Consequences of Exchanging Outstanding Old Notes.

Substantial Leverage--Our substantial indebtedness could adversely affect our financial position and prevent us from fulfilling our obligations under the exchange notes.

   We have a significant amount of indebtedness.

                                                                        As of
                                                                      March 31,
                                                                         2001
                                                                      ----------
                                                                        Actual
                                                                      ----------
                                                                       (dollars
                                                                          in
                                                                      thousands)
Total indebtedness(/1/)..............................................  $314,850
Member's interest....................................................    95,685
                                                                       --------
Total capitalization.................................................  $410,535
                                                                       ========
Debt to total capitalization ratio...................................      76.7%

--------
(1) Excludes Nexstar's guarantee of a $2.0 million loan for a related party. At March 31, 2001, there are $63.9 million of unused commitments under our senior credit facilities.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy or other purposes;

  . require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  . limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate that could make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

  . place us at a disadvantage compared to our competitors that have less debt.

   Any of the above listed factors could materially adversely affect us. See "Description of the Exchange Notes--Repurchase at Option of Holders--Change of Control" and "Description of Senior Credit Facilities."

Ability to Service Debt--To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

   Our ability to pay the principal of and interest on the exchange notes, to service our other debt and to finance indebtedness when necessary depends on our financial and operating performance, each of which is subject to prevailing economic conditions and to financial, business, legislative and regulatory factors as well as other factors beyond our control.

   We cannot assure you that we will generate sufficient cash flow from operations or that we will be able to obtain sufficient funding to satisfy all of our obligations, including the exchange notes. If we are unable to pay our debts, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. In addition, the ability to borrow funds under our senior credit facilities in the future will depend on our meeting the financial covenants in the agreements governing these facilities, including a minimum interest coverage test and a maximum leverage ratio test. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facilities, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, some alternative strategies will require the consent of our lenders before we engage in those strategies. See "Description of the Exchange Notes" and "Description of Senior Credit Facilities."

Subordination--Your right to receive payment on the exchange notes and the guarantees is junior to all of Nexstar's and the guarantors' senior debt.

   The exchange notes will be general unsecured obligations, junior in right of payment to all existing and future senior debt of Nexstar and of each guarantor, including obligations under our senior credit facilities. The exchange notes will not be secured by any of Nexstar's or the guarantors' assets, and as such will be effectively subordinated to any secured debt that Nexstar or the guarantors may have now or may incur in the future to the extent of the value of the assets securing that debt.

   In the event that Nexstar or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the exchange notes and the guarantees will be entitled to be paid in full from Nexstar's assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the exchange notes or the affected guarantees. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the exchange notes. As a result, holders of the exchange notes may receive less, proportionally, than the holders of debt senior to the exchange notes and the guarantees. The subordination provisions of the indenture governing the exchange notes also provide that Nexstar can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt. See "Description of the Exchange Notes--Subordination."

   At March 31, 2001, the old notes and the guarantees would have ranked junior to $161.2 million of outstanding senior debt (excluding Nexstar's guarantee of a $2.0 million loan for a related party). There are $63.9 million of unused commitments under our senior credit facilities at March 31, 2001. In addition, the indenture governing the exchange notes and the credit agreements governing our senior credit facilities permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt. See "Description of the Exchange Notes--Certain Covenants" and "Description of Senior Credit Facilities."

Possible Additional Borrowings--Despite current indebtedness levels, we may still be able to incur more debt. This could further exacerbate the risks described above.

   We may be able to incur additional indebtedness in the future. The terms of the indenture governing the exchange notes and the terms of the credit agreements governing our senior credit facilities do not fully prohibit us from doing so. At March 31, 2001, there are $63.9 million of unused commitments under our senior credit facilities. All of the borrowings under our credit facilities are secured by substantially all of our existing assets and will, therefore, be effectively senior to the exchange notes to the extent of these assets. The addition of new debt to our current debt levels could increase the leverage-related risks described above. See "Description of the Exchange Notes" and "Description of Senior Credit Facilities."

Restrictive Covenants--The indenture governing the exchange notes and the credit agreements governing our senior credit facilities contain various covenants that limit our management's discretion and the operation of Nexstar's business.

   The indenture governing the exchange notes and the credit agreements governing our senior credit facilities contain various provisions that limit our management's discretion by restricting our ability to:

  . incur additional debt and issue preferred stock;

  . pay dividends and make other distributions;

  . make investments and other restricted payments;

  . enter into sale and leaseback transactions;

  . create liens;

  . sell assets; and

  . enter into certain transactions with affiliates.

   These restrictions on our management's ability to operate our business in accordance with its discretion could have a material adverse effect on our business.

   In addition, our senior credit facilities require us to meet certain financial ratios in order to draw funds.

   If we default under any financing agreements, our lenders could:

  . elect to declare all amounts borrowed to be immediately due and payable, together with accrued and unpaid interest; and/or

  . terminate their commitments, if any, to make further extensions of credit.

   If we are unable to pay our obligations to our senior secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them. The collateral under our senior credit facilities consists of substantially all of our existing assets. In addition, a breach of certain of these restrictions or covenants, or an acceleration by our senior secured lenders of our obligations to them, would cause a default under the exchange notes. We may not have, or be able to obtain, sufficient funds to make accelerated payments, including payments on the exchange notes, or to repay the exchange notes in full after we pay our senior secured lenders to the extent of their collateral. See "Description of Senior Credit Facilities" and "Description of the Exchange Notes."

Fraudulent Conveyance Matters--Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the Notes and require Nexstar's noteholders to return payments received from guarantors.

   Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of the exchange notes or a guarantee could be subordinated to all of Nexstar's other debts or all other debts of any guarantor if, among other things, Nexstar or the guarantor was insolvent or rendered insolvent by reason of such incurrence, or Nexstar or the guarantor were engaged in a business or transaction for which Nexstar's or the guarantors' remaining assets constituted unreasonably small capital, or Nexstar or the guarantor intended to incur or believed that Nexstar or it would incur, debts beyond Nexstar's or its ability to pay those debts as they mature. In addition, any payment by Nexstar or that guarantor in accordance with its guarantee could be voided and required to be returned to Nexstar or the guarantor, or to a fund for the benefit of Nexstar's creditors or the creditors of the guarantors.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, Nexstar believes that Nexstar and each guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which Nexstar and they are engaged and will not have incurred debts beyond Nexstar's or their ability to pay the debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions.

No Prior Market for Exchange Notes--You cannot be sure that an active trading market will develop for the exchange notes.

   There is no established trading market for the exchange notes. Although the initial purchasers of the old notes have informed us that they currently intend to make a market in the exchange notes, the initial purchasers have no obligation to do so and may discontinue making a market at any time without notice. The exchange notes are being offered and sold only to qualified institutional buyers and to buyers outside of the United States.

   We have applied to have the exchange notes designated as eligible for trading in the Portal(TM) Market. However, we do not intend to apply for listing of the exchange notes on any securities exchange.

   The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. A liquid trading market may not develop for the exchange notes.

Price Volatility--The trading price of the Notes may be volatile.

   The trading price of the exchange notes could be subject to significant fluctuation in response to, among other factors, variations in operating results, developments in industries in which we do business, general economic conditions, changes in securities analysts' recommendations regarding our securities and changes in the market for noninvestment grade securities generally. This volatility may adversely affect the market price of the exchange notes.

Financing Change of Control Offer--We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the exchange notes.

   If a change of control occurs, you will have the right to require Nexstar to repurchase any or all of your exchange notes at a price equal to 101% of the principal amount thereof, together with any interest Nexstar owes you. Upon a change of control, Nexstar also may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our senior credit facilities and any other indebtedness or preferred stock then outstanding. We cannot assure you that we would be able to repay amounts outstanding under our senior credit facilities or obtain necessary consents under our senior credit facilities to purchase the exchange notes. Any requirement to offer to purchase any outstanding Notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance this indebtedness, the financing may be on terms unfavorable to us. If Nexstar fails to repurchase the exchange notes tendered for purchase upon the occurrence of a change of control, the failure will be an event of default under the indenture governing the exchange notes. In addition, the change of control covenant contained in the indenture governing the exchange notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction.

               Risks Related to Our Broadcast Television Business

Our broadcast operations could be adversely affected if we fail to renew on favorable terms, if at all, our network affiliation agreements.

   We have six primary affiliation agreements with NBC, five with CBS, three with ABC, two with FOX and one with UPN. Each of NBC, CBS and ABC generally provides our stations affiliated with these networks with up to 22 hours of prime time programming per week, while FOX and UPN each provides up to 15 hours of prime time programming per week. With respect to our affiliation agreements with NBC, CBS and ABC, our affiliated stations broadcast network-inserted commercials during the programming and receive cash network compensation. Although network affiliates generally have achieved higher ratings than unaffiliated independent stations in the same market, we cannot assure you of the future success of each network's programming or the continuation of that programming. Our network affiliation agreements are subject to termination by the networks under certain circumstances. We believe that we enjoy a good relationship with each of NBC, CBS, ABC, FOX and UPN. However, we cannot assure you that our affiliation agreements will be renewed or that each network will continue to provide programming or compensation to affiliates on the same basis as it currently provides programming or compensation. The non-renewal or termination of a network affiliation agreement could adversely affect our business. For information about when we must review our network affiliation agreements, see "Business -- Industry Background."

The planned industry conversion to digital television could adversely affect our broadcast business.

   Under current FCC guidelines, all commercial television stations in the United States must start broadcasting in digital format by May 2002 and must abandon the present analog format by December 31, 2006, provided that 85% of households within the relevant DMA have the capability to receive a digital signal. The implementation of these regulations will expose our business to the following additional risks:

  . It will be expensive to convert from the current analog format to digital format. We estimate that this conversion will require an average initial capital expenditure of approximately $250,000 per station for low-power transmission of digital signal programming and an average additional capital expenditure of approximately $750,000 per station to complete the roll-out to full-power transmission of digital signal programming. In addition, for some of our stations we may have to undertake capital expenditures to purchase studio and production equipment that can support digital format.

  . The digital technology may allow us and our competitors to broadcast multiple channels, compared to only one today. We do not know now what impact this will have on the competitive landscape or on our results of operations.

  . The FCC sought to replicate the coverage area of existing stations' analog signals when it assigned stations' digital channels. Because existing stations operating on very high frequency, or VHF, channels generally have larger geographic service areas than stations operating on ultra high frequency, or UHF, channels, the FCC generally made available to VHF stations digital channel allocations that allow higher power operation in order to replicate those stations' current analog coverage areas. In addition, to achieve a certain level of comparable geographic signal coverage, a station operating on a UHF channel must operate with considerably higher power than a station operating on a VHF channel. Nine of our stations including one low-power station (which may not be eligible for a digital channel assignment) presently operate on UHF channels. Eight of our stations now operate on VHF channels. Some of our stations which currently operate on UHF were allocated VHF digital channels and vice versa. The geographic coverage and power disparities could put us at a disadvantage to at least some of our competitors in certain markets. Furthermore, the higher power required to operate those of our analog VHF channels that were assigned UHF digital channels with comparable geographic signal coverage may translate into higher operating costs for these stations. These higher operating costs could have a negative effect on our results of operations.

  . In some cases, when we convert a station to digital television, the signal may not be received in as large a coverage area, or it may suffer from additional interference. Also, the digital signal may be subject to reception problems to a greater degree than current analog transmissions. As a result, viewers using antennas located inside their homes, as opposed to outdoor, roof-top antennas, may not receive reliable signals. If viewers do not receive high-quality, reliable signals from our stations, our audience viewership may suffer, and in turn, our ability to sell time to advertisers could be impaired.

  . The FCC is considering whether to require cable companies to carry both the analog and the digital signals of their local broadcasters during the transition period when television stations will be broadcasting both. The FCC stated its preliminary conclusion not to require cable carriage of both signals during this transition period. If the FCC does not require such dual carriage, cable systems in our broadcast markets may not carry our digital signal or our analog signal, which could affect us adversely.

The new federal satellite legislation could adversely affect our broadcast business.

   The Satellite Home Viewer Improvement Act of 1999 could have an adverse effect on our stations' audience shares and advertising revenues. This legislation allows satellite carriers to provide, under certain circumstances, the signals of distant stations with the same network affiliations as our stations to more television viewers in our markets than would have been permitted under previous law. In addition, the legislation allows satellite carriers to provide local television signals by satellite within a station's market, but does not require satellite carriers to carry all local stations in a market until January 2002. Until then, satellite carriers could decide to carry other stations in our markets, but not our stations, which could adversely affect our stations' audience shares and revenues.

                          Other Risks of Our Business

We face certain other regulatory risks.

   The television broadcast industry is subject to regulation by the FCC under the Communications Act of 1934 and, to a certain extent, by other federal laws and state and local authorities. Proceedings to implement the Communications Act are on-going, and we cannot predict the outcomes of these proceedings or their effect on our business. Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. In particular, our business is dependent upon our continuing to hold television broadcast licenses from the FCC, which since January 1997 are issued for maximum terms of eight years. Although in the vast majority of cases the FCC renews these licenses, we cannot assure you that our licenses will be renewed at their expiration dates. If the FCC cancels, revokes, suspends or fails to renew any of these licenses, it could have a harmful effect on our business.

   Apart from the FCC, federal agencies that administer the antitrust laws also monitor market concentrations in television, including through local marketing agreements that are permitted by the FCC. While the stations that we currently own and operate have already passed through necessary approvals, unfavorable rulings in the future by these federal agencies could limit partially or altogether our ability to create new agreements with other stations in our markets through shared services, joint sales and/or local marketing agreements.

We face significant competition and rapidly changing technology; the competitive landscape changes constantly.

   Generally, we compete for our audience against all the other leisure activities in which one could choose to engage rather than watch television. Specifically, our stations compete for audience share, programming and advertising revenue with other television stations in their respective markets and with other advertising media, including cable operators, new television networks such as Paxson Communications Corporation (in which NBC has an equity investment) and the Internet. Due to rapid technological change, the nature of our competition, both general and specific, is continually shifting. Competition could adversely affect our stations' future revenues and performance.

   The markets in which we operate are in a constant state of change arising from, among other things, technological improvements, economic and regulatory developments as well as industry consolidation. One or more of these factors may vary unpredictably, which could materially adversely affect our business. We may not be able to compete effectively or adjust our contemplated plan of development to meet changing market conditions. We are unable to predict what forms of competition will develop in the future, the extent of that competition or its possible effects on our businesses.

Our programming costs may increase.

   Our most significant operating cost is syndicated programming. There can be no assurance that we will not be exposed in the future to increased syndicated programming costs, which may adversely affect our operating results. Acquisition of program rights is often made two or three years in advance, making it difficult to predict accurately how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.

We are dependent upon key personnel.

   Nexstar Broadcasting believes that its success depends upon its ability to retain the services of Perry A. Sook, its President and Chief Executive Officer. The loss of Mr. Sook's services could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies.

   In addition, we believe that our success depends on our ability to identify, hire and retain skilled managers and other personnel, including our present officers and general managers. We may be unsuccessful in attracting and retaining our personnel and this failure could materially adversely affect our business.

We are dependent on advertising revenues which are affected by local and national economic conditions.

   Our revenues are primarily derived from the sale of advertising time on our stations. Our reliance on advertising revenue makes our operating results particularly susceptible to prevailing economic conditions because the demand for advertising time may decrease during an economic recession or downturn. Our revenues could be adversely affected by a future national recessionary environment and, due to the substantial portion of revenues derived from local advertisers, our operating results in individual markets could be adversely affected by local or regional economic downturns.

Our revenues are subject to the biennial cycle that affects the television broadcasting industry.

   The television industry operates in a biennial cycle in which even-numbered years tend to have higher advertising revenues than odd numbered years. Even numbered years benefit from higher revenues associated with political advertising, as there are congressional elections every even year, and from Olympic Games advertising, as there is the Summer or Winter Olympic Games every even year. Our financial results for the year ended December 31, 2000 were affected by political advertising and the Sydney Summer Olympic Games, which were carried by our six NBC affiliates. Our results in the future may continue to be affected by this biennial cycle and we have no control over the extent to which our stations may benefit from increased political advertising or whether our stations will be affiliated with the networks that carry the Olympic Games programming. To a lesser extent, our revenues may also fluctuate based on our ability to telecast high profile sporting and entertainment events such as the Super Bowl.

Control by Principal Equityholders--The interests of Nexstar's equityholders may not be aligned with the interests of the holders of the exchange notes.

   ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P. collectively own securities representing approximately 87.6% of the voting power of Nexstar Broadcasting and therefore indirectly control the affairs and policies of Nexstar. Additionally, ABRY Broadcast Partners II, L.P. is the manager of Nexstar Broadcasting Group, L.L.C., Nexstar's ultimate parent company and therefore indirectly controls the affairs and policies of Nexstar. Circumstances may occur in which the interests of ABRY could be in conflict with the interests of the holders of the exchange notes. In addition, ABRY may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve risks to the holders of the exchange notes. See "Management," "Principal Equityholders" and "Certain Relationships and Related Transactions."

                               THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Outstanding Exchange Notes

   On March 17, 2001, Nexstar sold the old notes to Banc of America Securities LLC, Barclays Capital, CIBC World Markets and First Union Securities, Inc. When we sold the old notes, we entered into a registration rights agreement with Banc of America Securities LLC, Barclays Capital, CIBC World Markets and First Union Securities, Inc. The registration rights agreement requires that we register the old notes sold on March 17, 2001 with the Commission and offer to exchange the new registered exchange notes for the outstanding old notes sold on March 17, 2001.

   We will accept any validly tendered old notes that you do not withdraw before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 of principal amount of exchange notes in exchange for each $1,000 principal amount of your outstanding old notes. You may tender some or all of your old notes in the exchange offer.

   The form and terms of the exchange notes are the same as the form and terms of the outstanding old notes except that:

  (1) the exchange notes being issued in the exchange offer will be registered under the Securities Act and will not have legends restricting their transfer,

  (2) the exchange notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the outstanding old notes, and

  (3) interest on the exchange notes will accrue from the last interest date on which interest was paid on your old notes.

   Outstanding old notes that we accept for exchange will not accrue interest after we complete the exchange offer.

   The exchange offer will expire at 5:00 p.m., New York City time, on     ,
2001, unless we extend it. If we extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion:

  (1) to extend the exchange offer,

  (2) to delay accepting your old notes,

  (3) to terminate the exchange offer and not accept any old notes for exchange if any of the conditions have not been satisfied, or

  (4) to amend the exchange offer in any manner.

   We will promptly give oral or written notice of any extension, delay, non-acceptance, termination or amendment. We will also file a post-effective amendment with the Commission if we amend the terms of the exchange offer.

   If we extend the exchange offer, old notes that you have previously tendered will still be subject to the exchange offer and we may accept them. We will promptly return your old notes if we do not accept them for exchange for any reason without expense to you after the exchange offer expires or terminates.

Procedures for Tendering Old Notes

   Only you may tender your old notes in the exchange offer.

   To tender your old notes in the exchange offer, you must:

  (1) complete, sign and date the letter of transmittal which accompanied this prospectus, or a copy of it;

  (2) have the signature on the letter of transmittal guaranteed if required by the letter of transmittal; and

  (3) mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent;

   OR

if you tender your notes under The Depository Trust Company's book-entry transfer procedures, transmit an agent's message to the exchange agent on or before the expiration date.

   In addition, either:

  (1) the exchange agent must receive certificates for outstanding old notes and the letter of transmittal; or

  (2) the exchange agent must receive a timely confirmation of a book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company, along with the agent's message; or

  (3) you must comply with the guaranteed delivery procedures described below.

   An agent's message is a computer-generated message transmitted by The Depository Trust Company through its Automated Tender Offer Program to the exchange agent.

   To tender your old notes effectively, you must make sure that the exchange agent receives a letter of transmittal and other required documents before the expiration date.

   When you tender your outstanding old notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

   The method of delivery of outstanding old notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that you use an overnight or hand delivery service instead of mail. If you do deliver by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow enough time to make sure your documents reach the exchange agent before the expiration date. Do not send a letter of transmittal or notes directly to us. You may request your brokers, dealers, commercial banks, trust companies, or nominees to make the exchange on your behalf.

   Unless you are a registered holder who requests that the exchange notes to be mailed to you and issued in your name, or unless you are an eligible institution, you must have your signature guaranteed on a letter of transmittal or a notice of withdrawal by an eligible institution. An eligible institution is a firm which is a financial institution that is a member of a registered national securities exchange or a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

   If the person who signs the letter of transmittal and tenders the old notes is not the registered holder of the old notes, the registered holders must endorse the old notes or sign a written instrument of transfer or exchange that is included with the old notes, with the registered holder's signature guaranteed by an eligible institution. We will decide whether the endorsement or transfer instrument is satisfactory.

   We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our determination will be final and binding on you. We reserve the absolute right to:

  (1) reject any and all tenders of any particular note not properly tendered;

  (2) refuse to accept any old note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

  (3) waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date. This includes the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

   Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of old notes.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding old notes, the outstanding old notes must be endorsed or accompanied by powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding old notes.

   If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any notes or power of attorney on your behalf, those persons must indicate their capacity when signing, and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

   To participate in the exchange offer, we require that you represent to us that:

  (1) you or any other person acquiring exchange notes for your outstanding old notes in the exchange offer is acquiring them in the ordinary course of business;

  (2) neither you nor any other person acquiring exchange notes in exchange for your outstanding old notes is engaging in or intends to engage in a distribution of the exchange notes issued in the exchange offer;

  (3) neither you nor any other person acquiring exchange notes in exchange for your outstanding old notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;

  (4) neither you nor any other person acquiring exchange notes in exchange for your outstanding old notes is our "affiliate" as defined under Rule 405 of the Securities Act; and

  (5) if you or another person acquiring exchange notes for your outstanding old notes is a broker-dealer, you will receive exchange notes for your own account, you acquired exchange notes as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes.

   If you are our "affiliate," as defined under Rule 405 of the Securities Act, you are a broker-dealer who acquired your outstanding old notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

  (1) may not rely on the applicable interpretations of the staff of the Commission; and

  (2) must comply with the registration and prospectus delivery requirements of the Securities Act when reselling the exchange notes.

   Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the exchange notes issued in the exchange offer.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

   We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any tendered old notes for exchange because of an invalid tender or other valid reason, the exchange agent will return the certificates, without expense, to the tendering holder. If a holder has tendered old notes by book-entry transfer, we will credit the notes to an account maintained with The Depository Trust Company. We will return certificates or credit the account at The Depository Trust Company as promptly as practicable after the exchange offer terminates or expires.

Book-Entry Transfers

   The exchange agent will make a request to establish an account at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems must make book-entry delivery of outstanding old notes by causing The Depository Trust Company to transfer those outstanding old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's Automated Tender Offer Procedures. The participant should transmit its acceptance to The Depository Trust Company on or before the expiration date or comply with the guaranteed delivery procedures described below. The Depository Trust Company will verify acceptance, execute a book-entry transfer of the tendered outstanding old notes into the exchange agent's account at The Depository Trust Company and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent's message confirming that The Depository Trust Company has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at The Depository Trust Company. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

  (1) be transmitted to and received by the exchange agent at the address listed below under "Exchange Agent" on or before the expiration date; or

  (2) the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

   If you are a registered holder of outstanding old notes who desires to tender old notes but your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

  (1) you tender the old notes through an eligible institution;

  (2) before the expiration date, the exchange agent received from the eligible institution a notice of guaranteed delivery in the form we have provided. The notice of guaranteed delivery will state the name and address of the holder of the old notes being tendered and the amount of old notes being tendered, that the tender is being made and guarantee that within five New York Stock Exchange trading days after the notice of guaranteed delivery is signed, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, together with a properly completed and signed letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  (3) the certificates for all physically tendered outstanding old notes, in proper form for transfer, or a book-entry confirmation, together with a properly completed and signed letter of transmittal with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

   You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal to be effective, you must make sure that, before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives a written notice of withdrawal at one of the addresses below or, if you are a participant of The Depository Trust Company, an electronic message using The Depository Trust Company's Automated Tender Offer Program.

   A notice of withdrawal must:

  (1) specify the name of the person that tendered the old notes to be withdrawn;

  (2) identify the old notes to be withdrawn, including the principal amount of the old notes;

  (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or be accompanied by documents of transfer; and

  (4) if you have transmitted certificates for outstanding old notes, specify the name in which the old notes are registered, if different from that of the withdrawing holder, and identify the serial numbers of the certificates.

   If you have tendered old notes under the book-entry transfer procedure, your notice of withdrawal must also specify the name and number of an account at The Depository Trust Company to which your withdrawn old notes can be credited.

   We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered old notes that you withdraw will be not be considered to have been validly tendered. We will return any outstanding old notes that have been tendered but not exchanged, or credit them to The Depository Trust Company account, as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

   We are not required to accept for exchange, or to issue exchange notes in exchange for, any outstanding old notes. We may terminate or amend the exchange offer, if at any time before the acceptance of outstanding notes:

  (1) any federal law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  (2) if any stop order is threatened or in effect with respect to the registration statement which this prospectus is a part of or the qualification of the indenture under the Trust Indenture Act of 1939; or

  (3) there is a change in the current interpretation by the staff of the Commission which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer exchange notes issued in the exchange offer without registration of the exchange notes and delivery of a prospectus, as discussed above.

   These conditions are for our sole benefit and we may assert or waive them at any time and for any reason. However, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure to exercise any of the foregoing rights will not be a waiver of our rights.

Exchange Agent

   You should direct all signed letters of transmittal to the exchange agent, United States Trust Company of New York. You should direct questions, requests for assistance, and requests for additional copies of this prospectus, the letter of transmittal and the notice of guaranteed delivery to the exchange agent addressed as follows:


    By Registered or         By Hand Delivery     By Overnight Courier and By
    Certified Mail:        (before 4:30 p.m.):      Hand after 4:30 p.m. on
                                                      the Expiration Date:
  United States Trust      United States Trust    United States Trust Company
  Company of New York      Company of New York            of New York
  P.O. Box 112 Bowling    30 Broad Street, B-      30 Broad Street 14th Floor
      Green Station               Level           New York, New York 10004-2304
New York, New York 10274-   New York, New York
           0084                 10004-2304

                              By Facsimile:
                              (212) 422-0183
                                    or
                              (646) 458-8111
                          Attn: Customer Service
                          Confirm by telephone:
                              (800) 548-6565

   Delivery or fax of the letter of transmittal to an address or number other than those above is not a valid delivery of the letter of transmittal.

Fees and Expenses

   We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

   We will pay the estimated cash expenses connected with the exchange offer. We estimate that these expenses will be approximately $300,000.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the existing old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Transfer Taxes

   If you tender outstanding old notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register exchange notes in the name of, or request that your old notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for paying any transfer tax owed.

You May Suffer Adverse Consequences if You Fail to Exchange Outstanding Exchange Notes

   If you do not tender your outstanding old notes, you will not have any further registration rights, except for the rights described in the registration rights agreements and described above, and your old notes will continue to be subject to restrictions on transfer when we complete the exchange offer. Accordingly, if you do not tender your notes in the exchange offer, your ability to sell your old notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture provides for if we do not complete the exchange offer.

   Holders of the exchange notes issued in the exchange offer and old notes that are not tendered in the exchange offer will vote together as a single class under the indenture.

Consequences of Exchanging Outstanding Old Notes

   If you make the representations that we discuss above, we believe that you may offer, sell or otherwise transfer the exchange notes to another party without registration of your notes or delivery of a prospectus.

   We base our belief on interpretations by the staff of the Commission in no-action letters issued to third parties. If you cannot make these representations, you cannot rely on this interpretation by the Commission's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the old notes. A broker-dealer that receives exchange notes for its own account in exchange for its outstanding old notes must acknowledge that it acquired as a result of market making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers who can make these representations may use this exchange offer prospectus, as supplemented or amended, in connection with resales of exchange notes issued in the exchange offer.

   However, because the Commission has not issued a no-action letter in connection with this exchange offer, we cannot be sure that the staff of the Commission would make a similar determination regarding the exchange offer as it has made in similar circumstances.

Shelf Registration

   The registration rights agreement also requires that we file a shelf registration statement if:

  (1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law;

  (2) law or Commission policy prohibits a holder from participating in the exchange offer;

  (3) a holder cannot resell the exchange notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

  (4) a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

   We will also register the exchange notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register exchange notes in any jurisdiction unless a holder requests that we do so.

   Old notes will be subject to restrictions on transfer until:

  (1) a person other than a broker-dealer has exchanged the old notes in the exchange offer;

  (2) a broker-dealer has exchanged the old notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

  (3) the old notes are sold under an effective shelf registration statement that we have filed; or

  (4) the old notes are sold to the public under Rule 144 of the Securities
      Act.

                                USE OF PROCEEDS

   The net proceeds of the offering of the old notes were $147.6 million after deducting fees and expenses. Nexstar used the net proceeds of the offering of the old notes (1) to repay $116.2 million of its reducing revolving credit facility, and (2) to repay $30.0 million of the unsecured interim loan of Nexstar's parent. At the time of the offering of the old notes, our senior credit facilities were comprised of a $122.0 million reducing revolving credit facility, a $43.0 million revolving credit facility, and a $110.0 million term loan. The senior credit facilities have a final maturity of January 2007 and had an effective interest rate of 8.75% at the time of the offering of the old notes. Concurrent with the offering of the old notes, the commitment under the reducing revolving credit facility was permanently reduced by $50.0 million to $72.0 million, thereby decreasing our senior credit facilities to $225.0 million. For further information with respect to the interest rates and maturity of our indebtedness, see "Description of Senior Credit Facilities."

   We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive existing notes in like principal amount, the terms of which are the same in all material respects to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and not reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our debt.

                                 CAPITALIZATION

   The following table sets forth our cash, cash equivalents and capitalization as of March 31, 2001. You should read this table in conjunction with the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                        As of March 31, 2001
                                                        --------------------
                                                               Actual
                                                        --------------------
                                                             (in thousands)
Cash and cash equivalents..............................       $ 13,589
                                                              ========
Debt:
  Senior credit facilities(1)..........................       $161,143
  Senior subordinated notes, net of discount...........        153,643
  Other................................................             64
                                                              --------
    Total debt.........................................        314,850
                                                              --------
Member's interest:
  Contributed capital..................................        136,528
  Accumulated deficit..................................        (40,843)
                                                              --------
    Total member's interest............................         95,685
                                                              --------
    Total capitalization...............................       $410,535
                                                              ========

--------
(1) At March 31, 2001, there are $63.9 million of unused commitments under our senior credit facilities. Excludes Nexstar's guarantee of a $2.0 million loan for a related party.

                            NEXSTAR FINANCE, L.L.C.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The tables on the following pages have been prepared by Nexstar and are based on the historical financial statements of Nexstar, KMID, KTAL, WCIA/WCFN and WMBD and the assumptions and adjustments described in the accompanying notes.

   The unaudited pro forma condensed consolidated statements of operations (a) give effect to the acquisitions and financing transactions as described under "Prospectus Summary-Recent Developments," as if each had occurred on January 1, 2000 and (b) do not purport to represent what our results of operations or financial position actually would have been if the acquisitions and financing transactions had occurred as of the date indicated or what our results of operations or financial position will be for future periods. See "Use of Proceeds."

   Prior to acquisition by Nexstar, KMID operated as part of GOCOM Communications, KTAL operated as part of KCMC, Inc., a subsidiary of Camden News Publishing Company and WCIA/WCFN and WMBD were operated as part of Midwest Television, Inc. The historical carve-out financial data presented on the following pages reflect periods during which none of KMID, KTAL, WCIA/WCFN and WMBD operated as an independent company and, accordingly, certain allocations were made in preparing such carve-out financial data. Therefore, such carve-out financial data may not reflect the results of operations or the financial condition which would have resulted if KMID, KTAL, WCIA/WCFN and WMBD had each operated as a separate independent company, and are not necessarily indicative of the future results of operations or financial position of any of KMID, KTAL, WCIA/WCFN and WMBD.

                            NEXSTAR FINANCE, L.L.C.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2001

                                                      Pro Forma        Unaudited
                                Historical(/1/) Adjustments(/2/),(/3/) Pro Forma
                                --------------- ---------------------- ---------
                                                 (in thousands)
Statement of Operations Data:
Net broadcast revenue.........      $23,080                --          $ 23,080
Trade and barter revenue......        2,525                --             2,525
                                    -------            -------         --------
Total net revenue.............       25,605                --            25,605
Operating costs and expenses:
  Station operating expenses..        7,819                --             7,819
  Selling, general and
   administrative.............        7,124                --             7,124
  Amortization of program
   rights.....................        4,082                --             4,082
  Depreciation and
   amortization...............        8,357                --             8,357
                                    -------            -------         --------
Loss from operations..........       (1,777)               --            (1,777)
Interest expense..............        6,864              1,911 (a)        8,775
Interest income...............          (48)               --               (48)
Other income, net.............           (3)               --                (3)
                                    -------            -------         --------
Loss before benefit for income
 taxes........................       (8,590)            (1,911)         (10,501)
Benefit for income taxes......          223                 75 (b)          298
                                    -------            -------         --------
Net loss......................      $(8,367)           $(1,836)        $(10,203)
                                    =======            =======         ========



      See notes to unaudited pro forma condensed consolidated statement of operations.

                            NEXSTAR FINANCE, L.L.C.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2001
                             (dollars in thousands)

(1) Includes the unaudited consolidated statement of operations of Nexstar for the three months ended March 31, 2001.

(2)(a) To record interest expense and amortization of debt financing costs relating to Nexstar's recent acquisitions and financing transactions.

    Pro forma interest expense on senior credit facilities (assuming weighted average rate of 8.75%)(/1/)...........................  $ 3,284
    Pro forma interest expense on senior subordinated notes
     (assuming rate of 12.875%).....................................    4,945
    Pro forma amortization of debt financing costs..................      546
    Elimination of historical interest expense (includes
     amortization of debt financing costs)..........................   (6,864)
                                                                      -------
    Pro forma adjustment............................................  $ 1,911
                                                                      =======

   --------
   (1) If the assumed interest rate on the senior credit facilities increased by 0.125%, total pro forma interest expense would increase by $48.

    (b) To record income tax adjustment of $75 required to result in a pro forma income tax provision based on Nexstar's historical tax provision using historical amounts and the direct tax effect of the pro forma transactions. Nexstar's effective tax rate is 40.0%.

(3) Does not include the results of operations of WCIA/WCFN and WMBD for the twelve days prior to acquisition on January 12, 2001. Amounts are deemed de minimus.

                            NEXSTAR FINANCE, L.L.C.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000

                                                             WCIA/WCFN
                                                                and       Pro Forma      Unaudited
                         Historical(/1/) KMID(/2/) KTAL(/3/) WMBD(/4/) Adjustments(/5/)  Pro Forma
                         --------------- --------- --------- --------- ----------------  ---------
                                                      (in thousands)
Statement of Operations
 Data:
Net broadcast revenue...    $107,085      $1,299    $7,283     $ --       $     174 (a)  $115,781
                                                                                (60)(b)
Other revenue...........         --          --        --      4,665         (4,665)(b)       --
Trade and barter
 revenue................      10,382          98     1,047     1,109         (1,109)(b)    11,527
                            --------      ------    ------     -----      ---------      --------
Total net revenue.......     117,467       1,397     8,330     5,774         (5,660)      127,308
Operating costs and
 expenses:
 Station operating
  expenses..............      29,269         453     1,823     1,082         (1,082)(b)    31,545
 Selling, general and
  administrative........      28,790         439     3,143       289         (1,914)(b)    30,471
                                                                               (276)(c)
 Amortization of program
  rights................      16,905         239     1,697     3,084         (3,084)(b)    18,841
 Depreciation and
  amortization..........      23,933         304       185       944          8,041 (d)    33,407
                            --------      ------    ------     -----      ---------      --------
Income (loss) from
 operations.............      18,570         (38)    1,482       375         (7,345)       13,044
Interest expense........      20,045         210       --        --          14,841 (e)    35,096
Interest income.........        (309)        --        (14)      --             --           (323)
Other expense, net......         259         --        --        --             --            259
                            --------      ------    ------     -----      ---------      --------
Income (loss) before
 provision for income
 taxes..................      (1,425)       (248)    1,496       375        (22,186)      (21,988)
(Provision) benefit for
 income taxes...........      (1,098)        --       (576)       (6)           579 (f)    (1,101)
                            --------      ------    ------     -----      ---------      --------
Net income (loss).......    $ (2,523)     $ (248)   $  920     $ 369      $ (21,607)     $(23,089)
                            ========      ======    ======     =====      =========      ========



      See notes to unaudited pro forma condensed consolidated statement of operations.

                            NEXSTAR FINANCE, L.L.C.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000
                             (dollars in thousands)

(1) Includes the audited consolidated statement of operations of Nexstar for the year ended December 31, 2000.

(2) Nexstar acquired KMID on September 24, 2000. The results of operations include the actual unaudited results for KMID from January 1, 2000 through September 23, 2000.

(3) Nexstar acquired KTAL on November 1, 2000. The results of operations includes the actual audited results for KTAL from January 1, 2000 through October 31, 2000.

(4) Nexstar acquired WCIA/WCFN and WMBD on January 12, 2001. The results of operations includes the actual unaudited results for WCIA/WCFN and WMBD from December 1, 1999 through November 30, 2000.

(5)(a) To reduce national representative commissions by $174. Nexstar did not assume contracts from any entity acquired. Therefore, commissions on revenues from acquisitions prior to ownership have been calculated at Nexstar's contractual rate.

 (b) To eliminate fees and reimbursable expenses related to Nexstar's time brokerage agreements with WCIA/WCFN and WMBD and KMID.

 (c) To eliminate ABRY management fee of $276 incurred under Nexstar's management agreement with ABRY, which was terminated as of December 31, 2000 in conjunction with the offering of the senior subordinated notes.

 (d) To record depreciation and amortization due to excess of purchase price over historical cost generated from the acquisitions of KMID, KTAL and WCIA/WCFN and WMBD as of January 1, 2000.

   At December 31, 2000, on a pro forma basis, intangible assets and property and equipment consisted of the following:

          Intangible Assets
--------------------------------------
                 Useful Life    Pro
                   (years)     Forma
                 ------------ --------
Goodwill........      40       101,216
Network
 affiliation
 agreement......      15       169,855
FCC license.....      15        77,044
Debt financing
 costs.......... term of debt      594
Other...........     1-15        5,788
                              --------
                              $354,497
                              ========

        Property and Equipment
---------------------------------------
                   Useful Life    Pro
                     (years)     Forma
                  ------------- -------
 Buildings, land
 and
 improvements...       39        18,422
 Leasehold
 improvements...  term of lease   1,216
 Studio
 equipment......       5-7       37,706
 Transmission
 equipment......      5-15       23,243
 Office
 equipment and
 furniture......       5-7        4,726
 Vehicles.......        5         3,853
 Construction in
 progress.......       N/A          308
                                -------
                                $89,474
                                =======

                            NEXSTAR FINANCE, L.L.C.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENT OF OPERATIONS--(Continued)

    Pro forma depreciation and amortization........................... $ 33,407
    Elimination of historical depreciation and amortization...........  (25,366)
                                                                       --------
    Pro forma adjustment.............................................. $  8,041
                                                                       ========

 (e) To record interest expense and amortization of debt financing costs relating to Nexstar's recent acquisitions and financing transactions.

    Pro forma interest expense on senior credit facilities (assuming weighted
     average rate of 8.75%)(/1/)....................................  $ 13,138
    Pro forma interest expense on senior subordinated notes
     (assuming rate of
     12.875%).......................................................    19,779
    Pro forma amortization of debt financing costs..................     2,179
    Elimination of historical interest expense (includes
     amortization of debt financing costs)..........................   (20,255)
                                                                      --------
    Pro forma adjustment............................................  $ 14,841
                                                                      ========

   --------
   (1) If the assumed interest rate on the senior credit facilities increased by 0.125%, total pro forma interest expense would increase by $190.

 (f) To record income tax adjustment of $579 required to result in a pro forma income tax provision based on our historical tax provision using historical amounts and the direct tax effect of the pro forma transactions. Nexstar's effective tax rate is 40.0%.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The selected historical consolidated financial data presented below for the years ended December 31, 1998, 1999 and 2000 has been derived from our audited consolidated financial statements contained elsewhere in this prospectus. The selected historical financial and other data presented below for the three month periods ended March 31, 2000 and 2001, has been derived from the unaudited financial statements of Nexstar contained elsewhere in this document which in the opinion of management reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented. The selected historical combined financial data presented below for the years ended December 31, 1996 and 1997 have been derived from the audited combined financial statements of Nexstar's predecessor entities. These entities have been presented on a combined basis as they were under the common control of ABRY, the principal equityholder of Nexstar Broadcasting Group until they were reorganized into Nexstar Broadcasting Group on January 5, 1998. You should read the following financial data in conjunction with the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                            Three Months
                                Fiscal Year Ended December 31,             Ended March 31,
                          ----------------------------------------------  ------------------
                           1996     1997      1998      1999      2000      2000      2001
                          -------  -------  --------  --------  --------  --------  --------
                            Predecessor                                       Unaudited
                          ----------------                                ------------------
                                             (dollars in thousands)
Statement of Operations
 Data:
Net broadcast
 revenue(/1/)...........  $ 3,940  $20,876  $ 56,005  $ 78,490  $107,085  $ 21,729  $ 23,080
Trade and barter
 revenue................      366    2,683     6,606     8,470    10,382     2,191     2,525
                          -------  -------  --------  --------  --------  --------  --------
Total net revenue.......    4,306   23,559    62,611    86,960   117,467    23,920    25,605
Operating costs and
 expenses:
Station operating
 expenses...............    1,903    6,556    16,960    23,760    29,269     7,290     7,819
 Selling, general and
  administrative........    1,022    9,807    15,514    23,645    28,790     6,510     7,124
 Amortization of program
  rights................      397    3,077     8,972    13,580    16,905     3,767     4,082
 Depreciation and
  amortization of
  intangible assets.....    2,239    5,698    21,254    20,467    23,933     5,952     8,357
                          -------  -------  --------  --------  --------  --------  --------
Income (loss) from
 operations.............   (1,255)  (1,579)      (89)    5,508    18,570       401    (1,777)
Interest expense........      893    2,669    11,588    16,282    20,045     5,509     6,864
Interest income.........      --       (37)     (136)     (262)     (309)      (46)      (48)
Other expense...........      --       --        125       249       259        10        (3)
                          -------  -------  --------  --------  --------  --------  --------
Loss before benefit for
 income taxes and
 extraordinary item.....   (2,148)  (4,211)  (11,666)  (10,761)   (1,425)   (5,072)   (8,590)
(Provision) benefit for
 income taxes...........       --      731       (98)     (658)   (1,098)       47       223
                          -------  -------  --------  --------  --------  --------  --------
Loss before
 extraordinary item.....   (2,148)  (3,480)  (11,764)  (11,419)   (2,523)   (5,025)   (8,367)
Extraordinary item, net
 of income tax benefit..      --       --        --     (2,829)      --        --       (263)
                          -------  -------  --------  --------  --------  --------  --------
Net loss................  $(2,148) $(3,480) $(11,764) $(14,248) $ (2,523) $ (5,025) $ (8,630)
                          =======  =======  ========  ========  ========  ========  ========
Balance Sheet Data (end
 of period):
Cash, cash equivalents
 and restricted cash....  $   608  $ 1,358  $  1,964  $  2,989  $  2,750  $  4,989  $ 13,589
Total assets............   20,462   66,973   209,610   287,229   318,275   279,532   443,477
Total debt(/2/).........   17,500   34,384   140,545   203,531   253,556   238,083   314,850
Total member's
 interest...............      852   14,907    45,470    34,187    31,524    (7,629)   95,685
Other Financial Data:
Capital expenditures....  $    62  $   228  $  5,495  $  6,621  $  5,596  $  2,273  $  2,496
Cash payments for
 program obligations....      191    1,813     4,464     6,916     8,426     2,162     2,013
Broadcast cash
 flow(/3/)..............      908    8,803    23,285    30,244    47,592     7,510     7,532
Broadcast cash flow
 margin(/4/)............     23.0%    42.2%     41.6%     38.5%     44.4%     34.6%     32.6%
EBITDA(/5/).............  $   908  $ 6,747  $ 21,334  $ 27,583  $ 44,501  $  6,876  $  6,745
Ratio of earnings to
 fixed charges(/6/).....      --       --        --       1.3x      1.9x      1.1x       --

          See notes to selected historical consolidated financial data

          NOTES TO THE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                             (dollars in thousands)

(1) Net broadcast revenue is defined as revenue net of agency commissions and excluding barter and trade.

(2)  Excludes Nexstar's guarantee of a $2.0 million loan for a related party.

(3) Broadcast cash flow is defined as net income before interest expense, income taxes, depreciation and amortization, other income/(expense), corporate overhead, non-cash trade and barter expenses and non-recurring expenses (including time brokerage agreement fees), less payments on program obligations and non-cash trade and barter revenue. Broadcast cash flow is not a measure of performance calculated in accordance with GAAP, should not be considered in isolation or as a substitute for net income, operating income or cash flow as reflected in our consolidated financial statements and is not intended to represent a measure of funds available for debt service, dividends, reinvestment or other discretionary uses. In addition, this definition of broadcast cash flow may not be comparable to similarly titled measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the calculation of broadcast cash flow.

(4) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.

(5) EBITDA is defined as broadcast cash flow less corporate expenses. We consider EBITDA to be an important indicator of the operational strength and performance of its business. The Indenture refers to EBITDA as "Consolidated Cash Flow" and specifically excludes these expenses in determining compliance with the debt incurrence covenant in the Indenture. See "Description of the Notes--Certain Definitions." EBITDA should not be considered an alternative to operating or net income as an indicator of our performance, or as an alternative to cash flows from operating activities as measures of liquidity, in each case determined in accordance with GAAP. In addition, this definition of EBITDA may not be comparable to EBITDA reported by other companies.

(6) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) from operations and fixed charges. Fixed charges consist of interest expense (net) and the portion of the operating rental expense which management believes is representative of the interest component of rental expense. Historical earnings were deficient in covering fixed charges by $1,255, $1,579 and $89 during the years ended 1996, 1997 and 1998 and by $1,777 for the three months ended March 31, 2001. On a pro forma basis for the year ended December 31, 2000, our ratio of earnings to fixed charges was 1.4x. For the three months ended March 31, 2001, our earnings were deficient in covering our fixed charges by $1,777.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with the section "Selected Historical Consolidated Financial Data" and the consolidated financial statements and related notes included elsewhere in this prospectus. The forward-looking statements in this discussion regarding the television broadcasting industry, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion include numerous risks and uncertainties, as described under "Risk Factors." Our actual results may differ materially from those contained in any forward-looking statements.

   We make references throughout our "Management's Discussion and Analysis of Financial Condition and Results of Operations" to comparisons on a "same station basis." These comparisons refer to stations which we have owned at the beginning and end of a particular period. In particular, references to a comparison on a same station basis for the three months ended March 31, 2000 versus the three months ended March 31, 2001 include the following stations:
WYOU, KQTV, WTWO, WBRE, KFDX, KSNF, KBTV, WJET, WFXP, WROC, KJTL, KJBO and KTAB. References to a comparison on a same station basis for the year ended December 31, 1999 versus the year ended December 31, 2000 include the following stations: WYOU, KQTV, WTWO, KFDX, WBRE, KSNF, KBTV, WJET and WFXP. References to a comparison on a same station basis for the year ended December 31, 1998 versus the year ended December 31, 1999 include the following stations: WYOU, KQTV, WTWO, KFDX, WBRE, KSNF, KBTV and WJET.

Introduction

   The operating revenues of our stations are derived primarily from advertising revenue, which in turn depends on the economic conditions of the markets in which we operate, the demographic makeup of those markets and the marketing strategy we employ in each market. The primary operating expenses consist of commissions on revenues, employee compensation and related benefits, news gathering and programming costs. A large percentage of the costs involved in the operation of our stations remain relatively fixed.

   The networks provide programming to our stations during various time periods of the day. The networks compensate our stations for distributing the networks' product over the air and for keeping a portion of advertising inventory during those time periods. Each station purchases licenses to broadcast programming in non-news time periods during the remainder of the day. The licenses are either purchased from a syndicator for cash or the syndicator is allowed to retain some of the inventory as compensation to eliminate or reduce the cash cost for the license. The station records the estimated fair market value of the inventory given to the syndicator as a barter asset and liability. Over the term of the contract, these values are amortized as barter revenue and expense.

   Advertising is sold in time increments and is priced primarily on the basis of the popularity of the program among targeted demographic groups, as measured by periodic audience surveys performed by an independent company. Advertising rates are also affected by the number of advertisers competing for the available time and the availability of alternative advertising media in the market. Rates are normally highest during the most heavily viewed hours. The ratings of a local station affiliated with a television network can be affected by ratings of that network's programming.

   Most advertising contracts are short-term and generally run for a few weeks. Excluding political revenue, 61.9% of our annual spot revenue for the year ended December 31, 2000 was generated from local advertising which is sold by a station's sales staff. The remainder of our advertising revenue represents inventory sold for national or political advertising. Each station has an agreement with a national representative firm that normally provides for representation outside the particular station's market. National commission rates vary within the industry but are governed by each station's agreement. All national and political revenue is placed by advertising agencies. The agencies receive a commission rate of 15% for the gross amount of advertising schedules placed by them. Local advertising agencies place most of the local spot revenue; however, some advertisers place their schedules directly with the local sales staff, thereby eliminating the agency commission.

   The advertising revenue of our stations is generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to, and including, the holiday season. In addition, advertising revenue is generally higher during even numbered years resulting from political advertising and advertising aired during the Olympic Games.

   We define broadcast cash flow as net income before interest expense, income taxes, depreciation, amortization, other income/expenses, corporate overhead, non-cash trade and barter expenses and time brokerage fees less payments on program obligations and non-cash trade and barter revenue. Other television broadcasting companies may measure broadcast cash flow in a different manner. We have included broadcast cash flow data because such data is commonly used as a measure of performance for broadcast companies and is also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in our consolidated financial statements, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

   Our acquisitions during each of the fiscal years ended December 31, 1998, 1999 and 2000 affect the year-to-year comparability of the operating results discussed below. In 2000, Nexstar acquired the assets of KMID, the ABC affiliate in Midland-Odessa, Texas, for approximately $10.0 million and the assets of KTAL, the NBC affiliate in Shreveport, Louisiana, for approximately $35.3 million. In 1999, Nexstar acquired the assets of WROC, the CBS affiliate in Rochester, New York, for approximately $46.0 million and substantially all of the assets of KTAB, the CBS affiliate in Abilene-Sweetwater, Texas, for approximately $17.3 million; Nexstar also entered into a time brokerage agreement with WCIA/WCFN and WMBD. Also in 1999, the Bastet Group acquired substantially all of the assets of KJTL, the FOX affiliate in Wichita Falls, Texas-Lawton, Oklahoma, and KJBO-LP, the UPN affiliate in Wichita Falls, Texas-Lawton, Oklahoma, for approximately $15.5 million. In 1998, the Bastet Group acquired the FCC license and other assets of WFXP, the FOX affiliate in Erie, Pennsylvania, for approximately $1.5 million, and Nexstar purchased the time brokerage agreement to program and sell advertising time for WFXP for approximately $6.5 million.

Recent Developments

   On January 12, 2001, Nexstar acquired the assets of WCIA/WCFN and WMBD for approximately $108.0 million. WCIA is the CBS affiliate in the Champaign-Springfield-Decatur, Illinois market, and WMBD is the CBS affiliate in the Peoria-Bloomington, Illinois market. We financed the purchase of WCIA/WCFN and WMBD with the proceeds of (1) our $275.0 million senior credit facilities, (2) a $40.0 million unsecured interim loan to Nexstar's parent, the proceeds of which were contributed to Nexstar, and (3) $65.0 million of equity from ABRY and Mr. Sook.

   On March 16, 2001, Nexstar completed the sale of $160.0 million aggregate principal amount of senior subordinated notes due 2008. The senior subordinated notes are unconditionally guaranteed by each of Nexstar's existing and future domestic subsidiaries and by the Bastet Group. The proceeds from the sale of the senior subordinated notes were used to (1) repay $30.0 million of the unsecured interim loan, (2) repay $116.2 million of Nexstar's reducing revolving credit facility and (3) pay fees and expenses of the financing.

Historical Performance

 Revenues

   The following table sets forth the principal types of revenues received by our stations for the periods indicated and the percentage contribution of each subcategory of our total revenues, as well as agency and national sales representative commissions:

                                                                      Three Months Ended March
                                   Year Ended December 31,                       31,
                          ------------------------------------------ ---------------------------
                              1998          1999           2000          2000          2001
                          ------------- ------------- -------------- ------------- -------------
                          Amount    %   Amount    %    Amount    %   Amount    %   Amount    %
                          ------- ----- ------- ----- -------- ----- ------- ----- ------- -----
                                                  (dollars in thousands)
Local...................  $36,111  55.8 $49,953  54.9 $ 62,595  50.2 $13,209  52.5 $15,089  56.7
National................   19,656  30.4  32,212  35.3   38,602  31.0   8,919  35.5   8,865  33.3
Political...............    3,338   5.2   1,703   1.9   15,126  12.1   1,451   5.8   1,754   6.6
Network compensation....    4,360   6.7   5,440   6.0    6,258   5.0     871   3.5     105   0.4
Other...................    1,226   1.9   1,751   1.9    2,050   1.7     677   2.7     790   3.0
                          ------- ----- ------- ----- -------- ----- ------- ----- ------- -----
 Total gross revenue....   64,691 100.0  91,059 100.0  124,631 100.0  25,127 100.0  26,603 100.0
Less: Agency and
 national representative
 commissions............    8,686  13.4  12,569  13.8   17,546  14.1   3,398  13.5   3,523  13.2
                          ------- ----- ------- ----- -------- ----- ------- ----- ------- -----
 Net broadcast revenue..   56,005  86.6  78,490  86.2  107,085  85.9  21,729  86.5  23,080  86.8
Trade and barter........    6,606         8,470         10,382         2,191         2,525
                          -------       -------       --------       -------       -------
Total net revenue.......  $62,611       $86,960       $117,467       $23,920       $25,605
                          =======       =======       ========       =======       =======

 Results of Operations

   The following table sets forth a summary of our operations for the periods indicated and their percentages of total net revenue:

                                                                       Three Months Ended March
                                   Year Ended December 31,                        31,
                          ------------------------------------------- ----------------------------
                              1998           1999           2000          2000          2001
                          -------------- ------------- -------------- ------------- --------------
                          Amount     %   Amount    %    Amount    %   Amount    %   Amount     %
                          -------  ----- ------- ----- -------- ----- ------- ----- -------  -----
                                                  (dollars in thousands)
Total net revenue.......  $62,611  100.0 $86,960 100.0 $117,467 100.0 $23,920 100.0 $25,605  100.0
Operating expenses:
 Station operating, net
  of trade..............   15,076   24.1  21,824  25.1   27,591  23.5   6,693  28.0   7,323   28.6
 Selling, general and
  administrative........   15,514   24.8  23,645  27.2   28,790  24.5   6,510  27.2   7,124   27.8
 Trade and barter.......    6,480   10.3   8,311   9.6   10,227   8.7   2,242   9.4   2,565   10.0
 Depreciation and
  amortization..........   21,254   33.9  20,467  23.5   23,933  20.4   5,951  24.9   8,358   32.6
 Amortization of program
  license rights, net of
  barter................    4,376    7.0   7,205   8.3    8,356   7.1   2,123   8.9   2,012    7.9
                          -------        -------       --------       -------       -------
Operating income
 (loss).................  $   (89)       $ 5,508       $ 18,570       $   401       $(1,777)
                          =======        =======       ========       =======       =======

 Broadcast Cash Flow

   The following table sets forth certain operating data for the periods indicated. Refer to the "Liquidity and Capital Resources" section on page 45 for a discussion of operating cash flows:

                                                                Three Months
                                                                Ended March
                                    Year Ended December 31,         31,
                                    -------------------------  ---------------
                                     1998     1999     2000     2000    2001
                                    -------  -------  -------  ------  -------
                                            (dollars in thousands)
   Income (loss) from operations..  $   (89) $ 5,508  $18,570  $  401  $(1,777)
   Add:
     Amortization of program
      license rights, net of
      barter......................    4,376    7,205    8,356   2,123    2,012
     Depreciation and
      amortization................   21,254   20,467   23,933   5,951    8,358
     Corporate expenses(/1/)......    1,951    2,661    3,091     634      787
     Non-recurring license and
      marketing agreement fees....      247    1,216    1,914     465       77
     Trade and barter expense.....    6,480    8,311   10,227   2,242    2,565
     Interest income..............      136      262      309      46       48
   Less:
     Trade and barter revenue.....    6,606    8,470   10,382   2,191    2,525
     Payments for program license
      liabilities.................    4,464    6,916    8,426   2,161    2,013
                                    -------  -------  -------  ------  -------
   Broadcast cash flow............  $23,285  $30,244  $47,592  $7,510  $ 7,532
                                    =======  =======  =======  ======  =======
   Broadcast cash flow
    margin(/2/)...................     41.6%    38.5%    44.4%   34.6%    32.6%

  --------
  (1) Corporate expenses represent costs associated with the centralized management of our stations.
  (2) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.

 Three Months Ended March 31, 2001 Compared to Three Months Ended March 31,
 2000.

   Net broadcast revenue for the three months ended March 31, 2001 was $23.1 million, an increase of $1.4 million, compared to $21.7 million for the three months ended March 31, 2000. An increase in net broadcast revenue of $2.1 million is attributable to stations acquired after April 1, 2000. On a same station basis, net broadcast revenue for the three months ended March 31, 2001 was $16.3 million as compared to $17.1 million for March 31, 2000, a decrease of 4.7%. Of this decrease, $0.7 million was due to the slow national revenue market while $0.4 million was from less political spending for the first three months of 2001. We experienced 2.6% growth in local advertising on a same station basis.

   Station operating expenses, selling, general and administrative expenses and corporate overhead for the three months ended March 31, 2001 were $14.4 million, compared to $13.2 million for the three months ended March 31, 2000, an increase of $1.2 million. Of this $1.2 million increase, approximately $1.0 million was attributed to stations acquired after January 1, 2000. On a same station basis, operating expenses for the three months ended March 31, 2001 were $10.4 million as compared to $10.2 million for the three months ended March 31, 2000, a 2.0% increase.

   Amortization of program license rights, net of barter, for the three months ended March 31, 2001 was $2.0 million, compared to $2.1 million for the three months ended March 31, 2000, a decrease of $0.1 million. The stations acquired after January 1, 2000 accounted for an increase of $0.2 million. On a same station basis, amortization of program license rights for the three months ended March 31, 2001 were $1.3 million, as compared to $1.6 million for the three months ended March 31, 2000, a 19.0% decrease. This decrease was primarily associated with cost reductions of renewed or replacement programs.

   Depreciation of property and equipment and amortization of intangibles was $8.4 million for the three months ended March 31, 2001, compared to $6.0 million for the three months ended March 31, 2000, an increase of $2.4 million. The increase of $2.4 million was attributed to stations acquired after January 1, 2000.

   The operating loss for the three months ended March 31, 2001 was $1.7 million, compared to operating income of $0.4 million for the three months ended March 31, 2000, a decrease of $2.1 million. Of the $2.1 million decrease, approximately $2.3 million was attributed to stations purchased after January 1, 2000. On a same station basis, the operating loss for the three months ended March 31, 2001 was $1.0 million, as compared to $1.2 million for the three months ended March 31, 2000.

   Interest expense for the three months ended March 31, 2001 was $6.9 million, compared to $5.5 million for the same period in 2000. The increase was primarily attributable to the increased indebtedness for the stations purchased in 2000 and 2001.

   For the three months ended March 31, 2001, we wrote off $0.3 million of debt financing costs, net of tax effect, as a result of refinancing our senior credit facilities in January 2001.

   As a result of the factors discussed above, our net loss was $8.6 million for the three months ended March 31, 2001, compared to a net loss of $5.0 million for the same period in 2000, an increase in net loss of $3.6 million.

   Broadcast cash flow for the three months ended March 31, 2001 was $7.5 million, compared to $7.5 million for the same period in 2000. The stations acquired after January 1, 2000 accounted for a $0.6 million increase. On a same station basis, broadcast cash flow for the three months ended March 31, 2001 was $5.4 million, compared to $6.0 million for the same period in 2000. Broadcast cash flow margins for the three months ended March 31, 2001 decreased to 32.6% from 34.6% for the same period in 2000. The decrease in margin was primarily a result of increased utility costs, health costs and sales initiatives to spur local revenue growth.

 Year Ended December 31, 2000 Compared to Year Ended December 31, 1999.

   Net broadcast revenue for the year ended December 31, 2000 was $107.1 million, an increase of $28.6 million, compared to $78.5 million for the year ended December 31, 1999. Of the $28.6 million increase, approximately $20.9 million was attributed to stations acquired after January 1, 1999. On a same station basis, net broadcast revenue for the year ended December 31, 2000 was $65.5 million as compared to $57.8 million for December 31, 1999, a 13.3% increase. Most of this increase was attributed to increased political advertising as 2000 had a close presidential election, congressional elections and senatorial elections in Missouri, Texas, Indiana, Pennsylvania and New York, while 1999 had only state and local elections. Local and national revenues were relatively flat as the increased demand for political advertising crowded out local and national advertisers. The increased pressure on inventory during the months nearest the November election resulted in increased rates and the amount of inventory sold in each time period. Local and national revenues for our NBC affiliates benefited from the Olympic Games.

   Operating expenses, including selling, general and administrative expenses and corporate overhead for the year ended December 31, 2000 were $56.4 million, compared to $45.5 million for the year ended December 31, 1999, an increase of $10.9 million. Of this $10.9 million net increase, approximately $11.6 million was attributed to stations acquired after January 1, 1999. On a same station basis, operating expenses for the year ended December 31, 2000 were $31.8 million as compared to $32.5 million for the year ended December 31, 1999, a 2.2% decline. Cost controls implemented at the stations accounted for this decrease.

   Amortization of program license rights, net of barter, for the year ended December 31, 2000 was $8.4 million, compared to $7.2 million for the year ended December 31, 1999, an increase of $1.2 million. The increase of $1.2 million was attributable to the stations acquired in 1999 and 2000. Depreciation of property and equipment and amortization of intangibles was $23.9 million for the year ended December 31, 2000, compared with $20.5 million for the comparable period in 1999, an increase of $3.4 million. The increase of $3.4 million is attributable to the amortization of intangibles and the effect of the stations acquired in 1999 and 2000.

   Operating income for the year ended December 31, 2000 was $18.6 million as compared to $5.5 million for the year ended December 31, 1999, an increase of $13.1 million. Of the $13.1 million increase, approximately $6.8 million was attributable to stations acquired after January 1, 1999. On a same station basis, operating income for the year ended December 31, 2000 was $10.3 million as compared to $4.0 million for the year ended December 31, 1999. The increase was primarily attributable to internal revenue growth.

   Interest expense for the year ended December 31, 2000 was $20.0 million, compared to $16.3 million for the same period in 1999, an increase of $3.7 million. The increase was primarily attributable to the full year effect of the additional indebtedness to acquire the stations in 1999 and 2000.

   In 1999, we wrote off $2.8 million of debt financing costs, net of the tax effect, as a result of refinancing our senior credit facilities during the year ended 1999.

   As a result of the factors discussed above, our net loss was $2.5 million for the year ended December 31, 2000, compared to a net loss of $14.2 million for the same period in 1999, a decrease in net loss of $11.7 million.

   Broadcast cash flow for the year ended December 31, 2000 was $47.6 million, compared with $30.2 million for the year ended December 31, 1999, an increase of $17.4 million. Of the $17.4 million increase, approximately $9.1 million was attributable to stations acquired after January 1, 1999. On a same station basis, broadcast cash flow for the year ended December 31, 2000 was $31.9 million as compared to $23.6 million for the year ended December 31, 1999, a 35.1% increase. Broadcast cash flow margins for the year ended December 31, 2000 increased to 44.4% from 38.5% in 1999. The increase in broadcast cash flow and broadcast cash flow margins was attributable to lower operating costs on a same station basis coupled with an increase in net revenue.

 Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   Net broadcast revenue for the year ended December 31, 1999 was $78.5 million, an increase of $22.5 million compared to $56.0 million for the year ended December 31, 1998. Stations acquired after January 1, 1998 accounted for $21.8 million of the increase. On a same station basis, net broadcast revenue increased from $55.4 million in 1998 to $56.1 million in 1999, a 1.3% increase. The increase in local and national revenues more than offset the decline of political revenue from 1998.

   Operating expenses, including selling, general and administrative expenses and corporate overhead for the year ended December 31, 1999 were $45.5 million, compared to $30.6 million, for the year ended December 31, 1998, an increase of $14.9 million. Of the $14.9 million increase, approximately $13.9 million was attributable to stations acquired after January 1, 1998. On a same station basis, operating expenses for the year ended December 31, 1999 were $31.4 million as compared to $30.4 million for the year ended December 31, 1998, a 3.2% increase.

   Amortization of program license rights, net of barter, for the year ended December 31, 1999 was $7.2 million, compared to $4.4 million for the year ended December 31, 1998, an increase of $2.8 million due to the stations acquired in 1998 and 1999. Depreciation of property and equipment and amortization of intangibles was $20.5 million for the year ended December 31, 1999, compared with $21.3 million for the comparable period in 1998, a decrease of $0.8 million. The decrease was primarily the result of the write-off of debt financing costs as an extraordinary item.

   Operating income for the year ended December 31, 1999 was $5.5 million as compared to an operating loss of $0.1 million for the year ended December 31, 1998, an increase of $5.6 million. Of the $5.6 million increase, $0.8 million was attributable to stations acquired after January 1, 1998. On a same station basis, operating income for the year ended December 31, 1999 was $4.9 million as compared to $0.1 million for the year ended December 31, 1998. The increase was in part attributable to a decline in amortization of advertising contracts purchased when we acquired WBRE in 1998.

   Interest expense for the year ended December 31, 1999 was $16.3 million, compared to $11.6 million for the same period in 1998, an increase of $4.7 million. The increase was primarily attributable to indebtedness incurred as a result of the acquisitions of WROC, KTAB, KJTL, and KJBO-LP.

   As a result of the factors discussed above, our net loss was $14.2 million for the year ended December 31, 1999, compared with net loss of $11.8 million for the same period in 1998, an increase in net loss of $2.4 million. The increase was attributable to the write-off of debt financing costs in 1999. This was accounted for as an extraordinary loss, net of tax.

   Broadcast cash flow for the year ended December 31, 1999 was $30.2 million, compared with $23.3 million for the year ended December 31, 1998, an increase of $6.9 million. All of the increase was attributable to stations acquired after January 1, 1998. On a same station basis, broadcast cash flow was essentially flat as a result of a decrease in political advertising spending. Broadcast cash flow margin for the year ended December 31, 1999 decreased to 38.5% from 41.6% for the same period in 1998. The decrease in broadcast cash flow and broadcast cash flow margin was attributable to the impact of a nonpolitical year.

Liquidity and Capital Resources

   As of March 31, 2001, cash and cash equivalents was $3.1 million compared to $5.0 million as of March 31, 2000.

   Our primary sources of liquidity are our cash flows from operating activities and senior credit facilities. Cash flows provided by operating activities were $0.9 million for the three months ended March 31, 2001, compared to cash flows provided by operating activities of $1.6 million for the three months ended March 31, 2000.

   Cash used for investing activities was $110.4 million for the three months ended March 31, 2001, as compared to $2.2 million for the three months ended March 31, 2000. Cash used for investing activities for the three months ended March 31, 2001 was the result of an outlay of approximately $108.0 million for the purchase of WCIA and WMBD, as well as ongoing capital expenditures at the stations. Our capital expenditures were $2.5 million for the three months ended March 31, 2001 and $2.3 million for the three months ended March 31, 2000.

   Cash flows from financing activities were $111.7 million for the three months ended March 31, 2001, compared to $2.6 million for the three months ended March 31, 2000. The change in cash flows from financing activities for the three months ended March 31, 2001 was primarily the result of borrowings under our new senior credit facilities of $278.8 million, borrowings of $153.6 million under the newly issued senior subordinated notes, and additional equity proceeds of $75.0 million (net of a distribution of $30.0 million) less the repayment of the existing senior credit facility.

   As of December 31, 2000, cash and cash equivalents were $2.8 million, compared to $3.0 million as of December 31, 1999.

   Cash flows from operating activities were $16.6 million for the year ended December 31, 2000 compared to $9.7 million for the year ended December 31, 1999. Changes in our net cash flows from operating activities are primarily the result of higher broadcast cash flows offset by increases in working capital needs.

   Cash used for investing activities was $52.1 million for the year ended December 31, 2000 as compared to $89.0 million for the year ended December 31, 1999. Cash used for investing activities for the year ended December 31, 2000 was the result of an outlay of approximately $10.0 million for the purchase of KMID and approximately $35.3 million for the purchase of KTAL and the related transaction costs, as well as ongoing capital expenditures at the stations. Our capital expenditures were $5.6 million for the year ended December 31, 2000 and $6.6 million for the year ended December 31, 1999. We anticipate that capital expenditures for 2001 will be consistent with 2000 levels. We may, however, increase the level of capital expenditures in 2001 depending upon the timing of costs associated with the conversion to digital transmission.

   Cash flows from financing activities were $35.3 million for the year ended December 31, 2000 compared to $80.3 million for the year ended December 31, 1999. The change in cash flows from financing activities for the year ended December 31, 2000 was the result of fewer acquisitions and principal payments.

   We believe, based on current operations and projected growth, that our cash flow from operations, together with borrowings available under our senior credit facilities, will be sufficient to meet our future requirements for working capital, capital expenditures, interest payments and scheduled principal payments.

 Senior Credit Facilities

   On January 12, 2001, Nexstar and the Bastet Group each entered into a senior secured credit facility with a group of commercial banks. The terms of the credit agreement governing the Nexstar facility provide for a reducing revolving credit facility in the amount of $72.0 million and a term loan facility in the amount of $110.0 million. The terms of the credit agreement governing the Bastet Group facility provide for a revolving credit facility in the amount of $43.0 million. Interest rates associated with the Nexstar and the Bastet Group credit facilities are based, at our option, on the prevailing prime rate plus an applicable margin or the LIBOR rate plus an applicable margin. Interest is fixed for a period ranging from one month to 12 months, depending on availability of the interest basis selected, except if we select a prime-based loan, in which case the interest rate will fluctuate during the period as the prime rate fluctuates. Interest is payable periodically based on the type of interest rate selected. In addition, we and the Bastet Group are required to pay quarterly commitment fees based on our consolidated total leverage ratio for that particular quarter on the unused portion of the revolving commitments. The reducing revolving credit facility and the term loan are subject to an amortization schedule. The new credit facilities are due and payable on their maturity date, January 12, 2007. The senior credit facilities contain covenants which require us to comply with certain limitations on the incurrence of additional indebtedness, issuance of equity, payment of dividends and on certain other business activities. We were in compliance with all covenants at March 31, 2001.

 Senior Subordinated Notes

   On March 16, 2001, Nexstar issued $160.0 million of 12% senior subordinated notes due 2008 at a price of 96.012%. The senior subordinated notes mature on April 1, 2008. Interest is payable every six months in arrears on April 1 and October 1. The senior subordinated notes are guaranteed by the Bastet Group and all of the domestic existing and future restricted subsidiaries of Nexstar and the Bastet Group. They are general unsecured senior subordinated obligations subordinated to all of our senior debt. The senior subordinated notes are redeemable on or after April 1, 2005 and Nexstar may redeem up to 35% of the aggregate principal amount of the notes before April 1, 2004 with the net cash proceeds from qualified equity offerings. The senior subordinated notes require Nexstar to comply with certain limitations on the incurrence of additional indebtedness, issuance of equity, payment of dividends and on certain other business activities.

 Unsecured Interim Loan

   On January 12, 2001, Nexstar's parent was issued an unsecured interim loan by its primary lender in the amount of $40.0 million. The interim loan bears interest at an initial rate of 13.5% per year, which shall automatically increase by 0.5% on each three-month anniversary of the closing date, not to exceed 18.0% per year. Interest becomes quarterly in arrears until maturity, commencing after January 12, 2005. The interim loan matures on January 18, 2008. The interim loan is subject to a mandatory prepayment in the event of a direct or indirect public offering or private placement of debt or equity securities of any entity of Nexstar Broadcasting subject to certain exceptions. The interim loan is subordinate to the prior payment in full of all senior debt either outstanding or to be created, incurred, assumed or guaranteed. In conjunction with the offering of the senior subordinated notes, $30.0 million of the interim loan was repaid.

Quantitative and Qualitative Disclosure Relating to Market Risks

 Interest Rate Risk

   Our exposure to market risk for changes in interest rates relates primarily to our long-term debt obligations.

   All borrowings at March 31, 2001 under our senior credit facilities bear interest at the base rate, or Eurodollar rate, plus the applicable margin, as defined (ranging from 8.025% to 8.595% at March 31, 2001). Interest is payable in accordance with the credit agreement.

   At March 31, 2001, Nexstar had in effect three interest rate swap agreements, with commercial banks, with notional amounts of $93.3 million, $20.0 million and $15.0 million. Nexstar's interest rate swap agreements require Nexstar to pay a fixed rate and receive a floating rate thereby creating fixed rate debt. The agreements are designated as a hedge of interest rates, and the differential to be paid or received on the swaps is accrued as an adjustment to interest expense. Nexstar is exposed to credit loss in the event of nonperformance by the counterparty. The financial instruments expire on December 31, 2002, November 8, 2002 and May 21, 2001, respectively.

 Impact of Inflation

   We believe that our results of operations are not dependent upon moderate changes in the inflation rate.

Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Subsequently, SFAS No. 133 was amended by the issuance of Statement of Accounting Standards No. 137 and Statement of Accounting Standards No. 138. These amendments modify the provisions and effective date of SFAS No. 133. SFAS No. 133, as amended, is effective for fiscal quarters beginning after January 1, 2001. Upon adoption of SFAS No. 133, on January 1, 2001, we recorded other comprehensive loss to recognize at fair value all derivatives that were designated as cash flow hedging instruments, which was comprised of unrealized losses related to our interest rate swaps of $0.2 million. This unrealized loss increased by $2.0 million during the first quarter of 2001 and as of March 31, 2001, the cumulative unrealized loss on our interest rate swaps was $2.2 million.

   We use derivative financial instruments for purposes other than trading, such as hedging for long-term debt and does so to reduce its exposure to fluctuations in interest rates, as dictated by their credit agreement. All derivatives are recognized on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. We assess, both at its inception and on an on-going basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in cash flows of hedged items. We assess hedge ineffectiveness on a quarterly basis and records the gain or loss related to the ineffective portion to current earnings, to the extent it is significant. If we determine that a cash flow hedge is no longer probable of occurring, we discontinue hedge accounting for the affected portion of the forecasted transaction, and any unrealized gain or loss on the contract is recognized in current earnings.

                                    BUSINESS

   Nexstar's predecessor was formed in 1996 to own and operate television stations in small and medium-sized markets across the United States. We completed our first acquisition in June 1996 with the purchase of WYOU, the CBS affiliate in Wilkes Barre-Scranton, Pennsylvania. We currently own and operate 17 stations in 13 markets. In three of the markets in which we operate, we have duopolies. Our stations are geographically diverse, existing in seven states stretching from Texas to New York. We also benefit from diversity in our network affiliations. Specifically, the stations in our group have primary affiliation agreements with all four major networks (six with NBC, five with CBS, three with ABC, two with FOX) and one with UPN. On a pro forma basis for the year ended December 31, 2000, no single station contributed more than 15.0% of total net revenue or 16.6% of broadcast cash flow, with the majority of the stations contributing no more than 6.2% of total net revenue or 6.4% of broadcast cash flow. On a pro forma basis for the three months ended March 31, 2001, no single station contributed more than 12.0% of total net revenue or 15.0% of broadcast cash flow with the majority of the stations contributing no more than 6.2% of total net revenue or 6.8% of broadcast cash flow.

   We believe there are significant advantages in focusing on small to medium-sized markets, most of which result from a lower level of local competition compared to larger markets. First, many of the broadcast television competitors in our markets are generally less professionally managed and less well capitalized than we are, and are often family owned and operated. Second, by providing equity incentives to our station general managers, we are able to attract management with experience in larger markets who employ marketing and sales techniques that are not typically utilized in our markets. Lastly, in negotiating with programming vendors, we are able to exercise leverage because there are typically more programs available than outlets. In many of our markets, there are only two or three other competing commercial local television stations.

   We target markets that have stable employment and population, a diverse base of employers (government, education, business), and communities receptive to local programming. Broadcast television stations in these markets offer an opportunity to generate attractive and stable broadcast cash flows while providing limited competition for viewers and syndicated programming. As a result of the implementation of our business strategies, discussed below, we have experienced significant growth. On a pro forma basis for the year ended December 31, 2000, our total net revenue was $127.3 million, our broadcast cash flow was $49.7 million and our Adjusted EBITDA was $48.0 million. On a pro forma basis for the three months ended March 31, 2001, our total net revenue was $25.6 million, our broadcast cash flow was $7.5 million and our Adjusted EBITDA was $6.8 million.

Business Strategy

   Within our markets, we seek to maximize revenue growth and broadcast cash flow through the following strategies:

   Develop Leading Local Franchises. Each of our stations seeks to create a distinct identity, primarily through the quality of its local news programming. In 10 of our 13 markets, we rank number one or number two in news viewership. Strong local news generates high ratings among attractive demographic profiles and enhances audience loyalty, which results in higher ratings for programs both preceding and following the news. We continually invest in our stations' news product and have increased the local news programming of our stations in the aggregate by 27.4% to 279 hours per week. Extensive local sports coverage further differentiates us from our competitors and adds to our local advertising appeal. In addition, each station actively sponsors community events, which has led to stronger community relations and increased local advertising.

   Emphasize Local Sales. We employ a high-quality local sales force in each of our markets to capitalize on our investment in local programming. We seek to maximize local advertising revenues, which are generally more stable than national advertising revenues and which we directly manage through our own local sales forces. For the year ended December 31, 2000, the percentage of our total spot revenues, excluding political, from local advertising was 61.9%, while for the three months ended March 31, 2001, our total spot revenues, excluding political, from local advertising was 63.0%, each of which we believe is higher than other station groups. While we maintain strict cost controls, in most of our markets we have increased the size and quality of our local sales force. Since acquiring our stations, we have added a net total of 26 account executives, a 30% increase in our overall sales force. We also invest in our sales personnel by implementing comprehensive training programs and employing a sophisticated inventory tracking system to help maximize advertising rates and the amount of inventory sold in each time period.

   Maintain Strict Cost Controls. We emphasize strict controls on operating and programming costs in order to increase broadcast cash flow. We continually seek to identify and implement cost savings opportunities at each of our stations, and our overall size benefits each station with respect to negotiating favorable terms with programming suppliers and other vendors. By leveraging our size and corporate management expertise, we are able to achieve economies of scale by providing programming, financial, sales and marketing support to our entire station portfolio. Due to the significant negotiating leverage afforded by our scale and limited competition in our markets, we reduced our cash programming expense to 7.2% of our total net revenue for the year ended December 31, 2000, and to 7.9% of our total net revenue for the three months ended March 31, 2001, which expense we believe is lower than other station groups.

   Attract and Retain High Quality Management. We are able to attract and retain station general managers with proven track records in larger television markets by offering equity incentives, which typically are not offered by other station operators in our markets. All of Nexstar's station general managers have an equity interest in Nexstar Broadcasting. Our station general managers have an average of over 20 years of experience in the television broadcasting industry. Since Nexstar's inception, there has been no turnover at our general manager level, with the exception of that which occurred as a result of retirement or actions initiated by us.

   Pursue Duopoly Opportunities. We seek to eliminate redundant management and achieve significant economies of scale in marketing, programming and capital expenditures by combining the operations of two or three stations in one market, typically into a single physical facility. For example, in our Wichita Falls, Texas facility, we simultaneously operate three separate stations, KFDX
(NBC), KJTL (FOX) and KJBO-LP (UPN), with a single general sales manager, engineering department, production crew and administrative staff. We selectively evaluate acquisitions and asset exchanges with the objective of obtaining additional duopolies.

Our Stations

   The following chart sets forth general information about our stations:

                                                                                Commercial
                                                   Market              Station  Stations in
   Station                    Market                Rank  Affiliation Rank(/1/) Market(/2/)
   ------------  --------------------------------- ------ ----------- --------- -----------
   WBRE          Wilkes Barre-Scranton, PA           52       NBC         2           4
   WYOU(/3/)     Wilkes Barre-Scranton, PA           52       CBS         3           4
   WROC          Rochester, NY                       74       CBS         1           4
   KTAL          Shreveport, LA                      76       NBC         3           5
   WCIA/WCFN     Champaign-Springfield-Decatur, IL   83       CBS         1           5
   WMBD          Peoria-Bloomington, IL             112       CBS         2           4
   KBTV          Beaumont-Port Arthur, TX           137       NBC         3           3
   WTWO          Terre Haute, IN                    139       NBC         2           3
   WJET          Erie, PA                           142       ABC         3           4
   WFXP(/4/)     Erie, PA                           142       FOX         4           4
   KSNF          Joplin, MO-Pittsburgh, KS          145       NBC      2 (tied)       3
   KFDX          Wichita Falls, TX-Lawton, OK       146       NBC      1 (tied)       4
   KJTL(/5/)     Wichita Falls, TX-Lawton, OK       146       FOX         4           4
   KJBO-LP(/5/)  Wichita Falls, TX-Lawton, OK       146       UPN        NA           4
   KMID          Midland-Odessa, TX                 151       ABC         3           4
   KTAB          Abilene-Sweetwater, TX             160       CBS         1           4
   KQTV          St. Joseph, MO                     192       ABC         1           1

--------
(1)Station ranking in market is determined by audience shares from November
  2000.
(2) The term "commercial station" means a television broadcast station and does not include non-commercial television stations, cable program services or networks, or stations that do not meet the minimum Nielson reporting standards.
(3)Owned by Bastet Broadcasting, Inc. and operated under a shared services agreement.
(4)Owned by Bastet Broadcasting, Inc. and operated under a time brokerage agreement.
(5)Owned by Mission Broadcasting of Wichita Falls, Inc. and operated under a shared services agreement and joint sales agreement.

   The following is a description of each of our stations and their markets:

WBRE and WYOU (Wilkes Barre-Scranton, Pennsylvania)

   Market Profile. Wilkes Barre-Scranton, Pennsylvania is the 52nd-largest DMA in the United States, with a population of approximately 1.5 million and 550,000 television households. Cable penetration in the Wilkes Barre-Scranton market is estimated to be 82%. The Wilkes Barre-Scranton market experienced compound annual revenue growth of approximately 5.0% from 1998 to 2000 and is expected to grow at a compound annual rate of 5.7% through 2003. Average household income is estimated to be $38,754.

   The diversified economy in the Wilkes Barre-Scranton market is comprised mainly of professional services, agriculture, wholesale/retail, government and manufacturing jobs. Major employers include Prudential Investments, Fleet Financial Group, General Dynamics, HarperCollins Publishers, and JC Penney Catalog Customer Service Centers.

   There are four commercial television stations in the Wilkes Barre-Scranton, Pennsylvania DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                           Audience Share
                                                                     ---------------------------
   Call       Channel Affiliation               Owner                Nov-00 May-00 Nov-99 May-99
   ---------  ------- ----------- ---------------------------------- ------ ------ ------ ------
   WBRE           28      NBC     Nexstar Broadcasting Group           13%    14%    15%    16%
   WYOU           22      CBS     Bastet Broadcasting                  11%    11%    12%    11%
   WNEP           16      ABC     The New York Times Company           17%    23%    20%    19%
   WOLF/WILF   56/53      FOX     Pegasus Communications Corporation    6%     4%     5%     4%

WBRE

   Station Profile. Nexstar acquired WBRE, an NBC affiliate, in January 1998. For the November 2000 ratings period, WBRE ranked second in its market, with a sign-on to sign-off audience share of 13%. The station's syndicated programming includes Wheel of Fortune, Jeopardy, The Oprah Winfrey Show and Seinfield.

   In January 1998, Nexstar significantly increased its operating efficiencies by entering into a shared services agreement with WYOU, a Bastet Group station, which Nexstar believes was the first shared services agreement allowed by the FCC. As a result of combining the operations of two traditional network affiliates, Nexstar was able to achieve significant cost reductions. Nexstar integrated both stations' operations into a new facility and significantly upgraded the technical capabilities and news sets of both stations, creating substantial opportunities for future growth.

   Since the successful implementation of the shared services agreement, Nexstar has focused on increasing revenue share. Nexstar recently hired a new general manager, a general sales manager and a local sales manager. Nexstar has significantly improved advertising rates by refocusing the station operations and concentrating on inventory management. Nexstar has also enhanced programming, strengthened the local news product and upgraded its weather system to position WBRE to achieve future revenue growth.

WYOU

   Station Profile. Nexstar acquired WYOU, a CBS affiliate, in June 1996 and sold it to the Bastet Group in 1998, when a shared services agreement was entered into with WBRE. For the November 2000 ratings period,

WYOU ranked third in its market, with a sign-on to sign-off audience share of 11%. The station's syndicated programming includes Montel, Entertainment Tonight, and Judge Judy.

   To increase visibility of WYOU, the station recently unveiled a new, street-level newsroom in Scranton. In order to increase audience share, Nexstar relaunched the station's news product in January 2001 with a newly designed logo and enhanced graphics. In addition, the station has improved its syndicated programming, expanded its promotional efforts and begun using a new transmitter to improve the station's signal reach and coverage.

WROC (Rochester, New York)

   Market Profile. Rochester, New York is the 74th-largest DMA in the United States, with a population of approximately 975,000 and 377,000 television households. Cable penetration in the Rochester market is estimated to be 73%. The Rochester market experienced compound annual revenue growth of approximately 0.9% from 1998 to 2000 and is expected to grow at a compound annual rate of 4.2% through 2003. Average household income is estimated to be $44,023.

   The most prominent industries in Rochester are services, retail trade and manufacturing. The largest employers in this market are Eastman Kodak Co., Xerox Corporation, University of Rochester, Strong Memorial Hospital, ViaHealth, and Wegmans Food Markets Inc.

   There are four commercial television stations in the Rochester, New York DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                     Audience Share
                                                               ---------------------------
   Call   Channel Affiliation              Owner               Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- -------------------------------- ------ ------ ------ ------
   WROC       8       CBS     Nexstar Broadcasting Group         17%    16%    20%    18%
   WHEC      10       NBC     Hubbard Broadcasting Inc           15%    16%    15%    16%
   WORK      13       ABC     Ackerley Group                     16%    19%    16%    15%
   WUHF      31       FOX     Sinclair Broadcasting Group         8%     9%     9%     9%
                              (under time brokerage agreement)

   Station Profile. Nexstar acquired WROC, a CBS affiliate, in December 1999. For the November 2000 ratings period, WROC ranked first in its market, with a sign-on to sign-off audience share of 17%. The station's syndicated programming includes Jeopardy, Wheel of Fortune and Entertainment Tonight.

   Nexstar believes this station has substantial potential for increased revenues because, in spite of its number one position in audience share, it has captured less than 20% of the revenues in this four-station market. Since acquisition, Nexstar has installed a new management team and increased the size of its local salesforce in order to focus on local sales. Nexstar hired a new general manager with significant regional experience, as well as a new local sales manager and a new promotions manager. Nexstar also added three local account executives. In addition, Nexstar overhauled the station's newscast in 2000 with an upgraded news set and graphics.

KTAL (Shreveport, Louisiana)

   Market Profile. Shreveport, Louisiana is the 76th-largest DMA in the United States, with a population of approximately 998,000 and 371,000 television households. Cable penetration in the Shreveport market is estimated to be 60%. The Shreveport market experienced compound annual revenue growth of approximately 6.4% from 1998 to 2000 and is expected to grow at a compound annual rate of 6.0% through 2003. Average household income is estimated to be $35,489.

   The Shreveport economy is primarily focused on agribusiness, manufacturing, distribution, research and technology and is also home to a growing casino industry and Barksdale Air Force Base. The Greater Shreveport-Northwest Louisiana region is a designated Customs Port of Entry and Foreign Trade Zone.

   There are five commercial television stations in the Shreveport, Louisiana DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                  Audience Share
                                                            ---------------------------
   Call   Channel Affiliation             Owner             Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- ----------------------------- ------ ------ ------ ------
   KTAL       6       NBC     Nexstar Broadcasting Group       8%    10%    11%    11%
   KTBS       3       ABC     Wray, Florence                  14%    17%    16%    13%
   KSLA      12       CBS     Raycom Media Incorporated       17%    17%    21%    23%
   KMSS      33       FOX     Communication Corp of America    5%     4%     6%     5%
   KSHV      45     UPN/WB    White Knight Broadcasting        2%     3%     3%     2%

   Station Profile. Nexstar acquired KTAL, an NBC affiliate, in November 2000. For the November 2000 ratings period, KTAL ranked third in its market, with a sign-on to sign-off audience share of 8%. The station's syndicated programming includes Wheel of Fortune, Hollywood Squares and Sally.

   Under the previous family-ownership of KTAL, Nexstar believes there was a lack of expertise in television broadcasting, creating opportunities for revenue increases and cost reductions. Since acquisition, Nexstar has redirected the station's focus away from Texarkana to the more profitable and substantially larger Shreveport segment of the market. Nexstar has completely replaced the prior management team, hiring a new general manager, who previously led KSLA, another Shreveport station, to the number one ranked station in the market during his tenure. Nexstar has also hired a new general sales manager, news director, chief engineer and operations manager. Nexstar has implemented cost reductions and an incentive-based commission structure. To improve the station's viewership and revenue share in this growing market, Nexstar is investing approximately $1.0 million to upgrade and improve the on-air look and the quality of the station, particularly in news programming.

WCIA/WCFN (Champaign-Springfield-Decatur, Illinois)

   Market Profile. Champaign-Springfield-Decatur, Illinois is the 83rd-largest DMA in the United States, with a population of approximately 902,000 and 345,000 television households. Cable penetration in the Champaign-Springfield-Decatur market is estimated to be 76%. The Champaign-Springfield-Decatur market experienced a compound annual decrease in revenue of approximately 0.1% from 1998 to 2000 but is expected to grow at a compound annual rate of 3.7% through 2003. Average household income is estimated to be $43,064.

   The Champaign-Springfield area is recognized as a center for computing and technology, with a diverse group of traditional and high-technology companies. The top employers are the University of Illinois at Urbana-Champaign, Carle Clinic Association, Carle Foundation Hospital and Kraft Foods, Inc.

   There are five commercial television stations in the Champaign-Springfield-Decatur, Illinois DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                       Audience Share
                                                                 ---------------------------
   Call       Channel Affiliation             Owner              Nov-00 May-00 Nov-99 May-99
   ---------  ------- ----------- ------------------------------ ------ ------ ------ ------
   WCIA/WCFN    3/49      CBS     Nexstar Broadcasting Group       18%    19%    20%    21%
   WAND           17      ABC     LIN Television Corporation       14%    15%    15%    14%
   WICS/WICD   20/15      NBC     Sinclair Broadcast Group         14%    15%    13%    16%
   WBUI           23       WB     Acme Television LLC               2%     3%     2%    --
   WRSP/WCCU   55/27      FOX     Bahakel Communications Limited    5%     5%     7%     5%

WCIA

   Station Profile. In January 2001, Nexstar acquired WCIA, a CBS affiliate located in Champaign. WCIA had been operated by Nexstar under a time brokerage agreement since July 1999. For the November 2000 ratings period, WCIA ranked first in its market, with a sign-on to sign-off audience share of 18%. The station's syndicated programming includes The Oprah Winfrey Show, Hollywood Squares and Frasier.

   Because WCIA is ranked number one in its market for news, Nexstar believes that the station provides a powerful base to drive revenue growth with increased marketing and promotion. To capture revenue opportunities not realized by the previous ownership, which concentrated primarily on the Champaign side of the market, Nexstar has increased its sales efforts in the Springfield area and added a Springfield-based sales force to enhance its local presence. When Nexstar entered into the time brokerage agreement, it was able to reduce expenses at this station by approximately $2.7 million through employee consolidation, increased vendor discounts and elimination of certain corporate expenses. With its number one ranked news product, the anticipated addition of a local sales manager and Nexstar's sports broadcast agreement with the University of Illinois, Nexstar believes that WCIA is strategically positioned for future growth.

WCFN

   Station Profile. Nexstar acquired WCFN, which is located in Springfield, in conjunction with WCIA. Nexstar is currently using WCFN to simulcast WCIA to the southwest segment of the DMA. The FCC has granted duopoly status for WCFN, and Nexstar is in the process of increasing WCFN's transmission power. Among other strategic alternatives, Nexstar is contemplating the possibility of entering into an affiliate agreement with UPN to create an additional broadcasting outlet. While any such discussions may not be successful, launching WCFN as a stand-alone station would allow the station to benefit from substantial operational efficiencies, and would result in additional inventory to sell in the market. This would become our 18th station and fourth effective duopoly.

WMBD (Peoria-Bloomington, Illinois)

   Market Profile. Peoria-Bloomington, Illinois is the 112th-largest DMA in the United States, with a population of approximately 614,000 and 231,000 television households. Cable penetration in the Peoria-Bloomington market is estimated to be 72%. The Peoria-Bloomington market experienced compound annual revenue growth of approximately 0.3% from 1998 to 2000 and is expected to grow at a compound annual rate of 4.7% through 2003. Average household income is estimated to be $46,184.

   The Peoria-Bloomington market is approximately equidistant from Chicago, St. Louis, and Indianapolis. Major colleges and universities in the area include Bradley University, Illinois Central College, the University of Illinois College of Medicine, and Illinois State University. Major employers include Caterpillar, State Farm Insurance Companies and Mitsubishi Motor Manufacturing of America.

   There are four commercial television stations in the Peoria-Bloomington, Illinois DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                     Audience Share
                                                               ---------------------------
   Call   Channel Affiliation              Owner               Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- -------------------------------- ------ ------ ------ ------
   WMBD      31       CBS     Nexstar Broadcasting Group         15%    17%    18%    20%
   WHOI      19       ABC     Benedek Broadcasting Corporation   12%    14%    12%    10%
   WEEK      25       NBC     Granite Broadcasting Corporation   18%    19%    18%    19%
   WYZZ      43       FOX     Sinclair Broadcasting Group         7%     5%     8%     7%

   Station Profile. Nexstar acquired WMBD, a CBS affiliate located in Peoria, in January 2001. For the November 2000 ratings period, WMBD ranked second in its market, with a sign-on to sign-off audience share of 15%. The station's syndicated programming includes Wheel of Fortune, Jeopardy and Hollywood Squares.

   Since Nexstar's acquisition of WMBD, Nexstar has replaced the general sales manager, and it plans to hire a new local sales manager. Nexstar has strengthened WMBD's position in the local news market by refocusing its sales effort and news programming on Bloomington, a large population center where competitors have no physical presence. WMBD has gained market recognition and loyalty for its Morning Mix talk show program, which has improved ratings in the time period more than four-fold since its inception. In addition, Nexstar has reduced expenses (including program costs) from $5.6 million in 1998 to $4.9 million in 2000 as a result of cost controls at this station.

KBTV (Beaumont-Port Arthur, Texas)

   Market Profile. Beaumont-Port Arthur, Texas is the 137th-largest DMA in the United States, with a population of approximately 452,000 and 165,000 television households. Cable penetration in the Beaumont-Port Arthur market is estimated to be 70%. The Beaumont-Port Arthur market experienced compound annual revenue growth of approximately 2.7% from 1998 to 2000 and is expected to grow at a compound annual rate of 3.7% through 2003. Average household income is estimated to be $38,791.

   Beaumont is the county seat of Jefferson County, while Port Arthur is a major port of entry into the United States. Major employers include the Beaumont Independent School District, Christus St. Elizabeth Hospital, Huntsman Corporation and the Mobil Oil Corporation.

   There are three commercial television stations in the Beaumont-Port Arthur, Texas DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                               Audience Share
                                                         ---------------------------
   Call   Channel Affiliation           Owner            Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- -------------------------- ------ ------ ------ ------
   KBTV       4       NBC     Nexstar Broadcasting Group   10%    13%    12%    15%
   KFDM       6       CBS     Freedom Broadcasting, Inc    25%    26%    29%    27%
   KBMT      12       ABC     Texas Television             13%    14%    14%    13%

   Station Profile. Nexstar acquired KBTV, an NBC affiliate, in January 1998. For the November 2000 ratings period, KBTV ranked third in its market, with a sign-on to sign-off audience share of 10%. The station's syndicated programming includes Jeopardy, Hollywood Squares and The Maury Povich Show.

   Since the acquisition of KBTV, Nexstar relocated most departments of the station from Port Arthur to a high-traffic area in a premier location in Beaumont, the retail hub of the market, greatly improving the station's local image. In the fourth quarter of 1999, Nexstar relaunched the station with new call letters, graphics, on-air talent, and promotions. KBTV's market revenue share has increased since 1998 from 22.6% to 27.0%. Furthermore, Nexstar believes that the station has grown from number three to number two in market revenue share and that this station is well positioned for continued growth as a result of Nexstar's investment, increased community involvement and marketing partnerships.

WTWO (Terre Haute, Indiana)

   Market Profile. Terre Haute, Indiana is the 139th-largest DMA in the United States, with a population of approximately 412,000 and 157,000 television households. Cable penetration in the Terre Haute market is estimated to be 62%. The Terre Haute market experienced compound annual revenue growth of approximately 4.7% from 1998 to 2000 and is expected to grow at a compound annual rate of 4.7% through 2003. Average household income is estimated to be $37,108.

   The major employers in the Terre Haute market include Pfizer, Inc., Eli Lilly and Co., Columbia House, and Bemis Corporation.

   There are three commercial stations in the Terre Haute, Indiana DMA. The table below provides an overview of the commercial stations licensed to the
DMA:

                                                                   Audience Share
                                                             ---------------------------
   Call   Channel Affiliation             Owner              Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- ------------------------------ ------ ------ ------ ------
   WTWO       2       NBC     Nexstar Broadcasting Group       14%    16%    14%    16%
   WTHI      10       CBS     Emmis Communications             20%    21%    22%    24%
   WBAK      38       FOX     Bahakel Communications Limited    4%     4%     6%     4%

   Station Profile. Nexstar acquired WTWO, an NBC affiliate, in April 1997. For the November 2000 ratings period, WTWO ranked second in its market, with a sign-on to sign-off audience share of 14%. The station's syndicated programming includes The Oprah Winfrey Show, Jeopardy and Wheel of Fortune.

   Since acquisition, Nexstar hired a new general manager, sales manager, operations manager, news director and promotion manager and completely replaced the sales force, increasing the number of account executives from five to seven. In addition, Nexstar has added a noon and a five o'clock news program. WTWO recently won or tied for first place in every targeted demographic news category. Nexstar believes that additional revenue growth will be driven by non-traditional opportunities from sources such as the television and radio broadcast rights for Indiana State University sporting events, which rights we obtained in 1999. Nexstar believes WTWO is well positioned to continue to achieve revenue growth and capitalize on the market's growing economy by leveraging the station's leading news position with its experienced local sales team.

WJET and WFXP (Erie, Pennsylvania)

   Market Profile. Erie, Pennsylvania is the 142nd-largest DMA in the United States, with a population of approximately 414,000 and 153,000 television households. Cable penetration in the Erie market is estimated to be 67%. The Erie market experienced compound annual revenue growth of approximately 7.3% from 1998 to 2000 and is expected to grow at a compound annual rate of 4.7% through 2003. Average household income is estimated to be $40,742.

   The Erie economy is based on manufacturing, paper milling, financial and other services. Major employers in the Erie market include General Electric Company, Wegmans Food Markets, Inc., International Paper Company and Plastek Industries. Major area universities and colleges include Allegheny College, Gannon University and Edinboro University.

   There are four commercial stations in the Erie, Pennsylvania DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                               Audience Share
                                                         ---------------------------
   Call   Channel Affiliation           Owner            Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- -------------------------- ------ ------ ------ ------
   WJET      24       ABC     Nexstar Broadcasting Group   15%    17%    18%    17%
   WFXP      66       FOX     Bastet Broadcasting           4%     4%     5%     5%
   WICU      12       NBC     SJL Communications LP        18%    15%    15%    16%
   WSEE      35       CBS     WSEE Television Inc          18%    17%    20%    19%

WJET

   Station Profile. Nexstar acquired WJET, an ABC affiliate, in January 1998. For the November 2000 ratings period, WJET ranked third in its market, with a sign-on to sign-off audience share of 15%. The station's syndicated programming includes Frasier, Seinfeld and Everybody Loves Raymond.

   Nexstar purchased WJET from the family who founded the station over 40 years ago. Through cost reductions, the station's broadcast cash flow margin has improved to 43.4% for the year ended December 31,

2000 from previously negative levels. Building on its top ranked evening newscast, Nexstar launched a morning news program three months after acquisition that also achieved top ranking within 15 months. Nexstar believes it can continue revenue and broadcasting cash flow growth through a refocused sales effort and an aggressive promotional campaign.

WFXP

   Station Profile. Nexstar began its time brokerage agreement with WFXP, a FOX affiliate, in August 1998. In November 1998, a member of the Bastet Group acquired WFXP. For the November 2000 ratings period, WFXP ranked fourth in its market, with a sign-on to sign-off audience share of 4%. WFXP's syndicated programming includes Friends and The Simpsons.

   Since the station began its time brokerage agreement with WJET, WFXP's broadcast cash flow has significantly increased, due to the leverage of WJET's existing asset base and the efficiencies afforded by the time brokerage agreement. We have made significant investments to strengthen WFXP's news product and syndicated programming in order to improve ratings. We have doubled the sales force since acquisition to continue to drive revenue growth and believe the station has substantially increased its revenue share.

KSNF (Joplin, Missouri-Pittsburgh, Kansas)

   Market Profile. Joplin, Missouri-Pittsburgh, Kansas is the 145th-largest DMA in the United States, with a population of approximately 375,000 and 148,000 television households. Cable penetration in the Joplin-Pittsburgh market is estimated to be 57%. The Joplin-Pittsburgh market experienced compound annual revenue growth of approximately 6.4% from 1998 to 2000 and is expected to grow at a compound annual rate of 6.0% through 2003. Average household income is estimated to be $32,204.

   The Joplin-Pittsburgh market is located seven miles from the Kansas border, ten miles from the Oklahoma border, and 50 miles from the Arkansas border. Joplin is recognized as the retail center in the four-states area. Major employers in the market include Contract Freighters, Inc., St. John's Regional Medical Center, Freeman Health System, and Eagle Picher Industries.

   There are three commercial stations in the Joplin, Missouri-Pittsburgh, Kansas DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                     Audience Share
                                                               ---------------------------
   Call   Channel Affiliation              Owner               Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- -------------------------------- ------ ------ ------ ------
   KSNF      16       NBC     Nexstar Broadcasting Group         15%    15%    14%    15%
   KOAM       7       CBS     Saga Communications Incorporated   19%    18%    22%    22%
   KODE      12       ABC     GOCOM Holdings LLC                 15%    16%    16%    15%

   Station Profile. Nexstar acquired KSNF, an NBC affiliate, in January 1998. For the November 2000 ratings period, KSNF tied for second in its market, with a sign-on to sign-off audience share of 15%. The station's syndicated programming includes Frasier, Judge Judy and The Rosie O'Donnell Show.

   Since acquisition, Nexstar hired ten new employees including three department managers, two salespeople and an on-air professional from a competitor. In addition, Nexstar launched a 6:00 a.m. and a 5:00 p.m. newscast, both of which are now ranked number one. In aggregate, the station has increased its total locally produced news programming by 54% to 18.5 hours per week. KSNF's newscasts are the market leaders in all saleable demographics, and in 1999, KSNF won the prestigious Edward R. Murrow Award for the best small market newscast in the Midwest region. Nexstar believes that KSNF is well positioned to continue to achieve revenue growth and capitalize on the market's growing economy by leveraging the station's number one news position with its experienced local sales team.

KFDX, KJTL and KJBO-LP (Wichita Falls, Texas-Lawton, Oklahoma)

   Market Profile. Wichita Falls, Texas-Lawton, Oklahoma is the 146th-largest DMA in the United States, with a population of approximately 421,000 and 148,000 television households. Cable penetration in the Wichita Falls-Lawton market is estimated to be 67%. The Wichita Falls-Lawton market experienced compound annual revenue growth of approximately 5.1% from 1998 to 2000 and is expected to grow at a compound annual rate of 5.9% through 2003. Average household income is estimated to be $35,463.

   Historically an oil and cotton-based economy, Wichita Falls also is home to Sheppard Air Force Base and is a major medical hub for North Texas and Southern Oklahoma residents.

   There are four commercial television stations in the Wichita Falls, Texas-Lawton, Oklahoma DMA. The table below provides an overview of the commercial stations licensed to the DMA, exclusive of our UPN affiliate, KJBO-LP:

                                                                     Audience Share
                                                               ---------------------------
   Call   Channel Affiliation              Owner               Nov-00 May-00 Nov-99 May-99
   ----   ------- ----------- -------------------------------- ------ ------ ------ ------
   KFDX       3       NBC     Nexstar Broadcasting Group         14%    15%    14%    15%
   KJTL      18       FOX     Mission Broadcasting                6%     5%     8%     6%
   KAUZ       6       CBS     Benedek Broadcasting Corporation   14%    14%    15%    15%
   KSWO       7       ABC     Drewry Communications Group        12%    14%    15%    11%

KFDX

   Station Profile. Nexstar acquired KFDX, an NBC affiliate, in January 1998. For the November 2000 ratings period, KFDX tied for the number one ranking in its market, with a sign-on to sign-off audience share of 14%. The station's syndicated programming includes Entertainment Tonight, Montel and The Rosie O'Donnell Show.

   KFDX is the market leader in news in most demographic groups targeted by advertisers. Since acquisition of KFDX, Nexstar has increased audience share and has become the number one ranked news station in the market by increasing promotions and focusing on community relations. For example, KFDX was the official station of the Dallas Cowboys training camp, held at Midwestern State University for the 1999 and 2000 seasons. Nexstar believes that KFDX is well positioned for continued growth through ongoing community projects, local programming enhancements and increased marketing initiatives.

KJTL

   Station Profile. A member of the Bastet Group acquired KJTL, a FOX affiliate, in June 1999. For the November 2000 ratings period, KJTL ranked fourth in its market, with a sign-on to sign-off audience share of 6%. The station's syndicated programming includes Frasier, Spin City and Judge Judy.

   Through its joint sales agreement and shared services agreement with KFDX, KJTL and KJBO-LP have achieved significant operating efficiencies. KJTL, KFDX and KJBO-LP leverage their resources and realize savings by eliminating duplicative costs related to equipment, vehicles, vendor contracts and personnel in engineering, production, and operations. For example, by sharing a single facility and leveraging KFDX's market-leading news operation, Nexstar introduced the market's only 9:00 p.m. news on a cost-effective basis. However, KJTL maintains a separate identity, targeting a younger demographic than KFDX, allowing KJTL to reach a broader section of the market. Nexstar recently implemented new incentive programs for KJTL's advertisers and is working to improve the brand recognition of this station, with the goal of increasing the demand for the station's inventory and improving the station's advertising rates.

KJBO-LP

   Station Profile. A member of the Bastet Group acquired KJBO-LP, a UPN affiliate, in June 1999. Operating through its joint sales agreement and shared services agreement with KFDX, KJBO-LP is a highly efficient operation. Improved marketing and additional inventory combined with this station's marginal expenses present an opportunity for increasing broadcast cash flow.

KMID (Midland-Odessa, Texas)

   Market Profile. Midland-Odessa, Texas is the 151st-largest DMA in the United States, with a population of approximately 391,000 and 138,000 television households. Cable penetration in the Midland-Odessa market is estimated to be 73%. The Midland-Odessa market experienced compound annual revenue growth of approximately 0.3% from 1998 to 2000 and is expected to grow at a compound annual rate of 5.0% through 2003. Average household income is estimated to be $39,286.

   Midland-Odessa serves as an administrative center for the Permian Basin, where approximately 20% of America's oil reserves are located.

   There are four commercial television stations in the Midland-Odessa, Texas DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                             Audience Share
                                                                       ---------------------------
   Call       Channel Affiliation                Owner                 Nov-00 May-00 Nov-99 May-99
   ---------  ------- ----------- ------------------------------------ ------ ------ ------ ------
   KMID           2       ABC     Nexstar Broadcasting Group             11%    13%    13%    11%
   KPEJ          24       FOX     Communication Corporation of America    7%     6%     8%     6%
   KOSA           7       CBS     ICA Broadcasting                       13%    13%    14%    13%
   KWES/KWAB    9/4       NBC     Drewry Communications Group            12%    14%    14%    15%

   Station Profile. Nexstar acquired KMID, an ABC affiliate, in September 2000. For the November 2000 ratings period, KMID ranked third in its market, with a sign-on to sign-off audience share of 11%. The station's syndicated programming includes The Oprah Winfrey Show, Wheel of Fortune and Jeopardy.

   Since acquisition, Nexstar has hired a new general sales manager with larger market experience and a new sales manager. Nexstar believes that by investing approximately $400,000 in capital expenditures since acquisition it has significantly enhanced the news product and local commercial production capability of the station. In addition, Nexstar has introduced its sales training and inventory management techniques to achieve future revenue growth.

KTAB (Abilene-Sweetwater, Texas)

   Market Profile. Abilene-Sweetwater, Texas is the 160th-largest DMA in the United States, with a population of approximately 295,000 and 114,000 television households. Cable penetration in the Abilene-Sweetwater market is estimated to be 69%. The Abilene-Sweetwater market experienced compound annual revenue growth of approximately 3.5% from 1998 to 2000 and is expected to grow at a compound annual rate of 3.2% through 2003. Average household income is estimated to be $33,138.

   The Abilene-Sweetwater economy is primarily based on oil and gas, agriculture, retail trade and the military. Major employers include Dyess Air Force Base, Hendrick Health System, BlueCross BlueShield and Coca Cola of Abilene. Area universities include Abilene Christian University and Hardin-Simmons University.

   There are four commercial television stations in the Abilene-Sweetwater, Texas DMA. The table below provides an overview of the commercial stations licensed to the DMA:

                                                                        Audience Share
                                                                  ---------------------------
   Call     Channel Affiliation               Owner               Nov-00 May-00 Nov-99 May-99
   -------  ------- ----------- --------------------------------- ------ ------ ------ ------
   KTAB        32       CBS     Nexstar Broadcasting Group          18%    20%    20%    18%
   KRBC         9       NBC     STC, Inc.                           11%    11%    12%    12%
   KTXS        12       ABC     Lamco Communications Incorporated   14%    14%    14%    13%
   KIDZ-LP     54     FOX/UPN   Sage Broadcasting Corp.              4%     4%     5%     2%

   Station Profile. Nexstar purchased KTAB, a CBS affiliate, in August 1999. For the November 2000 ratings period, KTAB ranked first in its market, with a sign-on to sign-off audience share of 18%. The station's syndicated programming includes The Oprah Winfrey Show, Wheel of Fortune and Jeopardy.

   Since acquisition, Nexstar has made substantial operating improvements and rebuilt the station's news, promotion, sales, and personnel infrastructure. Nexstar has installed a new general manager with local market experience and increased the number of sales account executives from two to six. KTAB was ranked number one for the 6:00 p.m. and 10:00 p.m. newscasts for the November 2000 ratings period. With the launch of a 90-minute early news program, KTAB has increased locally produced news programming more than 2.5 times to 17 hours per week and has increased available sales inventory.

KQTV (St. Joseph, Missouri)

   Market Profile. St. Joseph, Missouri is the 192nd-largest DMA in the United States, with a population of approximately 145,000 and 54,000 television households. Cable penetration in the St. Joseph market is estimated to be 67%. The St. Joseph market experienced compound annual revenue growth of approximately 9.3% from 1998 to 2000 and is expected to grow at a compound annual rate of 5.2% through 2003. Average household income is estimated to be $35,812.

   St. Joseph's job base is diversified, with the ten largest employers encompassing nine different industries. The Frontier Riverboat Casino is a recent addition to St. Joseph's growing tourism industry.

   Station Profile. Nexstar acquired KQTV, an ABC affiliate, in April 1997. KQTV is the only commercial television market in the St. Joseph, Missouri DMA. In the November 2000 ratings period, KQTV had a sign on/sign off audience share of 21%. The station's syndicated programming includes The Oprah Winfrey Show, Wheel of Fortune and The Rosie O'Donnell Show.

   As the only commercial television station in the market, KQTV has considerable influence on rates in the market due to the lack of commercial advertising alternatives. Additionally, since acquisition, Nexstar has been able to attract advertising revenue from the nearby Kansas City market, which has a DMA rank of 30. KQTV has implemented new sales promotions and increased promotional activity in adjacent counties and towns to capitalize on its award-winning news and children's programming. In addition, KQTV has increased its total locally produced news programming by 37% to 18.5 hours per week to create additional sales inventory.

Industry Background

The Television Broadcasting Industry

   Commercial television broadcasting began in the United States on a regular basis in the 1940s. There are a limited number of channels available for broadcasting in any one geographic area. Television stations can be distinguished by the frequency on which they broadcast. Television stations that broadcast over the very high frequency or VHF band (channels 2-13) of the spectrum generally have some competitive advantage over television stations which broadcast over the ultra-high frequency or UHF band (channels above 13) of the spectrum because the former usually have better signal coverage and operate at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only receivers and the expansion of cable television systems have reduced the VHF signal advantage. Any disparity between VHF and UHF is likely to diminish even further in the coming era of digital television.

The Market for Television Programming

   Television station revenues are primarily derived from local, regional and national advertising and, to a lesser extent, from network compensation and revenues from studio rental and commercial production activities. Advertising rates are based upon a variety of factors, including a program's popularity among the viewers an advertiser wishes to attract, the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station, and the availability of alternative advertising media in the market area. Rates are also determined by a station's overall ratings and share in its market, as well as the station's ratings and share among particular demographic groups which an advertiser may be targeting. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the revenues of broadcast television stations.

   All television stations in the country are grouped by A.C. Nielsen Company, a national audience measuring service, into 210 generally recognized television markets that are ranked in size according to various metrics based upon actual or potential audience. Each DMA is determined as an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the country. The estimates are expressed in terms of the station's "rating," which is a percentage of the total potential audience in the market viewing a station, or the station's "share," which is the percentage of the audience actually watching television. Nielsen provides this data on the basis of local television households and selected demographic groupings in the market. Nielsen uses two methods of determining a station's ability to attract viewers. In larger geographic markets, ratings are determined by a combination of meters connected directly to selected television sets and weekly diaries of television viewing, while in smaller markets only weekly diaries are completed.

   Whether or not a station is affiliated with one of the four major networks (NBC, ABC, CBS or FOX) has a significant impact on the composition of the station's revenues, expenses and operations. A typical network affiliate receives the majority of its programming each day from the network. This programming, along with cash payments, is provided to the affiliate by the network in exchange for a substantial majority of the advertising time during network programs. The network then sells this advertising time and retains the revenues. The affiliates retains the revenues from the time sold during breaks in and between network programs and programs the affiliate produces or purchases from non-network sources.

   Broadcast television stations compete for advertising revenues primarily with other broadcast television stations, and to a lesser extent, with radio stations and cable system operators serving the same market. Non-commercial, religious and Spanish-language broadcasting stations in many markets compete with commercial stations for viewers. In addition, the Internet and other leisure activities may draw viewers away from commercial stations.

Developments in the Television Market

   Through the 1970s, network television broadcasting enjoyed virtual dominance in viewership and television advertising revenue, because network-affiliated stations competed only with each other in most local markets. Beginning in the 1980s and continuing through the 1990s, however, this level of dominance changed as more local stations were authorized by the FCC and marketplace choices expanded with the growth of independent stations, new networks such as UPN, WB and PAX, and cable television services.

   Cable television systems, which grew at a rapid rate beginning in the early 1970s, were initially used to retransmit broadcast television programming to paying subscribers in areas with poor broadcast signal reception. In the aggregate, cable-originated programming has emerged as a significant competitor for viewers of broadcast television programming. With the increase in cable penetration in the 1980s and 1990s, the advertising share of cable networks has increased. Notwithstanding these increases in cable viewership and advertising, over-the-air broadcasting remains the primary distribution system for mass market television advertising. Basic cable penetration (the percentage of television households which are connected to a cable system) in our television markets ranges from 57% to 82%.

   In acquiring programming to supplement network programming, network affiliates compete with other broadcasting stations in their markets. Cable systems generally do not compete with local stations for programming. In the past, the cost of programming increased dramatically, primarily because of an increase in the number of new independent stations and a shortage of desirable programming. Recently, however, program prices have stabilized as a result of increases in the supply of programming.

   The FCC finalized its allotment of new advanced television channels to existing broadcast stations in the first half of 1998. Advanced television is a digital television, or DTV, transmission system that delivers improved video and audio signals including high definition television and also has substantial multiplexing and data transmission capabilities. For each licensed television station, the FCC has allocated a matching DTV channel. Under current FCC guidelines, all commercial television station operators must complete construction of and begin broadcasting with their digital transmission systems no later than May 1, 2002. Network affiliated stations in the top 10 markets were required to begin digital broadcasting by May 1999, and in the top 30 markets by November 1, 1999. By the end of 2006, the FCC expects television broadcasters to cease non-digital broadcasting and return one of their channels to the U.S. government, provided that 85% of households within the relevant DMA have the capability to receive a digital signal.

Advertising Sales

General

   Television station revenues are primarily derived from the sale of local and national advertising. Television stations compete for advertising revenues primarily with other broadcast television stations, radio stations, cable system operators and programmers, and newspapers serving the same market.

   All network-affiliated stations are required to carry spot advertising sold by their networks which reduces the amount of advertising spots available for sale by our stations. Our stations directly sell all of the remaining advertising to be inserted in network programming and all of the advertising in non-network programming, retaining all of the revenues received from these sales. A national syndicated program distributor will often retain a portion of the available advertising time for programming it supplies in exchange for no fees or reduced fees charged to the stations for such programming. These programming arrangements are called barter programming.

   Advertisers wishing to reach a national audience usually purchase time directly from the networks, or advertise nationwide on a case-by-case basis. National advertisers who wish to reach a particular region or local audience often buy advertising time directly from local stations through national advertising sales representative firms. Local businesses purchase advertising time directly from the stations' local sales staffs.

   Advertising rates are based upon a program's popularity among the viewers that an advertiser wishes to target, the number of advertisers competing for the available time, the size and the demographic composition of the market served by the station, the availability of alternative advertising media in the market area, and the effectiveness of the stations' sales force. Advertising rates are also determined by a station's overall ability to attract viewers in its market area, as well as the station's ability to attract viewers among particular demographic groups that an advertiser may be targeting. Advertising revenues are positively affected by strong local economies, national and regional political election campaigns, and certain events such as the Olympic Games or the Super Bowl. Because television broadcast stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the revenues of broadcast television stations.

Local Sales

   Local advertising time is sold by each station's local sales staff who call upon advertising agencies and local businesses, which typically include car dealerships, retail stores and restaurants. Compared to revenues from national advertising accounts, revenues from local advertising are generally more stable and more controllable. We seek to attract new advertisers to television, and to increase the amount of advertising time sold to existing local advertisers by relying on experienced local sales forces with strong community ties, producing news and other programming with local advertising appeal and sponsoring or co-promoting local events and activities. We place a strong emphasis on experience of our local sales staff and maintain an on-going training program for sales personnel.

National Sales

   National advertising time is sold through national sales representative firms which call upon advertising agencies, whose clients typically include automobile manufacturers and dealer groups, telecommunications companies, fast food franchisers, and national retailers (some of which may advertise locally).

Network Affiliations

   Each of our network-affiliated stations is affiliated with its network pursuant to an affiliation agreement. WBRE, WTWO, KTAL, KBTV, KFDX and KSNF are affiliated with NBC. KTAB, WROC, WCIA/WCFN, WMBD and WYOU are affiliated with CBS. WJET, KMID and KQTV are affiliated with ABC. KJTL and WFXP are affiliated with FOX and KJBO-LP is affiliated with UPN.

   Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which it is affiliated. In exchange, the network has the right to sell a substantial majority of the advertising time during these broadcasts. In addition, for each hour that the station elects to broadcast network programming, the network pays the station a fee (with the exception of FOX and UPN), specified in each affiliation agreement, which varies with the time of day. Typically, "prime-time" programming (Monday through Saturday from 8:00 p.m. to 11:00 p.m., Eastern time and Sunday from 7:00 p.m. to 11:00 p.m., Eastern time) generates the highest hourly rates.

   Our NBC affiliation agreements for WBRE and WTWO expire on December 31, 2001. Our NBC affiliation agreements for KBTV, KFDX, and KSNF expire on August 1, 2002, while our NBC affiliation agreement for KTAL expires on December 31, 2005. Our CBS affiliate agreement for KTAB expires on December 31, 2004. Our CBS affiliation agreement for WROC expires on January 31, 2005 and our CBS affiliation agreement for WCIA/WCFN and WMBD expires on September 30, 2005. Our CBS affiliation agreement with WYOU expires on December 31, 2007. Our ABC affiliation agreement for WJET expires on January 2, 2005. Our ABC network affiliation agreement for KMID expires on July 15, 2005. Our ABC network affiliation agreement for KQTV expires on April 15, 2007. Our FOX affiliation agreement for KJTL can be terminated at any time, subject to 90 days notice, while our FOX affiliation agreement for WFXP expires on March 31, 2006. Our UPN affiliation agreement for KJBO-LP expires on September 1, 2004; however, UPN may cancel this affiliation agreement at any time upon 30 days prior written notice.

Competition

   Competition in the television industry takes place on several levels: competition for audience, competition for programming (including news) and competition for advertisers. Additional factors that are material to a television station's competitive position include signal coverage and assigned frequency. The broadcasting industry is continually faced with technological change and innovation, the possible rise in popularity of competing entertainment and communications media, and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material effect on our operations.

   Audience. Stations compete for viewership generally against other leisure activities in which one could choose to engage rather than watch television. Broadcast stations compete for audience share specifically on the basis of program popularity, which has a direct effect on advertising rates. A portion of the daily programming on our NBC, CBS, ABC, FOX and UPN affiliated stations is supplied by the network with which each station is affiliated. In those periods, the stations are dependent upon the performance of the network programs in attracting viewers. Our stations program non-network time periods with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only. A majority of the daily programming on our FOX and UPN affiliated stations consists of programming of this kind.

   Through the 1970s, network television broadcasting enjoyed virtual dominance in viewership and television advertising revenues because network-affiliated stations competed only with each other in most local markets. However, the development of methods of video transmission other than over-the-air broadcasting, and in particular the growth of cable television, has significantly altered competition for audience share in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station's audience. Other sources of competition include home entertainment systems, such as VCRs, DVDs and television game devices. Transmission of video programming over broadband Internet may be a future source of competition to television broadcasters.

   Although cable television systems were initially used to retransmit broadcast television programming to subscribers in areas with poor broadcast signal reception, significant increases in cable television penetration occurred throughout the 1970s and 1980s in areas that did not have signal reception problems. As the technology of satellite program delivery to cable systems advanced in the late 1970s, development of programming for cable television accelerated dramatically, resulting in the emergence of multiple, national-scale program alternatives and the rapid expansion of cable television and higher subscriber growth rates. Historically, cable operators have not sought to compete with broadcast stations for a share of the local news audience. Recently, however, certain cable operators have elected to compete for these audiences, and the increased competition could have an adverse effect on our advertising revenues.

   Further advances in technology may increase competition for household audiences and advertisers. Video compression techniques, now under development for use with current cable channels or direct broadcast satellites, are expected to reduce the bandwidth required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach very narrowly defined audiences is expected to alter the competitive dynamics for advertising expenditures. We are unable to predict the effect that these or other technological changes will have on the broadcast television industry or on the future results of our operations.

   Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Our stations compete against in-market broadcast station operators for exclusive access to off-network reruns (such as Seinfeld) and first-run product (such as Entertainment Tonight) in their respective markets. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. AOL/Time Warner, Inc., Viacom Communications, Inc. and The News Corporation Limited, each of which has a television network, also own or control major production studios, which are the primary source of programming for the networks. It is uncertain whether in the future such programming, which is generally subject to short-term agreements between the studios and the networks, will be moved to the new networks. Television broadcasters also compete for non-network programming unique to the markets they serve. As such, stations strive to provide exclusive news stories, unique features such as investigative reporting and coverage of community events and to secure broadcast rights for regional and local sporting events.

   Advertising. Advertising rates are based upon a number of factors including:

  . the size of the market in which the station operates;

  . a program's popularity among the viewers that an advertiser wishes to attract;

  . the number of advertisers competing for the available time;

  . the demographic makeup of the market served by the station;

  . the availability of alternative advertising media in the market area;

  . the effectiveness of the sales forces; and

  . development of projects, features and programs that tie advertiser messages to programming.

   In addition to competing with other media outlets for audience share, our stations compete for advertising revenues with:

  . other television stations in their respective markets; and

  . other advertising media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, local cable systems and the Internet.

   Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets. Generally, a television broadcasting station in a particular market does not compete with stations in other market areas.

Federal Regulation of Television Broadcasting

   The following is a brief discussion of certain provisions of the Communications Act of 1934, as amended, and FCC's regulations and policies that affect the business operations of television broadcasting stations. For more information about the nature and extent of FCC regulation of television broadcasting stations you should refer to the Communications Act of 1934 and FCC's rules, public notices, and rulings. Over the years Congress and the FCC have added, amended and deleted statutory and regulatory requirements to which station owners are subject. Some of these changes have a minimal business impact whereas others may significantly affect the business or operation of individual stations or the broadcast industry as a whole. The following discussion summarizes statutory and regulatory requirements and policies currently in effect.

   License Grant and Renewal. Television broadcast licenses are granted for a maximum term of eight years and are subject to renewal upon application to the FCC. The FCC is required to grant an application for license renewal if during the preceding term the station served the public interest, the licensee did not commit any serious violations of the Communications Act or the FCC's rules, and the licensee committed no other violations of the Communications Act or the FCC's rules which, taken together, would constitute a pattern of abuse. The vast majority of renewal applications are routinely renewed under this standard. If a licensee fails to meet this standard the FCC may still grant renewal on terms and conditions that it deems appropriate, including a monetary forfeiture or renewal for a term less than the normal eight-year period.

   During certain limited periods after a renewal application is filed, interested parties, including members of the public, may file petitions to deny a renewal application, to which the licensee/renewal applicant is entitled to respond. After reviewing the pleadings, if the FCC determines that there is a substantial and material question of fact whether grant of the renewal application would serve the public interest, the FCC is required to hold a trial-type hearing on the issues presented. If, after the hearing, the FCC determines that the renewal applicant has met the renewal standard the FCC must grant the renewal application. If the licensee/renewal applicant fails to meet the renewal standard or show that there are mitigating factors entitling it to renewal subject to appropriate sanctions, the FCC can deny the renewal application. In the vast majority of cases where a petition to deny is filed against a renewal, the FCC ultimately grants the renewal without a hearing.

   No competing application for authority to operate a station and replace the incumbent licensee may be filed against a renewal application unless the FCC first determines that the incumbent licensee is not entitled to license renewal.

   In addition to considering rule violations in connection with a license renewal application, the FCC may sanction a station operator for failing to observe FCC rules and policies during the license term, including the imposition of a monetary forfeiture.

   The FCC prohibits the assignment or the transfer of control of a broadcasting licensee without prior FCC approval.

   Ownership Matters. The FCC has rules which establish limits on the ownership of broadcast stations. The ownership limits apply only to attributable interests in a station licensee held by an individual, corporation, partnership or other entity. In the case of corporations, officers, directors and voting stock interests of five percent or more (twenty percent or more in the case of qualified investment companies, such as insurance companies and bank trust departments) are considered attributable interests. For partnerships, all general partners and non-insulated limited partners are attributable. Limited liability companies are treated the same as partnerships. The FCC also considers attributable the holder of more than thirty-three percent of a licensee's total assets (defined as total debt plus total equity), if that person or entity also provides over fifteen percent of the station's total weekly broadcast programming or has an attributable interest in another media entity in the same market which is subject to the FCC's ownership rules, such as a radio or television station, cable television system, or daily newspaper.

   Local Ownership (Duopoly Rule). Prior to August 1999, no party could have attributable interests in two television stations if those stations had overlapping service areas (which generally meant one station per market), although the FCC did not attribute local marketing agreements involving a second station with an overlapping service area. In August 1999, the FCC adopted new rules which allowed the ownership of two stations in a single market (defined using A.C. Nielsen Company's DMAs) if (1) the two stations do not have overlapping service areas, or (2) after the combination there are at least eight independently owned and operating full-power television stations and one of the commonly owned stations is not ranked among the top four stations in the DMA. The FCC will consider waivers of the rule to permit the ownership of a second market station in cases where the second station is a failed, failing or unbuilt. Absent these circumstances ownership of only one television station in a market is permitted. "Satellite" stations were an exception to the prior FCC local ownership/duopoly rules and remain an exception under the new rules.

   The FCC now attributes and counts towards the local ownership limits another in-market station that a station owner operates pursuant to a local marketing agreement if it provides more than 15 percent of the second station's weekly broadcast programming. However, local marketing agreements entered into prior to November 5, 1996, are exempt from attribution for approximately five years from the adoption of the revised rule (which was adopted in 1999); this "grandfathered" period is subject to possible extension. Parties to local marketing agreements entered into on or after November 5, 1996, that would result in attribution of two stations in a market in violation of the ownership limits have until August 5, 2001, to come into compliance with the new ownership rules.

   The only market in which we currently operate stations that has the eight or more stations that allow us to own two stations in the market is Champaign-Springfield, Illinois. In all of the markets where we have entered into joint sales agreements, except for one, we do not provide programming other than news to the second station and are not therefore attributed with the second station. In the one market where we do provide programming to the second station, Erie, Pennsylvania, that local marketing agreement was entered into prior to November 5, 1996. Therefore, it is exempt from the FCC's ownership rules and we may continue to operate under the terms of that agreement until at least the end of 2004.

   National Ownership. There is no nationwide limit on the number of television stations which a party may own. However, no party may have an attributable interest in television stations which, in the aggregate, cover more than 35% of all U.S. television households. In calculating the nationwide audience coverage, the ownership of UHF stations is counted as 50% of a market's percentage of the total national audience. The stations we own have a combined national audience reach of approximately 3% of television households.

   Radio Television Cross-Ownership Rule. The "one-to-a-market" rule limits the common ownership or control of radio and television stations in the same market. In August 1999, the FCC amended its rules to increase the number of stations that may be commonly owned, subject to standards based on the number of independently owned media voices that would remain in the market after the combination. In markets with at least twenty independently owned media outlets, ownership of one television station and up to seven radio stations, or two television stations (if allowed under the television duopoly rule) and six radio stations is permitted. If the number of independently owned media outlets is fewer than twenty but greater than or equal to ten, ownership of one television station (or two if allowed) and four radio stations is permitted. In markets with fewer than ten independent media voices, ownership of one television station (or two if allowed) and one radio station is permitted. In calculating the number of independent media voices the FCC includes all radio and television stations, independently owned cable systems (counted as one voice if cable is generally available in the market), and independently owned daily newspapers which have circulation that exceeds five percent of the households in the market. When the FCC adopted the new one-to-a-market limits in August 1999, it eliminated the waiver policy that previously applied for failed stations.

   Local Television/Cable Cross-Ownership Rule. The FCC prohibits any cable television system (including all parties under common control) from carrying the signal of any television broadcast station that has a predicted service area that overlaps, in whole or in part, the cable system's service area, if the cable system (or any of its attributable principals) has an attributable interest in the television station.

   Local Television/Newspaper Cross-Ownership Rule. The FCC prohibits any party from having an attributable interest in a television station and a daily newspaper if the television station's Grade A signal contour encompasses the entire community in which the newspaper is published.

   Cable "Must-Carry" or Retransmission Consent Rights. Every three years television broadcasters are required to make an election whether they choose to exercise their "must-carry" or retransmission consent rights in connection with the carriage of their analog signal on cable television systems within their DMA. The most recent election was made October 1, 1999, and is effective for the three-year period beginning January 1, 2000. The next election date is October 1, 2002, for the three-year period beginning January 1, 2003.

   If a broadcaster chooses to exercise its must-carry rights, it may request cable system carriage on its over-the-air channel or another channel on which it was carried on the cable system as of a specified date. A cable system generally must carry the station's signal in compliance with the station's carriage request, and in a manner that makes the signal available to all cable subscribers. However, must-carry rights are not absolute, and whether a cable system is required to carry the station on its system, or in the specific manner requested, depends on variables such as the location, size and number of activated channels of the cable system and whether the station's programming duplicates, or substantially duplicates the programming of another station carried on the cable system. If certain conditions are met, a cable system may decline to carry a television station that has elected must carry status, although it is unusual for all the required conditions to exist.

   If a broadcaster chooses to exercise its retransmission consent rights, a cable television system which is subject to that election may not carry the station's signal without the station's consent. This generally requires the cable system and television station operator to negotiate the terms under which the television station will consent to the cable system's carriage of the station.

   In most instances, Nexstar's stations have elected to exercise their retransmission consent rights rather than must-carry status, and have negotiated retransmission consent agreements with cable television systems in their markets. The terms of these agreements generally range from three to ten years and provide for the carriage of the stations' signals. Except for WYOU, the Bastet Group stations generally have opted for must-carry status.

   Direct-to-Home Satellite Services and Must-Carry. In November 1999, Congress enacted the Satellite Home Viewer Improvement Act of 1999, or SHVIA. This statute requires providers of direct broadcast satellite services such as Direct TV and Echostar, by January 1, 2002, to carry upon request the signals of all local television stations in a DMA in which the satellite service provider is carrying at least one local television station's signal. Until January 1, 2002, satellite service providers are allowed (but not required) to retransmit a local station's signal within its market upon that station's consent. Satellite providers also may provide network service from a station outside a local market to subscribers in the market who are "unserved" by a local station affiliated with the same network. Unserved generally refers to a satellite subscriber who is unable, using a conventional outdoor rooftop antenna, to receive a "Grade B" signal of a local network affiliated station. If a subscriber is able to receive a Grade B quality signal from a local network affiliate then, subject to certain exceptions, the subscriber is not eligible to receive that network's programming from an out-of-market affiliate carried on the satellite service.

   In those markets where satellite service providers have elected to provide carriage of local television stations, such carriage has generally been limited to the local affiliates of the major networks, including ABC, CBS, NBC and FOX. At this time there is no satellite carriage of any of the local stations in any market in which we operate television stations. We cannot state when or if such carriage will commence.

   In November 2000, the FCC adopted rules implementing the requirements of SHVIA. These include requiring commercial television stations to elect between retransmission consent and must carry status. The first election, which is to be made by July 1, 2001, for carriage to commence January 1, 2002, will be for a four-year period. Beginning in 2006, the cable and satellite election periods will coincide and occur every three years. Market areas are based on Nielsen's DMAs. Satellite carriers are not required to carry duplicative network signals from a local market unless the stations are licensed to different communities in different states. Satellite carriers are required to carry all local television stations in a contiguous manner on their channel line-up and may not discriminate in their carriage of stations.

   Digital Television. Advanced television is a digital television, or DTV, transmission system that delivers video and audio signals of higher quality (including high definition television) than the existing analog transmission system. DTV also has substantial capabilities for multiplexing (the broadcast of several programs concurrently) and data transmission. The FCC assigned new advanced television channels to existing broadcast stations in the first half of 1998. For each licensed television station the FCC allocated a matching DTV channel (which is different from the station's analog channel). In general, the DTV channels assigned to television stations are intended to allow stations to have their DTV coverage area replicate their analog coverage area. However, there are a number of variables which will ultimately determine the extent to which a station's DTV operation will provide such replication. Under certain circumstances, a station's DTV operation may reduce its geographic coverage area. The introduction of digital television will require consumers to purchase new televisions that are capable of receiving and displaying DTV signals, or adapters to receive DTV signals and convert them to an analog signal for display on their existing receivers.

   Under current FCC guidelines, all commercial television station operators must begin broadcasting with their DTV transmission systems no later than May 1, 2002. Stations affiliated with the four largest networks (ABC, CBS, NBC and FOX) in the top 10 markets were required to begin digital broadcasting by May 1, 1999, and in the top 30 markets by November 1, 1999. Once a station begins broadcasting its DTV signal, it may broadcast both its analog and DTV signals until December 31, 2006, after which, subject to certain conditions described below, the FCC expects to reclaim one of the channels and broadcasters will operate a single DTV channel. Starting April 1, 2003, commercial station operators must simulcast at least 50 percent of the video programming broadcast on their analog channel on their DTV channel. The required simulcast percentage increases annually until April 1, 2005, when an operator must simulcast 100 percent of its programming on its analog and DTV channels.

   Channels now used for analog broadcasts range from 2 through 69. The FCC designated Channels 2 through 51 as the "core" channels which will be used for DTV broadcasts. However, because of the limited number of available core DTV channels currently available, the FCC assigned many stations DTV channels above Channel 51 (Channels 52 through 69) for use during the transition period from simultaneous digital and analog transmission to DTV only operation. At the end of the transition period these stations will have to change their DTV operation to one of the DTV core channels. This has created three categories of television stations with respect to their analog and DTV channel assignments:
(1) stations with both their analog and DTV channels within the "core" channels; (2) stations with either an analog or DTV channel inside the core and the other outside the core; and (3) stations with both their analog and DTV channels outside the core. All of our stations currently fall within the first or second group. We have no markets in which both our analog and DTV channels are outside the core.

   Station operators with both their analog and DTV channels inside the core must select, no later than December 31, 2003, which of their assigned channels they will use for permanent DTV operation at the end of the transition period. These operators may elect to continue to use their current DTV channel or switch their DTV operation to their current analog channel. The channel not selected for permanent DTV operation will be returned to the FCC at the end of the transition period. Most of our stations and those stations with which we have local marketing agreements fall in this category. The FCC has not yet established the permanent DTV channel selection process for stations that have one or both channels outside the DTV core channels.

   The Communications Act provides that under certain conditions the DTV transition period may be extended beyond December 31, 2006. The transition is to be extended in any market in which one of the following conditions is met:
(1) a station licensed to one of the four largest networks (ABC, CBS, NBC and FOX) is not broadcasting a digital signal and that station has qualified for an extension of the FCC's DTV construction deadline; (2) digital-to-analog converter technology is not generally available in the market; or (3) fifteen percent or more of the television households in the market do not subscribe to a multichannel video programming distributor (cable, direct broadcast satellite) that carries the digital channel of each of the television stations in the market broadcasting a DTV channel, and do not have at least one television receiver capable of receiving the stations' DTV broadcasts or an analog television receiver equipped with a digital-to-analog converter capable of receiving the stations' DTV broadcasts. We cannot predict whether conditions will exist in any of our markets such that the DTV transition period will be extended under any of these provisions.

   We estimate that the conversion to DTV will require an average initial capital expenditure of approximately $250,000 per station for low-power transmission of digital signal programming and an average additional capital expenditure of approximately $750,000 per station to complete the roll-out to full-power transmission of digital signal programming. In addition, for some of our stations we may have to undertake capital expenditures to purchase studio and production equipment that can support digital format.

   With respect to cable system carriage of television stations which are broadcasting both an analog and DTV signal, such stations may choose must carry status or retransmission consent for their analog signals, but only retransmission consent for their digital signals. Such stations do not presently have the right to assert must carry rights for both their analog and DTV signals. The FCC has pending a rule making proceeding examining whether to allow such stations to assert must carry rights for both their analog and DTV signals, but has tentatively concluded that it will not do so. The FCC has requested further comments on this issue in order to develop a more complete record before issuing a final decision. If a television station operates only a DTV signal, or returns its analog channel to the FCC and converts to digital operations, it may assert must carry rights for its DTV signal.

   The exercise of must carry rights by a television station for its DTV signal applies only to a single programming stream and other program-related content. If a television station is concurrently broadcasting more than one program stream on its DTV signal it may select which program stream is subject to its must carry election. Cable systems are not required to carry internet, e-commerce or other ancillary services provided over DTV signals if those services are not related to the station's primary video programming carried on the cable system. Digital television signals that are carried on a cable system must be available to subscribers on the system's basic service tier.

   With respect to direct-to-the-home satellite service providers, the FCC in November 2000 declined to address whether television stations' must carry rights as to satellite service providers, which go into effect January 1, 2002, will also apply to stations' DTV signals. The FCC said it would address this issue at the same time it considers digital carriage issues for cable television.

   Television station operators may use their DTV signals to provide ancillary services, such as computer software distribution, internet, interactive materials, e-commerce, paging services, audio signals, subscription video, or data transmission services. To the extent a station provides such ancillary services it is subject to the same regulations as are applicable to other analogous services under the FCC's rules and policies. Commercial television stations also are required to pay the FCC five percent of the gross revenue derived from all ancillary services provided over their DTV signal for which the station received a fee in exchange for the service or received compensation from a third party in exchange for transmission of material from that third party, not including commercial advertisements used to support broadcasting.

   Programming and Operation. The Communications Act of 1934 requires broadcasters to serve "the public interest." Since the late 1970s, the FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, television station licensees are still required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. The FCC may consider complaints from viewers concerning programming when it evaluates a station's license renewal application, although viewer complaints also may be filed and considered by the FCC at any time. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things:

  . children's television programming (requiring television stations to present programming specifically directed to the "educational and informational" needs of children and limiting the amount of commercials during children's programming);

  . political advertising;

  . sponsorship identifications;

  . contest and lottery advertising;

  . obscene and indecent broadcasts; and

  . technical operations, including limits on radio frequency radiation.

   In April 2000, the FCC's new Equal Employment Opportunity rules became effective, which require broadcast licensees to develop and implement recruiting programs designed to assure that notices of job vacancies are broadly disseminated throughout a station's community. The EEO rules also require stations to maintain available for public review information concerning their recruitment efforts, and to submit biennial reports to the FCC certifying their compliance with the EEO requirements. However, in January 2001, a three-judge panel of the U.S. Court of Appeals for the District of Columbia Circuit issued a ruling finding the FCC's EEO rules unconstitutional. As a result of that decision, the FCC has suspended the requirements and reporting obligations of its EEO rules. The FCC and other organizations have asked the entire District of Columbia Circuit to rehear the decision of the three-judge panel.

   The Telecommunications Act of 1996 directs the FCC to establish, if the broadcast industry does not do so on a voluntary basis, guidelines and procedures for rating programming that contains sexual, violent, or other indecent material. A multi-industry task force developed a ratings plan which the FCC has ratified. The FCC also has issued rules that require television manufacturers to install appropriate technology, such as a "V-Chip" that can block programming based on an electronically encoded rating, to facilitate the implementation of the ratings guidelines.

   Proposed Legislation and Regulations. With the exception of the FCC's ongoing rule making proceeding concerning implementation of the transition from analog to digital television broadcasts, there are no pending rule making proceedings which are likely to have a significant impact on the television industry or the operation of our stations. However, the FCC may decide to initiate new rule making proceedings, on its own or in response to requests from the private sector, which might have such an impact. Congress also may act to amend the Communications Act in a manner that would impact our stations or the television broadcast industry. Other matters that could affect our broadcast properties include technological innovations affecting the mass communications industry such as spectrum allocation matters, including assignment by the FCC of channels for additional broadcast stations, low power television stations and multichannel video program service providers, including cable television, direct broadcast satellite and wireless cable systems, with respect to the carriage of local television stations and their relationship to and competition with television stations.

Employees

   As of April 30, 2000, Nexstar had a total of 1,024 employees comprised of 898 full-time and 126 part-time and temporary employees. As of April 30, 2001, 210 of Nexstar's employees are covered by collective bargaining agreements. We believe that our employee relations are satisfactory, and we have not experienced any work stoppages at any of our facilities.

Properties

   Nexstar leases its primary corporate headquarters which are located at 200 Abington Executive Park, Suite 201, Clarks Summit, Pennsylvania 18411 and occupy approximately 1,636 square feet. None of the individual leases are material to our operations and we do not anticipate difficulty in replacing those facilities or obtaining additional facilities, if needed.

   We lease and own facilities in the following locations:

                                          Square
                                      Footage/Acreage
Station Metropolitan Area   Owned or    Approximate   Expiration of
         and Use             Leased        Size           Lease
-------------------------  ---------- --------------- -------------
WBRE--Wilkes Barre-
 Scranton, PA
 Office-Studio             100% Owned 34,838 Sq. Ft.       --
 Office-Studio             100% Owned 49,556 Sq. Ft.       --
 Office-Studio--
  Williamsport Bureau      Lease      811 Sq. Ft.      Month/Month
 Tower/Transmitter Site--
  Williamsport             33% Owned  1.33 Acres           --
 Tower/Transmitter Site--
  Sharp Mountain           33% Owned  0.23 Acres           --

                                                      Square
                                                  Footage/Acreage
                                        Owned or    Approximate   Expiration of
  Station Metropolitan Area and Use      Leased        Size           Lease
  ---------------------------------    ---------- --------------- -------------
 Tower/Transmitter Site--Blue Mountain 100% Owned 0.998 Acres          --
 Tower/Transmitter Site--Penobscot
  Mountain                             100% Owned 20 Acres             --

WYOU--Wilkes Barre-Scranton, PA
 Office-Studio--News Bureau/Office     Lease      6,977 Sq. Ft.      12/1/04
 Sales Office                          Lease      1,200 Sq. Ft.     10/31/01
 Tower/Transmitter Site                100% Owned 120.33 Acres         --
 Tower/Transmitter Site                100% Owned 7.2 Acres            --
 Tower/Transmitter Site--Williamsport  33% Owned  1.33 Acres           --
 Tower/Transmitter Site--Sharp
  Mountain                             33% Owned  0.23 Acres           --
 Tower/Transmitter Site                Lease      10,000 Sq. Ft.   Month/Month

KTAL--Shreveport, LA
 Office-Studio                         100% Owned 2 Acres              --
 Office-Studio                         100% Owned 16,000 Sq. Ft.       --
 Office-Studio--Texarkana              100% Owned 7,245 Sq. Ft.        --
 Office-Studio--Texarkana              100% Owned 1.687 Acres          --
 Tower/Transmitter Site                100% Owned 109 Acres            --
 Tower/Transmitter Site                100% Owned 2,284 Sq. Ft.        --

WROC--Rochester, NY
 Office-Studio                         100% Owned 3.9 Acres            --
 Office-Studio                         100% Owned 48,000 Sq. Ft.       --
 Tower/Transmitter Site                50% Owned  0.24 Acre            --

WCIA/WCFN--Champaign-Springfield-
 Decatur, IL
 Office-Studio                         100% Owned 20,000 Sq. Ft.       --
 Office-Studio                         100% Owned 1.5 Acres            --
 Office-Studio--Sales Bureau           Lease      162.75 Sq. Ft.    12/31/01
 Office-Studio--News Bureau            Lease      350 Sq. Ft.        9/30/02
 Office-Studio--Decatur News Bureau    Lease      300 Sq. Ft.        5/31/01
 Tower/Transmitter Site--WCIA Tower    100% Owned 38.06 Acres          --
 Tower/Transmitter Site--Springfield
  Tower                                100% Owned 2.0 Acres            --
 Tower/Transmitter Site--Dewitt Tower  100% Owned 1.0 Acres            --

WMBD--Peoria-Bloomington, IL
 Office-Studio                         100% Owned 0.556 Acres          --
 Office-Studio                         100% Owned 18,360 Sq. Ft.       --
 Office-Studio                         Lease      1,128 Sq. Ft.      8/31/02
 Tower/Transmitter Site                100% Owned 34.93 Acres          --
 Tower/Transmitter Site                100% Owned 1.0 Acres            --

KBTV--Beaumont-Port Arthur, TX
 Office-Studio                         100% Owned 1.2 Acres            --
 Office-Studio                         100% Owned 26,160 Sq. Ft.       --
 Office-Studio                         Leased     8,000 Sq. Ft.      9/01/09
 Tower/Transmitter Site                100% Owned 40 Acres             --

WTWO--Terre Haute, IN
 Office-Studio                         100% Owned 4.774 Acres          --
 Office-Studio                         100% Owned 17,375 Sq. Ft.       --
 Office-Studio                         Lease      1,425 Sq. Ft.     11/30/04

WJET--Erie, PA
 Tower/Transmitter Site                Lease      2 Sq. Ft.        Month/Month

WFXP--Erie, PA
 Tower/Transmitter Site                Lease      1 Sq. Ft.          6/30/04

ENTERTAINMENT REALTY CORP., Erie, PA
 Office-Studio(/1/)                    100% Owned 9.87 Acres           --
 Office-Studio(/1/)                    100% Owned 15,533 Sq. Ft.       --


                                                      Square
                                                  Footage/Acreage
                                        Owned or    Approximate   Expiration of
Station Metropolitan Area and Use        Leased        Size           Lease
---------------------------------      ---------- --------------- -------------
KFDX--Wichita Falls. TX--Lawton, OK
 Office-Studio                         100% Owned 28.06 Acres          --
 Office-Studio                         100% Owned 13,568 Sq. Ft.       --
KJTL--Wichita Falls, TX--Lawton, OK
 Office-Studio(/2/)                       --            --             --
 Tower/Transmitter Site                Lease      40 Acres           1/30/15
KJBO-LP--Wichita Falls, TX--Lawton,
 OK
 Office-Studio(/2/)                       --            --             --
 Tower/Transmitter Site                Lease      5 Acres           Year/Year
KSNF--Joplin, MO--Pittsburgh, KS
 Office-Studio                         100% Owned 13.36 Acres          --
 Office-Studio                         100% Owned 13,169 Sq. Ft.       --
 Tower/Transmitter Site                Lease      900 Sq. Ft.        10/5/02
KMID--Midland-Odessa, TX
 Office-Studio                         100% Owned 1.127 Acres          --
 Office-Studio                         100% Owned 14,000 Sq. Ft.       --
 Tower/Transmitter Site                100% Owned 69.87 Acres          --
 Tower/Transmitter Site                100% Owned 0.322 Acres
KTAB--Abilene-Sweetwater, TX
 Office-Studio                         100% Owned 2.98 Acres           --
 Office-Studio                         100% Owned 14,532 Sq. Ft.       --
 Tower/Transmitter Site                100% Owned 25.55 Acres          --
KQTV--St Joseph, MO
 Office-Studio                         100% Owned 3 Acres              --
 Office-Studio                         100% Owned 9,360 Sq. Ft.        --
 Tower/Transmitter Site                100% Owned 13,169 Sq. Ft.       --
CORPORATE OFFICE--Clarks Summit, PA    Lease      1,636 Sq. Ft.    Month/Month
CORPORATE BRANCH OFFICE--Terre Haute,
 IN                                    Lease      1,227 Sq. Ft.      7/31/04

--------
(6) Each of WJET and WFXP operate in facilities owned by Entertainment Realty Corporation, a subsidiary of Nexstar and a guarantor of the Notes.
(7) The office space and studio used by KJTL and KJBO-LP is owned by KFDX.

Litigation

   From time to time, we are involved in litigation that arises from the ordinary operations of our business, such as contractual or employment disputes or other general actions. In the event of an adverse outcome of these proceedings, we believe the resulting liabilities would not have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

   Nexstar Finance, L.L.C. is managed by Nexstar Finance Holdings, L.L.C., its sole member. Nexstar Finance Holdings, L.L.C. is controlled indirectly by Nexstar Broadcasting Group, L.L.C., which is in turn managed by ABRY. The table below sets forth information about Nexstar's executive officers and Nexstar Finance, Inc.'s board of directors:

Name                     Age Position With Company
----                     --- ---------------------
Perry A. Sook...........  43 President, Chief Executive Officer, Manager and Director
Duane A. Lammers........  40 Vice President, Sales and Marketing
Shirley E. Green........  41 Vice President, Finance
Susana G. Schuler.......  34 Vice President, Corporate News Director
Richard Stolpe..........  44 Vice President, Corporate Chief Engineer
Peni A. Garber..........  37 Manager and Director
Jay M. Grossman.........  41 Vice President, Assistant Secretary, Manager and Director
Peggy Koenig............  43 Vice President and Assistant Secretary
Royce Yudkoff...........  45 Vice President, Assistant Secretary, Manager and Director

   Perry A. Sook formed Nexstar's predecessor in 1996. Since its inception, Mr. Sook has served as Nexstar's President and Chief Executive Officer and as a Manager and Director. From 1991 to 1996, Mr. Sook was a principal of Superior Communications Group, Inc. Mr. Sook currently serves as a director of Pennsylvania Association of Broadcasters and the Television Bureau of Advertising.

   Duane A. Lammers has served as Nexstar's Vice President, Sales and Marketing since 1998. He was employed as a Nexstar station general manager from 1997 to 1999. Prior to joining Nexstar, Mr. Lammers was the General Manager of WHTM, the ABC affiliate in Harrisburg, Pennsylvania from 1994 to 1997.

   Shirley E. Green was promoted to Nexstar's Vice President, Finance in February 2001. Prior to that, Ms. Green served as Nexstar's Controller since 1997. Prior to her employment at Nexstar, from 1994 to 1997, Ms. Green was Business Manager at KOCB, Oklahoma City, Oklahoma, which was owned by Superior Communications Group, Inc.

   Susana G. Schuler has served as Nexstar's Vice President, Corporate News Director since 1997. She served as Assistant News Director for WHTM from 1994 to 1997. Prior to that, Ms. Schuler was the Assistant News Director for KFDX from 1992 to December 31, 1993.

   Richard Stolpe has served as Nexstar's Vice President, Corporate Chief Engineer since January 2000. Prior to that, Mr. Stolpe served as Director of Engineering from 1998 to 2000. Prior to joining Nexstar, Mr. Stolpe was employed by WYOU, our CBS affiliate in the Wilkes Barre-Scranton, Pennsylvania area from 1996 to 1998 as both Assistant Chief Engineer and Chief Engineer.

   Peni A. Garber has served as a Manager and a Director of Nexstar since 1997. Ms. Garber is a Partner at ABRY. From 1990 to 2000, she had served as a Principal and Secretary of ABRY. Prior to joining ABRY, Ms. Garber served as Senior Accountant at Price Waterhouse LLP. Ms. Garber is presently a director (or the equivalent) of several private companies, including Network Music Holdings, LLC, Quorum Broadcast Holdings LLC and Muzak Holdings LLC.

   Jay M. Grossman has served as a Manager, Vice President, Assistant Secretary and a Director of Nexstar since 1997. Since 1996, Mr. Grossman has served as a Partner of ABRY. Prior to joining ABRY, Mr. Grossman was an investment banker specializing in media and entertainment at Kidder Peabody and at Prudential Securities. Mr. Grossman currently serves as a director (or the equivalent) of several private companies including TV Fanfare, Consolidated Theaters, WideOpenWest and Network Music Holdings, LLC.

   Peggy Koenig has served as a Vice President and Assistant Secretary of Nexstar since 1997. Ms. Koenig is a partner in ABRY, which she joined in 1993. From 1988 to 1992, Ms. Koenig was a Vice President, partner and member of the Board of Directors of Sillerman Communication Management Corporation, a merchant bank, which made investments principally in the radio industry. Ms. Koenig was the Director of Finance from 1986 to 1988 for Magera Management, an independent motion picture financing company. She is presently a director (or the equivalent) of Connoisseur Communications Partners, L.P., Pinnacle Holdings Inc., Network Music Holdings LLC and Mercom.

   Royce Yudkoff has served as a Manager, Vice President, Assistant Secretary and a Director of Nexstar since 1997. Since 1989, Mr. Yudkoff has served as the President and Managing Partner of ABRY. Prior to joining ABRY, Mr. Yudkoff was affiliated with Bain & Company, serving as a partner from 1985 to 1988.
Mr. Yudkoff is presently a director (or the equivalent) of several companies, including Quorum Broadcast Holdings LLC, Metrocall, Inc. and Muzak Holdings LLC.

Executive Compensation

   In order to secure the services of its management team, Nexstar entered into employment arrangements with its senior executive management. These employment arrangements include employment agreements and restricted stock grants summarized in the table below.

   The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Nexstar for the year ended December 31, 2000 of those persons who served as (i) the chief executive officer during 2000 and (ii) the other four most highly compensated executive officers of Nexstar for 2000, who are collectively referred to in this prospectus as the Named Executive Officers:

                           Summary Compensation Table

                                              Annual Compensation
                                              --------------------  All Other
                                                Salary     Bonus   Compensation
                                              ---------- --------- ------------
Perry A. Sook................................ $  280,000 $     --    $11,248
 President, Chief Executive Officer and
 Director
Duane A. Lammers.............................    180,000    40,000     3,084
 Executive Vice President
Susana G. Schuler............................    110,000    10,000     1,276
 Vice President, News Director
Shirley E. Green.............................     95,000    20,000     5,785
 Vice President, Finance
Richard Stolpe...............................     65,000    10,000     1,099
 Vice President, Corporate Chief Engineer

Employment Agreements

   Perry A. Sook. Mr. Sook is employed under an employment agreement with Nexstar Broadcasting Group, Inc. as President and Chief Executive Officer. The initial term of the agreement expires on December 31, 2004, but automatically renews for successive one-year periods unless either party notifies the other of their intention not to renew the agreement. Under the agreement, Mr. Sook's current base salary is $150,000 for the six months ended December 31, 2001, $400,000 for the year ended December 31, 2002, $415,000 for the year ended December 31, 2003, and $430,000 for the year ended December 31, 2004 and each subsequent year. In addition to his base salary, Mr. Sook is eligible to earn a targeted annual bonus of $75,000 after the 2001 fiscal year, $100,000 after the 2002 fiscal year, $103,750 after the 2003 fiscal year, and $107,300 after the 2004 fiscal year and each subsequent fiscal year upon achievement of goals established by the board of directors. In the event of termination for reasons other than cause, Mr. Sook is eligible to receive his base salary for a period that is the shorter of one year or until the term of his employment would otherwise be completed.

   Duane A. Lammers. Mr. Lammers is employed under an amended employment agreement with Nexstar Broadcasting Group, Inc. as Executive Vice President. The agreement terminates on December 31, 2003 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Lammers' base salary is $185,000 for the year ended December 31, 2001, $200,000 for the year ended December 31, 2002 and $205,000 for the year ended December 31, 2003. In addition to his base salary, Mr. Lammers is eligible to receive a targeted annual bonus of $45,000 for the year ended April 30, 2001, $50,000 for the year ended April 30, 2002, and $55,000 for the year ended April 30, 2003 at the discretion of Nexstar's Chief Executive Officer, upon attainment of, among other things, certain financial performance targets. In the event of termination for reasons other than cause, Mr. Lammers is eligible to receive his base salary for a period of six months.

   Shirley E. Green. Ms. Green is employed under an amended employment agreement with Nexstar Broadcasting Group, Inc. as Vice President, Finance. The initial term of the agreement ends on February 28, 2002 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Ms. Green's current base salary is $100,000. In addition to her base salary, Ms. Green is eligible to earn a targeted annual bonus of $10,000 at the discretion of Nexstar's Chief Executive Officer, based on Ms. Green's attainment of goals set by Nexstar's Chief Executive Officer. In the event of termination for reasons other than cause, Ms. Green is eligible to receive her base salary for a period of six months.

   Susana G. Schuler. Ms. Schuler is employed under an employment agreement with Nexstar Broadcasting Group, Inc. as Vice President, Corporate News Director. The initial term of the agreement terminates on January 1, 2004 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Ms. Schuler's base salary is $115,000 for the year ended December 31, 2001, $120,000 for the year ended December 31, 2002, and $125,000 for each successive year thereafter. In addition to her base salary, Ms. Schuler is eligible to earn an annual bonus, at the discretion of Nexstar's Chief Executive Officer. In the event of termination for reasons other than cause, Ms. Schuler is eligible to receive her base salary for a period of six months.

   Richard Stolpe. Mr. Stolpe is employed under an employment agreement with Nexstar Broadcasting Group, Inc. as Vice President, Corporate Chief Engineer. The initial term of the agreement ends on January 1, 2004 and automatically renews for successive one-year periods unless either party notifies the other of their intention not to renew the agreement. Under the agreement, Mr. Stolpe's base salary is $70,000 for the year ended December 31, 2001, $75,000 for the year ended December 31, 2002, and $80,000 for each successive year thereafter. In addition to his base salary, Mr. Stolpe is eligible to earn a targeted annual bonus of $10,000 at the discretion of Nexstar's Chief Executive Officer, upon attainment of certain goals. In the event of termination for reasons other than cause, Mr. Stolpe is eligible to receive his base salary for a period of six months.

Compensation of Managers

   Nexstar currently reimburses members of the board of managers for any reasonable out-of-pocket expenses incurred by them in connection with attendance at board and committee meetings.

                            PRINCIPAL EQUITYHOLDERS

   The equity interests of Nexstar Finance are indirectly 100% owned by Nexstar Finance's indirect parent company, Nexstar Broadcasting. David S. Smith owns 100% of the equity interests in the Bastet Group.

   The following table sets forth, as of May 15, 2001, information regarding the equity interests of Nexstar Broadcasting beneficially owned by (1) each equityholder who is known by Nexstar to beneficially own in excess of five percent of the outstanding equity interests of Nexstar Broadcasting, (2) each of Nexstar's managers and directors, (3) each of Nexstar's named executive officers, and (4) all of Nexstar's executive officers, managers and directors as a group. Unless otherwise indicated below, (1) the persons and entities named in the table have sole voting and investment power with respect to all equity interests beneficially owned, subject to applicable community property laws and (2) the address of each of the individuals listed in the table is in care of Nexstar Broadcasting Group, L.L.C., 200 Abington Executive Park, Suite 201, Clarks Summit, PA 18411.

                                           Number of
                                        Equity Interests  Percentage of Total
                                          Beneficially     Equity Interests
Name and Address of Beneficial Owner         Owned       Outstanding(/1/)(/9/)
------------------------------------    ---------------- ---------------------
ABRY Broadcast Partners II, L.P........    3,099,232             62.9%
 18 Newbury Street
 Boston, MA 02116
ABRY Broadcast Partners III, L.P.......    1,083,951             22.7%
 18 Newbury Street
 Boston, MA 02116
Royce Yudkoff(/2/)(/3/)................    4,183,183             87.6%
Perry A. Sook(/4/).....................      372,563              7.8%
Shirley E. Green(/5/)..................        9,850               *
Richard Stolpe(/6/)....................        3,110               *
Susana G. Schuler(/7/).................        3,110               *
Duane A. Lammers(/8/)..................       23,315               *
Jay M. Grossman(/3/)...................          --               --
Peni Garber(/3/).......................          --               --
All managers, directors and executive      4,595,131             96.3%
 officers as a group (8 persons).......

--------
 * Less than 1%
(1) Nexstar Broadcasting has six classes of equity interests outstanding. Each class of equity interest has been assigned a "point value". The number of equity interests beneficially owned and the percentage of total equity interests outstanding indicated in this table are reported on a point basis.
(2) Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.
(3) The address of Mr. Yudkoff, Mr. Grossman and Ms. Garber is the address of ABRY.
(4) Includes 66,329, or 25%, of Mr. Sook's class B-2 equity interests, which are subject to forfeiture if Mr. Sook's employment is terminated prior to June 17, 2001.
(5) Includes 1,685, or 25%, of Ms. Green's class C-1 equity interests, subject to forfeiture if Ms. Green's employment is terminated prior to March 1, 2002; and 2,177, or 70%, of Ms. Green's class C-2 equity interests, subject to forfeiture if Ms. Green's employment is terminated prior to January 1, 2002, decreasing to 1,555, or 50%, if termination occurs between January 1, 2002 and January 1, 2003 and 777.5, or 25%, if termination occurs between January 1, 2003 and January 1, 2004.
(6) Includes 2,177, or 70%, of Mr. Stolpe's class C-2 equity interests, subject to forfeiture if Mr. Stolpe's employment is terminated prior to January 1, 2002, decreasing to 1,555, or 50%, if termination occurs between January 1, 2002 and January 1, 2003 and 777.50, or 25%, if termination occurs between January 1, 2003 and January 1, 2004.
(7) Includes 2,177, or 70%, of Ms. Schuler's class C-2 equity interests, subject to forfeiture if Ms. Schuler's employment is terminated prior to January 1, 2002, decreasing to 1,555, or 50%, if termination occurs between January 1, 2002 and January 1, 2003 and 777.50, or 25%, if termination occurs between January 1, 2003 and January 1, 2004.
(8) Includes 5,051, or 25%, of Mr. Lammers' class C-1 equity interests, subject to forfeiture if Mr. Lammers' employment is terminated between May 1, 2001 and May 1, 2002; and 2,177, or 70%, of Mr. Lammers class C-2 equity interests, subject to forfeiture if Mr. Lammers' employment is terminated prior to January 1, 2002, decreasing to 1,555, or 50%, if termination occurs between January 1, 2002 and January 1, 2003 and 777.50, or 25%, if termination occurs between January 1, 2003 and January 1, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LLC Agreement

   ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P. and each of the members of Nexstar Broadcasting Group, L.L.C., including Perry Sook, Shirley Green, Duane Lammers, Susana Schuler and Richard Stolpe, are parties to a third amended and restated limited liability company agreement dated as of May 17, 2001, pursuant to which Nexstar Broadcasting Group, L.L.C. is organized. The agreement provides for capital contributions to be made by the members in exchange for membership interests, which are allocated at the discretion of ABRY Broadcast Partners II, L.P., as manager of Nexstar Broadcasting Group, L.L.C. As manager, ABRY Broadcast Partners II, L.P. exercises full control over all of the activities of Nexstar Broadcasting Group, L.L.C. and is reimbursed for all expenses incurred as manager. Nexstar Broadcasting Group, L.L.C. may be dissolved upon a vote by those members owning a majority of the outstanding class A interests.

Investor Rights Agreement

   Nexstar Broadcasting Group, L.L.C., ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P., Nexstar Equity Corp. and each of the members of Nexstar Broadcasting Group, L.L.C., including Perry Sook, Shirley Green, Duane Lammers, Susana Schuler and Richard Stolpe, are parties to a third amended and restated investors agreement, dated as of January 5, 1998. Pursuant to the investor rights agreement, the parties agreed to vote their equity interests in Nexstar Broadcasting Group, L.L.C. to elect Mr. Sook to the board of directors. The investors agreement also contains (1) co-sale rights exercisable in the event of certain sales by ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P., (2) restrictions on transfers of equity interests by all members and their permitted transferees, and (3) drag-along sale rights exercisable by the holders of a majority of the class A interests of Nexstar Broadcasting Group L.L.C. in the event of an approved sale of Nexstar Broadcasting Group, L.L.C. The voting, co-sale, drag-along and transfer restrictions will terminate upon the consummation of the first to occur of (a) a public offering within certain parameters that are set forth in the investors agreement, or (b) a sale of all of the equity securities or assets of Nexstar Broadcasting Group, L.L.C. to independent third party.

ABRY Management and Consulting Services Agreement

   Pursuant to a second amended and restated management and consulting services agreement between Nexstar Broadcasting Group, Inc. and ABRY Partners, LLC (as successor to ABRY Partners, Inc.), dated as of January 5, 1998, ABRY Partners, LLC was entitled to a management fee for certain financial and management consulting services provided to Nexstar Broadcasting Group, Inc., including in connection with any acquisitions or divestitures in which ABRY Partners, LLC had substantially assisted in the organization or structuring. Under the agreement, the management fee was based on the purchase price of any such acquisition or divestiture, as well as a certain amount per annum paid for each broadcast station owned or managed by Nexstar Broadcasting Group, L.L.C. or its subsidiaries. ABRY Partners, LLC was also reimbursed for any reasonable out-of-pocket expenses incurred. ABRY Partners, LLC terminated the agreement effective December 31, 2000.

Perry Sook Guaranty

   Pursuant to an individual loan agreement dated January 5, 1998, Bank of America National Trust and Savings Association has established a loan facility under which Mr. Sook, Nexstar's President and Chief Executive Officer, may borrow an aggregate amount of up to $2.0 million. As of the date of this prospectus, approximately $2.0 million in principal amount of loans were outstanding under that facility. The proceeds of those loans have been and will be used by Mr. Sook in part to invest in Nexstar Broadcasting Group, L.L.C. Nexstar Broadcasting Group, L.L.C., Nexstar Finance, L.L.C.'s indirect parent, has guaranteed the payment of up to $2.0 million in principal amount of those loans, plus accreted interest thereon, pursuant to a continuing guaranty dated August 12, 1998.

Time Brokerage Agreement, Shared Services Agreements, and Joint Sales Agreement

   Nexstar has agreements in place with entities that are part of the Bastet Group in three markets: Erie, Pennsylvania, Wichita Falls, Texas, and Wilkes Barre-Scranton, Pennsylvania.

   Nexstar Broadcasting of Erie, L.L.C., a subsidiary of Nexstar, and Bastet Broadcasting, Inc. are parties to an amended time brokerage agreement dated as of July 31, 1998, which expires on August 16, 2001 and may be renewed for one term of five years with 90 days notice. This agreement allows Nexstar to program most of WFXP's broadcast time, sell the station's advertising time and retain the advertising revenue.

   Mission Broadcasting of Wichita Falls, Inc. ("Mission Broadcasting") and Nexstar Broadcasting of Wichita Falls, L.L.C., an indirect subsidiary of Nexstar, are parties to a shared services agreement dated as of June 1, 1999, which has an initial term of 10 years. Under this agreement, Nexstar Broadcasting of Wichita Falls agreed with Mission Broadcasting to share the costs of certain services that Nexstar's station KFDX and Mission Broadcasting's stations KJTL and KJBO-LP individually incurred. These shared services include news production, technical maintenance, and security, among other services, but do not include the services of senior management personnel, programming or sales. In consideration of certain services provided to KJTL and KJBO-LP by KFDX personnel, Mission Broadcasting pays Nexstar a monthly service fee, calculated based on the cash flow of KJTL and KJBO-LP.

   Mission Broadcasting and Nexstar Broadcasting of Wichita Falls, L.L.C. are also parties to an agreement for the sale of commercial time dated as of June 1, 1999, which has an initial term of 10 years. Under this agreement, called a joint sales agreement, Nexstar Broadcasting of Wichita Falls purchases advertising time on KJTL and KJBO-LP and retains the advertising revenue, in return for payments to Mission Broadcasting of $100,000 per month, subject to adjustment to assure that each payment equals Mission Broadcasting's actual operating costs plus $10,000 per month.

   Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C., an indirect subsidiary of Nexstar, and Bastet Broadcasting, Inc. are parties to a shared services agreement dated as of January 5, 1998, which has an initial term of 10 years. The terms of this agreement are substantially similar to the terms of Nexstar's shared services agreement with Mission Broadcasting and provides for the parties to share the costs of certain services that Nexstar's station WBRE and Bastet's station WYOU otherwise would separately incur.

Option Agreements

   In consideration of Nexstar's guarantee of indebtedness incurred by entities in the Bastet Group, Nexstar also has options to purchase the assets of the Bastet group's stations in Erie, Wichita Falls and Wilkes Barre-Scranton (subject to prior FCC approval). In Erie, Bastet Broadcasting, Inc., David S. Smith, and Nexstar Broadcasting Group, L.L.C., Nexstar's indirect parent, are parties to an option agreement dated as of November 30, 1998. In Wichita Falls, Mission Broadcasting of Wichita Falls, Inc., David S. Smith, and Nexstar Broadcasting of Wichita Falls, L.L.C., an indirect subsidiary of Nexstar, are parties to an option agreement dated as of June 1999. In Wilkes Barre-Scranton, Bastet Broadcasting, Inc., David S. Smith, and Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C., an indirect subsidiary of Nexstar, are parties to an option agreement dated as of May 19, 1998. Under the terms of these option agreements, Nexstar may exercise its option upon written notice to the counterparty to the relevant option agreement. In each option agreement, the exercise price of the option equals the station's existing indebtedness plus assumption of the station's operating liabilities. The relevant Bastet Group entity and/or David S. Smith may terminate each option agreement by written notice any time after the seventh anniversary date of the relevant option agreement.

Management Agreement

   Bastet Broadcasting, Inc., Mission Broadcasting of Wichita Falls, Inc., Mission Broadcasting of Amarillo, Inc., David S. Smith and Nancie J. Smith, the wife of David S. Smith, are parties to a compensation agreement. Under this agreement, the Bastet Group pays David S. Smith and Nancie J. Smith collectively up to $200,000 per year for certain management services.

                    DESCRIPTION OF SENIOR CREDIT FACILITIES

   In January 2001, we entered into new senior credit facilities with Bank of America, N.A. as administrative agent and a syndicate of other lenders. Our senior credit facilities provide for an aggregate borrowing limit of up to $225.0 million. Our senior credit facilities consist of:

  . a $110.0-million six-year term loan facility;

  . a $72.0-million six-year reducing revolving credit facility; and

  . a $43.0-million six-year revolving credit facility.

   Initial borrowings under the senior credit facilities were used to refinance our existing indebtedness and to partially finance acquisitions by Nexstar that were completed after December 31, 2000, which are described under "Prospectus Summary--Recent Developments." Additional borrowings will be available to finance permitted acquisitions and for other general corporate purposes. At March 31, 2001, we have approximately $63.9 million of unused borrowing capacity under the revolving credit facilities.

   Nexstar Broadcasting Group, L.L.C. and each of its direct and indirect subsidiaries (other than Nexstar Finance, L.L.C.) and Bastet Broadcasting, Inc. and Mission Broadcasting of Wichita Falls, Inc. and each of their direct and indirect subsidiaries guarantee our reducing revolving credit facility and our term loan facility. Nexstar Broadcasting Group, L.L.C. and each of its direct and indirect subsidiaries (other than Nexstar Finance, L.L.C.) and Bastet Broadcasting, Inc. and Mission Broadcasting of Wichita Falls, Inc. and each of their direct and indirect subsidiaries guarantee our $43.0 million revolving credit facility. In addition, our senior credit facilities are secured by the following:

  . substantially all of the equity interests of each of (1) Nexstar, (2)
    Nexstar Broadcasting and (3) the Bastet Group; and

  . all other assets (other than FCC licenses and, unless requested in writing by Bank of America, real estate assets) owned by (1) Nexstar, (2) Nexstar Broadcasting and (3) the Bastet Group.

   Our borrowings under the senior credit facilities bear interest at a floating rate, which can be either a base rate plus an applicable margin or, at our option, a London Interbank Offered Rate, or LIBOR, plus an applicable margin. Base rate is defined in the senior credit facilities as the higher of
(x) the Bank of America prime rate and (y) the federal funds effective rate, plus 0.5% per annum. LIBOR loans bear interest at LIBOR, as specified in the senior credit facilities.

   The applicable margin is 1.50% for the base rate loans and 3.125% for the LIBOR loans for both the revolving credit facilities and the term loan facility until September 30, 2001. Thereafter, subject to our consolidated total leverage ratio, the applicable base rate margin will vary from 0.250% to 1.50% and the applicable LIBOR margin will vary from 1.875% to 3.125%.

   The interest rate payable under our senior credit facilities will increase by 2.0% per annum during the continuance of an event of default.

   Commitment fees on unused commitments under the revolving credit facilities are determined by a formula based on our total leverage ratio. Our initial commitment fee was 0.50%, and will decline to 0.375% when our total leverage ratio is less than 5.50x.

   Prior to the maturity date, funds under the revolving credit facilities may be borrowed, repaid, and reborrowed, without premium or penalty. The revolving credit facility is due in full at maturity. Each of the commitment under the reducing revolving credit facility and the principal amount under the term loan will, commencing on March 31, 2003 and ending on January 12, 2007, reduce quarterly by the following annual amounts:

                                                Reduction
            Year                                 Amount
            ----                                ---------
            1..................................    0.00%
            2..................................    0.00%
            3..................................   15.00%
            4..................................   20.00%
            5..................................   30.00%
            6..................................   35.00%

   Voluntary prepayments of amounts outstanding under our senior credit facilities are permitted at any time, so long as we give notice as required by the facility. However, if a prepayment is made with respect to a LIBOR loan, and the prepayment is made on a date other than an interest payment date, we must pay a fee to compensate the lender for losses and expenses incurred as a result of the prepayment.

   We are required to prepay amounts outstanding under the senior credit facilities in an amount equal to:

  . the lesser of (i) 50% of the net proceeds of any equity issuances and
    (ii) the amount required to repay the senior credit facilities so that the total leverage ratio is equal to or greater than 3.00x;

  . 100% of all insurance recoveries in excess of amounts used to replace or restore any properties subject to a $1 million basket;

  . 50% of the excess cash flow of Nexstar when the total leverage ratio is greater than 5.00x, and 30% of the excess cash flow of Nexstar when the total leverage is less than 5.00x but greater than or equal to 4.00x (in each case reduced by $1,000,000) commencing with the fiscal year ending December 31, 2001;

  . 100% of the excess cash flow of the Bastet Group beginning with the fiscal year ending December 31, 2001;

  . 100% of the net proceeds of any capital contributions made pursuant to the ABRY Capital Contribution Agreement; and

  . 100% of certain debt issuances not used to repay the unsecured interim loan.

   All mandatory prepayments must be used to repay Nexstar Finance, L.L.C.'s term loan facility and to reduce any balance under Nexstar Finance, L.L.C.'s reducing revolving credit facility on a pro rata basis and to permanently reduce revolving commitments.

   The senior credit facilities require us to meet certain financial tests, including without limitation, a minimum interest coverage ratio, a minimum pro forma debt service ratio, a maximum senior leverage ratio and a maximum total leverage ratio. In addition, the senior credit facilities contain certain covenants that, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, cash film payments, mergers and consolidations, liens and encumbrances and other matters customarily restricted in such agreements.

   The senior credit facilities contain customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgements in excess of specified amounts, ERISA defaults, termination of material licenses, failure of any guaranty or security document supporting the senior credit facilities to be in full force and effect and a change of control.

                       DESCRIPTION OF THE EXCHANGE NOTES

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Nexstar Finance" refers only to Nexstar Finance, L.L.C. and Nexstar Finance, Inc. and not to any of their subsidiaries.

   Nexstar Finance will issue the exchange notes under an Indenture among itself, the Guarantors and United States Trust Company of New York, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

   The following description is a summary of the material provisions of the Indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the Indenture and the registration rights agreement are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the Indenture.

   The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Notes and the Guarantees

The Exchange Notes

   The exchange notes:

  . are general unsecured obligations of Nexstar Finance;

  . are subordinated in right of payment to all existing and future Senior
    Debt;

  . are pari passu in right of payment with any future senior subordinated
    Indebtedness of Nexstar Finance; and

  . are unconditionally guaranteed, jointly and severally, by the Guarantors.

The Guarantees

   The exchange notes are guaranteed by all of Nexstar Finance's Domestic Subsidiaries and the Bastet/Mission Entities.

   Each guarantee of the exchange notes:

  . is a general unsecured obligation of the Guarantor;

  . is subordinated in right of payment to all existing and future Senior
    Debt; and

  . is pari passu in right of payment with any future senior subordinated
    Indebtedness of that Guarantor.

   At March 31, 2001, Nexstar Finance and the Guarantors had total Senior Debt of approximately $161.2 million (excluding Nexstar's guarantee of a $2.0 million loan for a related party). As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The Indenture will permit us and the Guarantors to incur additional Senior Debt.

   As of the date of the Indenture, all of our subsidiaries and all of the Bastet/Mission Entities will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain

Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the exchange notes.

Principal, Maturity and Interest

   Nexstar Finance will issue exchange notes with a maximum aggregate principal amount of $250.0 million, of which $160.0 million will be issued in this offering. Nexstar Finance may issue additional exchange notes from time to time after this offering. Any offering of additional exchange notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The exchange notes and any additional exchange notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Nexstar Finance will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on April 1, 2008.

   Interest on the exchange notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2001. Nexstar Finance will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

   Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Exchange Notes

   If a Holder has given wire transfer instructions to Nexstar Finance, Nexstar Finance will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's exchange notes in accordance with those instructions. All other payments on the exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Nexstar Finance elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Exchange Notes

   The trustee will initially act as paying agent and registrar. Nexstar Finance may change the paying agent or registrar without prior notice to the Holders of the exchange notes, and Nexstar Finance or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

   A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of exchange notes. Holders will be required to pay all taxes due on transfer. Nexstar Finance is not required to transfer or exchange any Note selected for redemption. Also, Nexstar Finance is not required to transfer or exchange any Note for a period of 15 days before a selection of exchange notes to be redeemed.

Note Guarantees

   The exchange notes will be guaranteed by each of Nexstar Finance's current and future Domestic Subsidiaries and each of the Bastet/Mission Entities. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

   A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Nexstar Finance or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental Indenture satisfactory to the trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

   The Note Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either immediately before or immediately after giving effect to such transaction) a Restricted Subsidiary of Nexstar Finance if the sale or other disposition complies with the "Asset Sale" provisions of the Indenture; or

     (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either immediately before or immediately after giving effect to such transaction) a Restricted Subsidiary of Nexstar Finance, if the sale complies with the "Asset Sale" provisions of the Indenture; or

     (3) if Nexstar Finance designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

     (4) in connection with any transaction whereby a Guarantor is no longer a Restricted Subsidiary immediately after giving effect to such transaction if the transaction complies with the "Asset Sale Provisions" of the Indenture; or

     (5) upon the discharge or release of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing all other Indebtedness of Nexstar Finance and the Restricted Subsidiaries.

See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

   The payment of principal, interest and premium and Liquidated Damages, if any, on the exchange notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Nexstar Finance, including Senior Debt incurred after the date of the Indenture.

   The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt), whether or not a claim for such interest would be allowed in such proceeding before the Holders of exchange notes will be entitled to receive any payment with respect to the exchange notes or on account of any purchase or redemption or other acquisition of any Note (except that Holders of exchange notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein), in the event of any distribution to creditors of Nexstar Finance:

     (1) in a liquidation or dissolution of Nexstar Finance;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Nexstar Finance or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of Nexstar Finance's assets and liabilities.

   Neither Nexstar Finance nor any Guarantor may make any payment in respect of the exchange notes or on account of any purchase or redemption or other acquisition of any Note (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions described herein) if:

     (1) a default in the payment of the principal of, or premium, if any, or interest on, or any fees or other amounts relating to Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt.

   Payments on the exchange notes (including any missed payments) may and will be resumed:

      (1) in the case of a payment default, upon the date on which such default is cured or waived; and

      (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived, 179 days after the date on which the applicable Payment Blockage Notice is received, or the date on which the trustee receives notice from the holders or any representative of the holders of Designated Senior Debt to terminate the applicable Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

   If the trustee or any Holder of the exchange notes receives a payment in respect of the exchange notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions described herein) when the payment is prohibited by these provisions, the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

   Nexstar Finance must promptly notify holders of Senior Debt of an Event of Default.

   As a result of the provisions described above, in the event of a bankruptcy, liquidation or reorganization of Nexstar Finance, Holders of exchange notes may recover less ratably than creditors of Nexstar Finance who are holders of Senior Debt. See "Risk Factors--."

   "Designated Senior Debt" means:

     (1) any Indebtedness outstanding under the Credit Agreements; and

     (2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Nexstar Finance as "Designated Senior Debt."

   "Permitted Junior Securities" means:

     (1) Equity Interests in Nexstar Finance or any Guarantor; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the exchange notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

   "Senior Debt" means:

     (1) all Indebtedness of Nexstar Finance or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of Nexstar Finance or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the exchange notes or any Note Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

   Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by Nexstar Finance;

     (2) any intercompany Indebtedness of Nexstar Finance or any of its Restricted Subsidiaries to Nexstar Finance or any of its Affiliates;

     (3) any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

Optional Redemption

   At any time prior to April 1, 2004, Nexstar Finance may on any one or more occasions redeem up to 35% of the aggregate principal amount of exchange notes issued under the indenture at a redemption price of 112% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

     (1) at least 65% of the aggregate principal amount of exchange notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding exchange notes held by Nexstar Finance and its Subsidiaries); and

     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

   Except pursuant to the preceding paragraph, the exchange notes will not be redeemable at Nexstar Finance's option prior to April 1, 2005.

   After April 1, 2005, Nexstar Finance may redeem all or a part of the exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the exchange notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

            Year                               Percentage
            ----                               ----------
            2005..............................   106.00%
            2006..............................   103.00%
            2007 and thereafter...............   100.00%

Mandatory Redemption

   Nexstar Finance is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

Repurchase at the Option of Holders

Change of Control

   If a Change of Control occurs, each Holder of exchange notes will have the right to require Nexstar Finance to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's exchange notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Nexstar Finance will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of exchange notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the exchange notes repurchased, to the date of purchase. Within 60 days following any Change of Control, Nexstar Finance will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Nexstar Finance will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Nexstar Finance will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

   On the Change of Control Payment Date, Nexstar Finance will, to the extent lawful:

     (1) accept for payment all exchange notes or portions of exchange notes properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions of exchange notes properly tendered; and

     (3) deliver or cause to be delivered to the trustee the exchange notes properly accepted together with an officers' certificate stating the aggregate principal amount of exchange notes or portions of exchange notes being purchased by Nexstar Finance.

   The paying agent will promptly mail to each Holder of exchange notes properly tendered the Change of Control Payment for such exchange notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

   Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Nexstar Finance will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of exchange notes required by this covenant. Nexstar Finance will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The provisions described above that require Nexstar Finance to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the exchange notes to require that Nexstar Finance repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

   Nexstar Finance will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Nexstar Finance and purchases all exchange notes properly tendered and not withdrawn under the Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Nexstar Finance and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of exchange notes to require Nexstar Finance to repurchase its exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Nexstar Finance and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

   (A) Nexstar Finance and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Nexstar Finance or the Guarantor (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by Nexstar Finance's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (3) at least 75% of the consideration received in the Asset Sale by Nexstar Finance, such Guarantor or such Restricted Subsidiary is in the form of cash or Cash Equivalents, except to the extent Nexstar Finance is undertaking a Permitted Asset Swap. For purposes of this provision and the next paragraph, each of the following will be deemed to be cash:

       (a) any liabilities, as shown on Nexstar Finance's, such Guarantor's or such Restricted Subsidiary's most recent balance sheet, of Nexstar Finance, any Guarantor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the exchange notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Nexstar Finance, such Guarantor or such Restricted Subsidiary from further liability; and

       (b) any securities, exchange notes or other obligations received by Nexstar Finance, such Guarantor or any such Restricted Subsidiary from such transferee that are converted by Nexstar Finance, such Guarantor or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash received in that conversion.

   The 75% limitation referred to in clause (3) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

   Notwithstanding the foregoing, Nexstar Finance, a Guarantor or any Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing if:

     (x) Nexstar Finance, such Guarantor or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of;

     (y) the fair market value is determined by Nexstar Finance's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (z) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash;

provided that any cash (other than any amount deemed cash under clause (3)(a) of the preceding paragraph) received by Nexstar Finance, such Guarantor or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

   (B) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Nexstar Finance, such Guarantor or such Restricted Subsidiary may apply those Net Proceeds at its option:

     (1) to permanently repay or repurchase Senior Debt of Nexstar Finance or any Guarantor;

     (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

     (3) to make a capital expenditure; or

     (4) to acquire other assets that are used or useful in a Permitted
  Business.

   Pending the final application of any Net Proceeds, Nexstar Finance may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Nexstar Finance will make an Asset Sale Offer to all Holders of exchange notes and all holders of other Indebtedness that is pari passu with the exchange notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of exchange notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Nexstar Finance may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of exchange notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the exchange notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

   (C) Nexstar Finance will comply with the requirements of Rule 14e-1 under the exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of exchange notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Nexstar Finance will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

   Nexstar Finance will, and will cause the Restricted Subsidiaries to utilize the proceeds of sales of assets received by it in accordance with clause (11) of the covenant described under the caption "Restricted Payments" as if such proceeds were the Net Proceeds of an Asset Sale.

   The agreements governing Nexstar Finance's and the Guarantors' outstanding Senior Debt currently prohibit Nexstar Finance and the Guarantors from purchasing any exchange notes, and also provides that certain change of control or asset sale events with respect to Nexstar Finance and the Guarantors would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Nexstar Finance and the Guarantors becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Nexstar Finance and the Guarantors are prohibited from purchasing exchange notes, Nexstar Finance and the Guarantors could seek the consent of its senior lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain such prohibition. If Nexstar Finance and the Guarantors do not obtain such a consent or repay such borrowings, Nexstar Finance and the Guarantors will remain prohibited from purchasing exchange notes. In such case, Nexstar Finance's failure to purchase tendered exchange notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of exchange notes.

Selection and Notice

   If less than all of the exchange notes are to be redeemed at any time, the trustee will select exchange notes for redemption as follows:

     (1) if the exchange notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the exchange notes are listed; or

     (2) if the exchange notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

   No exchange notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of exchange notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the exchange notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

   If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of exchange notes upon cancellation of the original Note. exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

   Nexstar Finance and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Nexstar Finance's, the Guarantors' or any of the Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Nexstar Finance, the Guarantors or any of the Restricted Subsidiaries) or to the direct or indirect holders of Nexstar Finance's, the Guarantor's or any of the Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Nexstar Finance and other than dividends or distributions payable to Nexstar Finance, the Guarantors or the Restricted Subsidiaries);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Nexstar Finance) any Equity Interests of Nexstar Finance or any direct or indirect parent of Nexstar Finance (other than any such Equity Interests owned by Nexstar Finance, the Guarantors or a Restricted Subsidiary);

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the exchange notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

     (2) Nexstar Finance would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Nexstar Finance, the Guarantors and the Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (5), (7), (8),
  (9), (11), (12), (13) and (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (a) (i) 100% of the aggregate Consolidated Cash Flow of Nexstar Finance (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the first calendar month commencing after the Issue Date and ending on the last day of Nexstar Finance's most recent calendar month for which financial information is available to Nexstar Finance ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (ii) 1.4 times Consolidated Interest Expense for the same period, plus

       (b) 100% of the aggregate net proceeds (including the fair market value of property other than cash) received by Nexstar Finance or Bastet/Mission as a contribution to the equity capital of Nexstar Finance or from the issue or sale since the date of the Indenture of Equity Interests of Nexstar Finance (other than Disqualified Stock), or of Disqualified Stock or debt securities of Nexstar Finance that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), provided that the proceeds of ABRY Subordinated Debt contributed or otherwise received by Nexstar Finance or Bastet/Mission shall be excluded from this clause (b) unless and until such ABRY Subordinated Debt is converted into Equity Interests of Nexstar or any of its Subsidiaries (other than Nexstar Finance or a Restricted Subsidiary) plus

       (c) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the fair market value of such Subsidiary as of the date of such redesignation, plus

       (d) the aggregate amount returned in cash with respect to Investments (other than Permitted Investments) made after the issue date whether through interest payments, principal payments, dividends or other distributions, plus

       (e) the net cash proceeds received by Nexstar Finance or any of the Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments referred to in clause (4) above (other than to a Restricted Subsidiary).

   The preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Nexstar Finance or any Guarantor or of any Equity Interests of Nexstar Finance in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Nexstar Finance (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause
  (3) (b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Nexstar Finance or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (4) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Nexstar Finance or the payment of a dividend to any Affiliates of Nexstar Finance to effect the repurchase, redemption, acquisition or retirement of Nexstar Finance or Affiliate's equity interest, that are held by any member or former member of Nexstar Finance's (or any of the Restricted Subsidiaries' or any of their Affiliates') management, or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $750,000 in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years) and (b) the net cash proceeds to Nexstar Finance from any issuance or reissuance of Equity Interests of Nexstar or its Affiliates (other than Disqualified Stock) to members of management (which are excluded from the calculation set forth in clause (3)(b) of the proceeding paragraph) and the net cash proceeds to Nexstar Finance of any "keyman" life insurance proceeds; provided that the cancellation of Indebtedness owing to Nexstar Finance from members of management shall not be deemed Restricted Payments;

     (6) the payment of the dividends on Disqualified Stock the incurrence of which was permitted by the Indenture;

     (7) repurchases of Equity Interests deemed to occur upon the exercise of stock options;

     (8) payments to Affiliates of Nexstar Finance and holders of Equity Interests in Nexstar Finance in amounts equal to (i) the amounts required to pay any Federal, state or local income taxes to the extent that (A) such income taxes are attributable to the income of Nexstar Finance and the Restricted Subsidiaries (but limited, in the case of taxes based upon taxable income, to the extent that cumulative taxable net income subsequent to the Closing Date is positive)or (B) such taxes are related to Indebtedness between or among any of Nexstar Finance and any of the Restricted Subsidiaries and (y) the amounts required to pay any Federal, State or local taxes in connection with the sale of all or substantially all of the assets of a Restricted Subsidiary made in accordance with clause
  (11) below;

     (9) so long as no Default or Event of Default exists both before and after giving effect thereto, Nexstar Finance may authorize, declare and pay dividends to its shareholders, partners or members, as applicable, for the purpose of paying the corporate overhead expenses of Nexstar or its Subsidiaries in an aggregate amount for all such overhead expenses not to exceed $500,000 in any Fiscal Year;

     (10) the retirement of any shares of Disqualified Stock of Nexstar Finance by conversion into, or by exchange for, shares of Disqualified Stock of Nexstar Finance, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Nexstar Finance) of other shares of Disqualified Stock of Nexstar Finance;

     (11) the distribution of all or substantially all of the assets of a Restricted Subsidiary to a Subsidiary of Nexstar; provided that (x) such distribution is made within one business day of the consummation of the sale of the assets so distributed, (y) such asset sale is made in compliance with clause (A) of the covenant described above under "Asset Sales" as if the seller of such assets were a Restricted Subsidiary and (z) the Net Proceeds of such asset sale (determined as if such asset sale were an Asset Sale) are contributed to Nexstar Finance within one business day following the consummation of such asset sale;

     (12) other Restricted Payments not to exceed $5.0 million in the aggregate;

     (13) distributions made on the issue date to Nexstar or its Subsidiaries which are used to repay the Interim Loan; and

     (14) payments to Nexstar and its Subsidiaries to permit repayment of principal of ABRY Subordinated Debt (including all interest accrued thereon) in accordance with the terms thereof.

   In addition, the Indenture will provide that notwithstanding anything to the foregoing, no Bastet/Mission Entity shall make a Restricted Payment (other than Restricted Investments) to any person other than Nexstar Finance or a Guarantor.

   The Board of Directors of Nexstar Finance may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Nexstar Finance and the Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Nexstar Finance or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Nexstar Finance will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

   Nexstar Finance and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, directly, or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that Nexstar Finance will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Nexstar Finance or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock if Nexstar Finance's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of Nexstar Finance for which internal financial statements are available, would have been no greater than (a) 7.0 to 1, if such incurrence or issuance is on or prior to April 1, 2003, and (b) 6.5 to 1, if such incurrence or issuance is after April 1, 2003.

   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by Nexstar Finance or the Restricted Subsidiaries of Indebtedness under the Credit Agreements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Nexstar Finance and the Restricted Subsidiaries thereunder) and related Guarantees under the Credit Agreements; provided that the aggregate principal amount of all Indebtedness of Nexstar Finance and the Restricted Subsidiaries then classified as having been incurred pursuant to this clause (1) after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1) does not exceed an amount equal to $225.0 million less the aggregate amount applied by Nexstar Finance and the Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Credit Agreements pursuant to the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (2) the incurrence by Nexstar Finance and the Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by Nexstar Finance of Indebtedness represented by the exchange notes in accordance with the terms of the Indenture;

     (4) the incurrence by Nexstar Finance or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness;

     (5) the incurrence by Nexstar Finance or any of the Restricted Subsidiaries of intercompany Indebtedness between or among Nexstar Finance and any of the Restricted Subsidiaries; provided, however, that (i) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Nexstar Finance or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not Nexstar Finance or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Nexstar Finance or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

     (6) the incurrence by Nexstar Finance or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

     (7) the guarantee by Nexstar Finance of Indebtedness of any of the Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this covenant;

     (8) the guarantee by any Restricted Subsidiary of Indebtedness of Nexstar Finance or any Guarantor;

     (9) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets;

     (10) Indebtedness incurred by Nexstar Finance or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (11) Indebtedness of Nexstar Finance and the Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment whether through the direct purchase of assets or at least a majority of the Voting Stock of any person owning such assets, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

     (12) Obligations in respect of performance and surety bonds and completion guarantees provided by Nexstar Finance or any Restricted Subsidiary in the ordinary course of business;

     (13) Acquisition Debt of Nexstar Finance or a Restricted Subsidiary if
  (w) such Acquisition Debt is incurred within 270 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by Nexstar Finance or such Restricted Subsidiary, (x) the aggregate principal amount of such Acquisition Debt is no greater than the aggregate principal amount of Acquisition Debt set forth in a notice from Nexstar Finance to the Trustee (an "Incurrence Notice") within ten days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by Nexstar Finance or such Restricted Subsidiary, which notice shall be executed on Nexstar Finance's behalf by the chief financial officer of Nexstar Finance in such capacity and shall describe in reasonable detail the acquisition or LMA, as the case may be, which such Acquisition Debt will be incurred to finance, (y) after giving pro forma effect to the acquisition or LMA, as the case may be, described in such Incurrence Notice, Nexstar Finance or such Restricted Subsidiary could have incurred such Acquisition Debt under the Indenture as of the date upon which Nexstar Finance delivers such Incurrence Notice to the Trustee and (z) such Acquisition Debt is utilized solely to finance the acquisition or LMA, as the case may be, described in such Incurrence Notice (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses);

     (14) guarantees by Nexstar Finance or any Restricted Subsidiary of Indebtedness of officers of Nexstar Finance in an aggregate principal amount not to exceed $3.0 million at any time outstanding; and

     (15) the incurrence by Nexstar Finance or any of the Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (15), not to exceed $10.0 million.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Nexstar Finance will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, Nexstar Finance may, at any time, change the classification of an item of Indebtedness, or any portion thereof, to any other clause or to the first paragraph of this covenant, provided that Nexstar Finance or a Restricted Subsidiary would be permitted to incur the item of Indebtedness, or portion of the item of Indebtedness, under the other clause or the first paragraph of this covenant, as the case may be, at the time of reclassification. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Indebtedness under the Credit Agreements outstanding on the date on which notes are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Anti-Layering

   Nexstar Finance will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Nexstar Finance and senior in any respect in right of payment to the exchange notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

Liens

   Nexstar Finance will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the exchange notes, the guarantees, and the Indenture are secured on an equal and ratable basis with the obligation so secured until such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

   Nexstar Finance and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to Nexstar Finance or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Nexstar Finance or any of the Restricted Subsidiaries;

     (2) make loans or advances to Nexstar Finance or any of the Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to Nexstar Finance or any of the Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

     (2) the Indenture, the exchange notes and the Note Guarantees;

     (3) applicable law, rule, regulation or order;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Nexstar Finance or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

     (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (7) contracts for the sale of assets, including without limitation any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

     (12) agreements governing Indebtedness of Mission/Bastet permitted to be incurred under the Indenture.

Merger, Consolidation or Sale of Assets

   Nexstar Finance may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Nexstar Finance is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Nexstar Finance and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) Nexstar Finance is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Nexstar Finance) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Nexstar Finance) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Nexstar Finance under the exchange notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction no Default or Event of Default exists; and

     (4) Nexstar Finance or the Person formed by or surviving any such consolidation or merger (if other than Nexstar Finance), or to which such sale, assignment, transfer, conveyance or other disposition has been made
  (a) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," or (b) would have a lower Leverage Ratio immediately after the transaction, after giving pro forma effect to the transaction as if the transaction had occurred at the beginning of the applicable four quarter period, than Nexstar Finance's Leverage Ratio immediately prior to the transaction.

   The preceding clause (4) will not prohibit: (a) a merger between Nexstar Finance and one of Nexstar Finance's Wholly Owned Subsidiaries; (b) a merger between Nexstar Finance and one of Nexstar Finance's Affiliates incorporated solely for the purpose of reincorporating as a corporation, or (c) a merger between Nexstar Finance and one of Nexstar Finance's Affiliates incorporated solely for the purpose of reincorporating in another state of the United States.

   In addition, Nexstar Finance may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Nexstar Finance and any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

   Nexstar Finance and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are no less favorable to Nexstar Finance or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Nexstar Finance or such Restricted Subsidiary with an unrelated Person; and

     (2) Nexstar Finance delivers to the trustee:

       (f) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

       (g) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment agreement entered into by Nexstar Finance or any of the Restricted Subsidiaries in the ordinary course of business of Nexstar Finance or such Restricted Subsidiary;

     (2) transactions between or among Nexstar Finance and/or the Restricted Subsidiaries;

     (3) loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to officers, directors, employees and consultants who are not otherwise Affiliates of Nexstar Finance;

     (4) sales of Equity Interests (other than Disqualified Stock) of Nexstar Finance to Affiliates of Nexstar Finance;

     (5) transactions under any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any amendment, modification, or replacement is no less favorable to Nexstar Finance and the Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture; and

     (6) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

Limitations on Issuances of Guarantees of Indebtedness

   Nexstar Finance will not permit any Restricted Subsidiary, directly or indirectly, to incur Indebtedness or guarantee or pledge any assets to secure the payment of any other of Nexstar Finance's Indebtedness or that of any Restricted Subsidiary unless either the Restricted Subsidiary

     (1) is a subsidiary guarantor or

     (2) simultaneously executes and delivers a supplemental Indenture to the Indenture and becomes a subsidiary guarantor which guarantee shall

       (a) with respect to any guarantee of Senior Debt, be subordinated in right of payment on the same terms as the notes are subordinated to the Senior Debt; and

       (b) with respect to any guarantee of any other Indebtedness, be senior to or rank equal to the Restricted Subsidiary's other
    Indebtedness or guarantee of or pledge to secure the other
    Indebtedness.

   Notwithstanding the preceding paragraph, any guarantee by a Restricted Subsidiary of the exchange notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange, or transfer, to any Person, of all of Nexstar Finance's stock in, or all or substantially all the assets of the Restricted Subsidiary, which sale, exchange, or transfer is made in compliance with the applicable provisions of the Indenture.

Designation of Restricted and Unrestricted Subsidiaries

   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Nexstar Finance and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by Nexstar Finance. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Sale and Leaseback Transactions

   Nexstar Finance and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Nexstar Finance or any Guarantor may enter into a sale and leaseback transaction if:

     (1) Nexstar Finance or that Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Nexstar Finance or such Guarantor applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

Business Activities

   Nexstar Finance and the Guarantors will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Nexstar Finance and the Restricted Subsidiaries taken as a whole.

Payments for Consent

   Nexstar Finance and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of exchange notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the exchange notes unless such consideration is offered to be paid and is paid to all Holders of the exchange notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

   Whether or not required by the Commission, so long as any exchange notes are outstanding, Nexstar Finance will furnish to the Holders of exchange notes, within the time periods specified in the Commission's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Nexstar Finance were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Nexstar Finance's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if Nexstar Finance were required to file such reports.

   If Nexstar Finance or any Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Nexstar Finance and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

   In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, Nexstar Finance will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Nexstar Finance and the Guarantors have agreed that, for so long as any exchange notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the exchange notes whether or not prohibited by the subordination provisions of the Indenture;

     (2) default in payment when due of the principal of, or premium, if any, on the exchange notes, whether or not prohibited by the subordination provisions of the Indenture;

     (3) failure by Nexstar Finance to comply with the provisions described under the caption "--Repurchase at the Option of Holders--Change of Control;"

     (4) failure by Nexstar Finance for 30 days after notice from the trustee or holders of at least 25% in principal amount of the exchange notes to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (5) failure by Nexstar Finance or any of the Restricted Subsidiaries for 60 days after notice from the trustee or holders of at least 25% in principal amount of the exchange notes to comply with any of the other agreements in the Indenture;

     (6) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Nexstar Finance or any of the Restricted Subsidiaries (or the payment of which is guaranteed by Nexstar Finance or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

       (a) is caused by a failure to pay principal of such Indebtedness at the final stated maturity thereof or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness described under clauses (a) and (b) above, aggregates $5.0 million or more;

     (7) failure by Nexstar Finance or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

     (8) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

     (9) certain events of bankruptcy or insolvency described in the Indenture with respect to Nexstar Finance or any of the Restricted Subsidiaries.

   In the event of a declaration of acceleration of the exchange notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of the preceding paragraph, the declaration of acceleration of the exchange notes shall be automatically annulled if the holders of any Indebtedness described in clause
(6) of the preceding paragraph have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

     (1) the annulment of the acceleration of exchange notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (2) all existing Events of Default, except nonpayment of principal or interest on the exchange notes that became due solely because of the acceleration of the exchange notes, have been cured or waived.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Nexstar Finance, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding exchange notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding exchange notes may declare all the exchange notes to be due and payable immediately.

   Holders of the exchange notes may not enforce the Indenture or the exchange notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding exchange notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the exchange notes notice of any continuing Default or Event of Default if it determines that withholding exchange notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

   The Holders of a majority in aggregate principal amount of the exchange notes then outstanding by notice to the trustee may on behalf of the Holders of all of the exchange notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the exchange notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Nexstar Finance with the intention of avoiding payment of the premium that Nexstar Finance would have had to pay if Nexstar Finance then had elected to redeem the exchange notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes. If an Event of Default occurs prior to, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Nexstar Finance with the intention of avoiding the prohibition on redemption of the exchange notes prior to April 1, 2005, then the premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes.

   Nexstar Finance is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Nexstar Finance is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of Nexstar Finance or any Guarantor, as such, will have any liability for any obligations of Nexstar Finance or the Guarantors under the exchange notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of exchange notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

   Nexstar Finance may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding exchange notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding exchange notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such exchange notes when such payments are due from the trust referred to below;

     (2) Nexstar Finance's obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and Nexstar Finance's and the Guarantor's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

In addition, Nexstar Finance may, at its option and at any time, elect to have the obligations of Nexstar Finance and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the exchange notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the exchange notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Nexstar Finance must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the exchange notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and Nexstar Finance must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, Nexstar Finance has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Nexstar Finance has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Nexstar Finance has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Nexstar Finance or any of the Restricted Subsidiaries is a party or by which Nexstar Finance or any of the Restricted Subsidiaries is bound;

     (6) Nexstar Finance must deliver to the trustee an officers' certificate stating that the deposit was not made by Nexstar Finance with the intent of preferring the Holders of exchange notes over the other creditors of Nexstar Finance with the intent of defeating, hindering, delaying or defrauding creditors of Nexstar Finance or others; and

     (7) Nexstar Finance must deliver to the trustee an officers' certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes), and any existing default or compliance with any provision of the Indenture or the exchange notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding exchange notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any exchange notes held by a non-consenting Holder):

     (1) reduce the principal amount of exchange notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the scheduled redemption of the exchange notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any Note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the exchange notes (except a rescission of acceleration of the exchange notes by the Holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any Note payable in money other than that stated in the exchange notes;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of exchange notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the exchange notes;

     (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

     (8) make any change in the preceding amendment and waiver provisions.

   In addition, any amendment to, or waiver of, the provisions of the Indenture relating to (i) subordination that adversely affects the rights of the Holders of the exchange notes or (ii) release of any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of exchange notes then outstanding.

   Notwithstanding the preceding, without the consent of any Holder of exchange notes, Nexstar Finance, the Guarantors and the trustee may amend or supplement the Indenture or the exchange notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;

     (3) to provide for the assumption of Nexstar Finance's obligations to Holders of exchange notes in the case of a merger or consolidation or sale of all or substantially all of Nexstar Finance's assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of exchange notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

     (6) to provide for the issuance of additional exchange notes in accordance with the limitations set forth in the Indenture as of its date; or

     (7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the exchange notes.

Satisfaction and Discharge

   The Indenture will be discharged and will cease to be of further effect as to all exchange notes issued thereunder, when:

     (1) either:

       (a) all exchange notes that have been authenticated, except lost, stolen or destroyed exchange notes that have been replaced or paid and exchange notes for whose payment money has been deposited in trust and thereafter repaid to Nexstar Finance, have been delivered to the trustee for cancellation; or

       (b) all exchange notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Nexstar Finance or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the exchange notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Nexstar Finance or any Restricted Subsidiary is a party or by which Nexstar Finance or any Restricted Subsidiary is bound;

     (3) Nexstar Finance or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

     (4) Nexstar Finance has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the exchange notes at maturity or the redemption date, as the case may be.

   In addition, Nexstar Finance must deliver an officers' certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

   If the trustee becomes a creditor of Nexstar Finance or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of exchange notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture and registration rights agreement without charge by writing to Nexstar Finance, L.L.C., 200 Abington Executive Park, Suite 201, Clarks Summit, Pennsylvania 18411, Attention: chief financial officer.

Book-Entry, Delivery and Form

   The exchange notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A exchange notes"). Exchange notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S exchange notes"). Except as set forth below, exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Exchange notes will be issued at the closing of this offering only against payment in immediately available funds.

   Rule 144A exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S exchange notes initially will be represented by one or more temporary exchange notes in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Notes"). The Rule 144A Global Notes and the Regulation S Temporary Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Temporary Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Within a reasonable time period after the expiration of the Restricted Period, the Regulation S Temporary Global Notes will be exchanged for one or more permanent exchange notes in registered, global form without interest coupons (collectively, the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Notes" (the Regulation S Global Notes and Rule 144A Global Notes, collectively being the "Global Notes")) upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the exchange notes and pursuant to Regulation S as provided in the Indenture. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges between Regulation S exchange notes and Rule 144A exchange notes."

   Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of exchange notes in certificated form.

   Rule 144A exchange notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." Regulation S exchange notes will also bear the legend as described under "Notice to Investors." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

   The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Nexstar Finance takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

   DTC has advised Nexstar Finance that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised Nexstar Finance that, pursuant to procedures established by it:

     (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

     (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

   Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   Except as described below, owners of interest in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Nexstar Finance and the trustee will treat the Persons in whose names the exchange notes, including the Global Notes, are registered as the owners of the exchange notes for the purpose of receiving payments and for all other purposes. Consequently, neither Nexstar Finance, the trustee nor any agent of Nexstar Finance or the trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect
  Participant's records relating to the beneficial ownership interests in the Global Notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised Nexstar Finance that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Nexstar Finance. Neither Nexstar Finance nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and Nexstar Finance and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

   DTC has advised Nexstar Finance that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the Global Notes for legended exchange notes in certificated form, and to distribute such exchange notes to its Participants.

   Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Nexstar Finance nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive exchange notes in registered certificated form ("Certificated Notes") if:

     (1) DTC (a) notifies Nexstar Finance that it is unwilling or unable to continue as depositary for the Global Notes and Nexstar Finance fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

     (2) Nexstar Finance, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

   In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

   Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such exchange notes. See "Notice to Investors."

Exchanges Between Regulation S Notes and Rule 144A Notes

   Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

     (1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

     (2) the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the Notes are being transferred to a Person:

       (a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

       (b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

       (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

   Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

   Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Payments; Certifications by Holders of the Regulation S Temporary Global Notes

   A holder of a beneficial interest in the Regulation S Temporary Global Notes must provide Euroclear or Clearstream, as the case may be, with a certificate in the form required by the Indenture certifying that the beneficial owner of the interest in the Regulation S Temporary Global Notes is either not a United States Person (as defined below) or has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act (the "Regulation S Certificate"), and Euroclear or Clearstream, as the case may be, must provide to the trustee (or the paying agent if other than the trustee) a certificate in the form required by the indenture, prior to any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Notes.

   "U.S. Person" means

     (1) any individual resident in the United States;

     (2) any partnership or corporation organized or incorporated under the laws of the United States;

     (3) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets);

     (4) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler if the trust is revocable) is a United States Person);

     (5) any agency or branch of a foreign entity located in the United
  States;

     (6) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person;

     (7) any discretionary or similar account (other than an estate or trust) held by a dealer of other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person);

     (8) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" will not include:

       (a) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business;

       (b) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country; and

       (c) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

Same Day Settlement and Payment

   Nexstar Finance will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Nexstar Finance will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Nexstar Finance expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

   Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Nexstar Finance that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Registration Rights; Liquidated Damages

   The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of these notes. See "--Additional Information."

   Nexstar Finance, the Guarantors and the initial purchasers will enter into the registration rights agreement on or prior to the closing of this offering. Pursuant to the registration rights agreement, Nexstar Finance and the Guarantors will agree to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, Nexstar Finance and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

   If:

     (1) Nexstar Finance and the Guarantors are not

       (a) required to file the Exchange Offer Registration Statement; or

       (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

     (2) any Holder of Transfer Restricted Securities notifies Nexstar Finance prior to the 20th day following consummation of the Exchange Offer that:

       (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

       (b) that it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

       (c) that it is a broker-dealer and owns notes acquired directly from Nexstar Finance or an affiliate of Nexstar Finance,

Nexstar Finance and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

   Nexstar Finance and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

   For purposes of the preceding, "Transfer Restricted Securities" means each Note until:

     (1) the date on which such Note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

     (2) following the exchange by a broker-dealer in the Exchange Offer of a Note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     (3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf
  Registration Statement; or

     (4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

   The registration rights agreement will provide that:

     (1) Nexstar Finance and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the closing of this offering;

     (2) Nexstar Finance and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 225 days after the closing of this offering;

     (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Nexstar Finance and the Guarantors will

       (a) commence the Exchange Offer; and

       (b) use their best efforts to issue on or prior to 45 days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, exchange notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

     (4) if obligated to file the Shelf Registration Statement, Nexstar Finance and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 225 days after such obligation arises.

   If:

     (1) Nexstar Finance and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

     (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

     (3) Nexstar Finance and the Guarantors fail to consummate the Exchange Offer within 45 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

     (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then Nexstar Finance and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder.

   The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes.

   All accrued Liquidated Damages will be paid by Nexstar Finance and the Guarantors on each damages payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

   Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

   Holders of Notes will be required to make certain representations to Nexstar Finance (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify Nexstar Finance and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Nexstar Finance.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "ABRY" means ABRY Partners, LLC.

   "ABRY III" means ABRY Broadcast Partners III, L.P., a Delaware limited partnership.

   "ABRY Subordinated Debt" means indebtedness of Nexstar or any of its Subsidiaries (other than Nexstar Finance and the Restricted Subsidiaries) in principal amount not to exceed $30.0 million in the aggregate at any time outstanding (a) that is owed, directly or indirectly, to ABRY III, ABRY or any other investment fund controlled by ABRY and the proceeds of which are contributed to the equity capital of Nexstar Finance, (b) which shall provide that: (i) no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default or Event of Default exists and (ii) no payments in respect of interest, premium or other amounts (other than principal) shall be payable in securities or instruments of Nexstar Finance or any Restricted Subsidiary, cash or other property and (c) that shall automatically convert into common equity of Nexstar or any of its Subsidiaries (other than Nexstar Finance or any Restricted Subsidiary) within 18 months of the date of issuance thereof, unless refinanced.

   "Acquisition Debt" means Indebtedness the proceeds of which are utilized solely to (x) acquire all or substantially all of the assets or a majority of the Voting Stock of an existing television broadcasting business franchise or station or (y) finance an LMA (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses).

   "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

   "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Nexstar Finance and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests in any Restricted Subsidiary of Nexstar Finance or any Guarantor or the sale of Equity Interests in any Restricted Subsidiary of Nexstar Finance or any Guarantor.

   Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that involves assets or Equity Interests having a fair market value of $1.0 million or less;

     (2) a transfer of assets between or among Nexstar Finance and Restricted Subsidiaries;

     (3) an issuance of Equity Interests to Nexstar Finance or to another Restricted Subsidiary;

     (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

     (5) the sale and leaseback of any assets within 90 days of the acquisition thereof;

     (6) foreclosures on assets;

     (7) the disposition of equipment no longer used or useful in the business of such entity;

     (8) the sale or other disposition of cash or Cash Equivalents;

     (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments;" and

     (10) the licensing of intellectual property.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

   "Bastet/Mission" means Bastet Broadcasting, Inc. and Mission Broadcasting of Wichita Falls, Inc.

   "Bastet/Mission Entities" means Bastet/Mission and any Person that is a direct or indirect Subsidiary of Bastet/Mission.

   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

   "Board of Directors" means, as to any Person, the board of directors of such Person (or if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

   "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (x) any lender party to the Credit Agreements, (y) any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better or (z) Brown Brothers Harriman;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

   "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Nexstar Finance and the Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of Nexstar Finance;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Nexstar Finance, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of Nexstar Finance are not Continuing Directors.

   "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of the Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation, amortization (including amortization of goodwill and other intangibles and amortization of programming costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

     (5) any extraordinary or non-recurring expenses of such Person and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus

     (6) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions; minus

     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

     (8) programming rights payments made during such period,

   in each case, on a consolidated basis and determined in accordance with GAAP.

   Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Nexstar Finance will be added to Consolidated Net Income to compute Consolidated Cash Flow of Nexstar Finance only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or otherwise paid to Nexstar Finance by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders. This paragraph does not apply to the Bastet/Mission Entities.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of:

     (1) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

     (2) the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of the Restricted Subsidiaries or secured by a Lien on assets of such Person or any of the Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

     (4) the product of:

       (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of the Restricted Subsidiaries, times

       (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary of Nexstar Finance will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that this clause (2) does not apply to the Bastet/Mission Entities;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

     (4) the cumulative effect of a change in accounting principles will be excluded.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Nexstar Finance or Nexstar, as applicable, who:

     (1) was a member of such Board of Directors on the date of the Indenture;

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

     (3) was nominated by Principals beneficially owning at least 20% of the Voting Stock of Nexstar Finance.

   "Control Investment Affiliate" means any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies or a Person controlled by such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

   "Credit Agreements" means (a) that certain Credit Agreement, dated as of January 12, 2001, by and among Nexstar Finance, the guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto, providing for up to $232.0 million aggregate principal amount of credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount whether or not with the same lenders or agents), and (b) that certain Credit Agreement, dated as of January 12, 2001, by and among Bastet/Mission, the guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto, providing for up to $43.0 million aggregate principal amount of credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount).

   "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Nexstar Finance to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Nexstar Finance may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Domestic Subsidiary" means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equity Offering" means an offering of Capital Stock (other than Disqualified Stock) of (x) Nexstar Finance or (y) Nexstar Broadcasting Group, L.L.C. or one of its Subsidiaries (other than a Subsidiary of Nexstar Finance or a member of the Mission/Bastet Group), the net proceeds of which are contributed to Nexstar Finance, in each case to any Person that is not an Affiliate of Nexstar Finance, which offering results in at least $35.0 million of net aggregate proceeds to Nexstar Finance.

   "Existing Indebtedness" means Indebtedness of Nexstar Finance and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the date of the Indenture, until such amounts are repaid.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each of:

     (1) Nexstar Finance's Domestic Subsidiaries on the date of the Indenture;

     (2) the Bastet/Mission Entities on the date of the Indenture; and

     (3) any other subsidiary of Nexstar Finance or Bastet/Mission that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

   "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) in respect of banker's acceptances;

     (4) representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include our pledge of the Capital Stock of one of our Unrestricted Subsidiaries to secure Non-Recourse Debt of that Unrestricted Subsidiary.

   The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

   "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Nexstar Finance or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Nexstar Finance will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of Nexstar Finance and the Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of Nexstar Finance and preferred stock of the

Restricted Subsidiaries (except preferred stock issued to Nexstar Finance or a Restricted Subsidiary) as of the last day of such fiscal quarter to (ii) the aggregate Consolidated Cash Flow of Nexstar Finance for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination (the "Reference Period").

   For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness as of the last day of the Reference Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of Nexstar Finance and the Restricted Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and the Restricted Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness or preferred stock, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (13) of the definition of Permitted Debt), as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination (including any such acquisition which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (13) of the definition of Permitted Debt), as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition Nexstar Finance reasonably anticipates in good faith if Nexstar Finance delivers to the Trustee an officer's certificate executed by the chief financial or accounting officer of Nexstar Finance certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding (a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "LMA" means a local marketing arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell a portion of the advertising inventory of a television station of which a third party is the licensee, (ii) obtains the right to exhibit programming and sell advertising time during a portion of the air time of a television station or (iii) manages a portion of the operations of a television station.

   "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

     (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

   "Net Proceeds" means the aggregate cash proceeds received by Nexstar Finance or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Nexstar" means Nexstar Broadcasting Group, L.L.C., the indirect parent of Nexstar Finance, and any successor thereto.

   "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither Nexstar Finance, the Guarantors, nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
  Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Nexstar Finance, the Guarantors, or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Nexstar Finance, the Guarantors, or any of the Restricted Subsidiaries (other than the Capital Stock of an Unrestricted Subsidiary).

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

   "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are useful to the business of such aforementioned Person.

   "Permitted Business" means any business engaged in by Nexstar Finance or the Restricted Subsidiaries as of the Closing Date or any business reasonably related, ancillary or complementary thereto.

   "Permitted Investments" means:

     (1) any Investment in Nexstar Finance or in a Restricted Subsidiary;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by Nexstar Finance or any Restricted Subsidiary in a Person, if as a result of such Investment:

       (a) such Person becomes a Restricted Subsidiary; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Nexstar Finance or a Subsidiary;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales";

     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Nexstar Finance;

     (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7) Hedging Obligations;

     (8) guarantees of loans to management incurred pursuant to clause (14) of the definition of Permitted Debt; or

     (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed $5.0 million.

   "Permitted Liens" means:

     (1) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

     (2) Liens in favor of Nexstar Finance or the Restricted Subsidiaries;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Nexstar Finance or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Nexstar Finance or the Restricted Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by Nexstar Finance or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) initially permitted by clause (11) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7) Liens existing on the date of the Indenture;

     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (9) Liens incurred in the ordinary course of business of Nexstar Finance or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding;

     (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

     (11) Liens securing Permitted Refinancing Indebtedness where the Liens securing indebtedness being refinanced were permitted under the Indenture;

     (12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

     (13) any interest or title of a lessor under any Capital Lease
  Obligation;

     (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

     (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty, including rights of offset and set-off;

     (16) Liens securing Hedging Obligations which Hedging Obligations relate to indebtedness that is otherwise permitted under the Indenture;

     (17) leases or subleases granted to others;

     (18) Liens under licensing agreements;

     (19) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

     (20) judgment Liens not giving rise to an Event of Default;

     (21) Liens encumbering property of Nexstar Finance or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of Nexstar Finance or a Restricted Subsidiary in accordance with GAAP; and

     (22) Liens encumbering property of Nexstar Finance or a Restricted Subsidiary incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of Nexstar Finance or a Restricted Subsidiary.

   "Permitted Refinancing Indebtedness" means any Indebtedness of Nexstar Finance or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Nexstar Finance or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred by Nexstar Finance, by a Guarantor, or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

   "Principals" means (ii) ABRY and its Control Investment Affiliates, including ABRY III and (ii) the members of management of Nexstar Finance or any of the Restricted Subsidiaries of Nexstar Finance, in each case, together with any spouse or immediate family member (including adoptive children), estate, heirs, executors, personal representatives and administrators of such Person.

   "Related Party" means:

     (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" all current and future Domestic Subsidiaries of Nexstar Finance, other than Unrestricted Subsidiaries, and all Bastet/Mission Entities, other than Unrestricted Subsidiaries.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

   "Unrestricted Subsidiary" means any Subsidiary of Nexstar Finance or Bastet/Mission that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with Nexstar Finance or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Nexstar Finance or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Nexstar Finance or Bastet/Mission;

     (3) is a Person with respect to which neither Nexstar Finance nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Nexstar Finance or any of the Restricted Subsidiaries.

   Any designation of a Subsidiary of Nexstar Finance or a Bastet/Mission Entity as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," Nexstar Finance will be in default of such covenant. The Board of Directors of Nexstar Finance or Bastet/Mission may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion, including the opinion of counsel described below, is based upon current provisions of the Internal Revenue Code of 1986. as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. The Internal Revenue Service may take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conditions. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Some holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's old notes for exchange notes, including the applicability and effect of any state, local or foreign tax law.

   Kirkland & Ellis has advised us that in its opinion, the exchange of the old notes for exchange notes pursuant to the exchange offer will not be treated as an "exchange' for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Rather, the exchange notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging old notes for exchange notes pursuant to the exchange offer.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

   This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes if the old senior subordinated notes were acquired as a result of market-making activities or other trading activities.

   We and our guarantor subsidiaries have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 90 days after the expiration
date. In addition, until     , 2001, all dealers effecting transactions in the
exchange notes may be required to deliver a prospectus.

   Neither we nor our guarantor subsidiaries will receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts under the exchange offer may be sold from time to time in one or more transactions

  . in the over-the-counter market,

  . in negotiated transactions,

  . through the writing of options on the exchange notes or a combination of such methods of resale,

  . at market prices prevailing at the time of resale,

  . at prices related to such prevailing market prices, or

  . at negotiated prices.

   Any resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes. An "underwriter" within the meaning of the Securities Act of 1933 includes:

     (1) any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer; or

     (2) any broker or dealer that participates in a distribution of such exchange notes.

   Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

   Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act of 1933 and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. The holder (other than a person that is an "affiliate" of Nexstar within the meaning of Rule 405 under the Securities Act of 1933) who receives exchange notes in exchange for old notes in the ordinary course of business and who is not participating, need not intend to participate or have an arrangement or understanding with person to participate in the distribution of the exchange notes.

   However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in such no-action letters or any similar interpretive letters. The holder must comply with the registration and prospectus delivery requirements of the Securities Act of

1933 in connection with any resale transaction. A secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act of 1933, unless an exemption from registration is otherwise available.

   Further, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of any exchange notes. We and each of our guarantor subsidiaries have agreed, for a period of not less than 90 days from the consummation of the exchange offer, to make this prospectus available to any broker-dealer for use in connection with any such resale.

   For a period of not less than 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We and each of our guarantor subsidiaries have jointly and severally agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the old notes against liabilities under the Securities Act of 1933, including any broker-dealers.

                                 LEGAL MATTERS

   Kirkland & Ellis, New York, New York will issue an opinion with respect to the issuance of the exchange notes offered hereby; including:

     (1) our existence and good standing under our jurisdiction of incorporation;

     (2) our authorization of the sale and issuance of the exchange notes;
  and

     (3) the enforceability of the exchange notes.

                                    EXPERTS

   The consolidated financial statements of Nexstar Finance, L.L.C., a wholly-owned indirect subsidiary of Nexstar Broadcasting Group, L.L.C. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of WCIA-TV/WCFN-TV and WMBD-TV as of May 31, 2000 and 1999 and for each of the three years in the period ended May 31, 2000, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of WROC-TV as of March 31, 1999 and for the three month period ended March 31, 1999, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Shooting Star Broadcasting/KTAB-TV, LP as of April 30, 1999 and December 31, 1998 and for the four month period ended April 30, 1999 and for the year ended December 31, 1998, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of KTAL-TV, Inc. at October 31, 2000 and December 31, 1999 and 1998 and for the ten month period ended October 31, 2000, and for each of the two years in the period ended December 31, 1999, included in this registration statement and related prospectus, have been audited by Ernst & Young LLP, independent accountants, as set forth in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. However, we have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any f the notes remain outstanding, we will furnish to the holders of the notes and file with the Securities and Exchange Commission (unless the Securities and Exchange Commission will not accept such a filing) (1) all quarterly and annual financial information that would be required to be contained in such a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by our certified independent public accountants, and (2) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act of 1933.

   Information contained in this prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other similar terminology, or by discussions of strategy. Our actual results could differ materially from those "Risk Factors" beginning on page 10 and elsewhere in this prospectus.

                       INDEX TO THE FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Nexstar Finance, L.L.C.
 Unaudited Financial Statements
  Consolidated Balance Sheets as of December 31, 2000 and March 31, 2001.. F-3
  Consolidated Statements of Operations for the three months ended March
   31, 2000 and 2001...................................................... F-4
  Consolidated Statement of Changes in Member's Interest for the three months ended
   March 31, 2001......................................................... F-5
  Consolidated Statements of Cash Flows for the three months ended March
   31, 2000 and 2001...................................................... F-6
  Notes to the Consolidated Financial Statements.......................... F-7
 Audited Financial Statements
  Report of Independent Accountants....................................... F-14
  Consolidated Balance Sheets as of December 31, 1999 and 2000............ F-15
  Consolidated Statements of Operations for the years ended December 31,
   1998, 1999 and 2000.................................................... F-16
  Consolidated Statements of Changes in Member's Interest for the years ended December 31, 1998, 1999 and 2000................................. F-17
  Consolidated Statements of Cash Flows for the years ended December 31,
   1998, 1999 and 2000.................................................... F-18
  Notes to the Consolidated Financial Statements.......................... F-19

WCIA-TV/WCFN-TV and WMBD-TV (a Division of Midwest Television, Inc.)
  Report of Independent Accountants....................................... F-33
  Balance Sheets as of May 31, 1999 and 2000 and November 30, 2000
   (unaudited)............................................................ F-34
  Statements of Operations for the years ended May 31, 1998, 1999 and 2000 and for the six months ended November 30, 1999 and 2000 (unaudited).... F-35
  Statement of Stockholders' Net Investment for the years ended May 31,
   1998, 1999 and 2000 and for the six months ended November 30, 2000
   (unaudited)............................................................ F-36
  Statements of Cash Flows for the years ended May 31, 1998, 1999 and 2000 and for the six months ended November 30, 1999 and 2000 (unaudited).... F-37
  Notes to the Financial Statements....................................... F-38

Shooting Star Broadcasting/KTAB-TV, LP
  Report of Independent Accountants....................................... F-45
  Balance Sheets as of December 31, 1998 and April 30, 1999............... F-46
  Statements of Operations for the year ended December 31, 1998 and for the four months ended
   April 30, 1999......................................................... F-47
  Statement of Changes in Members' Equity for the year ended December 31,
   1998 and for the four months ended April 30, 1999...................... F-48
  Statements of Cash Flows for the year ended December 31, 1998 and for the four months ended
   April 30, 1999......................................................... F-49
  Notes to the Financial Statements....................................... F-50

WROC-TV (a Division of STC Broadcasting, Inc.)
  Report of Independent Accountants....................................... F-57
  Balance Sheet at March 31, 1999......................................... F-58
  Statement of Operations for the three months ended March 31, 1999....... F-59
  Statement of Changes in Stockholder's Net Investment for the three months ended March 31, 1999............................................ F-60
  Statement of Cash Flows for the three months ended March 31, 1999....... F-61
  Notes to the Financial Statements....................................... F-62

                                                                           Page
                                                                           ----
KTAL-TV, Inc.
  Report of Independent Auditors.......................................... F-68
  Balance Sheets as of December 31, 1998 and 1999 and October 31, 2000.... F-69
  Statements of Income for the years ended December 31, 1998 and 1999 and for the ten months ended October 31, 2000.............................. F-70
  Statement of Retained Earnings for the years ended December 31, 1998 and
   1999 and for the ten months ended October 31, 2000..................... F-71
  Statements of Cash Flows for the years ended December 31, 1998 and 1999 and for the ten months ended October 31, 2000.......................... F-72
  Notes to the Financial Statements....................................... F-73

                            NEXSTAR FINANCE, L.L.C.

                          CONSOLIDATED BALANCE SHEETS

                                                    December 31,   March 31,
                                                        2000          2001
                                                    ------------  ------------
                                                                  (unaudited)
                      ASSETS
Current assets:
  Cash and cash equivalents--unrestricted.......... $  2,750,058  $  3,089,288
  Cash--restricted.................................           --    10,500,000
  Accounts receivable, net of allowance for
   doubtful accounts of $415,000 and $447,000,
   respectively....................................   23,273,690    20,634,186
  Current portion of broadcast rights..............   10,865,789     8,351,757
  Prepaid expenses and other current assets........      530,157     1,034,921
  Deferred tax assets..............................      279,572       591,361
                                                    ------------  ------------
    Total current assets...........................   37,699,266    44,201,513
Property and equipment, net........................   55,343,529    67,833,033
Broadcast rights...................................    4,180,989     5,913,231
Due from parent entities...........................      494,387     2,072,002
Other noncurrent assets............................       76,789        65,656
Intangible assets, net.............................  220,479,636   323,391,114
                                                    ------------  ------------
    Total assets................................... $318,274,596  $443,476,549
                                                    ============  ============

         LIABILITIES AND MEMBER'S INTEREST
Current liabilities:
  Current portion of debt..........................   11,125,000  $         --
  Current portion of capital lease obligations.....       60,839        30,433
  Current portion of broadcast rights payable......   10,754,398     8,234,595
  Accounts payable and accrued expenses............    7,058,999     6,224,964
  Unrealized loss on derivative instruments........           --     2,206,482
  Taxes payable....................................      624,719       415,497
  Interest payable.................................      308,477     1,826,325
  Deferred revenue.................................      367,876       494,770
  Due to Midwest Television, Inc...................    2,255,809            --
                                                    ------------  ------------
    Total current liabilities......................   32,556,117    19,433,066
Debt...............................................  242,346,850   314,786,171
Capital lease obligations..........................       22,699        33,619
Broadcast rights payable...........................    4,262,200     5,976,206
Deferred tax liabilities...........................    7,562,548     7,562,548
                                                    ------------  ------------
    Total liabilities..............................  286,750,414   347,791,610
                                                    ------------  ------------
Member's interest:
  Contributed capital..............................   61,531,387   136,528,387
  Accumulated deficit..............................  (30,007,205)  (38,636,966)
  Accumulated other comprehensive loss on
   derivative instruments..........................           --    (2,206,482)
                                                    ------------  ------------
    Total member's interest........................   31,524,182    95,684,939
                                                    ------------  ------------
    Total liabilities and member's interest........ $318,274,596  $443,476,549
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Three Months Ended
                                                            March 31,
                                                     -------------------------
                                                        2000          2001
                                                     -----------  ------------
                                                     (unaudited)   (unaudited)
Revenues (excluding trade and barter)..............  $25,127,284  $ 26,603,631
Less: commissions..................................   (3,398,508)   (3,523,414)
                                                     -----------  ------------
Net revenues (excluding trade and barter)..........   21,728,776    23,080,217
Trade and barter revenues..........................    2,191,363     2,524,901
                                                     -----------  ------------
    Total net revenues.............................   23,920,139    25,605,118
                                                     -----------  ------------
Expenses:
  Operating........................................    7,290,111     7,817,494
  Selling, general and administrative..............    6,509,506     7,124,489
  Amortization of broadcast rights.................    3,766,780     4,081,913
  Amortization of intangible assets................    3,794,071     5,432,424
  Depreciation.....................................    2,157,599     2,925,429
                                                     -----------  ------------
    Total expenses.................................   23,518,067    27,381,749
                                                     -----------  ------------
Income (loss) from operations......................      402,072    (1,776,631)
Interest expense, including amortization of debt
 financing costs...................................   (5,509,391)   (6,863,767)
Interest income....................................       45,604        47,556
Other income (expense), net........................      (11,257)        2,985
                                                     -----------  ------------
Loss before income taxes...........................   (5,072,972)   (8,589,857)
Income tax benefit.................................       46,537       222,617
                                                     -----------  ------------
Loss before extraordinary loss from modification of
 credit facility...................................   (5,026,435)   (8,367,240)
Extraordinary loss from modification of credit
 facility net of tax (Note 7)......................           --      (262,521)
                                                     -----------  ------------
Net loss...........................................   (5,026,435)   (8,629,761)
                                                     -----------  ------------
Other comprehensive loss:
Cumulative effect of change in accounting
 principle.........................................           --      (241,235)
Change in market value of derivative instruments...           --    (1,965,247)
                                                     -----------  ------------
Net loss and other comprehensive loss..............  $(5,026,435) $(10,836,243)
                                                     ===========  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S INTEREST

                                                                      Total
                         Contributed   Accumulated   Comprehensive  Member's
                           Capital       Deficit         Loss       Interest
                         ------------  ------------  ------------- -----------
Balance at December 31,
 1999................... $ 61,671,357  $(27,484,031)  $        --  $34,187,326
  Contributions.........       10,156            --            --       10,156
  Distributions.........     (150,126)           --            --     (150,126)
  Net loss..............           --    (2,523,174)           --   (2,523,174)
                         ------------  ------------   -----------  -----------
Balance at December 31,
 2000...................   61,531,387   (30,007,205)           --   31,524,182
  Contributions.........  105,000,000            --            --  105,000,000
  Distributions.........  (30,003,000)           --            --  (30,003,000)
  Net loss..............           --    (8,629,761)           --   (8,629,761)
  Cumulative effect of
   change in accounting
   principle............           --            --      (241,235)    (241,235)
  Change in market value
   of derivative
   instruments..........           --            --    (1,965,247)  (1,965,247)
                         ------------  ------------   -----------  -----------
Balance at March 31,
 2001 (unaudited)....... $136,528,387  $(38,636,966)  $(2,206,482) $95,684,939
                         ============  ============   ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Three Months Ended March
                                                               31,
                                                     -------------------------
                                                        2000          2001
                                                     -----------  ------------
                                                     (unaudited)  (unaudited)
Cash flows from operating activities:
 Net loss........................................... $(5,026,435) $ (8,629,761)
 Adjustments to reconcile net loss to net cash
  provided by operating activities
  Deferred income taxes.............................    (110,129)     (296,260)
  Depreciation of property and equipment............   2,157,599     2,925,429
  Amortization of intangible assets.................   3,794,071     5,432,424
  Amortization of debt financing costs..............     114,500       449,111
  Amortization of broadcast rights, net of barter...   2,123,179     2,011,608
  Payments for broadcast rights.....................  (2,100,810)   (2,012,876)
  Loss on asset disposal, net.......................      39,106        15,378
  Loss from modification of credit facility, net of
   tax..............................................          --       262,251
  Amortization of debt discount.....................          --        24,276
 Changes in assets and liabilities:
  Decrease in accounts receivable...................   3,689,046     1,061,889
  (Increase) decrease in prepaid expenses and other
   current assets...................................      70,822      (504,764)
  Decrease in other noncurrent assets...............      46,632        11,133
  Decrease in accounts payable......................    (847,675)     (834,035)
  Increase (decrease) in taxes payable..............      43,952      (209,222)
  Increase in interest payable......................     609,469     1,517,848
  Increase (decrease) in deferred revenue...........     (84,045)      126,894
  Decrease in due to Midwest Television, Inc........  (2,913,465)   (2,255,809)
                                                     -----------  ------------
    Net cash provided (used) by operating
     activities.....................................   1,605,817      (904,486)
                                                     -----------  ------------
Cash flows from investing activities:
 Additions to property and equipment, net...........  (2,272,568)   (2,496,274)
 Proceeds from sale of assets.......................      77,372         6,807
 Acquisition of broadcast properties................          --  (107,956,151)
                                                     -----------  ------------
    Net cash used for investing activities..........  (2,195,196) (110,445,618)
                                                     -----------  ------------
Cash flows from financing activities:
 Proceeds from debt issuance........................          --   419,951,588
 Repayment of loans.................................     (20,164) (371,181,027)
 Proceeds from revolver draws.......................   3,000,000    12,500,000
 Payments for debt finance and transaction costs....    (390,263)  (14,078,227)
 Cash escrowed for debt service.....................          --   (10,500,000)
 Capital contributions..............................          --   105,000,000
 Distributions......................................          --   (30,003,000)
                                                     -----------  ------------
    Net cash provided by financing activities.......   2,589,573   111,689,334
                                                     -----------  ------------
Net increase in cash................................   2,000,194       339,230
Cash at beginning of period.........................   2,989,120     2,750,058
                                                     -----------  ------------
Cash at end of period............................... $ 4,989,314  $  3,089,288
                                                     ===========  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Business Operations

   Nexstar Finance, L.L.C. ("Nexstar") owns, operates and programs, through its subsidiaries, six NBC-affiliated television stations, three ABC-affiliated television stations and four CBS-affiliated television stations in the United States of America. Through two special purpose entities, Nexstar (i) programs one Fox-affiliated television station under a Time Brokerage Agreement ("TBA") and has a Shared Services Agreement ("SSA") with a CBS-affiliated television station and (ii) has an SSA and a Joint Sales Agreement ("JSA") with a Fox-affiliated television station and a low-power UPN-affiliated television station. The television stations described above are located in New York, Pennsylvania, Illinois, Indiana, Missouri, Texas and Louisiana.

   Nexstar Finance, L.L.C. was organized as a Limited Liability Company ("L.L.C.") on December 5, 2000 in the State of Delaware under a plan of reorganization for the purpose of executing various financing transactions described in Note 7. The reorganization has been accounted for as a combination of entities under common control in a manner similar to a pooling of interests and, accordingly, the financial statements for all periods have been restated to reflect the exchange of members' interest.

   Nexstar is a wholly-owned subsidiary of Nexstar Finance Holdings, L.L.C. ("Nexstar Holdings") which was also organized as an L.L.C. on December 5, 2000 in the State of Delaware to execute the financing transactions referenced above. Nexstar and Nexstar Holdings are wholly-owned, indirect subsidiaries of Nexstar Broadcasting Group, L.L.C. ("Nexstar Broadcasting") which was organized as an L.L.C. on December 12, 1996 in the State of Delaware. Nexstar Broadcasting commenced operations on April 15, 1997.

   Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations, except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The consolidated financial statements include the accounts of Nexstar, its wholly-owned subsidiaries and Bastet Broadcasting, Inc. ("Bastet") and Mission Broadcasting of Wichita Falls, Inc. ("Mission") (collectively, the "Company"). Bastet and Mission are special purpose entities. All intercompany accounts and transactions have been eliminated in consolidation.

   The financial statements as of March 31, 2000 and 2001 and for the three month periods then ended are unaudited. However, in the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of the financial information included herein in accordance with generally accepted accounting principles in the United States of America. The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Results of operations for interim periods are not necessarily indicative of results for the full year. Certain prior period amounts have been reclassified to conform to current period presentation.

                              NEXSTAR FINANCE, LLC

2. Summary of Significant Accounting Policies (Continued)

Cash--Restricted

   On occasion, Nexstar may enter into certain escrow agreements restricting the use of certain funds. These amounts are designated as such on the balance sheet.

Derivatives and Hedging Activities

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") which establishes new guidelines for accounting for such transactions. Subsequently, SFAS No. 133 was amended by the issuance of Statement of Accounting Standards No. 137 and Statement of Accounting Standards No. 138. These amendments modify the provisions and effective date of SFAS No. 133. SFAS No. 133, as amended, is effective for fiscal quarters beginning after January 1, 2001. The Company adopted SFAS No. 133 on January 1, 2001.

   The Company uses derivative financial instruments for purposes other than trading, such as hedging for long-term debt and does so to reduce its exposure to fluctuations in interest rates, as dictated by their credit agreement. All derivatives are recognized on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company assesses, both at its inception and on an on-going basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in cash flows of hedged items. The Company assesses hedge ineffectiveness on a quarterly basis and records the gain or loss related to the ineffective portion to current earnings, to the extent it is significant. If the Company determines that a cash flow hedge is no longer probable of occurring, the Company discontinues hedge accounting for the affected portion of the forecasted transaction, and any unrealized gain or loss on the contract is recognized in current earnings.

Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", ("SFAS No. 130") requires the display of comprehensive income or loss and its components as part of the Company's full set of financial statements. Comprehensive income or loss is comprised of net income or loss and other comprehensive income or loss. Other comprehensive income or loss includes certain changes in equity that are excluded from net income, such as translation adjustments and unrealized holding gains and losses on available-for-sale marketable securities and certain derivative instruments.

   Prior to January 1, 2001, the Company did not have any transactions that qualified as comprehensive income or loss. Upon adoption of SFAS No. 133, on January 1, 2001, the Company recorded other comprehensive loss to recognize at fair value all derivatives that were designated as cash flow hedging instruments, which was comprised of unrealized losses related to the Company's interest rate swaps of $0.2 million. This unrealized loss increased by $2.0 million during the first quarter of 2001 and as of March 31, 2001, the cumulative unrealized loss on the Company's interest rate swaps was $2.2 million.

3. Acquisitions

WCIA-TV/WCFN-TV and WMBD-TV

   On January 12, 2001, Nexstar acquired substantially all of the assets of WCIA-TV/WCFN-TV and WMBD-TV from Midwest Television, Inc. ("Midwest") for approximately $108.0 million, exclusive of transaction costs. Included in the purchase price was $500,000, which was paid directly to the owner of

                              NEXSTAR FINANCE, LLC

3. Acquisitions (Continued)

Midwest for the building that houses WCIA-TV. The acquisition has been accounted for under the purchase method and, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value on the acquisition date. The excess of the consideration paid over the estimated fair value of the tangible and identifiable intangible assets acquired is being amortized using the straight-line method over 40 years. These stations were operated under a time brokerage agreement ("TBA") beginning in July 1999. TBA fees in the amount of $2.25 million were paid to Midwest at the time of closing.

   The unaudited pro forma consolidated information for the three months ended March 31, 2000 and 2001, determined as if the Midwest acquisition described above and the KMID-TV and KTAL-TV acquisitions that closed subsequent to March 31, 2000 had occurred on January 1 of each period, would have resulted in the following:

                                       March 31, 2000     March 31, 2001(/1/)
                                     -------------------  -------------------
                                     As reported   Pro    As reported   Pro
                                     (unaudited)  forma   (unaudited)  forma
                                     ----------- -------  ----------- -------
                                             (dollars in thousands)
Net revenues (excluding trade and
 barter)............................   $21,729   $23,881    $23,080   $23,080
Total net revenues..................    23,920    26,380     25,605    25,605
Income (loss) from operations.......       402      (980)    (1,777)   (1,777)
Net loss............................    (5,026)   (9,822)    (8,629)   (8,629)

--------
(1) The March 31, 2001 pro forma amounts do not include the results of Midwest for the twelve days prior to acquisition on January 12, 2001. Amounts have been deemed to be de minimis.

   The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company and the acquired companies been combined during the specified periods.

4. Related Party Transactions

Guaranty--Chief Executive Officer

   Pursuant to a continuing guaranty agreement dated January 5, 1998 with the Company's primary lender, the Company has entered into an agreement to guarantee a $2.0 million nonrevolving line of credit to its President and Chief Executive Officer to enable him to purchase equity units of the Company. The line of credit is full-recourse to the officer and is available until December 31, 2002.

Management Services Agreement

   The Company pays management and consulting fees to ABRY Partners L.L.C. ("ABRY"). For the three months ended March 31, 2000, the Company incurred $69,654 of management and consulting fees which are included in selling, general and administrative expenses. Effective December 31, 2000, ABRY terminated its management services agreement with the Company.

Bridge Loan

   The Company was issued a bridge loan by one of the ABRY partnerships in conjunction with the Company's acquisition of WROC-TV in 1999. The principal amount of $14.5 million and accrued interest thereon, was paid in full on May 12, 2000. Interest accrued annually at a rate of 9%. The Company recorded $337,500 of interest expense for the three months ended March 31, 2000.

                              NEXSTAR FINANCE, LLC

5. Property and Equipment

                                       Estimated
                                      Useful Life  December 31,   March 31,
                                        (years)        2000          2001
                                     ------------- ------------  ------------
                                                                 (unaudited)
     Buildings and building
      improvements..................      39       $ 13,297,628  $ 15,739,357
     Land and land improvements.....    N/A--39       2,749,546     3,235,601
     Leasehold improvements......... term of lease    1,211,913     1,219,383
     Studio equipment...............     5--7        32,244,527    39,296,887
     Transmission equipment.........     5--15       20,128,298    23,356,153
     Office equipment and
      furniture.....................     5--7         3,832,869     5,055,640
     Vehicles.......................       5          3,281,492     4,089,254
     Construction in progress.......      N/A           308,169       517,820
                                                   ------------  ------------
                                                     77,054,442    92,510,095
     Less: accumulated
      depreciation..................                (21,710,913)  (24,677,062)
                                                   ------------  ------------
     Property and equipment, net of
      accumulated depreciation......               $ 55,343,529  $ 67,833,033
                                                   ============  ============

6. Intangible Assets

                                        Estimated
                                       Useful Life  December 31,   March 31,
                                         (years)        2000          2001
                                       ------------ ------------  ------------
                                                                  (unaudited)
     Goodwill........................       40      $ 66,447,765  $ 97,532,835
     Network affiliation agreement...       15       129,639,292   169,792,045
     FCC license.....................       15        57,019,233    77,011,568
     Debt financing costs............  term of debt      593,693    13,947,210
     Other intangibles...............     1--15        5,788,233    14,471,100
                                                    ------------  ------------
                                                     259,488,216   372,754,758
     Less: accumulated amortization..                (39,008,580)  (49,363,644)
                                                    ------------  ------------
     Intangible assets, net of
      accumulated amortization.......               $220,479,636  $323,391,114
                                                    ============  ============

7. Debt

   Long term debt consists of the following:

                                                    December 31,    March 31,
                                                        2000           2001
                                                    -------------  ------------
                                                                   (unaudited)
     Term loan....................................  $ 119,500,000  $110,000,000
     Revolving credit facility....................    133,971,850    51,142,695
     Senior subordinated notes, net of unamortized
      discount of $6,356,524......................             --   153,643,476
                                                    -------------  ------------
                                                      253,471,850   314,786,171
     Less: current portion........................    (11,125,000)           --
                                                    -------------  ------------
                                                    $ 242,346,850  $314,786,171
                                                    =============  ============

                              NEXSTAR FINANCE, LLC

7. Debt (Continued)

Bank Debt

   On June 1, 1999, the Nexstar's existing credit agreement was amended and restated to include a term loan for an aggregate maximum amount of $125.0 million, a revolving credit facility of $80.0 million and an available incremental revolving credit facility not to exceed $75.0 million. On January 12, 2001, the debt outstanding was repaid with the proceeds of the senior secured credit facility described below.

   On June 1, 1999, the Bastet's existing credit facility was amended to increase the aggregate maximum amount to $45.0 million and to include Mission as a co-borrower. On January 12, 2001, the debt outstanding was repaid with the proceeds of the senior secured credit facility described below.

New Bank Debt Facility Agreements

 The Nexstar Senior Secured Credit Facility

   On January 12, 2001, Nexstar entered into a senior secured credit facility with a group of commercial banks. The terms of the credit agreement provide for a revolving credit facility (the "Nexstar revolver") in the amount of $122.0 million and a term loan facility (the "Nexstar term loan") in the amount of $110.0 million. The Nexstar revolving credit facility was subsequently reduced to $72.0 million after the issuance of the Senior Subordinated Notes discussed below. Interest rates associated with the Nexstar revolver and term loan are based, at the option of the Company, on the prevailing prime rate plus an applicable margin or the LIBOR rate plus an applicable margin, as defined (ranging from 8.025% to 8.595% at March 31, 2001). Interest is fixed for a period ranging from one month to 12 months, depending on availability of the interest basis selected, except if the Company selects a prime-based loan, in which case the interest rate will fluctuate during the period as the prime rate fluctuates. Interest is payable periodically based on the type of interest rate selected. In addition, the Company is required to pay quarterly commitment fees based on the Company's leverage ratio for that particular quarter on the unused portion of the Nexstar revolver loan commitment. The Nexstar term loan is subject to scheduled mandatory repayments and the Nexstar revolver is subject to scheduled mandatory reductions commencing in 2002. Any excess amount outstanding at the time of a mandatory reduction is payable at that time. The borrowings under the Nexstar senior secured credit facility are guaranteed, jointly and severally, by Nexstar, Bastet and Mission, and by each existing and subsequently acquired or organized subsidiary of the Company.

 The Bastet/Mission Senior Secured Credit Facility

   Concurrently with Nexstar, Bastet and Mission entered into a credit agreement (the "Bastet/Mission credit facility") with a group of commercial banks. The terms provide for the banks to make revolving loans to Bastet and Mission, not to exceed the aggregate commitment of $43.0 million. Bastet and Mission are jointly and severally liable for the outstanding amount of the loan. Nexstar has entered into a guarantor agreement, whereby Nexstar guarantees full payment of any obligations outstanding in the event of Bastet and/or Mission's default. Interest rates associated with the Bastet/Mission credit facility are based, at the option of Bastet and Mission, on the prevailing prime rate plus an applicable margin or the LIBOR rate plus an applicable margin, as defined (8.025% at March 31, 2001). Interest is fixed for a period ranging from one month to 12 months, depending on availability of the interest basis selected, except if Bastet or Mission selects a prime-based loan, in which case the interest rate will fluctuate during the period as the prime rate fluctuates. Interest is payable periodically based on the type of interest rate selected. In addition, Bastet and Mission are required to pay quarterly commitment fees based on their leverage ratio for that particular quarter on the unused portion of the Bastet/Mission credit facility loan commitment. The Bastet/Mission credit facility is due and payable on the maturity date, January 12, 2007. Any excess amount outstanding at the time of a mandatory reduction is payable at that time.

                              NEXSTAR FINANCE, LLC

7. Debt (Continued)

   Nexstar's revolving credit facilities and term loan principal amounts are reduced quarterly by the following annual amounts:

                                                Reduction
            Year                                 Amount
            ----                                ---------
            1..................................   0.00%
            2..................................   0.00%
            3..................................  15.00%
            4..................................  20.00%
            5..................................  30.00%
            6..................................  35.00%

 Debt Covenants

   The credit agreements described above contain covenants which require the Company to comply with certain financial ratios, capital expenditure and film cash payments and other limits. The Company was in compliance with all covenants at March 31, 2001.

Senior Subordinated Notes

   On March 16, 2001, Nexstar issued $160.0 million of 12% Senior Subordinated Notes (the "notes") at a price of 96.012%. The notes mature on April 1, 2008. Interest is payable every six months in arrears on April 1 and October 1. The notes are guaranteed by Bastet/Mission and all of the domestic existing and future restricted subsidiaries of Nexstar and Bastet/Mission. They are general unsecured senior subordinated obligations subordinated to all of the Company's senior debt. The notes are redeemable on or after April 1, 2005 and the Company may redeem up to 35% of the aggregate principal amount of the notes before April 1, 2004 with the net cash proceeds from qualified equity offerings.

   The notes contain covenants which require Nexstar to comply with certain limitations on the incurrence of additional indebtedness, issuance of equity, payment of dividends and on certain other business activities.

   The proceeds of the offering were used to partially refinance existing indebtedness of Nexstar. The remainder will be used to finance its operations and working capital needs.

Interest Rate Swap Agreements

   At March 31, 2001, Nexstar had in effect three interest rate swap agreements required by their credit facility agreements, with commercial banks, with notional amounts of $93.3 million, $20.0 million and $15.0 million. Nexstar's interest rate swap agreements require Nexstar to pay a fixed rate and receive a floating rate, thereby creating fixed rate debt. The agreements are designated as a hedge of interest rates, and the differential to be paid or received on the swaps is accrued as an adjustment to interest expense. The fair value of the interest rate swap agreements representing the cash Nexstar would pay to settle the agreements, was approximately $0.2 million and $2.2 million at December 31, 2000 and March 31, 2001, respectively. There were no amounts of hedge ineffectiveness related to Nexstar's interest rate swaps and no gains or losses were excluded from the assessment of hedge effectiveness.

Debt Financing Costs

   In conjunction with the amendment and restatement of the credit facility in January 2001, the Company expensed $262,521 related to certain debt financing costs. The amount, net of tax benefit, has been presented as an extraordinary item.

                              NEXSTAR FINANCE, LLC

8. Member's Interest

   On January 12, 2001, the Nexstar received $105.0 million in capital contributions from Nexstar Holdings. On March 16, 2001, concurrent with the funding from the senior subordinated notes, $30.0 million was distributed back to Nexstar Finance Holdings, L.L.C.

9. Income Taxes

   The Company's income tax benefit increased to $222,617 for the three months ended March 31, 2001 from a benefit of $46,537 for the three months ended March 31, 2000. The effective tax rate increased to a benefit of 3% for the three months ended March 31, 2001 from a benefit of 1% for the three months ended March 31, 2000. The significant differences from the statutory rate and the effective tax rate for the three months ended March 31, 2000 and 2001 include an increase in the valuation allowance, amortization of goodwill and income earned by entities not subject to corporate income tax. The benefit increase in the effective tax rate resulted from the current year's projected permanent differences between book and tax income being a lower percentage of pre-tax loss and an increase in the Company's net loss for the three months ended March 31, 2001, as compared to the three months ended March 31, 2000.

10. Commitments and Contingencies

   From time to time, the Company is involved with claims that arise out of the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial statements of the Company.

11. Nexstar Finance, Inc.

   Nexstar Finance, Inc. was incorporated on December 5, 2000 in the State of Delaware for the purpose of facilitating future financings. Nexstar Finance, Inc. was capitalized with an immaterial amount of equity and had no operating activities for the period ended March 31, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of Nexstar Finance, L.L.C.:

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of member's interest and of cash flows present fairly, in all material respects, the financial position of Nexstar Finance, L.L.C., a wholly-owned indirect subsidiary of Nexstar Broadcasting Group, L.L.C. and its subsidiaries (the "Company"), at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts

February 21, 2001

                            NEXSTAR FINANCE, L.L.C.

                          CONSOLIDATED BALANCE SHEETS

                                                          December 31,
                                                    --------------------------
                                                        1999          2000
                                                    ------------  ------------
                      ASSETS
Current assets:
  Cash and cash equivalents........................ $  2,989,120  $  2,750,058
  Accounts receivable, net of allowance for
   doubtful accounts of $352,000 and $415,000,
   respectively....................................   21,743,561    23,273,690
  Current portion of broadcast rights..............   10,560,573    10,865,789
  Prepaid expenses and other current assets........      453,361       530,157
  Deferred tax assets..............................      227,111       279,572
                                                    ------------  ------------
    Total current assets...........................   35,973,726    37,699,266
Property and equipment, net........................   48,884,255    55,343,529
Broadcast rights...................................    2,728,919     4,180,989
Due from Nexstar Broadcasting Group, L.L.C.........      449,041       494,387
Other noncurrent assets............................      126,795        76,789
Intangible assets, net.............................  199,066,050   220,479,636
                                                    ------------  ------------
    Total assets................................... $287,228,786  $318,274,596
                                                    ============  ============

         LIABILITIES AND MEMBER'S INTEREST
Current liabilities:
  Current portion of debt..........................    6,431,970    11,125,000
  Current portion of capital lease obligations.....       91,260        60,839
  Current portion of broadcast rights payable......   11,019,120    10,754,398
  Accounts payable.................................    3,097,890     4,263,807
  Accrued expenses.................................    3,795,439     2,810,192
  Taxes payable....................................       68,767       609,719
  Interest payable.................................    2,399,061       308,477
  Deferred revenue.................................      168,560       367,876
  Note payable to related party....................   14,522,000            --
  Due to Midwest Television, Inc...................    4,070,331     2,255,809
                                                    ------------  ------------
    Total current liabilities......................   45,664,398    32,556,117
Debt...............................................  196,971,851   242,346,850
Capital lease obligations..........................       35,840        22,699
Broadcast rights payable...........................    2,310,571     4,262,200
Deferred tax liabilities...........................    8,058,800     7,562,548
                                                    ------------  ------------
    Total liabilities..............................  253,041,460   286,750,414
                                                    ------------  ------------
Commitments and contingencies (Note 11)
Member's interest:
  Contributed capital..............................   61,671,357    61,531,387
  Accumulated deficit..............................  (27,484,031)  (30,007,205)
                                                    ------------  ------------
    Total member's interest........................   34,187,326    31,524,182
                                                    ------------  ------------
    Total liabilities and member's interest........ $287,228,786  $318,274,596
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                             Year Ended December 31,
                                      ----------------------------------------
                                          1998          1999          2000
                                      ------------  ------------  ------------
Revenues (excluding trade and
 barter)............................  $ 64,690,389  $ 91,058,642  $124,631,537
Less: commissions...................    (8,685,544)  (12,569,261)  (17,546,379)
                                      ------------  ------------  ------------
Net revenues (excluding trade and
 barter)............................    56,004,845    78,489,381   107,085,158
Trade and barter revenues...........     6,606,273     8,470,246    10,382,055
                                      ------------  ------------  ------------
    Total net revenues..............    62,611,118    86,959,627   117,467,213
                                      ------------  ------------  ------------
Expenses:
  Operating.........................    16,959,857    23,759,883    29,268,667
  Selling, general and
   administrative...................    15,513,980    23,645,436    28,790,286
  Amortization of broadcast rights..     8,971,968    13,579,961    16,904,799
  Amortization of intangible
   assets...........................    16,042,965    12,982,847    14,749,982
  Depreciation......................     5,211,169     7,483,072     9,183,433
                                      ------------  ------------  ------------
    Total expenses..................    62,699,939    81,451,199    98,897,167
                                      ------------  ------------  ------------
Income (loss) from operations.......       (88,821)    5,508,428    18,570,046
Interest expense, including
 amortization of debt financing
 costs..............................   (11,587,745)  (16,282,388)  (20,045,177)
Interest income.....................       135,570       261,542       308,656
Other expense, net..................      (125,437)     (249,334)     (259,029)
                                      ------------  ------------  ------------
Loss before income taxes............   (11,666,433)  (10,761,752)   (1,425,504)
Income tax expense..................       (97,945)     (657,778)   (1,097,670)
                                      ------------  ------------  ------------
Loss before extraordinary loss from
 modification of credit facility....   (11,764,378)  (11,419,530)   (2,523,174)
Extraordinary loss from modification
 of credit facility,
 net of tax (Note 9)................            --    (2,828,999)           --
                                      ------------  ------------  ------------
Net loss and comprehensive net
 loss...............................  $(11,764,378) $(14,248,529) $ (2,523,174)
                                      ============  ============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S INTEREST

                                                                      Total
                                        Contributed  Accumulated     Member's
                                          Capital      Deficit       Interest
                                        -----------  ------------  ------------
Balance at December 31, 1997........... $ 8,100,000  $ (1,471,124) $  6,628,876
  Contributions........................  50,605,439            --    50,605,439
  Net loss.............................          --   (11,764,378)  (11,764,378)
                                        -----------  ------------  ------------
Balance at December 31, 1998...........  58,705,439   (13,235,502)   45,469,937
  Contributions........................   3,022,794            --     3,022,794
  Distributions........................     (56,876)           --       (56,876)
  Net loss.............................          --   (14,248,529)  (14,248,529)
                                        -----------  ------------  ------------
Balance at December 31, 1999...........  61,671,357   (27,484,031)   34,187,326
  Contributions........................      10,156            --        10,156
  Distributions........................    (150,126)           --      (150,126)
  Net loss.............................          --    (2,523,174)   (2,523,174)
                                        -----------  ------------  ------------
Balance at December 31, 2000........... $61,531,387  $(30,007,205) $ 31,524,182
                                        ===========  ============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             Year Ended December 31,
                                     ------------------------------------------
                                         1998           1999           2000
                                     -------------  -------------  ------------
Cash flows from operating
 activities:
 Net loss..........................  $ (11,764,378) $ (14,248,529) $ (2,523,174)
 Adjustments to reconcile net loss
  to net cash provided by operating
  activities.......................
  Deferred income taxes............       (772,976)      (367,247)     (548,713)
  Depreciation of property and
   equipment.......................      5,211,169      7,483,072     9,183,433
  Amortization of intangible
   assets..........................     16,042,965     12,982,847    14,749,982
  Amortization of debt financing
   costs...........................        262,713        154,527       177,774
  Amortization of broadcast rights,
   net of barter...................      4,375,523      7,205,152     8,355,728
  Payments for broadcast rights....     (4,464,409)    (6,915,516)   (8,426,260)
  Loss on asset disposal, net......        125,437        249,334       259,029
  Noncash trade revenue, net.......       (125,813)      (159,175)     (154,528)
  Loss from modification of credit
   facility........................             --      2,828,999            --
 Changes in assets and liabilities:
  Increase in accounts receivable..     (2,997,229)    (8,967,285)   (1,530,129)
  (Increase) decrease in prepaid
   expenses and other current
   assets..........................       (577,246)       314,559       (76,796)
  Increase in due from Nexstar
   Broadcasting Group, L.L.C.......        (25,796)      (423,245)      (45,346)
  (Increase) decrease in other
   noncurrent assets...............       (105,205)        94,357        50,006
  Increase in accounts payable.....        551,078      1,324,416     1,165,917
  Increase (decrease) in accrued
   expenses........................        (36,407)     2,054,346      (917,227)
  Increase (decrease) in taxes
   payable.........................        388,566       (251,106)      540,952
  Increase (decrease) in interest
   payable.........................         72,913      2,399,061    (2,090,584)
  Increase (decrease) in deferred
   revenue.........................         26,674       (121,804)      199,316
  Increase (decrease) in due to
   Midwest Television, Inc.........             --      4,070,331    (1,814,522)
                                     -------------  -------------  ------------
   Net cash provided by operating
    activities.....................      6,187,579      9,707,094    16,554,858
                                     -------------  -------------  ------------
Cash flows from investing
 activities:
 Additions to property and
  equipment, net...................     (5,494,644)    (6,621,251)   (5,595,602)
 Acquisition of broadcast
  properties.......................   (162,070,736)   (82,378,206)  (46,492,785)
                                     -------------  -------------  ------------
   Net cash used for investing
    activities.....................   (167,565,380)   (88,999,457)  (52,088,387)
                                     -------------  -------------  ------------
Cash flows from financing
 activities:
 Proceeds from debt issuance.......     87,729,280    160,871,850            --
 Repayment of loans................     (1,237,606)  (128,398,964)  (13,543,563)
 Proceeds from revolver draws,
  net..............................     24,015,000     30,356,850    63,500,000
 Note payable to related party.....             --     14,522,000   (14,522,000)
 Capital contributions.............     50,605,439      3,022,794        10,156
 Distributions.....................             --        (56,876)     (150,126)
                                     -------------  -------------  ------------
   Net cash provided by financing
    activities.....................    161,112,113     80,317,654    35,294,467
                                     -------------  -------------  ------------
Net increase (decrease) in cash....       (265,688)     1,025,291      (239,062)
Cash at beginning of year..........      2,229,517      1,963,829     2,989,120
                                     -------------  -------------  ------------
Cash at end of year................  $   1,963,829  $   2,989,120  $  2,750,058
                                     =============  =============  ============
Supplemental schedule of noncash
 activities:
 Cash paid for interest............  $   9,287,964  $  13,292,097  $ 21,609,581
                                     =============  =============  ============
 Cash paid for taxes...............  $     712,793  $   1,110,387  $  1,070,144
                                     =============  =============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            NEXSTAR FINANCE, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Business Operations

   Nexstar Finance, L.L.C. ("Nexstar") owns, operates and programs, through its subsidiaries, six NBC-affiliated television stations, three ABC-affiliated television stations and two CBS-affiliated television stations in the United States of America. Through two special purpose entities (Note 4), Nexstar (i) programs one Fox-affiliated television station under a Time Brokerage Agreement ("TBA") and has a Shared Services Agreement ("SSA") with a CBS-affiliated television station and (ii) has an SSA and a Joint Sales Agreement ("JSA") with a FOX-affiliated television station and a low-power UPN-affiliated television station. Additionally, Nexstar programs two CBS-affiliated television stations under two TBAs and purchased the underlying licenses and assets in January 2001 (Note 5). The television stations described above are located in New York, Pennsylvania, Illinois, Indiana, Missouri, Texas and Louisiana.

   Nexstar Finance, L.L.C. was organized as a Limited Liability Company ("L.L.C.") on December 5, 2000 in the State of Delaware under a plan of reorganization for the purpose of executing various financing transactions described in Note 14. The reorganization has been accounted for as a combination of entities under common control in a manner similar to a pooling of interests and, accordingly, the financial statements for all periods have been restated to reflect the exchange of Member's interest.

   Nexstar is a wholly-owned subsidiary of Nexstar Finance Holdings, L.L.C. ("Nexstar Holdings") which was also organized as an L.L.C. on December 5, 2000 in the State of Delaware to execute the financing transactions referenced above. Nexstar and Nexstar Holdings are wholly-owned, indirect subsidiaries of Nexstar Broadcasting Group, L.L.C. ("Nexstar Broadcasting") which was organized as an L.L.C. on December 12, 1996 in the State of Delaware. Nexstar Broadcasting commenced operations on April 15, 1997.

   Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations, except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The consolidated financial statements include the accounts of Nexstar, its wholly-owned subsidiaries and Bastet Broadcasting, Inc. ("Bastet") and Mission Broadcasting of Wichita Falls, Inc. ("Mission") (collectively, the "Company"). Bastet and Mission are special purpose entities (Note 4). All intercompany accounts and transactions have been eliminated in consolidation.

   Certain prior year amounts have been reclassified to conform to current year presentation.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include those relating to the allowance for doubtful accounts, the recoverability of broadcast program rights and the useful lives of intangible assets. Actual results may vary from estimates used.

                              NEXSTAR FINANCE, LLC

2. Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

   The Company considers all highly liquid investments in debt securities purchased with an original maturity of ninety days or less to be cash equivalents.

Concentration of Credit Risk

   Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of cash investments and accounts receivable. The Company invests primarily in high quality debt securities with original maturities of ninety days or less. Accordingly, these investments are subject to minimal credit and market risk. The Company maintained cash in excess of federally insured deposits at financial institutions on December 31, 1998, 1999 and 2000. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. A significant portion of the Company's accounts receivable are due from local and national advertising agencies. Such accounts are generally unsecured. The Company has not experienced significant losses related to receivables from individual customers or by geographical area. Additionally, the Company maintains reserves for potential credit losses.

Revenue Recognition

   Advertising revenues are recognized in the period during which the time spots are aired. Revenues from other sources, which may include income from production and other similar activities from time to time, are recognized in the period during which the goods or services are provided.

Trade and Barter Transactions

   The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense or capitalized when received or used.

   The Company barters advertising time for certain program material. These transactions are recorded at management's estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods.

Broadcast Rights and Broadcast Rights Payable

   Broadcast rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or usage, whichever is greater. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

Property and Equipment

   Purchased property and equipment is stated at the basis of cost. Purchase business combinations are stated at estimated fair value at the date of acquisition and time trade transactions are stated at estimated fair value at

                              NEXSTAR FINANCE, LLC

2. Summary of Significant Accounting Policies (Continued)

the date they are entered into. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets ranging from 5 to 39 years.

Intangible Assets

   Intangible assets represent the estimated fair value of both identifiable intangible assets and goodwill resulting from the acquisitions by the Company (Note 3). Identifiable intangible assets include FCC broadcast licenses, network affiliation agreements and commercial advertising contracts and are being amortized on a straight-line basis over periods ranging from 1 to 15 years. Goodwill is the excess of the purchase price over the fair market value of the net assets acquired and is amortized over 40 years using the straight-line method.

Long-Lived Assets

   The Company evaluates the recoverability of its tangible and intangible assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related asset exceeds the fair value of the asset, the carrying value would be reduced to its fair value, which is measured as the present value of its expected future cash flows and an impairment loss would be recognized. The Company did not recognize any impairment loss for the years ended December 31, 1998, 1999 and 2000.

Debt Financing Costs

   Debt financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

Interest Rate Swap

   The Company uses derivative financial instruments for purposes other than trading, such as hedging for long-term debt or anticipated transactions, and does so to reduce its exposure to fluctuations in interest rates. Interest payments receivable and payable under the terms of the interest rate swap are accrued over the period to which the payments relate. The interest payments accrued on the swap and any swap fees paid at the inception of the interest rate swap are treated as an adjustment to interest expense related to the underlying liabilities. Changes in the underlying market value of the remaining swap payments are not recognized.

Advertising Expense

   The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $835,712, $922,522 and $1,450,191 for the years ended December 31, 1998, 1999 and 2000, respectively.

Financial Instruments

   The carrying amount of cash and cash equivalents, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature. The fair value of derivative financial instruments is obtained from financial institution quotes. The interest rates on substantially all of the Company's bank borrowings are adjusted regularly to reflect current market rates. Accordingly, the carrying amount of the Company's short-term and long-term borrowings also approximates fair value.

                              NEXSTAR FINANCE, LLC

2. Summary of Significant Accounting Policies (Continued)

Accounting for Income Taxes

   Nexstar is an L.L.C. that is treated as a partnership for income tax purposes. No provision for income taxes is required by Nexstar as its income and expenses are taxable to or deductible by its member. Bastet, Mission and the wholly-owned corporate subsidiaries of Nexstar are subject to income taxes and account for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities.

Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes new guidelines for accounting for such transactions. Subsequently, SFAS No. 133 was amended by the issuance of Statement of Accounting Standards No. 137 and Statement of Accounting Standards No. 138. These amendments modify the provisions and effective date of SFAS No. 133. SFAS No. 133, as amended, is effective for fiscal quarters beginning after January 1, 2001 for the Company and its adoption is not expected to have a material impact on the Company's financial position or results of operations.

   In December 1999, the Securities and Exchange Commission ("SEC") released Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," as amended by SAB 101B, which is effective no later than the year ended December 31, 2000. The bulletin clarifies the SEC's views regarding recognition of revenue. The Company adopted SAB 101 in the fourth quarter. The application of the guidance in SAB 101 had no material impact on the Company's results of operations.

3. Acquisitions

   During 1998, 1999 and 2000, the Company made the acquisitions set forth below, each of which has been accounted for under the purchase method and, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value on the acquisition date. The consolidated financial statements include the operating results of each business from the date of acquisition.

The WBRE-TV Acquisition

   On January 5, 1998, Nexstar acquired substantially all of the assets of WBRE-TV from Northeastern Television Investors, LP for approximately $51.7 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $6.7 million and is being amortized using the straight-line method over 40 years.

The WJET-TV Acquisition

   On January 5, 1998, Nexstar acquired substantially all of the assets of WJET-TV from The Jet Broadcasting Co., Inc. for approximately $16.0 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $1.2 million and is being amortized using the straight-line method over 40 years. Additionally, on January 5, 1998, Nexstar acquired the stock of Entertainment Realty Corporation ("ERC"), for approximately $2.0 million. ERC holds the land and buildings for WJET-TV. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $1.1 million and is being amortized using the straight-line method over 40 years.

                              NEXSTAR FINANCE, LLC

3. Acquisitions (Continued)

The KFDX-TV, KBTV-TV (formerly KJAC-TV) and KSNF-TV Acquisitions

   On January 12, 1998, Nexstar acquired substantially all of the assets of KFDX-TV, KBTV-TV and KSNF-TV from US Broadcast Group, L.L.C. for approximately $64.3 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $17.0 million and is being amortized using the straight-line method over 40 years.

The WFXP-TV Acquisition

   On July 31, 1998, Nexstar acquired the TBA of WFXP-TV from SJL Communications, LP for $6.5 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $2.3 million and is being amortized using the straight-line method over 40 years. On November 30, 1998, Bastet acquired the FCC license and other assets of WFXP-TV from NV Acquisition, Inc. for approximately $1.5 million, exclusive of transaction costs.

The WROC-TV Acquisition

   In 1999, Nexstar acquired substantially all of the assets of WROC-TV from STC Broadcasting, Inc. for approximately $46.0 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $1.2 million and is being amortized using the straight-line method over 40 years.

The KTAB-TV Acquisition

   In 1999, Nexstar acquired substantially all of the assets of KTAB-TV from Shooting Star Broadcasting, LP for approximately $17.3 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $5.1 million and is being amortized using the straight-line method over 40 years.

The KJTL-TV and KJBO-TV Acquisition

   On June 1, 1999, Mission acquired substantially all of the assets of KJTL-TV and KJBO-TV from Wicks Broadcast Group, LP for approximately $15.5 million, exclusive of transaction costs. The excess of the consideration paid over the estimated fair market value of the tangible net assets and identifiable intangible assets acquired approximated $3.9 million and is being amortized using the straight-line method over 40 years.

The KMID-TV Acquisition

   On September 21, 2000, Nexstar acquired substantially all the assets of KMID-TV from GOCOM Communications for approximately $10.0 million, exclusive of transaction costs. The consideration paid approximated the estimated fair market value of the tangible net assets and identifiable intangible assets acquired. As such, no goodwill has been recorded.

The KTAL-TV Acquisition

   On November 1, 2000, Nexstar acquired substantially all of the assets of KTAL-TV from KCMC, Inc. for approximately $35.3 million, exclusive of transaction costs. The excess of the consideration paid over the

                              NEXSTAR FINANCE, LLC

3. Acquisitions (Continued)

estimated fair market value of the tangible net assets and identifiable intangible assets approximated $3.2 million and is being amortized using the straight-line method over 40 years.

   The unaudited pro forma consolidated information for the years ended December 31, 1998, 1999 and 2000, determined as if the acquisitions described above occurred on January 1 of the prior year, would have resulted in the following:

                         December 31, 1998   December 31, 1999   December 31, 2000
                         ------------------  ------------------  ------------------
                            As       Pro        As       Pro        As       Pro
                         reported   forma    reported   forma    reported   forma
                         --------  --------  --------  --------  --------  --------
                                        (dollars in thousands)
Revenues (excluding
 trade and barter)...... $ 64,690  $ 87,765  $ 91,059  $110,063  $124,632  $133,240
Total net revenues......   62,611    82,552    86,960   103,874   117,467   124,743
Income (loss) from
 operations.............      (89)     (405)    5,508     6,542    18,570    19,207
Net loss................  (11,764)  (18,810)  (14,249)  (18,888)   (2,523)   (4,687)

   This unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company and the acquired companies been combined during the specified periods.

4. Bastet and Mission--Special Purpose Entities

   Bastet and Mission are separate entities 100% owned by an independent third party. Collectively, these entities own, operate and program the following television stations: WYOU-TV, WFXP-TV, KJTL-TV, and KJBO-LP. Nexstar does not own or control the television stations, but it has entered into various management and service arrangements with them (Note 1). In addition to providing certain services to the television stations, Nexstar is also guarantor of Bastet's and Mission's combined debt (Note 9). Additionally, the owner has granted to Nexstar a purchase option on each entity to acquire the assets of each entity at a price pursuant to the terms of the option agreement. Pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," Bastet and Mission satisfy the definition of special purpose entities and as such Nexstar is considered a sponsor of them. Accordingly, the financial results of operations of these entities have been consolidated with those of Nexstar in these consolidated financial statements. Because the relevant entities have a net asset deficit and there is no binding obligation on the minority party to make good on the deficit, minority interest in the results of operations and share of net assets has not been recognized.

5. Time Brokerage Agreements

   In 1998, 1999 and 2000, the Company had the following arrangements:

The KFDX-TV, KBTV-TV (formerly KJAC-TV) and KSNF-TV Arrangement

   In conjunction with the purchase of three stations on January 12, 1998, Nexstar paid TBA fees of $246,774 to the previous owner relating to the TBA period which commenced in 1997 and ended on the acquisition date.

The WROC-TV Arrangement

   In 1999, Nexstar entered into a TBA with STC Broadcasting, Inc. to program WROC-TV. Under the TBA, Nexstar paid fees to the previous owner until the acquisition was completed. Fees of $174,785 were paid during the TBA period.

                              NEXSTAR FINANCE, LLC

5. Time Brokerage Agreements (Continued)

The KTAB-TV Arrangement

   In 1999, Nexstar entered into a TBA with Shooting Star Broadcasting, LP to program KTAB-TV. Under the TBA, Nexstar accrued fees to the previous owner until the acquisition was completed. Fees of $202,916 were paid on the acquisition date.

The WCIA-TV/WCFN-TV and WMBD-TV Arrangement

   In 1999, Nexstar entered into a TBA with Midwest Television, Inc. ("Midwest") to program WCIA-TV/WCFN-TV and WMBD-TV. On January 12, 2001, Nexstar purchased the assets of the stations for approximately $108.0 million at which time the TBA terminated (Note 14). A TBA fee of $2.25 million was due at closing. Nexstar accrued the fee over the term of the agreement at a rate of $125,000 per month.

The KMID-TV Arrangement

   In 2000, Nexstar entered into a TBA with GOCOM Communications to program KMID-TV. Under the TBA Nexstar paid fees to the previous owner until the acquisition was completed. Fees of $60,000 were paid during the TBA period.

6. Related Party Transactions

Guaranty--Chief Executive Officer

   Pursuant to a continuing guaranty agreement dated January 5, 1998 with the Company's primary lender, the Company has entered into an agreement to guarantee a $2.0 million nonrevolving line of credit to its President and Chief Executive Officer to enable him to purchase equity units of the Company. The line of credit is full-recourse to the officer and is available until December 31, 2002.

Management Services Agreement

   The Company pays management and consulting fees to ABRY Partners L.L.C. ("ABRY"). For the years ended December 31, 1998, 1999 and 2000, the Company incurred $265,312, $265,354 and $275,887, respectively, of management and consulting fees which are included in selling, general and administrative expenses. Effective December 31, 2000, ABRY terminated its management services agreement with the Company.

Bridge Loan

   The Company was issued a bridge loan by one of the ABRY partnerships in conjunction with the Company's acquisition of WROC-TV in 1999. The principal amount of $14.5 million and accrued interest thereon, was due on May 31, 2000. The outstanding amount was paid in full on May 12, 2000. Interest accrued annually at a rate of 9%. The Company recorded $784,000 and $454,476 of interest expense for the years ended December 31, 1999 and 2000, respectively.

                              NEXSTAR FINANCE, LLC

7. Property and Equipment

                                       Estimated         December 31,
                                      Useful Life  --------------------------
                                        (years)        1999          2000
                                     ------------- ------------  ------------
     Buildings and building
      improvements..................      39       $ 11,087,460  $ 13,297,628
     Land and land improvements.....    N/A--39       1,669,346     2,749,546
     Leasehold improvements......... term of lease      982,634     1,211,913
     Studio equipment...............     5--7        25,223,661    32,244,527
     Transmission equipment.........     5--15       17,071,872    20,128,298
     Office equipment and
      furniture.....................     5--7         3,726,127     3,832,869
     Vehicles.......................       5          2,265,214     3,281,492
     Construction in progress.......      N/A                --       308,169
                                                   ------------  ------------
                                                     62,026,314    77,054,442
     Less: accumulated
      depreciation..................                (13,142,059)  (21,710,913)
                                                   ------------  ------------
     Property and equipment, net of
      accumulated depreciation......               $ 48,884,255  $ 55,343,529
                                                   ============  ============

8. Intangible Assets

                                        Estimated         December 31,
                                       Useful Life  --------------------------
                                         (years)        1999          2000
                                       ------------ ------------  ------------
     Goodwill........................       40      $ 61,884,138  $ 66,447,765
     Network affiliation agreement...       15       112,016,292   129,639,292
     FCC license.....................       15        43,990,424    57,019,233
     Commercial advertising
      contracts......................       1            630,848            --
     Debt financing costs............  term of debt      442,877       593,693
     Other intangibles...............     1--15        4,987,505     5,788,233
                                                    ------------  ------------
                                                     223,952,084   259,488,216
     Less: accumulated amortization..                (24,886,034)  (39,008,580)
                                                    ------------  ------------
     Intangible assets, net of
      accumulated amortization.......               $199,066,050  $220,479,636
                                                    ============  ============

9. Debt

   Long term debt consists of the following:

                                                          December 31,
                                                   ---------------------------
                                                       1999           2000
                                                   -------------  ------------
     Term loan...................................  $ 125,000,000  $119,500,000
     Revolving credit facility...................     77,471,850   133,971,850
     Note payable, net of unamortized discount of
      $68,030....................................        931,971            --
                                                   -------------  ------------
                                                     203,403,821   253,471,850
     Less: current portion.......................     (6,431,970)  (11,125,000)
                                                   -------------  ------------
                                                   $ 196,971,851  $242,346,850
                                                   =============  ============

                              NEXSTAR FINANCE, LLC

9. Debt (Continued)

Bank Debt

 Description of Bank Debt

   On April 15, 1997, Nexstar entered into a term loan and revolving credit facility (collectively "the credit agreement") with a commercial bank as lead arranger. On January 5, 1998, the credit agreement was amended to include a term loan for an aggregate maximum amount of $90.0 million and a revolving credit facility of $50.0 million as a result of acquisitions and working capital needs. On June 1, 1999, the credit agreement was further amended and restated to include a term loan for an aggregate maximum amount of $125.0 million, a revolving credit facility of $80.0 million and an available incremental revolving credit facility not to exceed $75.0 million. On January 12, 2001, the debt outstanding was repaid pursuant to a new financing arrangement (Note 14).

   All borrowings at December 31, 2000 under the credit agreement bear interest at the base rate, or Eurodollar rate, plus the applicable margin, as defined (ranging from 8.995% to 9.165% at December 31, 2000). Interest is payable in accordance with the credit agreement. The term loan is payable in variable quarterly installments beginning September 2000 through June 2006, with each payment reducing the aggregate maximum amount available. The maximum amount available under the revolving credit facility is reduced quarterly beginning September 2001. The remaining outstanding balance of the revolving credit facility is payable in full on June 30, 2006. There are no voluntary prepayment penalties.

   On January 5, 1998, Bastet entered into a revolving credit facility (the "credit facility") with a commercial bank as lead arranger. The credit facility was for an aggregate maximum amount of $25.0 million. On June 1, 1999, the credit facility was amended to increase the aggregate maximum amount to $45.0 million and to include Mission as a co-borrower. On January 12, 2001, the debt outstanding was repaid pursuant to a new financing arrangement (Note 14).

   All borrowings at December 31, 2000 under the Bastet and Mission credit facility bear interest at the base rate, or Eurodollar rate, plus the applicable margin, as defined (9.015% at December 31, 2000). Interest is payable in accordance with the credit agreement. The maximum available amount under the revolving credit facility is reduced quarterly beginning March 2000. The remaining outstanding balance of the credit facility is payable in full on June 30, 2006. There are no voluntary prepayment penalties.

   Based on borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of the Company's long-term debt approximates carrying value.

   At December 31, 2000, scheduled maturities of the Company's bank debt are summarized as follows:

     2001.......................................................... $ 11,125,000
     2002..........................................................   19,500,000
     2003..........................................................   23,517,095
     2004..........................................................   74,800,000
     2005..........................................................   52,954,755
     Thereafter....................................................   71,575,000
                                                                    ------------
                                                                    $253,471,850
                                                                    ============

Interest Rate Swap Agreements

   At December 31, 2000, Nexstar had in effect three interest rate swap agreements, with commercial banks, with notional amounts of $93.3 million, $20.0 million and $15.0 million. Nexstar's interest rate swap

                              NEXSTAR FINANCE, LLC

9. Debt (Continued)

agreements require Nexstar to pay a fixed rate and receive a floating rate thereby creating fixed rate debt. The agreements are designated as a hedge of interest rates, and the differential to be paid or received on the swaps is accrued as an adjustment to interest expense. Nexstar is exposed to credit loss in the event of nonperformance by the counterparty. At December 31, 2000, the fair value of the contracts generated unrealized losses of $75,444, $223,475 and an unrealized gain of $57,684 on the three swap agreements, respectively. The financial instruments expire on December 31, 2002, November 8, 2002 and May 21, 2001, respectively.

Debt Covenants

   The credit agreements contain covenants which require the Company to comply with certain financial ratios, capital expenditure and film cash payment and other limits. Covenants are formally calculated quarterly and are prepared on a consolidated basis. The Company was in compliance with all covenants at December 31, 1998, 1999 and 2000.

Debt Financing Costs

   In conjunction with the amendment and restatement of the credit facility during 1999, the Company expensed $2,828,999 related to certain debt financing costs. The amount, net of tax benefit, has been presented as an extraordinary item.

Note Payable

   A note payable for $4.5 million was issued by the Company as part of the consideration for the acquisition of KFDX-TV, KBTV-TV and KSNF-TV from US Broadcast Group, L.L.C. in 1998 (Note 3). The non-interest-bearing note required payments of $1.0 million, $2.5 million and $1.0 million on December 31, 1998, 1999 and 2000, respectively. The unamortized discount was calculated using an interest rate of 7.5%, which approximated the Company's incremental borrowing rate for similar debt at the time of acquisition. The amount remaining outstanding was paid in full on December 31, 2000.

10. Income Taxes

   The provision for income taxes charged to continuing operations was as follows at December 31:

                                                 1998       1999        2000
                                               ---------  ---------  ----------
Current tax expense:
  Federal..................................... $ 746,393  $ 661,852  $1,130,026
  State.......................................   124,522    157,982     516,357
                                               ---------  ---------  ----------
                                                 870,915    819,834   1,646,383
                                               ---------  ---------  ----------
Deferred tax expense (benefit):
  Federal.....................................  (670,232)  (507,189)   (446,995)
  State.......................................  (102,738)   345,133    (101,718)
                                               ---------  ---------  ----------
                                                (772,970)  (162,056)   (548,713)
                                               ---------  ---------  ----------
    Net tax expense........................... $  97,945  $ 657,778  $1,097,670
                                               =========  =========  ==========

                              NEXSTAR FINANCE, LLC

10. Income Taxes (Continued)

   The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate for the year ended December 31 with the differences summarized below:

                                            1998         1999         2000
                                         -----------  -----------  ----------
     Tax benefit at statutory rates..... $(4,083,252) $(3,766,613) $ (498,926)
     Change in valuation allowance......     919,567    1,295,929   1,301,328
     Income earned by a partnership not
      subject to corporate income tax...   3,256,844    2,796,335      42,592
     State and local taxes, net of
      federal benefit...................    (124,113)     128,482      21,221
     Other, net.........................     128,899      203,645     231,455
                                         -----------  -----------  ----------
     Net tax expense.................... $    97,945  $   657,778  $1,097,670
                                         ===========  ===========  ==========

   The components of the net deferred tax liability are as follows at December
31:

                                          1998         1999         2000
                                       -----------  -----------  -----------
     Net operating loss
      carryforwards................... $   863,912  $ 2,306,651  $ 3,817,538
     Property and equipment...........  (2,126,555)  (2,327,253)  (2,242,620)
     Intangible assets................  (6,205,987)  (5,650,042)  (5,385,143)
     Other............................     189,261      140,931      130,553
     Valuation allowance..............    (919,567)  (2,301,976)  (3,603,304)
                                       -----------  -----------  -----------
     Net deferred tax liabilities..... $(8,198,936) $(7,831,689) $(7,282,976)
                                       ===========  ===========  ===========

   At December 31, 2000, the Company has federal and state net operating loss carryforwards available to reduce future taxable income of approximately $19.9 million which begin to expire in 2008 if not utilized.

   The Company has provided a valuation allowance for certain deferred tax assets. The allowance relates to the generation of net operating losses and other deferred tax assets of certain corporate subsidiaries, the benefit of which may not be realized.

   A corporation that undergoes a "change of ownership" pursuant to section 382 of the Internal Revenue Code is subject to limitations on the amount of its net operating loss carryforwards which may be used in the future. An ownership change occurred with regard to one subsidiary on April 15, 1997. The amount of the net operating loss at December 31, 2000 associated with that subsidiary was approximately $1.6 million. The annual limitation on the use of the net operating loss is approximately $446,000. The Company estimates the limitation on the net operating loss will not have a material adverse impact on the Company's financial position or results of operation. No assurance can be given that an ownership change will not occur as a result of other transactions entered into by the Company, or by certain other parties over which the Company has no control. If a "change in ownership" for income tax purposes occurs, the Company's ability to use "pre-change losses" could be postponed or reduced, possibly resulting in accelerated or additional tax payments which, with respect to tax periods beyond 2000, could have a material adverse impact on the Company's financial position or results of operations.

                              NEXSTAR FINANCE, LLC

11. Commitments and Contingencies

Broadcast Rights Commitments

   Broadcast rights acquired for cash and barter under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from unavailable current and future broadcast license commitments outstanding are as follows at December 31, 2000:

     2001......................................................... $ 1,971,222
     2002.........................................................   3,782,168
     2003.........................................................   2,634,272
     2004.........................................................   2,312,010
     2005.........................................................   1,453,483
     Thereafter...................................................      58,500
                                                                   -----------
     Future minimum payments for unavailable cash broadcast
      rights...................................................... $12,211,655
                                                                   ===========

   Unavailable broadcast rights commitments represent obligations to acquire cash and barter program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

Operating and Capital Leases

   The Company leases office space, vehicles, antennae sites, studio and other operating equipment under noncancelable capital and operating lease arrangements expiring through 2007. Charges to operations for such leases aggregated $312,680, $503,836 and $643,463 for the years ended December 31, 1998, 1999 and 2000, respectively. Future minimum lease payments under these leases are as follows at December 31, 2000:

                                                           Capital    Operating
                                                            lease       lease
                                                         obligations obligations
                                                         ----------- -----------
     2001...............................................   $70,204   $  472,224
     2002...............................................    22,699      405,383
     2003...............................................        --      385,591
     2004...............................................        --      312,623
     2005...............................................        --      159,266
     Thereafter.........................................        --      495,233
                                                           -------   ----------
                                                           $92,903   $2,230,320
                                                           =======   ==========
     Less: amount representing interest.................    (9,365)
                                                           -------
     Present value of minimum lease payments............   $83,538
                                                           =======

Litigation

   From time to time, the Company is involved with claims that arise out of the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial statements of the Company.

                              NEXSTAR FINANCE, LLC

12. Employee Benefit Plan

   The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Contributions to the Plan may be made at the discretion of the Company. Through December 31, 2000, the Company had not elected to make such contributions, except where required to do so under the terms of specific union labor contracts. Mandatory amounts contributed pursuant to labor contracts were $0, $24,820 and $26,360 during the years ended December 31, 1998, 1999 and 2000, respectively.

13. Nexstar Finance, Inc.

   Nexstar Finance, Inc. was incorporated on December 5, 2000 in the State of Delaware for the purpose of facilitating future financings. Nexstar Finance, Inc. was capitalized with an immaterial amount of equity and had no operating activities for the year ended December 31, 2000.

14. Subsequent Events--Acquisition and Financing

The WCIA-TV/WCFN-TV and WMBD-TV Acquisition

   On January 12, 2001, Nexstar acquired substantially all of the assets of WCIA-TV/WCFN-TV and WMBD-TV from Midwest for approximately $108.0 million, exclusive of transaction costs. Included in the purchase price was $500,000 which was paid directly to the owner of Midwest for the building which houses WCIA-TV. The excess of the consideration paid over the estimated fair value of the tangible and identifiable intangible assets acquired will be amortized using the straight-line method over 40 years. TBA fees in the amount of $2.25 million were paid to Midwest at the time of closing (Note 5).

   The unaudited pro forma consolidated information for the years ended December 31, 1999 and 2000, determined as if the Midwest acquisition described above occurred on January 1 of the previous year, would have resulted in the following:

                                       December 31, 1999   December 31, 2000
                                       ------------------  ------------------
                                          As       Pro        As       Pro
                                       reported   forma    reported   forma
                                       --------  --------  --------  --------
                                             (dollars in thousands)
     Revenues (excluding trade and
      barter)........................  $ 91,059  $120,520  $124,632  $133,240
     Total net revenues..............    86,960   113,540   117,467   127,308
     Income (loss) from operations...     5,508     3,034    18,570    13,044
     Net loss........................   (14,249)  (30,768)   (2,523)  (21,707)

   This unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company and the acquired company been combined during the specified periods.

New Debt Facility Agreements

   On January 12, 2001, in conjunction with the WCIA-TV/WCFN-TV and WMBD-TV acquisition, the Company retired all of its previous outstanding bank debt and secured new financing as described below.

                              NEXSTAR FINANCE, LLC

14. Subsequent Events--Acquisition and Financing (Continued)

 The Nexstar Senior Secured Credit Facility

   On January 12, 2001, Nexstar entered into a senior secured credit facility with a group of commercial banks. The terms of the credit agreement provide for a revolving credit facility (the "Nexstar revolver") in the amount of $122.0 million and a term loan facility (the "Nexstar term loan") in the amount of $110.0 million. Interest rates associated with the Nexstar revolver and term loan are based, at the option of the Company, on the prevailing prime rate plus an applicable margin or the LIBOR rate plus an applicable margin. Interest is fixed for a period ranging from one month to 12 months, depending on availability of the interest basis selected, except if the Company selects a prime-based loan, in which case the interest rate will fluctuate during the period as the prime rate fluctuates. Interest is payable periodically based on the type of interest rate selected. In addition, the Company is required to pay quarterly commitment fees based on the Company's leverage ratio for that particular quarter on the unused portion of the Nexstar revolver loan commitment. The Nexstar term loan is subject to scheduled mandatory repayments and the Nexstar revolver is subject to scheduled mandatory reductions commencing in 2002. Any excess amount outstanding at the time of a mandatory reduction is payable at that time.

   The borrowings under the Nexstar senior secured credit facility are guaranteed, jointly and severally, by Nexstar, Bastet and Mission, and by each existing and subsequently acquired or organized subsidiary of the Company.

 The Bastet/Mission Senior Secured Credit Facility

   Concurrently with Nexstar, Bastet and Mission entered into a senior secured credit facility (the "Bastet/Mission credit facility") with a group of commercial banks. The terms provide for the banks to make revolving loans to Bastet and Mission, not to exceed the aggregate commitment of $43.0 million. Bastet and Mission are jointly and severally liable for the outstanding amount of the loan. Nexstar has entered into a guarantor agreement, whereby Nexstar guarantees full payment of any obligations outstanding in the event of Bastet and/or Mission's default. Interest rates associated with the Bastet/Mission credit facility are based, at the option of Bastet and Mission, on the prevailing prime rate plus an applicable margin or the LIBOR rate plus an applicable margin. Interest is fixed for a period ranging from one month to 12 months, depending on availability of the interest basis selected, except if Bastet or Mission selects a prime-based loan, in which case the interest rate will fluctuate during the period as the prime rate fluctuates. Interest is payable periodically based on the type of interest rate selected. In addition, Bastet and Mission are required to pay quarterly commitment fees based on their leverage ratio for that particular quarter on the unused portion of the Bastet/Mission credit facility loan commitment. The Bastet/Mission credit facility is due and payable on the maturity date, January 12, 2007. Any excess amount outstanding at the time of a mandatory reduction is payable at that time.

 Debt Covenants

   The credit agreements described above contain covenants which require the Company to comply with certain financial ratios, capital expenditure and film cash payments and other limits.

 Debt Financing Costs

   As a result of the refinancing described above, during the first quarter 2001, the Company will write off approximately $263,000 in previously capitalized debt financing costs. This amount will be recorded as an extraordinary item, net of income tax benefit.

Capital Contribution

   On January 12, 2001, the Company received $105.0 million in capital contributions from Nexstar Holdings.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of Nexstar Finance, L.L.C., current owner of WCIA-TV/WCFN-TV and WMBD-TV:

   In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' net investment and of cash flows present fairly, in all material respects, the financial position of WCIA-TV/WCFN-TV and WMBD-TV (a division of Midwest Television, Inc.) (the "Company") at May 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 21, 2001

                          WCIA-TV/WCFN-TV AND WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                                 BALANCE SHEETS

                                                   May 31,
                                            ---------------------- November 30,
                                               1999        2000        2000
                                            ----------- ---------- ------------
                                                                   (unaudited)
                  ASSETS
Current assets:
  Cash..................................... $     1,985 $      400  $      400
  Accounts receivable net of allowance for
   doubtful accounts of $205,000, $174,000
   and $174,000 (unaudited), respectively..   4,211,713     25,956          --
  Due from Nexstar Finance, L.L.C..........          --  1,509,960   2,115,523
  Prepaid expenses.........................      87,360     31,537      11,544
  Current portion of broadcast rights......   1,250,906    879,300   2,122,714
                                            ----------- ----------  ----------
    Total current assets...................   5,551,964  2,447,153   4,250,181
                                            ----------- ----------  ----------
Broadcast rights...........................     747,191    448,095     102,751
Property and equipment, net................   3,682,585  2,535,025   2,165,219
Intangible assets, net.....................     283,884    283,586     283,437
                                            ----------- ----------  ----------
    Total assets........................... $10,265,624 $5,713,859  $6,801,588
                                            =========== ==========  ==========

     LIABILITIES AND STOCKHOLDERS' NET
                 INVESTMENT
Current liabilities:
  Accounts payable......................... $   640,926 $       --  $       --
  Accrued wages and salaries...............     663,277         --          --
  Accrued profit-sharing and pension.......     704,252     19,406          --
  Current portion of broadcast rights
   payable.................................   1,255,895    938,770   2,123,190
  Other current liabilities................      80,847     28,340          --
                                            ----------- ----------  ----------
    Total current liabilities..............   3,345,197    986,516   2,123,190
                                            ----------- ----------  ----------
Commitment and contingencies (Note 6)
Broadcast rights payable...................     742,316    412,270     105,750
                                            ----------- ----------  ----------
    Total liabilities......................   4,087,513  1,398,786   2,228,940
Stockholders' net investment...............   6,178,111  4,315,073   4,572,648
                                            ----------- ----------  ----------
    Total liabilities and stockholders' net
     investment............................ $10,265,624 $5,713,859  $6,801,588
                                            =========== ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                          WCIA-TV/WCFN-TV AND WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                            STATEMENTS OF OPERATIONS

                                                                  Six Months Ended
                                  Year Ended May 31,                November 30,
                          ------------------------------------  ----------------------
                             1998         1999         2000        1999        2000
                          -----------  -----------  ----------  ----------  ----------
                                                                     (unaudited)
Revenues (excluding
 trade and barter)......  $22,525,516  $22,978,299  $2,518,278  $2,518,278  $       --
Less: commissions.......   (2,969,092)  (3,043,394)   (320,276)   (320,276)         --
                          -----------  -----------  ----------  ----------  ----------
Net revenues (excluding
 trade and barter)......   19,556,424   19,934,905   2,198,002   2,198,002          --
Trade and barter
 revenues...............    1,296,463    1,479,251   1,268,059     392,249     232,712
Other revenues..........           --           --   4,299,151   1,871,917   2,237,980
                          -----------  -----------  ----------  ----------  ----------
    Total net revenues..   20,852,887   21,414,156   7,765,212   4,462,168   2,470,692
                          -----------  -----------  ----------  ----------  ----------
Expenses:
  Operating.............    7,065,569    7,110,393   1,871,035   1,366,550     577,310
  Selling, general and
   administrative.......    5,580,776    5,752,284     763,551     786,127     311,328
  Amortization of
   broadcast rights.....    3,090,716    3,736,800   3,484,371   1,523,159   1,123,113
  Depreciation and
   amortization.........    1,063,562    1,283,429   1,147,858     573,926     369,955
                          -----------  -----------  ----------  ----------  ----------
    Total operating
     expenses...........   16,800,623   17,882,906   7,266,815   4,249,762   2,381,706
Income before provisions
 for income taxes.......    4,052,264    3,531,250     498,397     212,406      88,986
Provision for income
 taxes..................       60,783       52,968       7,476       3,186       1,335
                          -----------  -----------  ----------  ----------  ---------- ---
Net income..............  $ 3,991,481  $ 3,478,282  $  490,921  $  209,220  $   87,651
                          ===========  ===========  ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                          WCIA-TV/WCFN-TV AND WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                   STATEMENT OF STOCKHOLDERS' NET INVESTMENT

                                                                   Stockholders'
                                                                        Net
                                                                    Investment
                                                                   -------------
Balance at May 31, 1997...........................................   5,618,099
Comprehensive net income:
  Net income......................................................   3,991,481
  Equity adjustment for minimum pension liability.................      24,268
                                                                    ----------
    Total comprehensive net income................................   4,015,749
Net transfers to Midwest Television, Inc..........................  (3,319,526)
                                                                    ----------
Balance at May 31, 1998...........................................   6,314,322
Comprehensive net income:
  Net income......................................................   3,478,282
  Equity adjustment for minimum pension liability.................     (85,784)
                                                                    ----------
    Total comprehensive net income................................   3,392,498
Net transfers to Midwest Television, Inc..........................  (3,528,709)
                                                                    ----------
Balance at May 31, 1999...........................................   6,178,111
Comprehensive net income:
  Net income......................................................     490,921
  Equity adjustment for minimum pension liability.................    (118,150)
                                                                    ----------
    Total comprehensive net income................................     372,771
Net transfers to Midwest Television, Inc..........................  (2,235,809)
                                                                    ----------
Balance at May 31, 2000...........................................   4,315,073
Comprehensive net income (unaudited):
  Net income (unaudited)..........................................      87,651
  Equity adjustment for minimum pension liability (unaudited).....     209,371
                                                                    ----------
    Total comprehensive net income (unaudited)....................     297,022
Net transfers to Midwest Television, Inc. (unaudited).............     (39,447)
                                                                    ----------
Balance at November 30, 2000 (unaudited)..........................  $4,572,648
                                                                    ==========




   The accompanying notes are an integral part of these financial statements.

                          WCIA-TV/WCFN-TV AND WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                            STATEMENTS OF CASH FLOWS

                                                              Six Months Ended
                                Year Ended May 31,              November 30,
                         ----------------------------------  --------------------
                            1998        1999        2000        1999       2000
                         ----------  ----------  ----------  ----------  --------
                                                                 (unaudited)
Cash flows from
 operating activities:
 Net income............  $3,991,481  $3,478,282  $  490,921  $  209,220  $ 87,651
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
  Loss on sale of
   property and
   equipment...........       3,258      12,477          --          --        --
  Depreciation.........   1,063,264   1,283,130   1,147,560     573,777   369,806
  Amortization of
   intangible assets...         298         299         298         149       149
  Amortization of
   broadcasting rights,
   excluding barter....   1,944,703   2,434,722   2,270,030   1,142,727   890,411
  Payments for
   broadcasting
   rights..............  (1,959,982) (2,273,055) (2,246,399) (1,101,441) (910,581)
  Changes in assets and
   liabilities:
  Increase in due from
   Nexstar Finance,
   L.L.C...............          --          --  (1,509,960) (3,887,253) (605,563)
  (Increase) decrease
   in accounts
   receivable..........    (514,268)    129,226   4,185,757   4,070,356    25,956
  Decrease (increase)
   in prepaid
   expenses............      39,130        (240)     55,823      15,836    19,993
  (Increase) decrease
   in prepaid pension
   benefit.............          --          --          --      (6,349)  189,965
  Increase (decrease)
   in accounts
   payable.............     247,679      66,363    (640,926)   (591,235)       --
  Increase (decrease)
   in accrued wages and
   salaries............      52,551      44,846    (663,277)   (302,499)       --
  Decrease (increase)
   in accrued profit
   sharing and
   pension.............     (77,244)     34,207    (803,096)   (704,252)       --
  Decrease in other
   current
   liabilities.........     (30,362)    (86,176)    (52,507)    (59,493)  (28,340)
  Increase (decrease)
   in equipment
   payable.............     549,529    (549,529)         --          --        --
                         ----------  ----------  ----------  ----------  --------
   Net cash provided by
    (used in) operating
    activities.........   5,310,037   4,574,552   2,234,224    (640,457)   39,447
                         ----------  ----------  ----------  ----------  --------
Cash flows from
 investing activities:
  Capital
   expenditures........  (1,990,511) (1,045,358)         --          --        --
                         ----------  ----------  ----------  ----------  --------
   Net cash used in
    investing
    activities.........  (1,990,511) (1,045,358)         --          --        --
                         ----------  ----------  ----------  ----------  --------
Cash flows from
 financing activities:
  Net transfers (to)
   from Midwest
   Television, Inc.....  (3,319,526) (3,528,709) (2,235,809)    641,714   (39,447)
                         ----------  ----------  ----------  ----------  --------
   Net cash (used in)
    provided by
    financing
    activities.........  (3,319,526) (3,528,709) (2,235,809)    641,714   (39,447)
                         ----------  ----------  ----------  ----------  --------
Net increase (decrease)
 in cash...............          --         485      (1,585)      1,257        --
Cash at beginning of
 period................       1,500       1,500       1,985       1,985       400
                         ----------  ----------  ----------  ----------  --------
Cash at end of period..  $    1,500  $    1,985  $      400  $    3,242  $    400
                         ==========  ==========  ==========  ==========  ========

   The accompanying notes are an integral part of these financial statements.

                              WCIA-TV and WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS


1. Organization and Business Operations
   WCIA-TV/WCFN-TV and WMBD-TV (the "Company"), a division of Midwest Television, Inc. ("Midwest"), currently owns, operates and programs two television stations, WCIA-TV and WMBD-TV, affiliated with Columbia Broadcasting System ("CBS") in the Champaign, Illinois and Peoria, Illinois broadcast areas, respectively. WCFN-TV is currently being used by the Company as a conduit to simulcast, and therefore strengthen, the WCIA-TV signal in the broadcast market. In November 1998, Midwest adopted a plan to sell the Company to Nexstar Broadcasting of Illinois, L.L.C. ("Nexstar"). In connection with the proposed sale, Midwest entered into a Time Brokerage Agreement ("TBA") with Nexstar, effective July 15, 1999, whereby Nexstar effectively became the operator of the Company's television stations. Pursuant to the agreement, the Company was paid a TBA fee of $125,000 per month through closing. Additionally, the Company received reimbursements for certain operating expenses, including program payments. On January 12, 2001 Nexstar purchased the assets of the stations for approximately $108.0 million, at which time the TBA terminated. At closing, Nexstar also paid the full amount of the TBA fee.

   Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations, except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements include the accounts of WCIA-TV/WCFN-TV and WMBD-TV, a division of Midwest. The accounts have been prepared using Midwest's historical bases in the assets and liabilities and the historical results of operations of the Company. Changes in stockholders' net investment represent Midwest's transfer of its net investment in the Company, after giving effect to the net earnings of the Company plus net cash transfers to Midwest and other transfers from Midwest.

   The financial statements include allocations of certain Midwest corporate expenses, including wages, rent, group insurance, profit sharing, audit and tax expenses. The expense allocations have been determined on a basis that the Company and Midwest considered to be a reasonable reflection of the utilization of services provided to or benefit received by the Company. However, the financial information included herein may not reflect the financial position of the Company in the future or what it would have been had the Company been a separate stand-alone entity during the periods presented.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosures for contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include those relating to the allowance for doubtful accounts, the recoverability of broadcast program rights and the useful lives of intangible assets. Actual results could differ from those estimates.

                              WCIA-TV and WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)


2. Summary of Significant Accounting Policies (Continued)


Cash and Cash Equivalents

   The Company considers all highly liquid investments in debt securities purchased with an original maturity of ninety days or less to be cash equivalents. The Company did not have any such investments at May 31, 1998, 1999 and 2000 or at November 30, 1999 and 2000.

Concentration of Credit Risk

   Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of accounts receivable. A significant portion of the Company's accounts receivable are due from local and national advertising agencies as well as direct advertisers. Such accounts are generally unsecured. The Company has not experienced significant losses related to receivables from individual customers or by geographical area. Additionally, the Company maintains reserves for potential credit losses.

Revenue Recognition

   Advertising revenues are recognized in the period during which the time spots are aired. Revenues from other sources which may include income from production and other similar activities from time to time, are recognized in the period during which the goods or services are provided.

   Other revenues consist of income relating to TBA fees and reimbursable expenses recognized during the TBA period with Nexstar. Reimbursable expenses are recognized when incurred.

Trade and Barter Transactions

   The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense or capitalized when received or used.

   The Company barters advertising time for certain program material. These transactions are recorded at management's estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods.

Broadcast Rights and Broadcast Rights Payable

   Broadcast rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or usage, whichever is greater. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

Property and Equipment

   Purchased property and equipment is stated on the basis of cost. Time trade transactions are stated at estimated fair value at the date they are entered into. Expenditures for renewals and improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to income when incurred.

                              WCIA-TV and WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS


2. Summary of Significant Accounting Policies (Continued)

   Depreciation is calculated by using straight-line and accelerated methods over the estimated useful lives of the assets ranging from 5 to 39 years.

Long-Lived Assets

   The Company evaluates the recoverability of its tangible and intangible assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related intangible assets may be less than previously anticipated. If the net book value of the related intangible asset exceeds the fair value of the intangible asset, the carrying value would be reduced to its fair value, which is measured as the present value of its expected future cash flows and an impairment loss would be recognized. The Company did not recognize any impairment loss for the years ended May 31, 1998, 1999 and 2000.

Intangible Assets

   Intangible assets represent the estimated fair value of both identifiable intangible assets and goodwill resulting primarily from the acquisition of the Company by Midwest. Identifiable intangible assets include FCC broadcast licenses and network affiliation agreements which are being amortized on a straight-line basis over periods ranging from 1 to 15 years.

   Goodwill is the excess of the purchase price over the fair value of the net assets acquired. The Company's goodwill and other intangible assets acquired prior to November 1, 1970 of $275,850 are not currently being amortized, as the Company believes there has been no diminution of value. Generally accepted accounting principles require intangible assets acquired after November 1, 1970 to be amortized over their estimated useful lives not to exceed 40 years. The Company purchased a FCC license after November 1, 1970 for $11,940 which is being amortized on a straight-line basis over a 40-year period.

Pension Plan

   Pension costs recorded as charges to operations include actuarially determined current service costs and an amount equivalent to amortization of prior service costs in accordance with the provisions set forth in SFAS No. 87, "Employer's Accounting for Pensions." This plan was terminated on October 31, 2000.

Advertising Expense

   The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $261,298, $286,083 and $12,016 for the years ended May 31, 1998, 1999 and 2000, respectively.

Financial Instruments

   The carrying amount of cash, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature.

Unaudited Interim Financial Information

   The balance sheet as of November 30, 2000 and the statements of operations and cash flows for the six months ended November 30, 1999 and 2000 included herein are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of these financial statements have been included. Such adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

                              WCIA-TV and WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS


2. Summary of Significant Accounting Policies (Continued)

Income Taxes

   Historically, the results of the Company's operations have been included in the federal and state tax returns of Midwest. The income tax expense included in these financial statements has been calculated as if the operations of the Company were not eligible to be included in Midwest's tax returns but as if the Company were a stand-alone taxpayer.

   Midwest has elected to be treated as a small business corporation under the provisions of section 1371 of the Internal Revenue Code. With the exception of the Illinois replacement tax, all federal and state tax liabilities relating to the Company's taxable income are borne by the individual stockholders of Midwest. Midwest is liable for the Illinois replacement tax. The Illinois replacement tax relating to the operations of the Company have been recorded in the stockholder's net investment account. No amounts relating to deferred taxes have been recorded in the Company's financial statements.

Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." Subsequently, SFAS No. 133 was amended in July 1999 by the issuance of Statement of Accounting Standards Nos. 137 and 138. These statements modify the provisions and effective date of SFAS No. 133. SFAS No. 133, as amended, is effective for fiscal quarters beginning after January 1, 2001 for the Company and its adoption is not expected to have a material impact on the Company's financial position or results of operations.

   In December 1999, the Securities and Exchange Commission ("SEC") released Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," as amended by SAB 101B, which is effective no later than the year ended December 31, 2000. The bulletin clarifies the Securities and Exchange Commission's views regarding recognition of revenue. The Company adopted SAB 101 during the second quarter of fiscal year 2001. The application of the guidance in SAB 101 had no material impact on the Company's results of operations.

3. Property and Equipment

                                       Estimated            May 31,
                                      Useful Life  --------------------------
                                        (years)        1999          2000
                                     ------------- ------------  ------------
     Buildings and building
      improvements..................     31-39     $  1,982,352  $  1,982,352
     Land and land improvements.....      --            134,363       134,363
     Leasehold improvements......... term of lease      840,189       840,189
     Studio equipment...............       5         11,887,638    11,887,638
     Transmission equipment.........     5-15         5,574,164     5,574,164
     Office equipment and
      furniture.....................      5-7         1,440,557     1,440,557
     Vehicles.......................       5            782,823       782,823
                                                   ------------  ------------
                                                     22,642,086    22,642,086
     Less: accumulated
      depreciation..................                (18,959,501)  (20,107,061)
                                                   ------------  ------------
     Property and equipment, net of
      accumulated depreciation......               $  3,682,585  $  2,535,025
                                                   ============  ============

                              WCIA-TV and WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS


3. Property and Equipment (Continued)

   There was no increase in gross property and equipment after May 31, 1999 due to the fact that Midwest entered into the TBA with Nexstar (Note 1).

4. Intangible Assets

                                                Estimated       May 31,
                                               Useful Life ------------------
                                                 (years)     1999      2000
                                               ----------- --------  --------
     Network affiliation agreement............     40      $226,215  $226,215
     FCC license..............................     40        34,575    34,575
     Goodwill.................................     15        27,000    27,000
                                                           --------  --------
                                                            287,790   287,790
     Less: accumulated amortization...........               (3,906)   (4,204)
                                                           --------  --------
     Intangible assets, net of accumulated
      amortization............................             $283,884  $283,586
                                                           ========  ========

5. Accrued Profit Sharing and Pensions

                                                                  May 31,
                                                              ----------------
                                                                1999    2000
                                                              -------- -------
     Accrued profit sharing.................................. $578,322 $    --
     Accrued pension cost....................................  125,930  19,406
                                                              -------- -------
                                                              $704,252 $19,406
                                                              ======== =======

6. Commitments and Contingencies

Broadcast Rights Commitments

   Broadcast rights acquired for cash and barter under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from unavailable current and future broadcast license commitments outstanding are as follows at May 31, 2000:

     2001.......................................................... $1,437,900
     2002..........................................................  1,676,289
     2003..........................................................    679,484
     2004..........................................................    380,940
     2005..........................................................    387,808
     Thereafter....................................................     97,331
                                                                    ----------
     Future minimum payments for unavailable cash broadcast
      rights....................................................... $4,659,752
                                                                    ==========

   Unavailable broadcast rights commitments represent obligations to acquire cash and barter program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

Lease Commitments

   The Company leases equipment, vehicles, antennae sites, studio and other operating equipment under noncancelable operating lease arrangements expiring through 2004. Charges to operations for such leases

                              WCIA-TV and WMBD-TV
                   (A DIVISION OF MIDWEST TELEVISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS

6. Commitments and Contingencies (Continued)

aggregated $253,685, $259,661 and $16,037 for the years ended May 31, 1998, 1999 and 2000, respectively, and $110,100 for the unaudited six months ended November 30, 1999 and 2000.

7. Employee Benefit Plans

   Midwest has adopted a defined contribution plan, which covers substantially all of its employees of WCIA-TV. Midwest had adopted a 401(k) plan for non-union employees of WMBD-TV. On June 11, 1999, Midwest resolved to terminate the defined contribution plan and the 401(k) plan. Contributions by the Company to both the defined contribution plan for WCIA-TV and the 401(k) plan for WMBD-TV are at the discretion of the Midwest's Board of Directors. The Company made no contributions and recognized no contribution expense related to the 401(k) plan or the defined contribution plan for the year ended May 31, 1998, 1999 and 2000 and for the unaudited six months ended November 30, 2000.

   Midwest also sponsors a defined benefit pension plan for non-union employees of WMBD-TV. On June 11, 1999, Midwest resolved to freeze the defined benefit plan. As of October 31, 2000, the plan was terminated and all benefit plan liabilities were settled.

   The following tables provide a reconciliation of the pension plan obligations and the value of plan assets:

                                                                   Six Months
                                            Year Ended May 31,        Ended
                                           ----------------------   November
                                              1999        2000      30, 2000
                                           ----------  ----------  -----------
                                                                   (unaudited)
Change in Benefit Obligation
Benefit obligation at beginning of year..  $1,327,791  $1,435,692  $ 1,561,438
Service cost.............................      72,302       7,464           --
Interest cost............................     103,744     102,059       43,030
Benefits paid............................     (67,908)    (64,488)     (28,214)
Actuarial (gain) loss....................        (237)    319,388           --
Curtailment..............................          --    (238,677)          --
Settlement...............................          --          --   (1,576,254)
                                           ----------  ----------  -----------
Benefit obligation at end of year........  $1,435,692  $1,561,438  $        --
                                           ==========  ==========  ===========

Change in Plan Assets
Fair value of plan assets at beginning of
 year....................................  $1,152,335  $1,208,654  $ 1,542,032
Employer contributions...................      84,630     175,000       98,626
Plan participants' contributions.........          --          --           --
Actual return on plan assets.............      39,599     222,865       64,266
Benefits paid............................     (67,908)    (64,487)     (28,214)
Acquisition..............................          --          --   (1,676,710)
                                           ----------  ----------  -----------
Fair value of plan assets at end of
 year....................................  $1,208,656  $1,542,032  $        --
                                           ==========  ==========  ===========

Statement of Funded Status
Funded status............................    (227,036) $  (19,406)          --
Unrecognized prior service cost..........     (39,599)         --           --
Unrecognized transition obligation
 (asset).................................     (55,588)         --           --
Unrecognized actuarial (gain) loss.......     287,515     209,371           --
                                           ----------  ----------  -----------
Net amount recognized....................  $  (34,708) $  189,965  $        --
                                           ==========  ==========  ===========

                              WCIA-TV and WMBD-TV
                    (A DIVISION OF MIDWEST TELEVISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS


7. Employee Benefit Plans (Continued)

   The following table provides the amounts recognized in the balance sheet:

                                                                  Six Months
                                            Year Ended May 31,      Ended
                                            -------------------  November 30,
                                              1999       2000        2000
                                            ---------  --------  ------------
                                                                 (unaudited)
     Amounts recognized in the balance
      sheet consist of:
     Accrued benefit liability............. $(125,930) $(19,406)     $--
     Accumulated other comprehensive
      income...............................    91,222   209,371       --
                                            ---------  --------      ---
     Net amount recognized................. $ (34,708) $189,965      $--
                                            =========  ========      ===

   The assumptions used in measuring the Company's benefit plan obligations are as follows:

                                                      Year Ended     Six Months
                                                        May 31,        Ended
                                                      ------------  November 30,
                                                      1999   2000       2000
                                                      -----  -----  ------------
                                                                    (unaudited)
     Weighted-average assumptions as of May 31:
       Discount rate.................................  7.50%  6.75%     6.75%
       Expected return on plan assets................ 10.00% 10.00%    10.00%
       Rate of compensation increase.................  5.00%  5.00%     5.00%

   The following table provides the components of net periodic benefit cost for the plan:

                                                                    Six Months
                                       Year Ended May 31,             Ended
                                  -------------------------------  November 30,
                                    1998       1999       2000         2000
                                  ---------  ---------  ---------  ------------
                                                                   (unaudited)
Components of net periodic
 benefit cost:
  Service cost................... $  62,175  $  72,302  $   7,464    $     --
  Interest cost..................    94,272    103,744    102,059      43,030
  Expected return on plan
   assets........................  (100,166)  (118,026)  (112,849)    (64,266)
  Amortization of prior service
   cost..........................    (6,150)    (3,630)       389       1,479
  Amortization of transition
   obligation (asset)............    (3,630)     4,747       (303)         --
  Amortization of unrecognized
   (gain) loss...................     5,888     (6,150)      (511)         --
                                  ---------  ---------  ---------    --------
  Net periodic benefit cost...... $  52,389  $  52,987  $  (3,751)   $(19,757)
                                  =========  =========  =========    ========
  FAS 88 (income) expense........ $      --  $      --  $ (45,923)   $308,349
                                  =========  =========  =========    ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of Nexstar Finance, L.L.C., current owner of Shooting Star Broadcasting/KTAB-TV, LP:

   In our opinion, the accompanying balance sheet and the related statement of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of Shooting Star Broadcasting/KTAB-TV, LP (the "Company") at December 31, 1998 and April 30, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and the four months ended April 30, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 21, 2001

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

                                 BALANCE SHEETS

                                                        December 31, April 30,
                                                            1998        1999
                                                        ------------ ----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................  $  168,654  $   86,718
  Accounts receivable, net of allowance for doubtful
   accounts of $13,027 and $16,761, respectively.......     926,129     821,256
  Current portion of broadcast rights..................     238,188     156,906
  Prepaid expenses and other current assets............      14,761       5,349
                                                         ----------  ----------
    Total current assets...............................   1,347,732   1,070,229
Property and equipment, net............................   2,972,090   2,865,687
Intangible assets, net.................................   4,005,472   3,903,423
Broadcast rights.......................................      31,589      24,863
Other assets...........................................       7,431       7,431
                                                         ----------  ----------
    Total assets.......................................  $8,364,314  $7,871,633
                                                         ==========  ==========

            LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Current portion of bank debt.........................  $  400,000  $  450,000
  Current portion of capital lease obligation..........      13,395      13,989
  Current portion of broadcast rights payable..........     232,658     150,653
  Accounts payable.....................................     120,169     175,879
  Accrued expenses.....................................      73,094      81,072
                                                         ----------  ----------
    Total current liabilities..........................     839,316     871,593
Bank debt..............................................   3,000,000   2,850,000
Capital lease obligation...............................      39,054      34,188
Broadcast rights payable...............................      19,115      10,375
                                                         ----------  ----------
    Total liabilities..................................   3,897,485   3,766,156
                                                         ----------  ----------
Commitments and contingencies (Note 7)
Members' equity:
Contributed capital....................................   4,000,100   3,750,100
Retained earnings......................................     466,729     355,377
                                                         ----------  ----------
    Total members' equity..............................   4,466,829   4,105,477
                                                         ----------  ----------
    Total liabilities and members' equity..............  $8,364,314  $7,871,633
                                                         ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

                            STATEMENTS OF OPERATIONS

                                                                       Four
                                                                      Months
                                                        Year Ended    Ended
                                                       December 31, April 30,
                                                           1998        1999
                                                       ------------ ----------
Revenues (excluding trade and barter).................  $4,729,446  $1,463,951
Less: commissions.....................................    (849,249)   (260,846)
                                                        ----------  ----------
Net revenues (excluding trade and barter).............   3,880,197   1,203,105
Trade and barter revenues.............................     100,140      34,270
                                                        ----------  ----------
    Total net revenues................................   3,980,337   1,237,375
                                                        ----------  ----------
Expenses:
  Operating...........................................     988,836     355,085
  Selling, general and administrative.................   1,287,039     560,425
  Amortization of broadcast rights....................     300,698     105,768
  Depreciation........................................     413,584     140,654
  Amortization of intangible assets...................     306,151     102,049
                                                        ----------  ----------
                                                         3,296,308   1,263,981
                                                        ----------  ----------
    Income (loss) from operations.....................     684,029     (26,606)
Interest expense, net.................................    (339,946)    (84,746)
                                                        ----------  ----------
Net income (loss).....................................  $  344,083  $ (111,352)
                                                        ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

                    STATEMENT OF CHANGES IN MEMBERS' EQUITY

                               Class A             Class B          Class C                    Total
                         --------------------  ----------------  ---------------  Retained    Members
                          Units      Amount    Units    Amount   Units   Amount   Earnings     Equity
                         --------  ----------  ------  --------  ------  -------  ---------  ----------
Balance at December 31,
 1997................... 3,463.78  $3,463,789  526.31  $526,311  10,000  $10,000  $ 122,646  $4,122,746
  Net income............       --          --      --        --      --       --    344,083     344,083
                         --------  ----------  ------  --------  ------  -------  ---------  ----------
Balance at December 31,
 1998................... 3,463.78   3,463,789  526.31   526,311  10,000   10,000    466,729   4,466,829
  Repurchase and
   retirement of equity
   units................  (173.18)   (216,489) (26.31)  (32,911)   (500)    (600)        --    (250,000)
  Net loss..............       --          --      --        --      --       --   (111,352)   (111,352)
                         --------  ----------  ------  --------  ------  -------  ---------  ----------
Balance at April 30,
 1999................... 3,290.60  $3,247,300  500.00  $493,400   9,500  $ 9,400  $ 355,377  $4,105,477
                         ========  ==========  ======  ========  ======  =======  =========  ==========



   The accompanying notes are an integral part of these financial statements.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

                            STATEMENTS OF CASH FLOWS

                                                                     Four Months
                                                        Year Ended      Ended
                                                       December 31,   April 30,
                                                           1998         1999
                                                       ------------  -----------
Cash flows from operating activities:
 Net income (loss).................................... $   344,083    $(111,352)
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation of property and equipment..............     413,584      140,654
  Amortization of intangible assets...................     306,151      102,049
  Amortization of broadcast rights, net of barter.....     224,568       80,125
  Payments for broadcast rights.......................    (240,690)     (82,862)
 Changes in assets and liabilities:
  (Increase) decrease in accounts receivable..........    (150,495)     104,873
  (Increase) decrease in prepaid expenses and other
   current assets.....................................        (824)       9,412
  Increase in accounts payable........................      14,620       55,710
  Increase in accrued expenses........................       9,292        7,978
                                                       -----------    ---------
    Net cash provided by operating activities.........     920,289      306,587
                                                       -----------    ---------
Cash flows from investing activities:
 Additions to property and equipment..................     (49,724)     (34,251)
                                                       -----------    ---------
    Net cash used for investing activities............     (49,724)     (34,251)
                                                       -----------    ---------
Cash flows from financing activities:
 Repayment of promissory note to limited partner......    (698,481)          --
 Repayment of bank debt...............................    (400,000)    (100,000)
 Cash payment for capital leases......................     (11,761)      (4,272)
 Repurchase and retirement of equity units............          --     (250,000)
                                                       -----------    ---------
    Net cash used for financing activities............  (1,110,242)    (354,272)
                                                       -----------    ---------
Net decrease in cash..................................    (239,677)     (81,936)
Cash at beginning of period...........................     408,331      168,654
                                                       -----------    ---------
Cash at end of period................................. $   168,654    $  86,718
                                                       ===========    =========
Supplemental schedule of noncash activities:
 Cash paid for interest............................... $   347,788    $  67,547
                                                       ===========    =========

   The accompanying notes are an integral part of these financial statements.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

                         NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

   Shooting Star Broadcasting/KTAB-TV, LP (the "Company") was organized as a limited partnership on January 31, 1997, by and among the following entities:
Shooting Star KTAB Inc., a Delaware corporation, as general partner; Shooting Star Inc., a Delaware corporation, and Shamrock Holdings Inc., a Texas corporation, both as limited partners. The Company operates a Columbia Broadcasting System ("CBS") television affiliate for the Abilene, Texas broadcast area. The Company's financial and tax reporting year-end is December 31.

   In 1999, Nexstar Broadcasting of Abilene, L.L.C., a wholly-owned indirect subsidiary of Nexstar Broadcasting Group, L.L.C., ("Nexstar") acquired substantially all of the assets of the Company from the partners described above for approximately $17.3 million. These financial statements do not give effect to the purchase transaction.

   Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations, except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

2. Summary of Significant Accounting Policies

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include those relating to the allowance for doubtful accounts, the recoverability of broadcast program rights and the useful lives of intangible assets. Actual results may vary from estimates used.

Cash and Cash Equivalents

   The Company considers all highly liquid investments in debt securities purchased with an original maturity of ninety days or less to be cash equivalents.

Concentration of Credit Risk

   Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of cash investments and accounts receivable. The Company invests primarily in high quality debt securities with original maturities of ninety days or less. Accordingly, these investments are subject to minimal credit and market risk. The Company maintained cash in excess of federally insured deposits at a financial institution on December 31, 1998. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. A significant portion of the Company's accounts receivable are due from local and national advertising agencies. Such accounts are generally unsecured. The Company has not experienced significant losses related to receivables from individual customers or by geographical area. Additionally, the Company maintains reserves for potential credit losses.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

   Advertising revenues are recognized in the period during which the time spots are aired. Revenues from other sources, which may include income from production and other similar activities from time to time, are recognized in the period during which the goods or services are provided.

Trade and Barter Transactions

   The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense or capitalized when received or used.

   The Company barters advertising time for certain program material. These transactions are recorded at management's estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods.

Broadcast Rights and Broadcast Rights Payable

   Broadcast rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or usage, whichever is greater. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

Property and Equipment

   Purchased property and equipment is stated at the basis of cost. Time trade transactions are stated at estimated fair value at the date they are entered into. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets ranging from 5 to 40 years.

Intangible Assets

   Intangible assets represent the estimated fair value of identifiable intangible assets resulting from the acquisition of the Company from Shamrock Holdings, Inc. in September 1996. Identifiable intangible assets include FCC broadcast licenses, and network affiliation agreements and are being amortized on a straight-line basis over a period of 15 years. No goodwill was recorded at the time of the acquisition.

Long-Lived Assets

   The Company evaluates the recoverability of its tangible and intangible assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related asset exceeds the fair value of the asset, the carrying value would be reduced to its fair value, which is measured as the present value of its expected future cash flows and an impairment loss would be recognized. The Company did not recognize any impairment loss for the year ended December 31, 1998 and the four months ended April 30, 1999.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

2. Summary of Significant Accounting Policies (Continued)

Advertising Expense

   The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $17,482 and $6,593 for the year ended December 31, 1998 and the four months ended April 30, 1999, respectively.

Financial Instruments

   The carrying amount of cash, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature. The interest rates on substantially all of the Company's bank borrowings are adjusted regularly to reflect current market rates. Accordingly, the carrying amount of the Company's short-term and long-term borrowings also approximates fair value.

Accounting for Income Taxes

   The Company is organized as a limited partnership that is treated as such for income tax purposes. The financial statements of the partnership do not include any provision for federal or state income taxes. All Company income, losses, tax credits and deductions are allocated among the partners. Each partner is responsible for reporting its distributed share of company results in its federal and state income tax returns.

3. Property and Equipment

                                           Estimated
                                          Useful Life December 31, April 30,
                                            (years)       1998        1999
                                          ----------- ------------ ----------
     Land and land improvements..........   N/A--40    $1,209,772  $1,209,772
     Buildings and building
      improvements.......................     40          440,000     440,000
     Studio equipment....................      5          853,944     857,422
     Transmission equipment..............    5--25        806,070     821,605
     Office equipment and furniture......    5--7         193,827     209,065
     Vehicles............................      5          101,785     101,785
                                                       ----------  ----------
                                                        3,605,398   3,639,649
     Less: accumulated depreciation......                (633,308)   (773,962)
                                                       ----------  ----------
     Property and equipment, net of
      accumulated depreciation...........              $2,972,090  $2,865,687
                                                       ==========  ==========

   Property and equipment include $71,171 at December 31, 1998 and April 30, 1999 of office equipment and furniture acquired under capital lease agreements. The related accumulated amortization is $20,509 and $25,259 at December 31, 1998 and April 30, 1999, respectively.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

4. Intangible Assets

                                            Estimated
                                             useful
                                              life    December 31, April 30,
                                             (years)      1998        1999
                                            --------- ------------ ----------
     Network affiliation agreement.........    15      $3,181,554  $3,181,554
     FCC license...........................    15       1,410,707   1,410,707
                                                        4,592,261   4,592,261
                                                       ----------  ----------
     Less: accumulated amortization........              (586,789)   (688,838)
                                                       ----------  ----------
     Intangible assets, net of accumulated
      amortization.........................            $4,005,472  $3,903,423
                                                       ==========  ==========

5. Debt

   Long term debt consists of the following:

                                                         December
                                                            31,      April 30,
                                                           1998         1999
                                                        -----------  ----------
     Note payable to bank.............................. $ 3,400,000  $3,300,000
     Less: current portion.............................    (400,000)   (450,000)
                                                        -----------  ----------
                                                        $ 3,000,000  $2,850,000
                                                        ===========  ==========

Bank Debt

   On January 31, 1997, the Company and Shooting Star KTAB, Inc., its general partner, entered into a credit agreement with a bank. The terms of the agreement include provisions for a term loan and a revolving line of credit of $4.0 million and $500,000, respectively. The outstanding balance of the debt was repaid at the time of the sale to Nexstar.

   All borrowings bear interest at the base rate, or Eurodollar rate, plus the applicable margin (approximately 7.8% at April 30, 1999), as defined in the credit agreement. Accrued interest is payable each calendar quarter. The term loan is payable in variable quarterly installments commencing September 1997 and continuing through March 2002, when the remaining outstanding balance plus accrued interest is payable in full. The revolving line of credit is payable in full, plus accrued interest on the maturity date, in March 2002. The revolving line of credit is subject to mandatory reductions. Any amount outstanding above the maximum allowed at the time of a reduction becomes immediately due and payable. The Company did not have any balance outstanding on the line of credit at December 31, 1998 or April 30, 1999.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

5. Debt (Continued)

Promissory Note to Limited Partner

   On January 30, 1998 the Company repaid a promissory note to Shamrock Holdings, Inc., a limited partner, issued pursuant to the terms of an asset purchase agreement, dated September 18, 1996. Total principal of $663,575 and accrued interest of $34,906 was repaid.

   The scheduled maturities of the Company's bank debt are summarized as follows:

     Twelve months ending April 30,
     2000........................................................... $  450,000
     2001...........................................................    650,000
     2002...........................................................  2,200,000
     2003...........................................................         --
     2004...........................................................         --
     Thereafter.....................................................         --
                                                                     ----------
                                                                     $3,300,000
                                                                     ==========

Debt Covenants

   The credit agreement contains covenants which require the Company to comply with certain financial ratios, capital expenditure and other limits. Covenants are formally calculated periodically in accordance with the terms of the credit agreement. The Company was in compliance with all covenants at April 30, 1999.

Guaranty

   The Company and its general partner unconditionally and irrevocably guaranty the full and punctual payment of principal and interest in the event of default by the Company.

6. Members' Equity

   The Company has authorized three classes of equity units: Class A units ("Class A Units"), Class B units ("Class B Units") and Class C units ("Class C Units") (collectively, the "Units"). Each class of Units represents a fractional part of the membership interests of the Company and has the rights and obligations specified in the Company's limited partnership agreement.

   Profits and losses are allocated in order of priority of each class of Units as outlined in the Company's limited partnership agreement.

   On January 28, 1999, the Company repurchased 173.18, 26.31 and 500 Class A, B and C Units for $250,000 from Shamrock Holdings, Inc., a limited partner.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

7. Commitments and Contingencies

Broadcast Rights Commitments

   Broadcast rights acquired for cash and barter under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from unavailable current and future broadcast license commitments outstanding are as follows:

     Twelve months ending April 30,
     2000............................................................. $301,420
     2001.............................................................  211,377
     2002.............................................................  163,147
     2003.............................................................  146,084
     2004.............................................................  121,131
     Thereafter.......................................................   40,646
                                                                       --------
     Future minimum payments for unavailable cash broadcast rights.... $983,805
                                                                       ========

   Unavailable broadcast rights commitments represent obligations to acquire cash and barter program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

Operating and Capital Leases

   The Company leases office space, vehicles, antennae sites, studio and other operating equipment under noncancelable capital and operating lease arrangements expiring through 2004. Charges to operations for such leases aggregated $9,579 and $2,925 for the year ended December 31, 1998 and the four months ended April 30, 1999, respectively. Future minimum lease payments under these leases are as follows:

                                                           Capital    Operating
                                                            Lease       Lease
                                                         Obligations Obligations
                                                         ----------- -----------
     Twelve months ending April 30,
     2000...............................................  $ 19,476     $ 8,165
     2001...............................................    19,476       7,586
     2002...............................................    16,016       3,466
     2003...............................................     3,728       2,572
     2004...............................................        --       2,572
                                                          --------     -------
                                                            58,696     $24,361
                                                          ========     =======
     Less amount representing interest..................   (10,519)
                                                          --------
     Present value of minimum lease payments............  $ 48,177
                                                          ========

Litigation

   From time to time, the Company is involved with claims that arise out of the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial statements of the Company.

                     SHOOTING STAR BROADCASTING/KTAB-TV, LP

8. Employee Benefit Plan

   The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Contributions to the 401(k) Plan may be made at the discretion of the Company. Through April 30, 1999, the Company had not elected to make such contributions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of Nexstar Finance, L.L.C., current owner of WROC-TV:

   In our opinion, the accompanying balance sheet and the related statement of operations, of changes in stockholder's net investment and of cash flows present fairly, in all material respects, the financial position of WROC-TV (a division of STC Broadcasting, Inc.) (the "Company") at March 31, 1999, and the results of its operations and its cash flows for the three months then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 21, 2001

                                    WROC-TV
                     (A DIVISION OF STC BROADCASTING, INC.)

                                 BALANCE SHEET

                                                                     March 31,
                                                                       1999
                                                                    -----------
                              ASSETS
Current assets:
  Cash............................................................. $   226,585
  Accounts receivable, net of allowance for doubtful accounts of
   $70,000.........................................................   2,121,637
  Current portion of broadcast rights..............................     846,474
  Prepaid expenses.................................................     151,883
                                                                    -----------
    Total current assets...........................................   3,346,579
Property and equipment, net........................................   5,908,860
Broadcast rights...................................................      13,001
Intangible assets, net.............................................  34,676,496
                                                                    -----------
    Total assets................................................... $43,944,936
                                                                    ===========

           LIABILITIES AND STOCKHOLDER'S NET INVESTMENT
Current liabilities:
  Accounts payable................................................. $   170,385
  Accrued expenses.................................................     123,149
  Accrued payroll expense..........................................     138,209
  Current portion of broadcast rights payable......................   1,112,401
  Deferred revenue.................................................       8,186
                                                                    -----------
    Total current liabilities......................................   1,552,330
Broadcast rights payable...........................................      13,001
                                                                    -----------
    Total liabilities..............................................   1,565,331
                                                                    -----------
Commitments and contingencies (Note 6)
Stockholder's net investment.......................................  42,379,605
                                                                    -----------
    Total liabilities and stockholder's net investment............. $43,944,936
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                                    WROC-TV
                     (A DIVISION OF STC BROADCASTING, INC.)

                            STATEMENT OF OPERATIONS

                                                                   Three Months
                                                                      Ended
                                                                    March 31,
                                                                       1999
                                                                   ------------
Revenues (excluding trade and barter).............................  $2,780,893
Less: commissions.................................................    (283,241)
                                                                    ----------
Net revenues (excluding trade and barter).........................   2,497,652
Trade and barter revenues.........................................     301,528
                                                                    ----------
    Total net revenues............................................   2,799,180
                                                                    ----------
Expenses:
  Operating.......................................................     773,549
  Selling, general and administrative.............................     801,404
  Amortization of broadcast rights................................     855,613
  Amortization of intangible assets...............................     662,682
  Depreciation....................................................     284,794
                                                                    ----------
                                                                     3,378,042
                                                                    ----------
Loss before provision for income taxes............................    (578,862)
                                                                    ----------
Income tax expense................................................        (106)
                                                                    ----------
Net loss..........................................................  $ (578,968)
                                                                    ==========


   The accompanying notes are an integral part of these financial statements.

                                    WROC-TV
                     (A DIVISION OF STC BROADCASTING, INC.)

              STATEMENT OF CHANGES IN STOCKHOLDER'S NET INVESTMENT

Balance at December 31, 1998....................................... $43,182,415
  Net transfers to stockholder.....................................    (223,842)
  Net loss.........................................................    (578,968)
                                                                    -----------
Balance at March 31, 1999.......................................... $42,379,605
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

                                    WROC-TV
                     (A DIVISION OF STC BROADCASTING, INC.)

                            STATEMENT OF CASH FLOWS

                                                                   Three Months
                                                                      Ended
                                                                    March 31,
                                                                       1999
                                                                   ------------
Cash flows from operating activities:
 Net loss.........................................................  $(578,968)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation of property and equipment..........................    284,794
  Amortization of intangible assets...............................    662,682
  Amortization of broadcast rights, net of barter.................    594,859
  Payments for broadcast rights...................................   (495,340)
 Changes in assets and liabilities:
  Decrease in accounts receivable.................................    222,413
  Decrease in prepaid expenses and other current assets...........     51,632
  Decrease in accounts payable....................................   (435,088)
  Increase in accrued expenses....................................      6,707
  Increase in accrued payroll expense.............................     45,658
  Increase in deferred revenue....................................      8,186
                                                                    ---------
    Net cash provided by operating activities.....................    367,535
                                                                    ---------
Cash flows from investing activities:
 Additions to property and equipment..............................    (37,774)
                                                                    ---------
    Net cash used for investing activities........................    (37,774)
                                                                    ---------
Cash flows from financing activities:
 Net transfers to stockholder.....................................   (223,842)
                                                                    ---------
    Net cash used for financing activities........................   (223,842)
                                                                    ---------
Net increase in cash..............................................    105,919
Cash at beginning of period.......................................    120,666
                                                                    ---------
Cash at end of period.............................................  $ 226,585
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                                    WROC-TV
                     (A DIVISION OF STC BROADCASTING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

   WROC-TV (the "Company") is a division of STC Broadcasting, Inc. ("STC") which was acquired by STC on March 1, 1997. STC is a wholly-owned subsidiary of Sunrise Television Corp., a publicly traded operator of broadcast properties in the United States of America. The Company operates a Columbia Broadcasting System ("CBS") television affiliate for the Rochester, New York broadcast area.

   In 1999, Nexstar Broadcasting of Rochester, L.L.C. acquired substantially all of the assets of WROC-TV from STC Broadcasting, Inc. for approximately $46.0 million. These financial statements do not give effect to the purchase transaction.

   Television broadcasting is subject to the jurisdiction of the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations, except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of the stations, regulate the equipment used by the stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements include the accounts of WROC-TV, a division of STC. The accounts have been prepared using STC's historical bases in the assets and liabilities and the historical results of operations of the Company. Changes in stockholder's net investment represent STC's transfer of its net investment in the Company, after giving effect to the net earnings of the Company plus net cash transfers to STC and other transfers from STC.

   The financial statements include allocations of certain STC corporate expenses, including audit and tax expenses. The expense allocations have been determined on a basis that the Company and STC considered to be a reasonable reflection of the utilization of services provided or benefit received by the Company. However, the financial information included herein may not reflect the financial position of the Company in the future or what it would have been had the Company been a separate stand-alone entity during the period presented.

   The Company's financial and tax reporting year-end is December 31.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include those relating to the allowance for doubtful accounts, the recoverability of broadcast program rights and the useful lives of intangible assets. Actual results may vary from estimates used.

Cash

   The Company considers all highly liquid debt securities purchased with an original maturity of ninety days or less to be cash equivalents. At March 31, 1999, the Company did not have any such investments.

                                    WROC-TV

                     (A DIVISION OF STC BROADCASTING, INC.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

   Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of cash maintained in excess of federally insured deposits and accounts receivable. The Company maintained cash in excess of federally insured deposits at a financial institution on March 31, 1999. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. A significant portion of the Company's accounts receivable are due from local and national advertising agencies. Such accounts are generally unsecured. The Company has not experienced significant losses related to receivables from individual customers or by geographical area. Additionally, the Company maintains reserves for potential credit losses.

Revenue Recognition

   Advertising revenues are recognized in the period during which the time spots are aired. Revenues from other sources, which may include income from production and other similar activities from time to time, are recognized in the period during which the goods or services are provided.

Trade and Barter Transactions

   The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense or capitalized when received or used.

   The Company barters advertising time for certain program material. These transactions are recorded at management's estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods.

Broadcast Rights and Broadcast Rights Payable

   Broadcast rights, primarily in the form of syndicated programs and feature film packages, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or usage, whichever is greater. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

Property and Equipment

   Purchased property and equipment is stated at the basis of cost. Time trade transactions are stated at estimated fair value at the date they are entered into. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets ranging from 5 to 20 years.

Intangible Assets

   Intangible assets represent the estimated fair value of identifiable intangible assets resulting from the acquisition of the Company by STC (Note
4). Identifiable intangible assets include a network affiliation

                                    WROC-TV

                     (A DIVISION OF STC BROADCASTING, INC.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

agreement and an FCC license, both of which are being amortized on a straight-line basis over a period of 15 years. Goodwill is the excess of the purchase price over the estimated fair market value of the tangible and identifiable intangible assets acquired by STC. The amount is being amortized on a straight-line basis over 40 years.

Long-Lived Assets

   The Company evaluates the recoverability of its tangible and intangible assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related asset exceeds the fair value of the asset, the carrying value would be reduced to its fair value, which is measured as the present value of its expected future cash flows and an impairment loss would be recognized. The Company did not recognize any impairment loss for the three months ended March 31, 1999.

Advertising Expense

   The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $2,900 for the three months ended March 31, 1999.

Financial Instruments

   The carrying amount of cash, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature.

Accounting for Income Taxes

   Historically, the results of the Company's operations have been included in the federal and state tax returns of STC. The income tax expense and other tax related information included in these financial statements have been calculated as if the operations of the Company were not eligible to be included in STC tax returns but was rather a stand-alone taxpayer.

   The Company and STC has historically operated at a loss and as a result, the Company has provided valuation allowances for the deferred tax assets as the benefit of these assets may not be realized. Since the division has operated at a loss and the deferred tax assets have a full valuation allowance against them, no amounts relating to deferred taxes have been included in the intercompany accounts of the division. The current state tax payable has been recorded to the intercompany account of the division.

                                    WROC-TV

                     (A DIVISION OF STC BROADCASTING, INC.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)


3. Property and Equipment

                                                        Estimated
                                                         useful
                                                          life     March 31,
                                                         (years)     1999
                                                        --------- -----------
     Studio equipment..................................     5     $ 3,728,664
     Buildings and building improvements...............    20       1,743,000
     Transmission equipment............................    15         853,467
     Office equipment and furniture....................     5         593,315
     Other equipment...................................     5         476,206
     Land and land improvements........................  N/A--15      584,048
     Vehicles..........................................     5         161,629
                                                                  -----------
                                                                    8,140,329
     Less: accumulated depreciation....................            (2,231,469)
                                                                  -----------
     Property and equipment, net of accumulated
      depreciation.....................................           $ 5,908,860
                                                                  ===========

4. Intangible Assets

                                                        Estimated
                                                         useful
                                                          life     March 31,
                                                         (years)     1999
                                                        --------- -----------
     Network affiliation agreement.....................    15     $29,820,845
     FCC license.......................................    15       9,417,109
     Goodwill..........................................    40         698,034
     Tower space income agreements.....................    15         261,507
                                                                  -----------
                                                                   40,197,495
     Less: accumulated amortization....................            (5,520,999)
                                                                  -----------
     Intangible assets, net of accumulated
      amortization.....................................           $34,676,496
                                                                  ===========

5. Income Taxes

   The provision for income taxes charged to operations was as follows:

                                                                    Three Months
                                                                       Ended
                                                                     March 31,
                                                                        1999
                                                                    ------------
     Current tax expense
       Federal.....................................................     $ --
       State.......................................................      106
                                                                        ----
     Net tax expense...............................................     $106
                                                                        ====

   The provision for income taxes is different than the amount computed using the applicable statutory income tax rate for the three months ended March 31, 1999 with the differences summarized below:

     Tax benefit at statutory rates................................. $(202,602)
     Change in valuation allowance..................................   236,578
     State and local taxes, net of federal benefit..................   (33,870)
                                                                     ---------
                                                                     $     106
                                                                     =========

                                    WROC-TV

                     (A DIVISION OF STC BROADCASTING, INC.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

5. Income Taxes (Continued)

   The components of the net deferred tax assets at March 31, 1999 are as follows:

     Net operating losses.......................................... $ 1,232,579
     Allowance for doubtful accounts...............................      17,217
     Amortization..................................................     (24,752)
     Vacation accrual..............................................      25,368
     Valuation allowance...........................................  (1,250,412)
                                                                    -----------
     Net deferred tax assets....................................... $        --
                                                                    ===========

6. Commitments and Contingencies

Broadcast Rights Commitments

   Broadcast rights acquired for cash and barter under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from unavailable current and future broadcast license commitments are as follows:

     Twelve months ending March 31,
     2000.......................................................... $  922,132
     2001..........................................................    895,266
     2002..........................................................    405,600
     2003..........................................................    169,000
     2004..........................................................         --
     Thereafter....................................................         --
                                                                    ----------
     Future minimum payments for unavailable cash broadcast
      rights....................................................... $2,391,998
                                                                    ==========

   Unavailable broadcast rights commitments represent obligations to acquire cash and barter program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

Operating Leases

   The Company leases vehicles under noncancelable operating lease arrangements expiring through 2001. Charges to operations for such leases aggregated $3,297 for the period ended March 31, 1999. Future minimum lease payments under these leases are as follows:

                                                                      Operating
                                                                        Lease
                                                                     Obligations
                                                                     -----------
     Twelve months ending March 31,
     2000...........................................................   $ 9,899
     2001...........................................................     9,600
     2002...........................................................        --
     2003...........................................................        --
     2004...........................................................        --
     Thereafter.....................................................        --
                                                                       -------
     Total..........................................................   $19,499
                                                                       =======

                                    WROC-TV

                     (A DIVISION OF STC BROADCASTING, INC.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

6. Commitments and Contingencies (Continued)

Litigation

   From time to time, the Company is involved with claims that arise out of the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial statements of the Company.

7. Employee Benefit Plan

   The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Matching contributions to the Plan may be made by the Company in accordance with the terms of the Plan. For the three months ended March 31, 1999, the Company made matching contributions of $17,858.

                         REPORT OF INDEPENDENT AUDITORS

To the Member of Nexstar Finance, L.L.C., current owner of KTAL-TV, Inc.

   We have audited the accompanying balance sheets of KTAL-TV, Inc. as of October 31, 2000, December 31, 1999 and 1998, and the related statements of income, retained earnings, and cash flows for the ten months ended October 31, 2000 and the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KTAL-TV, Inc. at October 31, 2000, December 31, 1999 and 1998, and the results of its operations and its cash flows for the ten months ended October 31, 2000 and the years ended December 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Little Rock, Arkansas
December 1, 2000

                                 KTAL-TV, INC.

                                 BALANCE SHEETS

                                                   December 31,
                                               ---------------------  October
                                                  1998       1999     31, 2000
                                               ---------- ---------- ----------
                    ASSETS
Current assets:
  Cash........................................ $  661,901 $  592,275 $  823,791
  Accounts receivable, less allowance for
   uncollectible accounts of $217,405 in 2000
   and $68,677 in 1999 and 1998,
   respectively...............................  1,627,630  1,858,200  1,253,908
  Due from affiliates --income taxes..........    849,883    309,976         --
          --other.............................     92,257    154,009         47
  State income tax receivable.................         --         --        174
  Current portion of program rights (Note 2)..    438,768    546,331    569,988
  Prepaid expenses............................     43,427     39,001     40,055
                                               ---------- ---------- ----------
    Total current assets......................  3,713,866  3,499,792  2,687,963
Property and equipment, at cost:
  Land........................................     70,419     70,419     70,419
  Buildings and improvements..................    389,675    346,570    352,400
  Communication equipment.....................  4,943,618  2,925,831  2,945,895
  Transportation equipment....................    177,378    177,378    177,378
  Furniture and fixtures......................    303,345    291,242    295,187
                                               ---------- ---------- ----------
                                                5,884,435  3,811,440  3,841,279
  Less accumulated depreciation...............  4,871,058  2,953,922  3,139,187
                                               ---------- ---------- ----------
Net property and equipment....................  1,013,377    857,518    702,092
Other assets:
  Program rights (Note 2).....................     10,975     59,224     19,425
  Deposits and other..........................      8,240      8,240      8,240
                                               ---------- ---------- ----------
    Total other assets........................     19,215     67,464     27,665
                                               ---------- ---------- ----------
                                               $4,746,458 $4,424,774 $3,417,720
                                               ========== ========== ==========


     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable............................ $   63,470 $   45,341 $   35,616
  Current maturities of obligations for
   program rights.............................    499,641    612,238    619,542
  Accrued liabilities.........................    133,555    149,943     86,579
  Due to affiliates--income taxes.............         --         --     86,973
        --other (Note 5)......................         --     56,489    149,540
  State income taxes payable..................      9,123     10,488         --
                                               ---------- ---------- ----------
    Total current liabilities.................    705,789    874,499    978,250
Obligations for program rights (Note 2).......      3,764     15,474     18,100
Commitments and contingencies (Note 3)........         --         --         --
  Common stock, $1,000 stated value;
   authorized 2,000 shares, issued and
   outstanding 1,310 shares...................  1,310,000  1,310,000  1,310,000
  Additional paid-in capital..................        785        785        785
  Retained earnings...........................  2,726,120  2,224,016  1,110,585
                                               ---------- ---------- ----------
    Total stockholder's equity................  4,036,905  3,534,801  2,421,370
                                               ---------- ---------- ----------
    Total liabilities and stockholder's
     equity................................... $4,746,458 $4,424,774 $3,417,720
                                               ========== ========== ==========

                            See accompanying notes.

                                 KTAL-TV, INC.

                              STATEMENTS OF INCOME

                                            Year Ended December    Ten Months
                                                    31,              Ended
                                           ----------------------   October
                                              1998       1999       31, 2000
                                           ---------- -----------  ----------
Operating revenue......................... $9,619,502 $10,282,012  $8,329,503
Operating expenses (Notes 2 and 5):
  Technical expenses......................    375,313     357,699     303,108
  Program expenses........................  3,485,278   3,989,626   3,216,793
  Selling expenses........................  2,069,817   2,165,602   1,848,750
  General and administrative expenses.....  1,181,644   1,290,154   1,193,590
  Corporate expenses......................    529,811     522,134     100,316
  Depreciation............................    276,525     274,488     185,265
                                           ---------- -----------  ----------
    Total operating expenses..............  7,918,388   8,599,703   6,847,822
                                           ---------- -----------  ----------
Operating income..........................  1,701,114   1,682,309   1,481,681
Other income (expenses):
  Interest income.........................     12,694      12,532      13,660
  Other...................................      1,567      (7,673)         --
                                           ---------- -----------  ----------
    Total other income....................     14,261       4,859      13,660
                                           ---------- -----------  ----------
Income before income taxes................  1,715,375   1,687,168   1,495,341
Income taxes provision (benefit) (Notes 4
 and 5):
  Current:
   Federal................................    561,534     565,987     552,545
   State..................................     74,721     124,364     108,785
  Deferred................................        529     (26,079)    (85,558)
                                           ---------- -----------  ----------
Provision for income taxes................    636,784     664,272     575,772
                                           ---------- -----------  ----------
Net income................................ $1,078,591 $ 1,022,896  $  919,569
                                           ========== ===========  ==========



                            See accompanying notes.

                                 KTAL-TV, INC.

                         STATEMENT OF RETAINED EARNINGS

Balance at January 1, 1998......................................... $ 2,292,529
  Net income.......................................................   1,078,591
  Cash dividends...................................................    (645,000)
                                                                    -----------
Balance at December 31, 1998.......................................   2,726,120
  Net income.......................................................   1,022,896
  Cash dividends...................................................  (1,525,000)
                                                                    -----------
Balance at December 31, 1999.......................................   2,224,016
  Net income.......................................................     919,569
  Cash dividends...................................................  (2,033,000)
                                                                    -----------
Balance at October 31, 2000........................................ $ 1,110,585
                                                                    ===========





                            See accompanying notes.

                                 KTAL-TV, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   Ten Months
                                         Year Ended December 31,      Ended
                                         ------------------------  October 31,
                                            1998         1999         2000
                                         -----------  -----------  -----------
Operating activities
Net income.............................  $ 1,078,591  $ 1,022,896  $   919,569
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Provision for bad debts..............       47,427       66,692      142,375
  Depreciation.........................      276,525      274,488      185,265
  Amortization of program rights.......      466,826      678,291      649,538
  Loss on disposal of property and
   equipment...........................           --        7,680           --
  Changes in operating assets and
   liabilities:
    Accounts receivable................     (161,645)    (297,262)     461,917
    Due to/from affiliates.............     (255,256)     534,644      643,962
    Prepaid expenses...................       (1,793)       4,426       (1,054)
    State income taxes
     refundable/payable................       60,664        1,365      (10,662)
    Accounts payable...................        5,860      (18,129)      (9,725)
    Accrued liabilities................       12,068       16,388      (63,364)
                                         -----------  -----------  -----------
Net cash provided by operating
 activities............................    1,529,267    2,291,479    2,917,821

Investing activities
Purchases of property and equipment....     (165,994)    (126,309)     (29,839)
                                         -----------  -----------  -----------
Net cash used in investing activities..     (165,994)    (126,309)     (29,839)



Financing activities
Payments of obligations for program
 rights................................     (581,734)    (709,796)    (623,466)
Dividends paid.........................     (645,000)  (1,525,000)  (2,033,000)
                                         -----------  -----------  -----------
Net cash used in financing activities..   (1,226,734)  (2,234,796)  (2,656,466)
                                         -----------  -----------  -----------
Net increase (decrease) in cash........      136,539      (69,626)     231,516
Cash at beginning of year..............      525,362      661,901      592,275
                                         -----------  -----------  -----------
Cash at end of year....................  $   661,901  $   592,275  $   823,791
                                         ===========  ===========  ===========

                            See accompanying notes.

                                 KTAL-TV, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Accounting Policies

Organization

   KTAL-TV, Inc. (the "Company") is a wholly owned subsidiary of KCMC, Inc. KCMC, Inc. is a wholly owned subsidiary of Camden News Publishing Company.

Description of Business

   The Company operates the National Broadcasting Company television affiliate for the Shreveport and Texarkana broadcast area. Accounts receivable are comprised of a diversified customer base that results in a lack of concentration of credit risk. In addition, the Company employs credit-monitoring policies that, in management's opinion, effectively reduce any potential credit risk to an acceptable level.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Property and Equipment

   Depreciation is provided using the declining-balance and straight-line methods over the following estimated useful lives:

                                                                           Years
                                                                           -----
     Buildings and improvements........................................... 5-25
     Communication equipment.............................................. 4-12
     Transportation equipment.............................................    3
     Furniture and fixtures............................................... 5-10

Program Rights

   Program rights represent amounts capitalized for syndicated television programming. The Company follows the gross payment method in recording program license agreements with capitalized program costs being amortized based on usage. The capitalized costs of program rights are included in the accompanying balance sheets at the lower of unamortized cost or estimated net realizable value. Program rights are classified as current or noncurrent assets in the accompanying balance sheets based on estimated time of usage. The related liabilities are segregated between current and noncurrent based upon the payment terms.

Advertising Expenses

   Advertising expenses are charged to operations in the period incurred. Advertising expenses for the ten months ended October 31, 2000 and the years ended December 31, 1999 and 1998, including advertising expenses associated with barter transactions, were $79,803, $105,278, and $155,157, respectively.

Revenue Recognition

   The Company's primary source of revenue is the sale of television time to advertisers. Revenue is recorded when the advertisements are broadcast.

                                 KTAL-TV, INC.

1. Accounting Policies (Continued)

Barter

   Revenue and expense associated with the barter of syndicated programs are recorded at the estimated fair value of advertising time given in the exchange. Certain program contracts provide for the exchange of advertising airtime in lieu of cash payments for the rights to such programming. Barter revenue and expense totaled $1,047,460 for the ten months ended October 31, 2000 and $1,484,813 and $1,309,359 for the years ended December 31, 1999 and 1998, respectively. Revenue and expense associated with barter of nonprogramming services totaled $14,799 in 2000 and $24,626 and $63,571 in 1999 and 1998,
respectively.

Impairment of Assets

   The Company accounts for any impairment of its long-lived assets using SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Under SFAS No. 121, impairment losses are recognized when information indicates the carrying amount of long-lived assets, identifiable intangibles and goodwill related to those assets will not be recovered through future operations or sale.

2. Obligations for Program Rights

   The Company has contracts with various companies under which the Company has obtained the right to air certain syndicated television programs. The amortization included in program expenses in the accompanying statements of income related to these contracts total $616,792 for the ten months ended October 31, 2000, $678,291 and $466,826 in 1999 and 1998, respectively. Program rights contracts totaling $615,980, $751,180, and $493,235 were entered into during the ten months ended October 31, 2000, and the year ended December 31, 1999, and 1998, respectively.

   Obligations for program rights of $18,100 are payable in 2002.

   At October 31, 2000, the Company had commitments totaling $1,022,410 for rights to air programs for which the contracts did not become effective until 2001 and beyond.

3. Commitments and Contingencies

   The Company is one of the multiple guarantors of the $185,000,000 Credit Agreement, which expires December 31, 2004, between Camden News Publishing Company and a group of eight banks led by the Bank of New York as administrative agent.

   The Company has commitments under various operating leases, all of which expire within five years. Future minimum lease commitments under operating leases at October 31, 2000 total $71,860, composed of $33,541 for 2001, $25,909 for 2002, and $12,410 for 2003.

4. Income Taxes

   The Company and its parent are included in the consolidated federal income tax returns of Camden News Publishing Company. In accordance with the provisions of a tax allocation agreement, income taxes are allocated as if separate returns were filed by the Company. Federal income taxes, both current and deferred, are reflected in the accompanying financial statements as due to or due from affiliates. State income tax returns are filed separately by the Company.

                                 KTAL-TV, INC.

4. Income Taxes (Continued)

   The reasons for the difference between the actual income taxes and the expected income taxes computed at the statutory federal income tax rate are as follows:

                                                   Year Ended December 31,
                            Ten Months Ended  ---------------------------------
                            October 31, 2000        1999             1998
                            ----------------- ---------------- ----------------
                             Amount   Percent  Amount  Percent  Amount  Percent
                            --------- ------- -------- ------- -------- -------
Tax at statutory rate.....  $ 508,416  34.0%  $573,637  34.0%  $583,228  34.0%
State income taxes, net of
 federal income tax
 benefit..................     63,289   4.2     86,420   5.1     47,742   2.8
Other, net................      4,067    .3      4,215    .3      5,814    .3
                            ---------  ----   --------  ----   --------  ----
                            $ 575,772  38.5%  $664,272  39.4%  $636,784  37.1%
                            =========  ====   ========  ====   ========  ====

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's significant temporary differences result in deferred tax liabilities and assets being recorded by Camden News Publishing Company under the tax allocation agreement. As of October 31, 2000, December 31, 1999 and 1998, these deferred tax liabilities amount to $125,437, $169,886 and $193,938, respectively, and result primarily from tax over book depreciation and accrued expenses. As of October 31, 2000, December 31, 1999 and 1998, the deferred tax assets amount to $85,397, $44,288 and $42,261, respectively, and result primarily from the allowance for uncollectible accounts.

   Cash paid for state income taxes, net of refunds, was $119,446, $120,744, and $25,000 for the ten months ended October 31, 2000, and the year ended December 31, 1999, and 1998, respectively.

5. Related Party Transactions

   Significant transactions with affiliates include the following expenses:

                                                 Ten Months     Year Ended
                                                    Ended      December 31,
                                                 October 31, -----------------
                                                    2000       1999     1998
                                                 ----------- -------- --------
     Administrative, accounting, management and
      data processing services.................   $ 65,304   $471,354 $486,159
     Income taxes..............................    552,545    565,987  561,534

   Current amounts due from and due to affiliates, all of which are owned directly or indirectly by Camden News Publishing Company, are non-interest bearing.

   The $400,000 management fee, which has been charged to the Company annually in both 1999 and 1998 by Camden News Publishing Company, has not been allocated to the Company in 2000 due to the sale of certain assets of the Company on November 1, 2000.

6. Subsequent Events

   On November 1, 2000, Nexstar Broadcasting of Louisiana, L.L.C., purchased all of the Company's tangible and intangible assets used or useful in connection with the Company's business for $35,250,000. This purchase of assets includes licenses and assumed contracts but excludes cash, cash equivalents, contracts of insurance, employee benefit plans, fringe benefits, accounts receivable, and all claims for copyright royalties for broadcasts prior to the closing date. The Company recorded a gain of approximately $33.5 million.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $160,000,000

                            NEXSTAR FINANCE, L.L.C.
                             NEXSTAR FINANCE, INC.

                12% Series B Senior Subordinated Notes due 2008

                     -------------------------------------

                                   PROSPECTUS

                                       , 2001

                     -------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Nexstar Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware, and Nexstar Finance, Inc. is a corporation organized under the laws of the State of Delaware.

   (a) Article 8 of Nexstar Finance, L.L.C.'s Third Amended and Restated Limited Liability Company Agreement provides that:

    Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the [Delaware Limited Liability Company] Act.

   (b) Article 8 of Nexstar Finance, Inc.'s Certificate of Incorporation provides that:

       Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Eight, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eight shall be a contract right and, subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

       Section 2. Procedure for Indemnification of Directors and
    Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Eight or advance of expenses under Section 5 of this Article Eight shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Eight is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       Section 3. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eight.

       Section 5. Expenses. Expenses incurred by any person described in
    Section 1 of this Article Eight in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

       Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

       Section 7. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

       Section 8. Merger or Consolidation. For purposes of this Article Eight, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

      See Exhibit Index.

   (b) Financial Statement Schedules.

   All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

   The undersigned registrant hereby undertakes that:

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                          Nexstar Finance, L.L.C.

                                             /s/ Shirley E. Green
                                          By: _________________________________
                                          Name: Shirley E. Green
                                          Title: Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Finance, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                 Signature                                   Capacity
                 ---------                                   --------

             /s/ Perry A. Sook              President and Chief Executive Officer
___________________________________________  (principal executive officer)
               Perry A. Sook

           /s/ Shirley E. Green             Vice President, Finance and Secretary
___________________________________________  (principal financial officer and
             Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                          Nexstar Finance, Inc.

                                             /s/ Shirley E. Green
                                          By: _________________________________
                                          Name: Shirley E. Green
                                          Title: Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Finance, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                 Signature                                   Capacity
                 ---------                                   --------

             /s/ Perry A. Sook              President, Chief Executive Officer and
___________________________________________  Director
               Perry A. Sook                 (principal executive officer)

           /s/ Shirley E. Green             Vice President, Finance and Secretary
___________________________________________  (principal financial officer and
             Shirley E. Green                accounting officer)

            /s/ Jay M. Grossman             Vice President, Assistant Secretary and
___________________________________________ Director
              Jay M. Grossman

             /s/ Royce Yudkoff              Vice President, Assistant Secretary and
___________________________________________ Director
               Royce Yudkoff

              /s/ Peni Garber               Director
___________________________________________
                Peni Garber

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Entertainment Realty Corporation


                                                          /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Entertainment Realty Corporation, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
              /s/ Perry A. Sook                President, Chief Executive Officer and
   ___________________________________________  Director (principal executive
                  Perry A. Sook                 officer)

            /s/ Shirley E. Green               Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)


             /s/ Jay M. Grossman               Vice President, Assistant Secretary
   ___________________________________________  and Director
                 Jay M. Grossman

              /s/ Royce Yudkoff                Vice President, Assistant Secretary
   ___________________________________________  and Director
                  Royce Yudkoff

               /s/ Peni Garber                 Director
   ___________________________________________
                   Peni Garber


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting Group, Inc.


                                                          /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting Group, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
              /s/ Perry A. Sook                President, Chief Executive Officer and
   ___________________________________________  Director (principal executive
                  Perry A. Sook                 officer)

            /s/ Shirley E. Green               Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

              /s/ Royce Yudkoff                Vice President, Assistant Secretary
   ___________________________________________  and Director
                  Royce Yudkoff

             /s/ Jay M. Grossman               Vice President, Assistant Secretary
   ___________________________________________  and Director
                 Jay M. Grossman
               /s/ Peni Garber                 Director
   ___________________________________________
                   Peni Garber

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Abilene, L.L.C.


                                                          /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Abilene, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
              /s/ Perry A. Sook                President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

            /s/ Shirley E. Green               Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Beaumont/
                                                 Port Arthur, L.L.C.


                                                          /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Beaumont/Port Arthur, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
              /s/ Perry A. Sook                President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

            /s/ Shirley E. Green               Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Champaign, L.L.C.


                                                        /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Champaign, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
              /s/ Perry A. Sook                President, Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

            /s/ Shirley E. Green               Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Erie, L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Erie, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
              /s/ Perry A. Sook                President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

            /s/ Shirley E. Green               Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Joplin, L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Joplin, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Louisiana, L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Louisiana, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                        Nexstar Broadcasting of Midland-Odessa,
                                        L.L.C.

                                                   /s/ Shirley E. Green
                                        By: ____________________________________
                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Midland-Odessa, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                          Nexstar Broadcasting of The Midwest,
                                          Inc.

                                                   /s/ Shirley E. Green
                                          By: _________________________________
                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of The Midwest, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President, Chief Executive Officer and
   ___________________________________________  Director (principal executive
                  Perry A. Sook                 officer)

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Northeastern
                                                 Pennsylvania, L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Peoria, L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Peoria, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Rochester, L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Rochester, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarks Summit, State of Pennsylvania on June 12, 2001.

                                                 Nexstar Broadcasting of Wichita Falls,
                                                 L.L.C.


                                                            /s/ Shirley E. Green
                                                 By: _______________________________________

                                            Name: Shirley E. Green
                                            Title:Vice President, Finance

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shirley E. Green his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nexstar Broadcasting of Wichita Falls, L.L.C., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
                /s/ Perry A. Sook              President and Chief Executive Officer
   ___________________________________________  (principal executive officer)
                  Perry A. Sook

              /s/ Shirley E. Green             Vice President, Finance and Secretary
   ___________________________________________  (principal financial officer and
                Shirley E. Green                accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wadsworth, State of Ohio on June 12, 2001.

                                                 Bastet Broadcasting, Inc.


                                          By:
                                            /s/ David S. Smith
                                          -------------------------------------
                                            Name: David S. Smith
                                            Title:President

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Smith his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Bastet Broadcasting, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
               /s/ David S. Smith              President and Director
   ___________________________________________  (principal executive officer,
                 David S. Smith                 principal financial officer and
                                                accounting officer)

               /s/ Nancie J. Smith             Vice President and Secretary
   ___________________________________________
                 Nancie J. Smith

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wadsworth, State of Ohio on June 12, 2001.

                                                 Mission Broadcasting of Wichita Falls, Inc.


                                          By:
                                            /s/ David S. Smith
                                          -------------------------------------
                                            Name: David S. Smith
                                            Title:President

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Smith his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Mission Broadcasting of Wichita Falls, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on June 12, 2001.

                    Signature                                 Capacity
                    ---------                                 --------
               /s/ David S. Smith              President and Director (principal
   ___________________________________________  executive officer, principal
                 David S. Smith                 financial officer and accounting
                                                officer)

               /s/ Nancie J. Smith             Vice President and Secretary
   ___________________________________________
                 Nancie J. Smith

                                 Exhibit Index

  3.1  Certificate of Formation of Nexstar Finance, L.L.C.

  3.2  Limited Liability Company Agreement of Nexstar Finance, L.L.C.

  3.3  Articles of Incorporation of Nexstar Finance, Inc.

  3.4  By-laws of Nexstar Finance, Inc.

  4.1 Indenture, among Nexstar Finance, L.L.C., Nexstar Finance, Inc., the guarantors party thereto and United States Trust Company of New York, dated as of March 16, 2001

  4.2  Registration Rights Agreement, by and among Nexstar Finance, L.L.C.,
       Nexstar Finance, Inc., the guarantors party thereto, Banc of America
       Securities LLC, Barclays Capital Inc., CIBC World Markets Corp. and
       First Union Securities, Inc., dated as of March 16, 2001.

  5.1  Opinion of Kirkland & Ellis.

  8.1  Opinion of Kirkland & Ellis regarding federal tax consequences.

 10.1  Purchase Agreement by and among Nexstar Finance, L.L.C., Nexstar
       Finance, Inc., Banc of America Securities LLC, Barclays Capital Inc.,
       CIBC World Markets Corp. and First Union Securities, Inc., dated March
       13, 2001.

 10.2 Credit Agreement, by and among Nexstar Finance, L.L.C., the parent guarantors party thereto, Banc of America, N.A., CIBC Inc., Firstar
       Bank, N.A., Barclays Bank PLC and First Union National Bank, dated as of
       January 12, 2001.

 10.3  Credit Agreement, by and among Bastet Broadcasting, Inc., Mission
       Broadcasting of Wichita Falls, Inc., Bank of America, N.A., Barclays
       Bank PLC and First Union National Bank, dated as of January 12, 2001.

 10.4  Guaranty Agreement, dated as of January 12, 2001, executed by Nexstar
       Broadcasting Group, L.L.C. and Nexstar Finance Holdings, L.L.C. in favor of the guaranteed parties defined therein.

 10.5 Guaranty Agreement, dated as of January 12, 2001, executed by the direct subsidiaries of Nexstar Broadcasting Group, L.L.C. in favor of the guaranteed parties defined therein.

 10.6  Guaranty Agreement, dated as of January 12, 2001, executed by Nexstar
       Finance Holdings, Inc. in favor of the guaranteed parties defined therein.

 10.7 Guaranty Agreement, dated as of January 12, 2001, executed by the subsidiary guarantors defined therein in favor of the guaranteed parties defined therein.

 10.8  Guaranty Agreement, dated as of January 12, 2001, executed by Bastet
       Broadcasting, Inc. and Mission Broadcasting of Wichita Falls, Inc.

 10.9 Security Agreement, dated as of January 12, 2001, made by each of the Nexstar entities defined therein in favor of Bank of America, N.A., as collateral agent.

 10.10 Pledge and Security Agreement, dated as of January 12, 2001, made by each of the Nexstar entities defined therein in favor of Bank of America, N.A., as collateral agent.

 10.11 Executive Employment Agreement, dated as of January 5, 1998, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc., as amended on January 5, 1999.

 10.12 Amendment to Employment Agreement, dated as of May 10, 2001, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc.

 10.13 Executive Employment Agreement, dated as of January 5, 1998, by and between Duane Lammers and Nexstar Broadcasting Group, Inc., as amended on December 31, 1999.

 10.14 Addendum to Employment Agreement, dated February 9, 2001, by and between
       Duane Lammers and Nexstar Broadcasting Group, Inc.

 10.15 Executive Subscription Agreement, dated as of December 31, 1999, by and between Duane Lammers and Nexstar Broadcasting Group, Inc.

 10.16 Executive Employment Agreement, dated as of January 5, 1998, by and between Shirley Green and Nexstar Broadcasting Group, Inc., as amended on December 31, 1999.

 10.17 Executive Subscription Agreement, dated as of December 31, 1999, by and between Shirley Green and Nexstar Broadcasting Group, Inc.

 10.18 Executive Employment Agreement, dated as of December 31, 1999, by and between Susana G. Willingham and Nexstar Broadcasting Group, Inc.

 10.19 Executive Employment Agreement, dated as of December 31, 1999, by and between Richard Stolpe and Nexstar Broadcasting Group, Inc.

 12.1  Statement re computation of ratio of earnings to fixed charges.

 21.1  Subsidiaries of the registrant.

 23.1  Consent of PricewaterhouseCoopers LLP.

 23.2  Consent of Ernst & Young LLP.

 23.3  Consent of Kirkland & Ellis (included in Exhibit 5.1).

 23.4 Consent of Kirkland & Ellis with respect to opinion regarding federal tax consequences (included in Exhibit 8.1).

 25.1  Statement re Eligibility of Trustee.

 99.1  Form of Letter of Transmittal.

 99.2  Form of Notice of Guaranteed Delivery.

 99.3  Form of Tender Instructions.